Registration No. 333-108526

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

__________________________

Amendment No. 1 to
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

__________________________

SUMMUS, INC. (USA)
(Exact Name of Registrant as Specified in its Charter)

Florida (State or other Jurisdiction of Incorporation or Organization)	7370, 5045 (Primary Standard Industrial Classification Codes)	65-0185306 (I.R.S. Employer Identification Number)

__________________________

434 Fayetteville Street Mall, Suite 600
Raleigh, North Carolina 27601
(919) 807-5600
(Address, Including Zip Code, and Telephone Number, Including Area Code
of Registrant’s Principal Executive Offices)

________

Greg T. Dyer
Chief Financial Officer
SUMMUS, INC.  (USA)
434 Fayetteville  Street, Suite 600
Raleigh, North Carolina 27601
(919) 807-5600
(Name, Address, including Zip Code, and Telephone Number,
Including Area Code of Agent for Service)

________

  Approximate Date of Commencement of Proposed Sale to the Public: From time to time after the effective date of this Registration Statement.

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box ☒

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

   If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

   If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

CALCULATION OF REGISTRATION FEE
Title Of Each Class of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee(1)(2)
Common stock, par value $ .001 per share	8,220,623	$0.29	$ 2,383,981	N/A
Common stock to be issued upon exercise of warrants	44,025,793	$0.29	$12,767,479	$258.09
Common stock to be issued upon conversion of Series C Convertible Preferred Stock	5,240,000	$0.29	$ 1,519,600	$ 5.63
Common stock to be issued upon conversion of Series D Convertible Preferred Stock	20,000,000	$0.29	$ 5,800,000	$469.22
Common stock to be issued upon conversion of Series E Convertible Preferred Stock	1,000,000	$0.29	$ 290,000	$ 23.46
Total	78,486,416	N/A	$22,761,060	$756.40

(1)

Amount represents an increase in the amount offered of (i) 11,000,731 shares of common stock underlying warrants, (ii) 240,000 shares of common stock underlying the Company’s Series C Convertible Preferred Stock, (iii) 20,000,000 shares of common stock underlying the Company’s Series D Convertible Preferred Stock and (v) 1,000,000 shares of common stock underlying the Company’s Series E Convertible Preferred Stock.  All other shares subject to this registration statement have previously been registered and the registration fees related to those shares paid.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended. For this purpose the price is based on the average of the bid and asked prices per share of the Registrant’s common stock on November 21, 2003, as reported on the OTC Bulletin Board.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended,  or until this registration statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

EXPLANATORY NOTE

Summus has previously filed Registration Statement No. 333-89546 to register shares of its common stock, as well as shares of its common stock underlying warrants and other securities held by certain selling shareholders. Pursuant to Rule 429 of the Securities Act of 1933 this Registration Statement also serves as a post-effective amendment to the prior registration statement. This Registration Statement eliminates those selling shareholders who have previously sold such shares pursuant to the previous registration statement and also eliminates those selling shareholders to whom the Company no longer has registration obligations.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion
Preliminary Prospectus dated November 26, 2003

78,486,416 Shares

Summus, Inc. (USA)

Common Stock

(par value $.001 per share)

All the shares of common stock of Summus, Inc. (USA), a Florida corporation, that are being offered for sale by this prospectus are being offered by the individuals listed in the section of this prospectus entitled “Selling Shareholders.”  This prospectus relates to the resale of up to 78,486,416 shares of common stock.  Of these, (i) 44,025,793 shares may be issued upon exercise of warrants held by the selling shareholders, (ii) 5,240,000 shares may be issued upon the conversion of Summus’ Series C Convertible Preferred Stock (the “Series C Stock”), (iii) 20,000,000 shares may be issued upon the conversion of Summus’ Series D Convertible Preferred Stock (the “Series D Stock”), and (iv) 1,000,000 shares may be issued upon the conversion of Summus’ Series E Convertible Preferred Stock (the “Series E Stock”), including their transferees, pledgees, donees or successors.  The shares are being registered to permit the selling shareholders to sell the shares from time to time in the public market. We will not receive any proceeds from the sale of the shares, but will bear the costs relating to the registration of the shares.  To the extent all of the outstanding warrants are exercised at their current exercise prices, we would receive approximately $63 million in cash proceeds upon such exercise of all of the warrants held by the selling shareholders.

The selling shareholders may sell the shares covered by this prospectus through various means (e.g., in ordinary brokerage transactions, directly to market makers of our shares, in negotiated transactions or otherwise, at prevailing market prices) and may engage brokers or dealers to sell the shares.  For additional information on the selling shareholders’ possible methods of sale, you should refer to the section in this prospectus entitled “Plan of Distribution.”  The brokers or dealers through or to whom these shares of common stock may be sold may be deemed “underwriters” of the shares within the meaning of the Securities Act of 1933, as amended, in which event all brokerage commissions or discounts and other compensation received by such brokers or dealers may be deemed to be “underwriting compensation.”  If required, the selling shareholders will disclose the names of any underwriter(s), applicable commissions or discounts, and any other required information with respect to any particular sales in an accompanying prospectus supplement.

On November 21, 2003, the last sale price of our common stock as reported on the OTC Bulletin Board  (symbol: SUMU) was $0.29 per share.

Investing in our common stock involves risks that are described in the “Risk Factors” section of this prospectus beginning on page 9.

_______________________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus.  Any representation to the contrary is a criminal offense.

_______________________

The date of this prospectus is December 1, 2003.

You should rely only on the information contained in this prospectus.  We have not authorized anyone to give you information different from that contained in this prospectus.  The selling shareholders are offering to sell, and seeking offers to buy, shares of common stock of Summus, Inc. (USA) only in jurisdictions where offers and sales are permitted.  The information contained in this prospectus is accurate only as of the date on the front cover page of this prospectus, regardless of the time of the delivery of this prospectus or of any sale of the shares.  Our business, financial condition, results of operation and prospects may have changed since that date.

PROSPECTUS SUMMARY

You should read this prospectus summary together with the more detailed information contained in this prospectus, including the risk factors, the financial statements and the notes to the financial statements.  This prospectus contains forward-looking statements that involve risks and uncertainties.  Our actual results may differ materially from those discussed in the forward-looking statements.  Factors that might cause such a difference include those discussed in the “Risk Factors” section and elsewhere in this prospectus.

Unless we state otherwise, “we,” “us,” and “our” refer to Summus, Inc. (USA).  Unless otherwise indicated, industry data in this prospectus is derived from publicly available sources, which we have not independently verified.  Some of the statements in this prospectus are forward-looking statements.  See “Forward-Looking Statements; Risks and Uncertainties.”

SUMMUS, INC. (USA)

Our goal is to be the leading developer of applications and information processing tools that optimize the wireless multimedia experience.  Our solutions are developed using our BlueFuel™ platform and will enable the evolution of mobile and wireless devices from communication devices to control devices for dynamically changing personal networks.  We have designed, developed and deployed a suite of compelling end-user applications built on our BlueFuel platform.  Our BlueFuel platform enables information mobility, management and exchange tasks on low-, mid- and high-tier data-enabled cellular handsets, smart phones, personal digital assistants (PDA’s), and other handheld wireless devices over existing second generation (2G) wireless networks as well as 2.5G and 3G networks.  Our vision is to enable the mobile end-user to carry out everyday tasks, wherever and whenever the user wants to, by seamlessly integrating the resources (data, devices, and communication networks) involved in accomplishing those tasks into an efficient, mobile interface.

To become a leading provider of efficient information processing solutions for the mobile and wireless market, we intend to:

  use our technology assets to build solutions that provide a compelling user experience for consumers in the mobile and wireless environment;

  leverage these assets and solutions for growth by entering into strategic partnerships and commercial alliances, and employ a carefully designed intellectual property strategy to protect out market position, once established.

Our strategy is to apply our technology assets and experience with the objectives of:

  exploiting the market opportunity for mobile and wireless solutions by delivering compelling end-user applications for remote access to and processing of information resources via handheld devices;

  providing middleware products, which are a set of Application Program Interfaces (“APIs”), tools, and underlying efficient connectivity components comprising the BlueFuel platform, that provide seamless integration with access points into the carrier “pipeline” for participants in the value chain;

  establishing Summus as a leading provider of solutions, tools and services in the wireless and mobile market by utilizing BlueFuel as a leading platform for efficient information processing and interaction through mobile and wireless platforms;

  engaging a business model that leverages our technology assets by providing all participants in the mobile and wireless information value chain with an economic motivation to offer access to their respective pieces of the solution through the BlueFuel platform; and

  recruiting partners and entering into agreements that complete and tie together the pieces necessary to deliver a total solution to the end-user.

Our principal executive offices are located at 434 Fayetteville Street, Suite 600, Raleigh, North Carolina 27601.  Our telephone number is (919) 807-5600.  Our website is www.summus.com.  We do not intend the information found on our website to be a part of this prospectus.

THE OFFERING

Common stock offered

 Up to 78,486,416 shares of common stock, of which

  8,220,623 shares are issued and outstanding;

  up to 44,025,793 shares which may be issued upon exercise of warrants;

  up to 5,240,000 shares which may be issued upon the conversion of Series C Stock;

  up to 20,000,000 shares which may be issued upon the conversion of Series D Stock; and

  up to 1,000,000 shares which may  be issued upon the conversion of Series E Stock;

including their transferees, pledgees, donees or other successors.

Percentage of Summus, Inc.’s outstanding securities represented by the offering	57.28%
Use of Proceeds

We will not receive any proceeds from the sale and issuance of the common stock included in this offering.  To the extent all of the outstanding warrants are exercised at their current exercise prices, we would receive approximately $63 million, in cash proceeds upon such exercise of all the warrants, which would be used for general working capital purposes.

Risk Factors	An investment in our common stock is subject to significant risks. You should carefully consider the information set forth in the “Risk Factors” section and the other sections of this prospectus, including our financial statements and related notes.
Dividend Policy	We do not expect to pay dividends on our common stock in the foreseeable future. We anticipate that future earnings generated from operations, if any, will be retained to develop and expand our business.
Plan of Distribution	The shares of common stock offered for resale may be sold by the selling shareholders pursuant to this prospectus in the manner described under “Plan of Distribution.”
OTC Bulletin Board trading symbol	“SUMU”

 _________________________________________________

We have applied for trademarks on BlueFueläand the BlueFuel “flame” logo.  The marks for exego™, Efficiency Engine™, and Superfast, Superthin TM are in a review process; we are protecting these marks at this time with a common law claim by using the TM marking on all uses of these marks.  This prospectus also contains product names, trade names and trademarks of ours as well as those of other organizations.  All other brand names and trade names and trademarks appearing in this prospectus are the property of their respective holders.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission to register the resale of the shares issued or issuable to the selling shareholders as explained in this prospectus.  As permitted by the SEC’s rules, this prospectus does not contain all of the information you can find in the registration statement or the exhibits to the registration statement.  This prospectus summarizes some of the documents that are exhibits to the registration statement, and you should refer to the exhibits for more complete information as to the matters covered by these documents.

FORWARD-LOOKING STATEMENTS; RISKS AND UNCERTAINTIES

This prospectus contains certain forward-looking statements that we believe are within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which are intended to be covered by the safe harbors created by such acts. For this purpose, any statements that are not statements of historical fact may be deemed to be forward-looking statements, including the statements made in the section of this prospectus under the caption "Management's Discussion and Analysis of Financial Condition and Results of Operations" regarding our strategy, future operations, future expectations or future estimates, financial position and objectives of management. Those statements in this prospectus containing the words "believes," "anticipates," "plans," “should,” "expects" and similar expressions constitute forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on our current expectations and are subject to a number of risks, uncertainties and assumptions relating to our operations, results of operations, competitive factors, shifts in market demand and other risks and uncertainties. Some of the most important factors that could prevent us from achieving our stated goals include, but are not limited to, the following:

  a lack of sufficient financial resources to implement our business plan, which has resulted in our receiving a "going concern" opinion from our independent auditors with respect to our audited financial statements as of and for the year ended December 31, 2002;

  our ability to generate sufficient working capital to meet our operating requirements;

  our future expense levels (including cost of revenues, research and development, sales and marketing, and general and administrative expenses);

  our future revenue opportunities;

  our ability to develop and enter into strategic relationships with wireless service providers, semiconductor and device designers, mobile and wireless device manufacturers and content providers;

  timely deployment by wireless service providers, semiconductor and device designers, and wireless device manufacturers of our software applications in their networks and mobile information devices;

  the continued growth in demand for wireless and mobile usage;

  our new product development and acceleration of commercial deployment of such products;

  the future adoption of our current and future products, services, and technologies;

  the future growth of our customer base;

  technological competition, which creates the risk of our technology being rendered obsolete or noncompetitive;

  the lack of patent protection with respect to our technology; and

  potential infringement of the patent rights of third parties.

Although we believe that the assumptions underlying our forward-looking statements are reasonable, any of the assumptions could be inaccurate and actual results may differ from those indicated by the forward-looking statements included in this prospectus.  In light of the significant uncertainties inherent in the forward-looking statements included in this prospectus, you should not consider the inclusion of such information as a representation by us or anyone else that we will achieve such results.  We undertake no obligation to publicly update any forward-looking statements, whether as the result of new information, future events, or otherwise. You are advised, however, to consult any further disclosures we make in our subsequent quarterly reports on Form 10-Q, current reports on Form 8-K, annual reports on Form 10-K and other reports filed with the SEC. Also note that we provide the following cautionary discussion of risks, uncertainties, and assumptions relevant to our business in the “Risk Factors” Section of this prospectus.  These are factors that we think could cause our actual results to differ materially from expected and historical results. Other factors besides those listed here could also adversely affect us.

SUMMARY CONSOLIDATED FINANCIAL DATA

On February 16, 2001, Summus, Inc. (USA) (formerly High Speed Net Solutions, Inc.) acquired all the assets and operations of Summus, Ltd. under the terms of an asset purchase agreement, dated October 30, 2000, as amended. In legal form, the transaction was effected by Summus, Inc. issuing shares of its common and Series B convertible preferred stock (all of which has been converted into common stock), and other equity interests, in exchange for the net assets of Summus, Ltd.  The Summus, Ltd. asset acquisition has been accounted for as a capital transaction, accompanied by a recapitalization. As a result of the transaction, the historical financial statements of Summus, Ltd. are, for accounting purposes, deemed to be those of Summus, Inc.

The following summary annual consolidated financial data has been derived from the financial statements of Summus, Ltd. (notwithstanding that such summary historical annual financial data has been labeled as that of Summus, Inc.). The financial statements for each of the three years ended December 31, 2002, 2001 and 2000, have been audited by Ernst & Young LLP, independent auditors, as indicated in their report included elsewhere in this prospectus, which includes an explanatory paragraph which expresses substantial doubt about our ability to continue as a going concern.

The following summary interim consolidated financial data as of and for the nine months ended September 30, 2003 and 2002 have been derived from the unaudited financial statements of Summus, Inc. included herein.  In the opinion of our management, the unaudited historical financial statements contain all adjustments (consisting of normal recurring adjustments) necessary to present fairly the financial position of the Summus, Inc. as of September 30, 2003, the results of its operations for the nine month periods ended September 30, 2002 and 2003, its shareholders’ deficit as of September 30, 2003 and cash flows for the nine month periods ended September 30, 2002 and 2003.  Historical results are not necessarily indicative of results of operations to be expected in the future, and the results for the nine months ended September 30, 2003 are not necessarily indicative of results to be expected for the entire year.

The summary consolidated financial data set forth below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our audited annual and unaudited interim financial statements and notes, which are contained elsewhere in this prospectus.

We have presented all amounts, except "per share" amounts, in dollars.

						Nine Months Ended September 30
	1998	1999	2000	2001	2002	2002	2003
Consolidated Statement of Operations Data:
Revenues, net	$556,638	$515,216	$1,068,658	$749,758	$406,952	$ 315,003	$ 778,322
Costs of revenues	271,701	281,254	398,326	299,554	182,109	136,695	337,752
Selling, general and administrative expenses	2,720,152	3,797,067	6,180,862	7,740,867	6,155,416	5,088,280	3,712,981
Non-cash compensation and consulting	—	2,670,050	2,127,962	956,321	1,251,992	1,117,015	242,634
Research and development	421,685	1,356,686	1,159,833	952,605	918,948	468,661	809,207
Non-cash settlements	—	—	—	1,132,352	—	—	(1,409,031)
Loss before Other income (expense)	(2,856,900)	(7,589,841)	(8,798,325)	(10,331,941)	(8,101,513)	(6,495,648)	(2,915,421)
Other income (expense):
Gain on sale of stock of equity investee(1)	—	2,314,390	3,680,065	—	—	—	—
Participation in loss of equity investee(2)	—	(3,447,110)	(6,356,932)	—	—	—	—
Loss on disposal of assets	(9,869)	(119,180)	—	—	—	—	—
Interest income (expense), net	(14,455)	(5,239)	23,911	(56,570)	(469,571)	(459,186)	(51,775)
Total other income (expense)	(24,324)	(1,257,139)	(2,652,956)	(56,570)	(469,571)	(459,186)	(51,775)
Loss from continuing operations	(2,881,224)	(8,846,980)	(11,451,281)	(10,388,511)	(8,571,084)	(6,954,834)	(2,967,196)
Loss from operations of discontinued Rich Media Direct business(3)	—	—	—	(135,798)	—	—	—
Loss on disposal of Rich Media Direct Business(3)	—	—	—	(215,500)	—	—	—
Net loss	$(2,881,224)	$(8,846,980)	$(11,451,281)	$(10,739,809)	$(8,571,084)	$ (6,954,834)	$ (2,967,196)
Net loss applicable to common shareholders:
Net loss	$(2,881,224)	$(8,846,980)	$(11,451,281)	$(10,739,809)	$(8,571,084)	$ (6,954,834)	$ (2,967,196)
Preferred stock dividends	—	—	—	(153,700)	(183,039)	(136,162)	(141,144)
Beneficial conversion feature of preferred stock	—	—	—	—	—	—	(579,324)
Net loss applicable to common shareholders	$(2,881,224)	$(8,846,980)	$(11,451,281)	$(10,893,509)	$(8,754,123)	$ (7,090,996)	$ (3,687,664)

Per share amounts (basic and diluted):
Loss applicable to common shareholders from continuing operations	$(0.09)	$(0.27)	$(0.35)	$(0.30)	$(0.19)	$ (0.16)	$ (0.06)
Loss applicable to common shareholders from discontinued operations	—	—	—	(0.01)	—	—	—
Net loss	$(0.09)	$(0.27)	$(0.35)	$(0.31)	$(0.19)	$ (0.16)	$ (0.06)

Weighted average shares of common stock outstanding giving effect to the recapitalization	32,581,200	32,820,110	32,938,803	34,730,337	47,149,301	45,066,489	59,862,164

	December 31
	1998	1999	2000	2001	2002
Balance Sheet Data:
Cash	$ 137,038	$ 647,704	$ 208,495	$ 115,992	$ 25,990
Total assets	726,764	7,382,646	1,406,271	1,003,524	701,174
Total shareholders equity (deficit)	$ 316,828	$ 3,345,692	$ (4,653,812)	$ (5,708,495)	$ (4,464,054)

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(1)

Gain on sale of stock of investee during 1999 and 2000 reflects the gain Summus, Ltd. realized upon the sale of common shares of Summus  (whose legal name was then High Speed Net Solutions, Inc.) it acquired in 1999.

(2)

Participation in loss of equity investee during 1999 and 2000 reflects Summus, Ltd.’s share of Summus’s losses for 1999 and 2000.  During 1999 and 2000, Summus, Ltd. accounted for its investment in Summus using the equity method of accounting.

(3)	During 2001, Summus disposed of its Rich Media Direct business and accordingly reported the operating activity as discontinued operations in 2001.

RISK FACTORS

An investment in our common stock involves a high degree of risk.  You should carefully consider the following risks before making an investment decision.  You should also refer to the other information set forth in this prospectus, including our financial statements and the related notes.

➢	If we are unable to obtain substantial additional financing we may not be able to remain in business.

We require substantial working capital to fund and sustain our business operations. For us to implement our business plan, we anticipate that we will need approximately $4.0 million to $5.0 million in additional working capital in the next twelve months.  If adequate funds are not available or are not available on acceptable terms, we may be unable to develop further or enhance our products and services, take advantage of future opportunities, respond to competitive pressures or continue in business.

➢

We have been and remain in default for non-payment under several contracts with previous and existing vendors and professional service providers and such parties have sought payment through litigation or otherwise.

As of September 30, 2003, we had approximately $3.2 million in current liabilities, of which approximately $1.6 million were greater than 90 days old.  As of September 30, 2003, due to our limited resources, we are in default on several settlement agreements or arrangements with former vendors and services providers that were negotiated during 2002.  Under these settlement agreements, such vendors had agreed to our payment of less than the initial amounts due, the extension of payments terms by 9-36 months and/or the satisfaction of amounts due through a combination of cash and stock.  There can be no assurance that we will be able to generate sufficient funds in order to become current under these settlement agreements and arrangements and maintain the scheduled payments thereafter.

During 2003 through the date of this filing, we have negotiated new settlement agreements with several vendors and service providers that have resulted in a reduction in our recorded liabilities of $2.0 million in 2003. Under these settlement agreements, such vendors had agreed to our payment of less than the initial amounts due, the extension of payments terms by up to 36 months and/or the satisfaction of amounts due through a combination of cash and stock.  We have issued approximately 2.1 million shares of our restricted common stock in connection with these settlement agreements during 2003.

If the cash flow from our operating and financing activities is insufficient, we may be required to continue to take actions such as delaying or reducing capital expenditures, attempting to restructure or refinance debt, seeking to have creditors agree to payment in the form of our common stock or other equity securities in lieu of cash, selling assets or operations, or taking measures to reduce our expenses. Any or all of these actions may not be sufficient to allow us to service our debts and other obligations, avoid litigation by creditors or continue in business.

Under the terms of a settlement agreement dated August 7, 2001 with Analysts International Corporation ("AIC"), we agreed to pay the sum of $358,426, plus interest accruing at the rate of 8% per annum from March 31, 2000, according to the following payment schedule: (i) $20,000 upon execution of the settlement agreement, (ii) $5,000 per month for a period of nine months, commencing one month after execution of the agreement, and (iii) $10,000 per month thereafter until the balance of the indebtedness was paid in full.  We ceased making any payments under this settlement agreement on November 15, 2002, due to liquidity constraints, and therefore, we were in default under the initial terms of the agreement. The Company received notification of its default by AIC on July 9, 2003, and the 3-day cure period to which the Company was entitled under the terms of the settlement agreement expired, which would allow AIC to file a consent judgment against the Company.  While negotiating to amend the settlement agreement in August 2003, Summus learned that AIC had filed the consent judgment on February 13, 2002, which Summus believed was in breach of the original settlement agreement.  In September 2003, the parties negotiated a revised settlement agreement pursuant to which (i) the consent judgment remains filed and of record, (ii) AIC will file with the court a credit on the judgment reflecting all payments made by the Company;  (iii) the payment terms have been revised to require payment by the Company of $60,000 by September 5, 2003, which has been made, and $7,500 per month thereafter until the full amount of the current indebtedness of approximately $172,648 in principal and $85,000 in interest is paid, and (iv) AIC agrees to refrain from executing on the consent judgment as long as the Company makes the payments required by the revised settlement terms as identified in this paragraph.  In the event that the Company fails to make a scheduled payment as set forth in this revised settlement agreement, AIC may execute on the consent judgment and seek to satisfy the judgment from the assets of the Company in accordance with the laws of the state of North Carolina.  The execution of the AIC consent judgment, if effected by AIC, could have a material adverse effect on the ability of the Company to continue in business.  There can be no assurance that we will be able to generate sufficient funds in order to maintain the scheduled payments under this revised settlement agreement with AIC.

➢	We are in arrears in the payment of certain salary owed to our employees and fees owed to consultants.

During the time period from August 31, 2003 through November 21, 2003, we have not paid two (2) of our regularly scheduled bi-monthly payrolls to certain executives of our management team, totaling $44,022.  Two (2) of the regularly scheduled bi-monthly payrolls in 2003 to the remaining employees of Summus, totaling $143, 216   have also not been paid.  In addition, we owe ongoing consultants approximately $147,000 for services provided to Summus  through November 21,  2003.  As of the date of this filing, these amounts remain unpaid.   The loss of a portion of our employees or consultants could have an adverse effect on our ability to operate and harm our business.  As of the date of this report, Summus has not had any significant loss of its employees or consultants or any interruption of its business activities.

➢	Our past and potential future issuances of equity securities have diluted and may continue to materially dilute the interests of holders of our common stock.

Because of severe liquidity constraints, we have issued equity securities in several instances in lieu of effecting payment in cash of amounts due (or alleged to be due) vendors, consultants, current and former officers and directors, and shareholders.  By way of example only:

  In July 2002, we amended our note payable agreement with PlusStation to provide for an adjustment in the payment terms, whereby we issued 235,000 shares of our restricted common stock with registration rights to repay $87,500 of the outstanding balance of the note.
  During 2002, we entered into various consulting agreements that provide for the issuance of restricted common stock or options/warrants to purchase restricted common stock primarily on a monthly basis as the services are performed by the consultants. In 2002, 53,699 restricted common shares and 186,032 options/warrants to purchase restricted common stock were issued to consultants in 2002, valued at $32,300 and $123,135, respectively.
  During 2002, we entered into agreements with firms providing professional services and consultants, under which we paid for services through the issuance of 394,567 shares of restricted common stock and 453,532 stock options and warrants to purchase restricted common stock, for an aggregate value of $765,477, which was charged to non-cash consulting expense in 2002.

  During 2003, we have entered into agreements with firms providing professional services, under which we paid for services through the issuance of our equity instruments resulting in non-cash consulting expense of $110,192, consisting of:  (1) the issuance of 219,266 shares of restricted common stock issued to consultants for services valued at $78,595; (2) 56,800 stock options granted to consultants for services valued at $11,976, such value was determined by using the Black-Scholes option-pricing model; (3) the $15,000 of amortization of a deferred expense recorded in 2002 relating to the issuance of 55,555 shares of restricted common stock, valued at $22,500, for consulting services to be rendered over a 4.5 month period; and (4) $4,621, representing the fair value, as determined using the Black-Scholes option-pricing model, of the vested portion of 33,000 options granted to a member on the Company’s advisory board.

  During 2003, we have entered into settlement agreements with certain vendors and service providers regarding outstanding accounts payable balances.  The settlement agreements negotiated in 2003 have resulted in the issuance of approximately 2.1 million shares of restricted common stock.

In addition, we have the ability to issue options and other stock-based awards under our Amended and Restated 2000 Equity Compensation Plan to directors, officers, employees and consultants, and have reserved up to 8,500,000 shares of our common stock under the plan, 7,281,190 of which have been granted as of November 21, 2003.  We also have outstanding warrants exercisable for 44,025,793 shares of our common stock as of November 21, 2003.

Issuances of certain shares of our common stock or other equity interests have been at (or are exercisable for) a price that represents a discount to the then traded value of our common stock. In any event, past and anticipated future issuances of additional shares of our common stock or other equity interests have and will continue to dilute the proportional ownership interests of existing shareholders.

➢	If we are successful in raising additional capital through the issuance of equity securities, our shareholders may experience substantial dilution.

Our primary source of funding for our operations comes from the issuance of shares of our common stock in private placements to investors.  The Company currently has 100,000,000 shares of common stock authorized for issuance.  As of the date of this prospectus, the Company has approximately 144,299,203 shares of its common stock either issued and outstanding or reserved for issuance as follows:

  66,752,220 shares are issued and outstanding;

  44,025,793are reserved for the issuance of shares underlying warrants;

  5,240,000 are reserved for the conversion of the Company’s Series C Stock;

  20,000,000 are reserved for the conversion of the Company’s Series D Stock (3,500,000 of these shares have been issued for the conversion of 700 shares of the Series D Stock);

  1,000,000 are reserved for the conversion of the Company’s Series E Stock; and

  7,281,190 are issuable in connection with the outstanding options granted under the Company’s Amended and Restated  2000 Equity Compensation Plan.

The Company is asking for an increase in the number of its authorized shares from 100,000,000 to 185,000,000 at its 2003 annual meeting of shareholders to be held on December 2, 2003, to cover all shares reserved for issuance and for other purposes. There can be no assurance that our shareholders will approve such increase in our number of authorized shares.

If we are successful in our capital raising efforts, existing shareholders will almost certainly experience dilution of their percentage ownership interests in Summus.  In addition, the new equity securities may have rights, preferences or privileges senior to those of existing holders of shares of our common stock.

If we raise additional capital in conjunction with entering into strategic alliances or licensing our technology to wireless carriers, wireless and mobile device manufacturers, or content providers, we may be required to relinquish some rights to our technologies or products, or grant licenses on terms that are not favorable to us.

➢	We have incurred substantial losses and expect to continue to incur substantial net losses for the foreseeable future.

We have generated (and expect to continue to generate in the foreseeable future) operating losses and negative cash flow. We had net losses, including non-cash charges for stock-based employee compensation and non-cash consulting expenses, of approximately $242,634 and $1,117,015 for the nine month periods ended September 30, 2003 and September 30, 2002, respectively. As of September 30, 2003, we had an accumulated deficit of $2,352,457 and a working capital deficit of $3,179,983.  As a result, we will need to generate significant revenues to be profitable in the future.  In light of our financial condition and operating results, our auditors have included in their report on our consolidated financial statements an explanatory paragraph, which expresses substantial doubt about our ability to continue as a going concern.

➢	We have a limited operating history and have achieved limited revenues from our operations.

We have a limited operating history and have generated limited revenue from our operations.  Our prospects must be considered in light of the risks, expenses and difficulties frequently encountered by growing companies in new and rapidly evolving markets.  We will need to increase significantly our revenues to achieve and maintain profitability. We believe that increasing our revenues will depend in large part on our ability to:

  raise additional capital;

  deploy our BlueFuel  platform, product suite, and applications;

  generate significant revenue from the sale of our applications using our BlueFuel platform and licensing of BlueFuel  and related products and services;
  maintain and enhance our brand name;

  establish and maintain broad market acceptance for our products and then increase our market share based upon the timing, strength and success of our sales efforts and our ability to enter into strategic and commercial alliances;

  convert the acceptance for our products and services into direct and indirect sources of revenue develop effective marketing and other promotional activities to penetrate our target customer base;

  develop and maintain strategic and commercial relationships that balance our current and long-term ability to capitalize on our technology and solutions approach;

  generate and sustain substantial revenue growth while maintaining reasonable expense levels; and

  continue to timely and successfully develop new products, product features and services and increase the functionality and features of existing products and services;

If our revenues grow more slowly than anticipated or if operating expenses increase more than expected, or are not reduced sufficiently, we may never achieve profitability.  If we achieve profitability, we cannot be certain that we will be able to sustain or increase that profitability in the future.

➢	Our limited operating history makes it difficult to evaluate our business and prospects.

For the fiscal year ended December 31, 2002, we had revenues of $406,952, of which $204,133 relates to the wireless and mobile market.  For the nine month period ended September 30, 2003, we had revenues of $778,122, all of which relate to the wireless and mobile market. We have only a limited operating history upon which you may evaluate our business and prospects. You should consider our prospects in light of the heightened risks and unexpected expenses and difficulties frequently encountered by companies in an early stage of development.  These risks, expenses and difficulties, which are described further in this “Risk Factors” section, particularly apply to us because the mobile and wireless market (i.e., the market for remote access and processing of information resources via small handheld wireless devices) is very much in its infancy and is likely to rapidly evolve.

Successfully commercializing BlueFuel, our applications using BlueFuel, as well as our other current and contemplated products will entail significant sales and marketing, competitive, technological and financing risks.  We believe our efforts to negotiate and enter into strategic relationships will enable us to market and deploy our products on a commercial basis.  These operations provide limited information for you to consider in assessing an investment in our common stock.

➢	Our operating results are likely to fluctuate significantly, which may cause our stock price to fluctuate.

As a result of our relatively brief operating history and the rapidly changing and uncertain nature of the markets in which we compete, our quarterly and annual revenues and operating results are likely to fluctuate from period to period, and period to period comparisons are not likely to be meaningful. These fluctuations are caused by a number of factors, many of which are beyond our control. Our future operating results could fall below the expectations of public market analysts or investors, which could significantly reduce the market price of our common stock. Fluctuations in our operating results will likely increase the volatility of our stock price.   Our research and development and sales and marketing efforts, and other business expenditures generally, are partially based on predictions regarding certain developments for wireless handset availability and carrier deployment of data services.  To the extent that these predictions prove inaccurate, our revenues may not be sufficient to offset our expenditures, and our operating results may be harmed.

➢	The price of our common stock has been and may continue to be volatile.

The trading price of our common stock has been and is likely to continue to be highly volatile.  Our stock price could be subject to wide fluctuations in response to factors such as:

  actual or anticipated variations in quarterly operating results;
  announcements of technological innovations, new products or services by us or our competitors;
  changes in financial estimates or recommendations by securities analysts;
  the addition or loss of strategic relationships or relationships with our key customers;
  conditions or trends in the wireless markets;
  announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments or of significant new product developments or changes in business strategy;
  legal, regulatory or political developments;
  additions or departures of key personnel; and
  general market conditions

 In addition, the stock market in general, and the OTC Bulletin Board and the market for wireless, wireless-related and technology companies in particular, have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of these companies.  These broad market and industry factors have in the past and may in the future reduce our stock price, regardless of our operating performance.

➢	The sale of a large number of shares of our common stock could depress our stock price.

Of the 66,752,220 shares of our common stock outstanding as of November 21, 2003, an aggregate of 34,535,603 shares are freely tradable without restriction in the public market unless the shares are held by "affiliates," as that term is defined in Rule 144(a)(1) under the Securities Act of 1933.

In addition, as of November 21, 2003, there were outstanding warrants to purchase 44,025,793 shares of our common stock and options to purchase 7,281,190 shares of our common stock, 6,264,424 of which were fully vested.  The Company has also issued:

  1,310 shares of its Series C Stock which are convertible into 5,240,000 shares of the Company’s common stock;
  4,000 shares of its Series D Stock which are convertible into 20,000,000 shares of the Company’s common stock; and
  200 shares of its Series E Stock which are convertible into 1,000,000 shares of the Company’s common stock.

The registration statement on Form S-1, of which this prospectus is a part, registers:

  8,220,623 shares of our restricted common stock;
  44,025,793 shares underlying warrants to purchase shares of our common stock;
  5,240,000 shares of common stock into which the Series C Stock is convertible;
  20,000,000 shares of common stock into which the Series D Stock is convertible; and
  1,000,000 shares of common stock into which the Series E Stock is convertible.

There are also another 5,463,894 shares of restricted common stock which are eligible for sale pursuant to Rule 144 of the Securities Act of 1933.

The market price of our common stock could decline as a result of sales of a large number of shares of our common stock in the market after this offering, or the perception that such sales could occur. These sales might also make it more difficult for us to sell equity securities in the future at a price that we think is appropriate, if at all.  A large volume of sales by the selling shareholders could have a significant adverse impact on the market price of our common stock.

➢	The mobile and wireless multimedia industry is new and rapidly evolving, and we may not be able to accurately predict its size, needs, development or rate of growth.

The market for our software and technologies is new and rapidly evolving. Wireless service providers are only beginning to offer commercial services that could result in utilization of our software and, as a result, we cannot assess current or future demand for remote management of resources, the creation and interaction with multimedia content via cellular handsets and other mobile devices, and enhanced quality of remote communications. We also do not know whether this market will be large enough to sustain our business. We may not be able to develop and introduce software, software enhancements or services that respond to market demands, technology developments, increased competition or industry standards on a timely basis, or at all. If this market does not evolve in the manner or in the timeframe that we anticipate, or if we are unable to respond to new market developments promptly, our business and prospects may suffer.

➢

The success of our business will greatly depend on our ability to develop and enter into strategic relationships with wireless service providers, wireless software developers, semiconductor and device designers, wireless device manufacturers and content providers.

Our business will depend on our ability to develop relationships and enter into agreements with companies in key industry groups, including:

  wireless service providers that we expect will deploy our technology and products to deliver multimedia content and services to their subscribers;
  wireless software providers who will use our BlueFuel platform to develop third-party mobile software;
  semiconductor and device designers and manufacturers that we expect will embed our technology and products in their products to enable the viewing of multimedia content; and
  content providers that we expect will rely on our technology and products to deliver multimedia content over wireless networks.

We will need to enter into contractually binding agreements with wireless service providers, device manufacturers, and content providers in order to generate any significant revenues from our technology and product applications.  If we are unable to establish a sufficient number of strategic relationships and enter into contractual arrangements on terms commercially favorable to us, our business, revenue, and prospects are likely to be adversely affected.

➢	Our business will depend on wireless service providers deploying our BlueFuel software and related applications, and on their subscribers' demand for such applications.

Our success will depend heavily on timely deployment by wireless service providers of our applications using our BlueFuel product suite in their networks. Wireless service providers may not deploy, or may be slow in deploying, our software due to a number of factors including the availability of competing products, lack of subscriber demand, as well as interoperability, implementation, support or maintenance concerns. In addition, if our current applications with wireless service providers are unsatisfactory, they may not deploy our software or may require costly or time-consuming modifications to our software before deployment.

Even if wireless service providers offer content services based on our software, their subscribers may not be willing to buy these services. Subscribers are accustomed to viewing content on the comparatively large displays of television screens and PC monitors and may not be willing to use mobile information devices, which typically have smaller screen sizes, to view content. Additionally, subscribers may not be willing to pay to view content on mobile information devices because this content can be viewed at a lower cost using other connections, such as satellite and wireline connections. Moreover, subscribers may not be willing to purchase new devices or upgrade their existing devices to include multimedia content viewing capability.

➢

If mobile information devices for delivery of content are not widely adopted or if semiconductor and device designers and manufacturers fail to embed our BlueFuel technology in their products, our business will be harmed.

We believe that mobile information devices will be the principal means for the wireless delivery of content. Only a small percentage of these devices are currently capable of receiving and displaying content. In order to enhance the viewing of such content, new or upgraded devices that offer more advanced displays and support higher bandwidth wireless services are required. If semiconductor and device designers and manufacturers are unable to design, manufacture and widely distribute mobile information devices capable of displaying content in a timely manner, our business will suffer.

We are in the early stages of building relationships with semiconductor and device designers and manufacturers. Even if we secure binding agreements with these designers and manufacturers, they may not produce, promote or sell devices that incorporate our technology and products. If we fail to achieve widespread distribution of our technology and products in mobile information devices, our business and prospects are likely to be adversely affected.

➢	If we fail to commercialize our BlueFuel platform, or to develop and commercialize additional enhancements to such platform, we may not be able to compete effectively and our business will suffer.

Our BlueFuel platform is new and has only recently been commercially deployed. Our success depends on our ability to commercially release our software based on our technology in a timely manner. Our success also depends on our ability to develop and commercialize new enhancements to our technology in a timely manner. If we fail to successfully commercialize our software and technology, or to develop new software and technology, we will not be able to compete successfully.

➢	We may not successfully develop new products and services.

Our growth depends on our ability to continue to develop leading edge wireless delivery and distribution products and services.  Our business and operating results would be harmed if we fail to develop products and services that achieve widespread market acceptance or that fail to generate significant revenues or gross profits to offset our development and operating costs.  We may not timely and successfully identify, develop and market new product and service opportunities.   If we introduce new products and services, they may not attain broad market acceptance or contribute meaningfully to our revenues or profitability.  In addition, competitive or technological developments may require us to make substantial, unanticipated investments in new products and technologies, and we may not have sufficient resources to make these investments.  If we are unable to be a technological leader in our market, our business is likely to be harmed.

➢	We have in the past experienced delays in carrier testing and deployment and product releases, and we may similarly experience delays in the release of products and upgrades in the future.

We will need to continue to introduce, on a timely basis, new products and product upgrades to add new features, functionality and technology that our target customer base desires. No assurances can be provided that we will be able to successfully complete the development of currently planned or future products in a timely and efficient manner. Due to the complexity of these products, internal quality assurance testing and customer testing of pre-commercial releases may reveal product performance issues or desirable feature enhancements that could lead us to postpone the release of products or product upgrades. In addition, the reallocation of resources associated with any such postponement would likely cause delays in the development and release of other future products or enhancements to our currently available products. This could have a material adverse effect on our results of operations.

➢	We face intense competition as a solutions provider in the wireless telecommunications industry.

The wireless communications market is highly competitive. Our failure to establish a customer base as a solutions provider to this industry will adversely affect operating results. The competition with other solutions providers to form alliances with wireless service providers and Internet service providers is significant. The loyalty of wireless industry customers we may obtain could be easily influenced by a competitor's new offerings, especially if those offerings provide cost savings or new methods of compression and multimedia technology applicable to wireless communications. We will face significant competition from traditional telecommunications companies, virtually all of which have greater market share and financial resources than we do. These traditional telecommunications companies are better positioned to finance research and development activities relating to compression and multimedia technology. They are also able to provide a wider range of products and services for a greater spectrum of media and have greater resources with which to purchase additional technologies or acquire other companies.

➢

If we are unable to compete effectively with existing or new competitors, our resulting loss of competitive position could result in price reductions, fewer customer orders, reduced margins and loss of market share, and our results of operations and financial condition would suffer.

We compete in the handheld device, operating system software and wireless services markets. The markets for these products and services are highly competitive, and we expect competition to increase in the future. Some of our competitors or potential competitors have significantly greater financial, technical and marketing resources than we do. These competitors may be able to respond more rapidly than Summus to new or emerging technologies or changes in customer requirements. They may also devote greater resources to the development, promotion and sale of their products.

Certain competitors may have longer and closer relationships with the senior management of enterprise customers who decide which products and technologies will be deployed in their enterprises.  Moreover, these competitors may have larger and more established sales forces calling upon potential enterprise customers and therefore could contact a greater number of potential customers with more frequency.  Consequently, these competitors could have a better competitive position than we do, which could result in potential enterprise customers deciding not to choose our products and services, which would adversely impact our business, results of operations and financial condition.

➢

We expect that the wireless communications industry and its technology will undergo significant change in the foreseeable future.  If we do not continuously improve our technology in a timely manner, our products could be rendered obsolete.

The wireless communications industry is experiencing rapid and significant technological change. This change includes the increase in pace of upgrades in existing wireless systems, evolving and constantly changing industry standards, ongoing improvements in the capacity and quality of digital and compression technologies, and changes in consumer needs and preferences. Alternative technologies may develop for the provision of wireless services and other compression technologies to wireless services that are superior to those that we plan to offer to the wireless market. These alternative technologies may render our products and technologies obsolete in the future. Accordingly, our success depends on our ability to adapt to these changes, particularly to develop or adapt products and services or acquire new products and services that can compete successfully. There can be no assurance that we will select and develop appropriate technology and products on a timely basis. Our failure to develop or obtain appropriate technology could adversely affect our ability to be competitive.

➢	Our products are complex, and we may not be able to prevent defects that could decrease their market acceptance, result in product liability or harm our reputation.

Our technology is complex, and the steps we take to ensure that such technology is free of errors or defects, particularly when first introduced or when new versions or enhancements are released, may not be successful. We cannot guarantee that current or enhanced versions of our products will be free of significant software defects or bugs. Despite our testing, and testing by third parties, current or future products may contain serious defects. Serious defects or errors could result in lost revenue or delay in market acceptance of our products and could seriously harm our credibility and materially affect the market acceptance and sales of our products. The occurrence of these types of problems could materially adversely affect our business, results of operations and financial condition.

Errors in our products may also be caused by defects in third-party hardware or software incorporated into our products. If so, we may be unable to fix these defects without the cooperation of third-party providers. Because these defects may not be as significant to these providers as they are to us, we may not receive the rapid cooperation that may be required to avoid serious harm to our business and operating results. Errors, defects or other performance problems with our products could also harm our customers' businesses or result in potential product liability claims. Even if unsuccessful, a product liability claim brought against us would likely be time-consuming, costly and harmful to our reputation.

➢	If we endeavor to expand our limited presence in international markets we will become subject to additional business risks.

We may decide to expand what is now a limited presence, through employees, consultants and agents, in international operations. To do so, we would likely have to enter into relationships with foreign business partners. This strategy contains risks, including difficulty in managing international operations due to distance, language and cultural differences, and an inability to successfully market and operate services in foreign markets. There are also risks inherent in doing business on an international level, including unexpected changes in regulatory requirements, trade barriers, difficulties in staffing and managing foreign operations, fluctuations in currency exchange rates, longer payment cycles in general, problems in collecting accounts receivable, difficulty in enforcing contracts, political and economic instability, and potentially adverse tax consequences.

➢	Regulations governing the wireless communications industry may indirectly adversely affect our business.

The wireless communications industry is subject to regulation by the Federal Communications Commission and various state regulatory agencies. From time to time, legislation and regulations could be adopted that could adversely affect this industry.

Changes in regulatory environments governing the wireless telecommunication industry could negatively affect our plans to offer products and services. The licensing, ownership and operation of wireless communications systems and the grant, maintenance or renewal of applicable licenses and radio frequency allocations are all subject to significant government regulation. Government regulation may have an adverse effect on the wireless telecommunications companies to which we plan to market and sell our products and services under development.  Delays in receiving required regulatory approvals and licenses or the enactment of new and adverse regulatory requirements may adversely affect our ability to offer our technology and other new products and services. In addition, legislative, judicial and regulatory agency actions could negatively affect our ability to offer new technologies to wireless telecommunications companies.

➢	We may acquire technologies or companies in the future, and these acquisitions could dilute the value of our stock and disrupt our business.

We may acquire technologies or companies in the future. Entering into an acquisition entails many risks, any of which could harm our business, including:

  diversion of management's attention from other business concerns;

  failure to integrate the acquired company with our pre-existing business;

  failure to motivate, or loss of, key employees from either our existing business or the acquired business;

  inability to incorporate acquired technology into our software;

  potential impairment of relationships with our employees and companies with whom we have strategic relationships;

  additional operating expenses not offset by additional revenue;

  incurrence of significant non-recurring charges; and

  dilution of our stock as a result of issuing equity securities.
➢	We may be unable to adequately protect the intellectual property used in our software.

Currently, we have not been awarded any patents.  We have filed for four (4) patents.  The first is in the video compression technology area, which incorporated six (6) of our previous provisional patents and for which we abandoned three (3) of our previous provisional patents that contained redundant information to the video patent.  The second is in the mobile mapping data area, which incorporated two (2) of our previous provisional patents.  We have decided not to proceed on five (5) other provisional patents at this time, but the relevant and important information contained in these provisional patents is protected under trade secrets and by confidentiality agreements.  The third is in the image and graphics compression area.  The fourth is in the information navigation area.  These patent applications may not be granted or, if granted, the resulting patents may be challenged or invalidated.  In addition to patents, we rely on copyright and trademark laws, trade secrets, confidentiality provisions and other contractual provisions to protect our proprietary rights. These measures, which require the expenditure of substantial resources, afford our intellectual property only limited protection because our competitors and third parties independently may develop similar technologies or may infringe our intellectual property. Infringement is difficult to detect and costly to prevent. With respect to the protection of our proprietary rights internationally, the laws of some foreign countries may not protect our proprietary rights adequately. In addition, we will not have patent protection in countries where we do not file patent applications. Thus, the measures we are taking to protect our proprietary rights in the United States and abroad may not be adequate and our business may be harmed as a result.

➢	We may be sued by third parties for infringement of their intellectual property.

The wireless equipment and software industries are subject to frequent intellectual property litigation. As the number of entrants into our target market increases, the likelihood of infringement claims also increases. We may unknowingly be infringing the intellectual property of others. In addition, because patent applications can take many years to be approved, there may be one or more patent applications now pending that could lead to infringement actions against us if issued in the future. If we are unable to successfully defend against a product infringement claim, we may be precluded from using the intellectual property or may have to license it on commercially disadvantageous terms, either of which could harm our business. Even if we successfully defend against an infringement claim, we may have to devote significant time and resources to litigation, which could also harm our business.

➢

Our Directors and Executive Officers beneficially own approximately 29.76% of our stock;
their interests could conflict with yours; significant sales of stock held by them could have a negative effect on our stock price; shareholders may be unable to exercise control.

As of November 21, 2003, our executive officers, directors and affiliated persons beneficially owned approximately 29.76 % of our common stock. Bjorn Jawerth, our Chief Executive Officer and Chairman of the Board, beneficially owns approximately 19.67 % of our common stock.  As a result, our executive officers, directors and affiliated persons will have significant influence to:

  elect or defeat the election of our directors;

  amend or prevent amendment of our articles of incorporation or bylaws;

  effect or prevent a merger, sale of assets or other corporate transaction; and

  control the outcome of any other matter submitted to the shareholders for vote.

Management’s stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of Summus, which in turn could reduce our stock price or prevent our shareholders from realizing a premium over our stock price.

➢	We depend on key personnel to operate our business.

Our future success depends on the continued services and performance of our senior management, in particular, our Chief Executive Officer, Dr. Bjorn Jawerth, and other key scientific, technical and managerial personnel.  The loss of the services of any member of our senior management or other key employees could cause significant disruption in our business and have a material adverse effect on us.  We have employment agreements with certain members of senior management, but we do not currently maintain any "key person" life insurance. Our future success also depends on our ability to identify, attract, hire, train, retain and motivate other highly skilled technical, managerial, operations, sales and marketing and customer service personnel. Competition for qualified personnel is intense.  If we do not succeed in attracting new personnel or retaining and motivating our current personnel, our business could be harmed.  For information on our key personnel, please see “Management" in this prospectus.

➢	Our failure to attract, train or retain highly qualified personnel could harm our business.

Our success also depends on our ability to attract, train and retain qualified personnel in all areas, especially those with management and product development skills.  In particular, we must hire additional experienced management personnel to help us continue to grow and manage our business, and skilled software engineers to further our research and development efforts.  At times, we have experienced difficulties in hiring personnel with the proper training or experience, particularly in technical and media areas. Competition for qualified personnel is intense, particularly in high-technology centers such as the Research Triangle, where our corporate headquarters are located.   If we do not succeed in attracting new personnel or in retaining and motivating our current personnel, our business could be harmed.

In making employment decisions, particularly in the high-technology industries, our current employees and prospective job candidates often consider the value of stock options they hold or that they may receive in connection with their employment.  As a result of recent volatility in our stock price, we may be disadvantaged in competing with companies that have not experienced similar volatility or that have not yet sold their stock publicly.

➢	Our common stock is subject to "penny stock" rules that may hamper a shareholder’s ability to sell shares of such stock in the secondary trading market.

Federal regulations under the Securities Exchange Act of 1934 (the "Exchange Act") regulate the trading of so-called "penny stocks," which are generally defined as any security not listed on a national securities exchange or NASDAQ, priced at less than $5.00 per share and offered by an issuer with limited net tangible assets and revenues. Since our common stock currently trades on the OTC Bulletin Board at less than $5.00 per share, our common stock is a "penny stock" and may not be traded unless a disclosure schedule explaining the "penny stock" market and the risks associated with such stock is delivered to a potential purchaser prior to any trade.

In addition, because our common stock is not listed on the NASDAQ Stock Market or any national securities exchange and currently trades at less than $5.00 per share, trading in our common stock is subject to Rule 15g-9 under the Exchange Act. Under this rule, broker-dealers must take certain steps prior to selling a "penny stock," which include:

  obtaining financial and investment information from the investor;

  obtaining a written suitability questionnaire and purchase agreement signed by the investor; and

  providing the investor a written identification of the shares being offered and the quantity of the shares.

Because of these requirements, many broker-dealers are unwilling to sell penny stocks at all.  If these "penny stock" rules are not followed by the broker-dealer, the investor has no obligation to purchase the shares. The application of these comprehensive rules will make it more difficult for broker-dealers to sell our common stock.  Accordingly, you may have difficulty in selling shares of our common stock in the secondary trading market. These rules could also hamper our ability to raise funds in the primary market for our common stock.

USE OF PROCEEDS

The selling shareholders will receive all of the proceeds from the resale of the shares of common stock that may be sold using this prospectus.   We will not receive any of the proceeds from the resale of these shares.  To the extent all of the outstanding warrants are exercised at their current exercise prices, we would receive approximately $63 million in cash proceeds upon such exercise of all of the warrants to purchase 44,025,793shares of common stock registered under the registration statement of which this prospectus forms a part, which would be used for general working capital purposes.

PRICE RANGE OF OUR COMMON STOCK

Our common stock, par value $.001 per share, currently trades on the Over-the-Counter Bulletin Board®.   For the period of October 24, 2000 through November 15, 2001, our common stock was quoted through the Pink Sheets®.  The following table provides information about the high and low bid per share quotations of our common stock for each full quarterly period during the two years ended December 31, 2001 and 2002 for the first, second, and third quarters of 2003, and for the fourth quarter of 2003 through November 21, 2003 on the OTC Bulletin Board® and on the Pink Sheets®, as provided by the National Quotation Bureau, Inc.  These quotations reflect inter-dealer prices without markup, markdown or commissions, and may not necessarily represent actual transactions.

2001	Low	High
First Quarter	$ 2.50	$ 4.30
Second Quarter	$ 2.50	$ 5.75
Third Quarter	$ 1.30	$ 4.50
Fourth Quarter	$ 1.30	$ 2.60

2002	Low	High
First Quarter	$ 1.15	$ 2.55
Second Quarter	$ 0.61	$ 1.39
Third Quarter	$ 0.24	$ 0.62
Fourth Quarter	$ 0.37	$ 0.57

2003	Low	High
First Quarter	$ 0.35	$ 0.52
Second Quarter	$ 0.27	$ 0.45
Third Quarter	$ 0.26	$ 0.40
Fourth Quarter (through November 21, 2003)	$0.29	$ 0.47

On November 21, 2003, the closing sale price for our common stock as reported on the OTC Bulletin Board® was $0.29.  As of November 21, 2003, we had approximately 66,752,220 shares of common stock outstanding and approximately 556 shareholders of record.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock and do not anticipate paying any cash dividends in the foreseeable future.  We anticipate that we will retain earnings, if any, to finance the growth and development of our business.  Therefore, we do not expect to pay cash dividends on our common stock for the foreseeable future.  Any future determination to pay cash dividends will be at the discretion of our Board of Directors and will depend upon our financial condition, operating results, capital requirements, plans for expansion, restrictions imposed by any financing arrangements and whatever other factors that our Board of Directors determines are relevant.

Summus, Inc.’s 8% Series A Convertible Preferred Stock accrues semi-annual dividends at a rate of 8% per annum of the initial liquidation price of $1,000 per share on each of April 1 and October 1.  These dividends are cumulative from the date of original issue, which was February 28, 2000 and shall be payable when, as, and if declared by our Board of Directors.  Any dividends payable on the Series A preferred stock may be paid in additional shares of Series A preferred stock at our option.  The Series C, Series D, and Series E Stock do not receive any dividends.

SELECTED FINANCIAL DATA

On February 16, 2001, Summus (formerly High Speed Net Solutions, Inc.) acquired all the assets and operations of Summus, Ltd. under the terms of an asset purchase agreement, dated October 30, 2000, as subsequently amended.  In legal form, the transaction was effected by Summus issuing shares of its common and Series B convertible preferred stock, and other equity interests, in exchange for the net assets of Summus, Ltd.  This transaction has been accounted for as a capital transaction of Summus, Ltd., accompanied by a recapitalization. As a result of the transaction, the historical financial statements of Summus, Ltd. are, for accounting purposes, deemed to be those of Summus.

The following selected historical annual financial data has been derived from the financial statements of Summus, Ltd. (notwithstanding that such selected historical annual financial data has been labeled as that of Summus, Inc.). The financial statements for each of the three years ended December 31, 2002, 2001 and 2000, have been audited by Ernst & Young LLP, independent auditors, as indicated in their report included elsewhere in this prospectus, which includes an explanatory paragraph which expresses substantial doubt about our ability to continue as a going concern.

The following summary interim consolidated financial data as of and for the nine months ended September 30, 2003 and 2002 have been derived from the unaudited financial statements of Summus, Inc. included herein.  In the opinion of our management, the unaudited historical financial statements contain all adjustments (consisting of normal recurring adjustments) necessary to present fairly the financial position of the Summus, Inc. as of September 30, 2003, the results of its operations for the nine month periods ended September 30, 2002 and 2003, its shareholders’ deficit as of September 30, 2003 and cash flows for the nine month periods ended September 30, 2002 and 2003.  Historical results are not necessarily indicative of results of operations to be expected in the future, and the results for the nine months ended September 30, 2003 are not necessarily indicative of results to be expected for the entire year.

The financial data set forth below should be read in conjunction with "Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations" and our audited financial statements and notes, which are contained elsewhere in this prospectus.

We have presented all amounts, except "per share" amounts, in dollars.

						Nine Months Ended September 30
	1998	1999	2000	2001	2002	2002	2003
Consolidated Statement of Operations Data:
Revenues, net	$556,638	$515,216	$1,068,658	$749,758	$406,952	$ 315,003	$ 778,322
Costs of revenues	271,701	281,254	398,326	299,554	182,109	136,695	337,752
Selling, general and administrative expenses	2,720,152	3,797,067	6,180,862	7,740,867	6,155,416	5,088,280	3,712,981
Non-cash compensation and consulting	—	2,670,050	2,127,962	956,321	1,251,992	1,117,015	242,634
Research and development	421,685	1,356,686	1,159,833	952,605	918,948	468,661	809,207
Non-cash settlements	—	—	—	1,132,352	—	—	(1,409,031)
Loss before Other income (expense)	(2,856,900)	(7,589,841)	(8,798,325)	(10,331,941)	(8,101,513)	(6,495,648)	(2,915,421)
Other income (expense):
Gain on sale of stock of equity investee(1)	—	2,314,390	3,680,065	—	—	—	—
Participation in loss of equity investee(2)	—	(3,447,110)	(6,356,932)	—	—	—	—
Loss on disposal of assets	(9,869)	(119,180)	—	—	—	—	—
Interest income (expense), net	(14,455)	(5,239)	23,911	(56,570)	(469,571)	(459,186)	(51,775)
Total other income (expense)	(24,324)	(1,257,139)	(2,652,956)	(56,570)	(469,571)	(459,186)	(51,775)
Loss from continuing operations	(2,881,224)	(8,846,980)	(11,451,281)	(10,388,511)	(8,571,084)	(6,954,834)	(2,967,196)
Loss from operations of discontinued Rich Media Direct business(3)	—	—	—	(135,798)	—	—	—
Loss on disposal of Rich Media Direct Business(3)	—	—	—	(215,500)	—	—	—
Net loss	$(2,881,224)	$(8,846,980)	$(11,451,281)	$(10,739,809)	$(8,571,084)	$ (6,954,834)	$ (2,967,196)
Net loss applicable to common shareholders:
Net loss	$(2,881,224)	$(8,846,980)	$(11,451,281)	$(10,739,809)	$(8,571,084)	$ (6,954,834)	$ (2,967,196)
Preferred stock dividends	—	—	—	(153,700)	(183,039)	(136,162)	(141,144)
Beneficial conversion feature of preferred stock	—	—	—	—	—	—	(579,324)
Net loss applicable to common shareholders	$(2,881,224)	$(8,846,980)	$(11,451,281)	$(10,893,509)	$(8,754,123)	$ (7,090,996)	$ (3,687,664)

Per share amounts (basic and diluted):
Loss applicable to common shareholders from continuing operations	$(0.09)	$(0.27)	$(0.35)	$(0.30)	$(0.19)	$ (0.16)	$ (0.06)
Loss applicable to common shareholders from discontinued operations	—	—	—	(0.01)	—	—	—
Net loss	$(0.09)	$(0.27)	$(0.35)	$(0.31)	$(0.19)	$ (0.16)	$ (0.06)

Weighted average shares of common stock outstanding giving effect to the recapitalization	32,581,200	32,820,110	32,938,803	34,730,337	47,149,301	45,066,489	59,862,164

	December 31
	1998	1999	2000	2001	2002
Balance Sheet Data:
Cash	$ 137,038	$ 647,704	$ 208,495	$ 115,992	$ 25,990
Total assets	726,764	7,382,646	1,406,271	1,003,524	701,174
Total shareholders equity (deficit)	$ 316,828	$ 3,345,692	$ (4,653,812)	$ (5,708,495)	$ (4,464,054)

_______________________

(1)

Gain on sale of stock of investee during 1999 and 2000 reflects the gain Summus, Ltd. realized upon the sale of common shares of Summus  (whose legal name was then High Speed Net Solutions, Inc.) it acquired in 1999.

(2)

Participation in loss of equity investee during 1999 and 2000 reflects Summus, Ltd.’s share of Summus’s losses for 1999 and 2000.  During 1999 and 2000, Summus, Ltd. accounted for its investment in Summus using the equity method of accounting.

(3)	During 2001, Summus disposed of its Rich Media Direct business and accordingly reported the operating activity as discontinued operations in 2001.

Management's Discussion and Analysis of Financial Condition and Results of Operations

The following discussion contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risk factors included in this report in the section entitled “Factors That May Affect Our Business, Future Operating Results and Financial Condition.” The following discussion is qualified in its entirety by, and should be read in conjunction with, the more detailed information in our consolidated financial statements and the notes thereto appearing elsewhere in this prospectus.

Overview

During the first quarter of 2002 and for the years ended December 31, 2001 and 2000, we derived our revenues primarily from research and development contracts for government agencies in the areas of complex imaging and object recognition, the core of Summus, Ltd.’s business activities prior to the recapitalization transaction in February 2001, as described below.  Such revenues represented 29% and 67% of Summus’ revenues in 2002 and 2001, and 60% of Summus, Ltd.’s revenues in 2000, respectively.  During the first quarter of 2002, we shifted our primary focus from providing governmental contract services to the development of solutions for the mobile and wireless markets.

The acquisition of Summus, Ltd.’s assets and operations in February 2001 was accounted for as a Summus, Ltd. capital transaction, accompanied by a recapitalization.  By accounting for the transaction as such, the transaction is effectively viewed as the issuance of stock by Summus, Ltd. in exchange for the net monetary assets of Summus.  The accounting for the transaction is quite similar to that resulting from a reverse acquisition, except that no goodwill or other intangible assets are recorded.  As a result of the transaction, the historical financial statements of Summus, Ltd., for accounting purposes, are deemed to be those of Summus.

Recent Developments

Sale of Series D and E Convertible Preferred Stock

During the end of September and in early October 2003, the Company sold a total of 4,000 shares of its Series D Stock and 200 shares of its Series E Stock in private placements.  The Company received $4,200,000 in gross proceeds from these private placements.  The Series D and Series E Stock have substantially identical rights and privileges.  The 4,000 shares of Series D Stock are convertible into 20,000,000 shares of the Company’s common stock, and the 200 shares of Series E Stock are convertible into 1,000,000 shares of the Company’s common stock.  The Company also issued warrants in connection with the sales of the Series D and Series E Stock to purchase a total of 10,500,000 shares of the Company’s common stock at a price of $0.35 per share.

Sale of Additional Shares of Series C Convertible Preferred Stock

In October 2003, the Company sold 60 shares of its Series C Stock to Neil R. Guenther, one of its Directors, for $60,000.  These shares were sold to Dr. Guenther on the same terms as those sold to other Series C Stock holders.  Each share of Series C Stock is convertible into 4,000 shares of the Company’s common stock (for a total of 240,000 shares in Dr. Guenther’s case).  Dr. Guenther also received, as did the other Series C Stock holders, one (1) warrant for each share of common stock into which the Series C Stock is convertible (a total of 240,000 warrants in Dr. Guenther’s case) with an exercise price of $0.75 per share.

Appointment of New Chief Financial Officer

Robert S. Lowrey resigned as the Chief Financial Officer of the Company on November 1, 2003.  Greg T. Dyer was appointed as the new Chief Financial Officer of the Company on the same date.  Mr. Dyer’s biography can be found on page 62 of this prospectus.

Key Developments in 2003

Focus on Mobile and WirelessMarket; Development of BlueFuel™ Platform

Summus is continuing to develop a mobile solutions platform, called BlueFuel, which will enable end-users to experience an entirely new mobile environment, one that frees an individual from location and time dependence and opens new possibilities as to how mobile devices are used.   Focused on the end-user experience, BlueFuel enables application developers, device manufacturers, wireless infrastructure providers, and content providers to bring a reliable, high quality mobile information experience to consumers through their mobile devices.

Instead of attempting to introduce a new platform and infrastructure immediately, Summus is pursuing focused “applications” and “activities,” that piece-by-piece are assembling the BlueFuel platform and the supporting environment.  The strategy incorporates the release and distribution of revenue-generating products, each building to the Company’s vision. By integrating the BlueFuel platform, the end-users are offered products and services, which optimize the individual mobile experience. As the BlueFuel platform evolves and products propagate, Summus will introduce a program for third-party developers using the BlueFuel platform that will further expand the portfolio of BlueFuel enabled mobile end-user services available.

Relationships with Content Providers and New Application Development

Summus continues to position itself as a supplier of solutions that can run on multiple wireless platforms supporting the mobile and wireless marketplace.  Summus has developed, and continues to develop, wireless applications utilizing BlueFuel, Summus’ Superfast, SuperthinTM platform designed for efficient and easy interaction with information in the mobile environment.  BlueFuel supports applications and services on the BREW™, Java™ 2 Micro Edition (J2ME ™), Symbian™ OS, PocketPC, Palm OS and Wireless Application Protocol (WAP) wireless operating systems or platforms.

Our business development activities continue to expand with major content brands.  During the third quarter of 2003, Summus has launched a number of high profile applications, including the Summus and ESPN application X-Games Top Shots. Summus partnered with Agence France-Presse to promote a limited time offer to receive Tour de France breaking news and photographs through exego.  exego is our first BlueFuel based end-user application that we developed for management and exchange of information.  In addition, Summus partnered with C2 Pictures to distribute a ringtone and wallpaper application based on the motion picture Terminator®3: Rise of the Machines™.  During the three-month period ended September 30, 2003, up to nine (9) wireless carriers in the United States and six (6) international carriers currently deployed at least one or a combination of the sixteen (16) wireless applications that have been completed by the Company.

Carrier Relationships and International Expansion

Currently, Summus has signed agreements with nine (9) wireless carriers in the U.S. (representing 92% of the U.S. wireless consumers) and an additional eight (8) carriers abroad.  In July 2003, Summus signed an agreement and launched an application on the Sprint PCS Network, the largest all-digital, all-PCS nationwide wireless network in the United States. Commencing in the third quarter of 2003, Summus began generating revenue from “AP Photos, News & Sports” on the Sprint PCS network. Additional applications are being tested in field trials with Sprint, and we expect these applications to be launched shortly.  Also during the third quarter of 2003, Summus launched its Nineball game application on the T-Mobile wireless network.

During the third quarter of 2003, Summus’ international expansion goals have continued to be realized through agreements with three South American wireless carriers and two Canadian carriers.  Summus began generating revenue from several of these carriers during the third quarter of 2003.

Business Advancement, Awards and Recognition

During the third quarter of 2003, QUALCOMM, developer of the Binary Runtime Environment for Wireless (BREW™) application platform, entered into an agreement with Summus designating it a BREW Global Publisher (“BGP”). BGPs are preferred BREW developers that are authorized to publish, market and distribute BREW-based applications in their territory from developers throughout the world.This agreement is expected to open new avenues for revenue growth. QUALCOMM is channeling international application developers to Summus who will help develop applications, prepare them for BREW certification, and distribute and market the applications in the U.S. market. In exchange, Summus will receive a portion of the revenue expected to be generated from each application.

In July 2003, QUALCOMM demonstrated the concept of BGPs at its BREW™ 2003 – Seoul Developers Conference in South Korea. Summus, based on an invitation from QUALCOMM, gave a presentation to Korean developers on behalf of QUALCOMM, and provided attendees with information about the process of exporting their applications globally.

Wireless License Fees

During the nine-month period ended September 30, 2003, the Company earned revenue totaling $248,201 from the sale and delivery of existing image software for use in wireless transmission, Windows-based applications.  The license of this existing software builds on an existing relationship that may offer an opportunity to deploy BlueFuel in the law enforcement and military communications market.  The Company intends to build this relationship and generate interest in BlueFuel for this customer.  There are several scenarios where a shift to a BlueFuel solution would improve the customers offering and fit well with the Company’s business focus.  There can be no assurance that the Company will generate additional revenue from wireless license fees in the future.

Non-cash settlements

During the nine month period ended September 30, 2003, the Company executed six settlement agreements with creditors of the Company. Two settlement agreements were executed in the three-month period ended March 31, 2003, two settlement agreements were executed during the three-month period ended June 30, 2003 and the remaining two settlement agreements were executed in the three-month period ended September 30, 2003.  The detail of each of the settlement agreements has been provided in the Results of Operations, set forth below.

The aggregate values of these non-cash settlements totaling $69,741 and $1,409,031, have been recorded as reductions to the Company’s accounts payable and credits in the Company’s Statement of Operations for the three and nine-month periods ended September 30, 2003.

The following discussion and analysis of our results of operations and financial condition should be read in conjunction with our financial statements and related notes included in this prospectus.

Results of Operations

Nine-Month Period Ended September 30, 2003 Compared to Nine-Month Period Ended September 30, 2002

Revenues

Wireless Applications and Contracts.  Revenue from wireless applications and contracts increased $443,486 to $529,921 in the nine-month period ended September 30, 2003, up 513.1 % from $86,435 in the nine-month period ended September 30, 2002. The increase in revenue from wireless applications and contracts resulted from the cumulative number of wireless applications developed by the Company, launched by several wireless carriers and purchased by end-users.  During the nine-month period ended September 30, 2003, up to nine (9) wireless carriers in the United States and six (6) international carriers currently deployed at least one or a combination of the sixteen (16) wireless applications that have completed by the Company.  Each of the applications deployed were developed following agreements with a content partner to provide access to their content, except the exego™ application, which was internally developed by Summus.

Revenue earned from wireless applications is recognized upon delivery and acceptance by the end-user either as a one-time purchase per use or a monthly subscription. Wireless application revenue reported by Summus is net of all third-party platform and/or carrier distribution fees, and any revenue Summus shares with its content partners.   Revenue totaling $75,000 from wireless applications and contracts during the nine-month period ended September 30, 2002 resulted solely from a strategic partnership agreement related to the mobile and wireless markets.  Revenue under this agreement was recognized ratably over the year ended December 31, 2002.

Wireless License Fees. Revenue earned from wireless license fees totaled $248,201 in the nine-month period ended September 30, 2003. During this period, the Company had sold and delivered existing image software for use in wireless transmission applications. The licensing of this existing software provides Summus an opportunity to expand an existing customer relationship that may offer an opportunity to deploy BlueFuel in the law enforcement and military communications market. The Company intends to build this relationship and generate interest in BlueFuel for this customer.  Although the Company had previously developed this software, it had not been deployed as an opportunity to promote the Company’s BlueFuel platform prior to the nine-month period ended September 30, 2003.

Contracts and License Fees.  The Company did not generate any revenue from its former line of business that included providing governmental contract services and the commercial licensing of its technology in non-wireless environments. Revenue earned during the nine-month period ended September 30, 2002 was generated from providing governmental contract services and the commercial licensing of technology. The Company shifted its primary focus during the second quarter of 2002 from providing governmental contract services and the commercial licensing of it established technology to the development of solutions for the mobile and wireless markets.

Costs of Revenues

Wireless Applications and Contracts.  Costs of wireless applications and contracts increased $285,491 to $337,752 during the nine-month period ended September 30, 2003, up 546.3% from $52,261 for the nine-month period ended September 30, 2002. These costs are direct costs associated with the sale and delivery of wireless applications and primarily consist of third-party hosting fees and fess associated with content information provided by certain of our content providers for wireless applications which were deployed during the nine-month period ended September 30, 2003. These costs are incurred on a monthly basis and are primarily fixed in nature regardless of the revenue generated by the related applications. During the nine-month period ended September 30, 2002, there were no direct costs associated with $75,000 of wireless applications and contracts revenue earned from a strategic partnership agreement because there were no specific, direct costs associated with the agreement related to the mobile and wireless markets.

Wireless License Fees.  There were no costs of revenues regarding wireless license fees during the nine-month period ended September 30, 2003 since the license fee agreements consummated during this period related to technology that had been previously developed by the Company. During the nine month period ended September 30, 2002, the Company did not generate any revenue or costs of revenue related to wireless license fees.

Contracts and License Fees.  During the nine-month period ended September 30, 2003, the Company did not generate any costs of revenues from its former line of business that included providing governmental contract services and the commercial licensing of its technology in non-wireless environments. During the nine-month period ended September 30, 2002, costs of contracts and license fess consisted primarily of salaries and other related costs of providing governmental contract services, as well any direct costs related to the sale, delivery and installation of its commercial software.

Gross Profit

Wireless Applications and Contracts.  Gross profit resulting from the development and deployment of wireless applications totaled $192,169 or 36.3% of wireless applications and contracts revenue for the nine-month period ended September 30, 2003.  During the nine-month period ended September 30, 2002, Summus generated a gross profit of $34,174 or 39.5% of wireless applications and contract revenue. The gross profit resulting from these activities is a result of deducting costs that are primarily fixed in nature, consisting mostly of third-party hosting fees and content information provided by certain of our content providers, from the related earned revenue. During the nine-month period ended September 30, 2002, the Company earned $75,000, representing the pro-rata share of the revenue earned under the strategic partnership agreement related to the mobile and wireless markets.  There were no specific direct costs associated with this contract.

Wireless License Fees.    Gross profit resulting from wireless license fees totaled $248,201.  The Company did not incur any specific direct costs associated with the sale, delivery, or installation of the software underlying the license agreements consummated during the nine-month period ended September 30, 2003.  Additionally, the Company does not expect to incur any future obligations relating to these license fees. During the nine month period ended September 30, 2002, the Company did not generate any revenue, costs of revenue or gross profit related to wireless license fees.

Contracts and License Fees.  During the nine-month period ended September 30, 2003, the Company did not generate any revenue, costs of revenues, or gross profit from its former line of business that included providing governmental contract services and the commercial licensing of its technology in non-wireless environments. Gross profit resulting from governmental contract services and the commercial licensing of technology during the nine-month period ended September 30, 2002 totaled $144,134 or 63.1% of contracts and license fee revenue. The gross profit from these activities resulted from deducting primarily salaries and other related costs from the related earned revenue.

 Selling, General and Administrative Expenses.  Selling, general and administrative expenses consist primarily of salaries, consulting fees, office operations, administrative and general management activities, including legal, accounting and other professional fees. Selling, general and administrative expenses for the nine-month period ended September 30, 2003, were $3,712,981, compared to $5,088,280 for nine-month period ended September 30, 2002. The decrease in selling, general and administrative expenses during the current period as compared to the prior period reflect a reduction in several expense categories, namely salaries, third-party consulting fees, travel and general office administration costs.  The reductions in these categories reflect continued cost reduction efforts implemented by management.

Non-Cash Compensation.  Non-cash compensation for the nine-month period ended September 30, 2003 was $132,442 compared to $319,854 for the nine-month period ended September 30, 2002.  Non-cash compensation for the nine-month period ended September 30, 2003 reflects the amortization for nine months of deferred compensation resulting from stock options granted in prior years, at prices below the fair value of the underlying common stock.

Non-cash compensation for the nine months ended September 30, 2002 was $319,854 reflects $158,496 of amortization for nine months of deferred compensation resulting from stock options granted in prior years, at prices below the fair value of the underlying common stock. The remaining amount of $161,358 reflects stock options that were granted to an employee with exercise prices below the estimated fair value of the underlying common stock.

Research and Development.  Research and development expenses for the nine-month period ended September 30, 2003, were $809,207 compared to $468,661 for the nine-month period ended September 30, 2002. The increase in research and development expenses is a result of two factors.  First, the increased number of new wireless applications the Company has contracted to develop. In order to minimize these expenses, the Company increased its utilization of software developers in Croatia.  Personnel costs in Croatia are lower than those in the United States.  Second, the increase of the research and development costs in the current period as compared to the prior period resulted from a reallocation of employees who previously worked on governmental contracts.   During the second half of the nine month period ended September 30, 2002, there were no governmental contracts in process and accordingly, all employees who were previously assigned to work on such contracts were assigned to work on research and development activities in the mobile and wireless sector.

Non-Cash Consulting Expense.  Non-cash consulting expense for the nine-month period ended September 30, 2003, in the amount of $110,192 is attributable to: (1) the issuance of 219,266 shares of restricted common stock issued to consultants for services valued at $78,595; (2) 56,800 stock options granted to consultants for services valued at $11,976, such value was determined by using the Black-Scholes option-pricing model; (3) the $15,000 of amortization of a deferred expense recorded in 2002 relating to the issuance of 55,555 shares of restricted common stock, valued at $22,500, for consulting services to be rendered over a 4.5 month period; and (4) $4,621, representing the fair value, as determined using the Black-Scholes option-pricing model, of the vested portion of 33,333 options granted to a member on the Company’s advisory board.

 Non-cash consulting expense for the nine months ended September 30, 2002, in the amount of $797,161 is attributable to the following: (1) the issuance of 298,605 shares of restricted common stock and 436,282 options and warrants to purchase restricted common stock to consultants for services valued at $710,652; (2) stock options granted to three new members of our Advisory Board during the nine months ended September 30, 2002 resulting in deferred consulting expense of $103,950, of which $71,509 was charged to expense during the nine months ended September 30, 2002; and (3) a stock option granted to a member of our Advisory Board for consulting services resulting in total deferred consulting expense of $40,000, of which $15,000 was charged to expense during the nine months ended September 30, 2002.  The remaining amounts of deferred compensation not charged to expense will be charged to expense as future vesting of the stock options occurs.   The value of the stock options granted to consultants, including the members of the Board of Advisors, was determined by using the Black-Scholes option-pricing model.

Interest Expense.  Interest expense for the nine-month period ended September 30, 2003, was $51,775, compared to interest expense of $459,186 for the corresponding period of the prior year. Net interest expense for the nine-month period ended September 30, 2003 related to interest costs associated with capital lease obligations and note payable agreements.

Net interest expense for the nine-month period ended September 30, 2002, was $459,186 and includes interest costs associated with capital lease obligations and note payable agreements of $38,936, plus the following items associated to the convertible debentures issued on July 19, 2002:

  $190,000, relating to the value, as determined by the Black-Scholes pricing model, of the 1,724,138 warrants issued to the debentures holders;

  $189,655, relating to the value of the beneficial conversion feature associated with the convertible debentures;

  $39,310, relating to placement agent fees, consisting of a cash commission of $30,000 and a warrant to purchase 51,724 shares of common stock that was valued at $9,310 using the Black-Scholes pricing model and;

  $1,285, relating to interest expense incurred while the debentures remained outstanding based on the stated rate of 6% per annum.  At the Company’s election, theses interest costs were paid through the issuance of shares of common stock based on the conversion rate of $0.29, resulting in the issuance of 4,429 shares of common stock.

The value of the warrants issued to the debenture holders was initially recorded as a discount to the $500,000 face value of the debentures.  This discount was to be amortized to interest expense over the term of the debentures. Since all of the debentures were converted into common stock during the three months ended September 30, 2002, the total value assigned to the warrants became fully amortized to interest expense during this period. The beneficial conversion feature was recorded since the conversion price of the debentures was below the fair market value of our common stock on the date the convertible debentures were issued.  This non-cash charge was recorded immediately as interest expense because the debentures were convertible upon issuance.

Non-cash Settlements.  Non-cash settlements totaling $1,409,031, during the nine-month period ended September 30, 2003, is comprised of settlements with six creditors of the Company noted below.

On February 21, 2003, the Company signed and executed a mutual release of all claims with a former law firm that had provided legal services to the Company.  Under the terms of this agreement, both parties agreed to a mutual release of any and all claims between the parties, as well as a cancellation of the unpaid fees owed by the Company to the law firm, totaling $886,557.  The Company did not issue any cash or equity securities or enter into any other obligations in connection with this release.  The settlement gain resulting from this transaction was $886,557.

On June 7, 2002, AT&T filed a civil lawsuit in the United States District Court for the Eastern District of North Carolina against Summus.  In this suit, AT&T claims that it is entitled payment in the amount of $238,783 for telephone calls and services rendered to the Company.  In March 2003, the Company and AT&T settled the claim between them, whereby both parties agreed to reduce the total amount owed by the Company to AT&T to $120,000 and this reduced amount be repaid over an 18 month period commencing in March 2003.  The settlement gain resulting from this transaction was $118,783.

On February 27, 2003, Holland & Knight LLP (“H&K”) filed a civil lawsuit in the Superior Court for the District of Columbia against Summus.  In this suit, H&K claims that it was entitled to $867,268, plus interest, for services rendered to Summus.  Summus and H&K entered into an agreement on May 23, 2003 settling this litigation, whereby both parties agreed to the following terms.

  $217,268 of the total balance due was forgiven by H&K, resulting in a portion of the settlement gain of this transaction.

  $325,000 of the total balance due will be paid over a three-year period with monthly installments of $9,028, commencing on June 1, 2003.   The settlement agreement did not provide for an interest rate component pertaining to the three-year payment plan.  Therefore, an interest rate of 20% per annum was used to present value the note, resulting in a net present value of $242,926. The difference between the face value of $325,000 and the net present value of $242,926, totaling $82,074,  was recorded as a portion of the settlement gain of $82,074.  The 20% rate of return was considered appropriate to fair value the note based on the Company’s financial condition, including its negative working capital and negative net worth position.

  The remaining amount of the recorded liability due to H&K of $325,000 was satisfied through the issuance to H&K of 738,636 shares of the Company’s unregistered common stock, with registration rights. The fair value of the 738,636 shares of unregistered common stock was estimated at $273,295, based on the traded value of the Company’s common stock on the date the settlement agreement became effective.  The difference between the estimated fair value of the 738,636 unregistered common shares and the recorded value of the liability of $325,000, totaling, $51,705, was recorded as a portion of the settlement gain of $51,705. The unregistered shares have since been registered, and H&K has contractually agreed to sell no more than 18,000 shares in any one (1) business day.

  Therefore, the aggregate settlement gain resulting from this transaction totaled $351,047.

  The settlement agreement also provided that if the Company raised $5.0 million or more in capital at one time, all remaining unpaid amounts owed under the $325,000 note agreement shall become immediately due and payable.  This note is unsecured, and upon default of the terms of the agreement, the unpaid balance shall become immediately due and payable and such amount shall include pre-judgment interest in the amount of 6% accruing as of April 3, 2002 and post- judgment interest at a rate to be determined.

On June 5, 2003, the Company signed and executed an agreement pertaining to the payment of amounts owed to a current service provider. Under the terms of the agreement, the Company issued 427,419 shares of its unregistered common stock, with registration rights, for full payment of $132,500 owed to the service provider. The fair value of the 427,419 shares of unregistered common stock was estimated at $149,597, based on the traded value of the Company’s common stock on the date the settlement agreement became effective.  The difference between the estimated fair value of the 427,419 unregistered common shares and the recorded value of the liability of $132,500 was recorded as a settlement loss of $17,097. The service provider has contractually agreed to sell no more than 5,000 shares in any one (1) business day.

On August 29, 2003, the Company signed and executed an agreement pertaining to past due amounts owed to a current service provider totaling $62,500.  Under the terms of the agreement, the service provider agreed to forgive $14,500 of the total past due amounts. The remaining amount due of $48,000 is to be paid in twelve-monthly installments of $4,000 each.  The non-cash settlement gain resulting from this transaction totaled $14,500.

During 1999, the Company entered into an agreement with  Raytheon Company (“Raytheon”) to repurchase 1,533 shares of its common stock from Raytheon for an aggregate value of $268,373, of which $268,075 represented a termination fee for a development contract and $298 represented the fair value of the shares repurchased. In connection with this agreement, the Company entered into a promissory note with Raytheon whereby the Company agreed to pay approximately $10,000 per month over a 27-month period to fund this transaction. The Company did not make all required monthly installments and thus defaulted on the promissory note. Consequently, the note began accruing interest at 18% per annum.   On September 30, 2003, the Company executed a settlement agreement with Raytheon whereby both parties agreed to the following terms.

  $49,128 of the total balance due was forgiven by Raytheon, resulting in a portion of the settlement gain of this transaction.

  $87,516 of the total balance due will be paid over a 22 month period, with an initial payment of $10,000; six (6) equal monthly installments of $3,000; fourteen (14) monthly installments of $4,000; and one final installment of $3,516.  The settlement agreement did not provide for an interest rate component pertaining to the 22-month payment plan.  Therefore, an interest rate of 20% per annum was used to present value the note, resulting in a net present value of $74,306. The difference between the face value of $87,516 and the net present value of $74,306, totaling $13,210 was recorded as a portion of the settlement gain. The 20% rate of interest was considered appropriate to fair value the note based on the Company’s financial condition, including its negative working capital and negative net worth position.

  The remaining amount of the recorded liability due to Raytheon of $87,516 was satisfied through the issuance to Raytheon of 295,662 shares of the Company’s unregistered common stock, with registration rights. The fair value of the 295,662 shares of unregistered common stock was estimated at $94,613, based on the traded value of the Company’s common stock on the date the settlement agreement became effective.  The difference between the estimated fair value of the 295,662 unregistered common shares and the recorded value of the liability of $87,516, totaling $7,097, was recorded as an offset to the settlement gain.  Raytheon has contractually agreed to sell no more than 15,000 shares in any one (1)-business day.

Therefore, the aggregate settlement gain resulting from this transaction totaled $55,241.

The aggregate value of these non-cash settlements totaling $1,409,031, has been recorded as a reduction to the Company’s accounts payable and a credit in the Company’s Statement of Operations for the nine-month period ended September 30, 2003.

Net Loss.  As a result of the factors discussed above, the net losses for the nine-month periods ended September 30, 2003 and 2002 were $2,967,196 and $6,954,834, respectively.

Year ended December 31, 2002 compared to Year ended December 31, 2001

Revenues.  Total revenues decreased $342,806 to $406,952 in the year ended December 31, 2002, down 45.7% from $749,758 in the year ended December 31, 2001. The decrease in revenues primarily resulted from a shift in the Company’s focus from providing governmental contract services and the commercial licensing of technology to developing solutions for the mobile and wireless market during the first quarter of 2002.

During the first quarter of 2002, most of the Company’s resources were used to provide governmental contract services generating revenues of $118,343 and to license technology generating license fees of  $84,476.  All revenue earned during the year ended December 31, 2001 resulted from providing governmental contract services and licensing technology.

Commencing in the second quarter of 2002, the Company’s resources were dedicated to the development of solutions for the mobile and wireless markets.  Revenues earned from providing these services totaled $204,133, which included $100,000 earned under a strategic partnership agreement where the Company provided its expertise to assist its partner in the development of market and business plans and opportunities in the wireless and mobile market, $55,980 earned under non-recurring engineering agreements and licensing agreements, and $48,153 earned from the deployment of wireless applications.

Cost of Revenues.  Total cost of revenues decreased $117,445 to $182,109 in the year ended December 31, 2002, down 39.2% from $299,554 in the prior year. The decrease in cost of revenues primarily resulted from a shift in the Company’s focus from providing governmental contract services and the commercial licensing of technology to developing solutions for the mobile and wireless market during the first half of 2002.

Costs of providing governmental contract services and license fees during the first quarter of 2002 and for the year ended December 31, 2001 were comprised primarily of salaries and related costs of providing government contract services.  Specific costs of license-fee revenue have historically been insignificant and not separately maintained.

Commencing in the second quarter of 2002, costs of revenues were primarily comprised of direct costs associated with the sale and delivery of our solutions for the mobile and wireless market.  These costs consisted primarily of fixed costs consisting of monthly third-party hosting fees.

Gross Profit.  Total gross profit decreased $225,361, or 50.1%, to $224,843 for the year ended December 31, 2002, compared with $450,204 for the year ended December 31, 2001. The decrease in gross profit primarily resulted from a shift in the Company’s focus from providing governmental contract services and the commercial licensing of technology to developing solutions for the mobile and wireless market during the second quarter of 2002.

Gross profit resulting from governmental contract services and commercial licensing of technology during the year ended December 31, 2002 totaled $138,973 or 68.5% compared to $450,204 or 60.1% in the prior year. The increase was primarily attributable to more license-fee income earned in the year ended December 31, 2002 compared to the prior year. License-fee income generates a higher gross profit percentage compared to contract revenues.

Gross profit resulting from the development and deployment of solutions for the mobile and wireless market during the year ended December 31, 2002, totaled $85,870, or 42.1%.  The gross profit resulting from these activities is a result of deducting costs that are primarily fixed in nature, primarily third-party hosting fees, from the related earned revenue.

Selling, General and Administrative Expenses.  Selling, general and administrative expenses consist primarily of salaries, consulting fees, office operations, administrative and general management activities, including legal, accounting and other professional fees. Selling, general and administrative expenses for the year ended December 31, 2002, were $6,155,416, compared to $7,740,867 for the year ended December 31, 2001. The decrease in selling, general and administrative expenses during the year ended December 31, 2002, as compared to the prior year, reflect the cost reduction efforts during 2002, offset by additional cost associated with the launching of first commercial applications in the mobile and wireless market.  Selling, general and administrative expenses for the year ended December 31, 2001, include legal and administrative costs associated with the Company’s efforts to regain its listing status on the OTC bulletin Board.  Similar costs were not incurred in 2002.

Non-Cash Compensation.  Non-cash compensation for the year ended December 31, 2002 was $364,000 compared to $956,321 for the prior year. Non-cash compensation for the year ended December 31, 2002 of $364,000 reflects $202,642 of amortization of deferred compensation resulting from stock options granted in prior years, at prices below the fair value of the underlying common stock. The remaining amount of $161,358 reflects stock options that were granted to an employee, who was also a director of Summus, with exercise prices below the estimated fair value of the underlying common stock.

Non-cash compensation for the year ended December 31, 2001, was $956,321. During the year ended December 31, 2001, stock options, net of forfeitures, were granted to employees with exercise prices below the fair market value of the underlying common stock resulting in total compensation of $864,164, of which $754,164 was charged to expense during the year ended December 31, 2001. The remaining amount, $110,000, has been classified as deferred compensation and is being charged to expense as future vesting of the stock options occurs. The remaining amount of non-cash compensation for the year ended December 31, 2001 of $202,157 reflects the amortization of deferred compensation resulting from stock options granted during the year ended December 31, 2000, with exercise prices below the fair value of the underlying common stock.

Research and Development.  Research and development costs for the year ended December 31, 2002 were $918,948 compared to $952,605 for the prior year. The decrease in these costs was due primarily to a reduction in the staffing level during 2002 compared to the prior year.  Included in the research and development costs in 2001, is $337,451 in previously capitalized software development costs that were written off in the fourth quarter of 2001.

Non-Cash Consulting Expense.  Non-cash consulting expense for the year ended December 31, 2002, in the amount of $887,992, is attributable to the following: (1) the issuance of 394,567 shares of  unregistered common stock and 453,532 options and warrants to purchase  unregistered common stock to consultants for services valued at $765,477; (2) stock options granted to three new members of our Advisory Board during the year ended December 31, 2002, resulting in non-cash consulting expense of $97,515; and (3) a stock option granted to a member of our Advisory Board for consulting services resulting in non-cash consulting expense of $25,000. during the year ended December 31, 2002.  The value, as determined using the Black-Scholes pricing model, of the stock options granted to consultants, including the members of the Board of Advisors, was recorded using the fair value method of accounting.

Non-Cash Settlements.  Non-cash settlements for the year ended December 31, 2001, in the amount of $1,132,352, are attributable to the settlement of claims of Van Ernst Jakobs N.V. valued at $1,051,915 and the settlement of the ENELF LLC lawsuit valued at $80,437.  For further disclosure, see footnote 17 to the audited consolidated financial statements included in this report.

Net Interest Income (Expense).Net interest expense for the year ended December 31, 2002, was $469,571, compared to net interest expense of $56,750 for the corresponding period of the prior year. Net interest expense for the year ended December 31, 2002, includes interest costs associated with capital lease obligations and note payable agreements of $49,321, plus the following items associated with the convertible debentures issued on July 19, 2002:

  $190,000, relating to the value, as determined by the Black-Scholes pricing model, of the 1,724,138 warrants issued to the debenture holders;

  $189,655, relating to the value of the beneficial conversion feature associated with the convertible debentures;

  $39,310, relating to placement agent fees, consisting of a cash commission of $30,000 and a warrant to purchase 51,724 shares of common stock that was valued at $9,310 using the Black-Scholes pricing model; and

  $1,285, relating to interest expense incurred while the debentures remained outstanding based on the stated rate of 6% per annum.  At the Company’s election, these interest costs were paid through the issuance of shares of common stock based on the conversion rate of $0.29, resulting in the issuance of 4,430 shares of common stock.

The value of the warrants issued to the debenture holders was initially recorded as a discount to the $500,000 face value of the debentures.  This discount was to be amortized to interest expense over the term of the debentures. Since all of the debentures were converted into common stock during the year ended December 31, 2002, the total value assigned to the warrants was fully amortized to interest expense during the year. The beneficial conversion feature was recorded since the conversion price of the debentures was below the fair market value of our common stock on the date the convertible debentures were issued.  This non-cash charge was recorded immediately as interest expense because the debentures were convertible upon issuance.

Net interest expense for the year ended December 31, 2001, includes interest costs associated with capital lease obligations and note payable agreements of $56,750.

Loss from Discontinued Rich Media Direct Operations.  Summus recorded a loss from operations of its "Rich Media Direct" business of $135,798, as well as a loss on disposal of these operations of $215,500, for the year ended December 31, 2001. Our divestiture of this business includes the sale of Douglas May & Co. to Mr. May on September 19, 2001.

Net Loss.  As a result of the factors discussed above, the net losses for the years ended December 31, 2002 and 2001 were $8,571,084 and $10,739,809, respectively.

Year ended December 31, 2001 compared to Year ended December 31, 2000

Revenues.  Total revenues decreased $318,900 to $749,758 in the year ended December 31, 2001, down 29.8% from $1,068,658 in the year ended December 31, 2000. The decrease in revenues was due to a decrease in commercial license fee revenue as well as a decline in the level of governmental contract services rendered.

Costs of Revenues.  Total costs of revenues decreased $98,772 to $299,554 in the year ended December 31, 2001, down 24.8% from $398,326 in the prior year. Costs of contracts and commercial license fees for the year ended December 31, 2001 and 2000 were comprised primarily of salaries and related costs of providing government contract services.  Specific costs of license-fee revenue have historically been insignificant and not separately maintained.

Total gross profit decreased $220,128, or 32.8%, to $450,204 for the year ended December 31, 2001, compared with $670,332 for the year ended December 31, 2000. The decrease was primarily attributable to less license-fee income in the year ended December 31, 2001, compared to the prior year. License-fee income generates a higher gross profit percentage compared to contract revenues.

Selling, General and Administrative Expenses.  Selling, general and administrative expenses consist primarily of salaries, consulting fees, office operations, administrative and general management activities, including legal, accounting and other professional fees. Selling, general and administrative expenses for the year ended December 31, 2001, were $7,740,867, compared to $6,180,862 for the year ended December 31, 2000. The increase in selling, general and administrative expenses primarily reflects the effects of the Summus, Ltd. asset acquisition in February 2001.

Non-Cash Compensation.  Non-cash compensation for the year ended December 31, 2001 was $956,321 compared to $2,127,962 for the prior year. During the year ended December 31, 2001, stock options, net of forfeitures, were granted to employees with exercise prices below the fair market value of the underlying common stock resulting in total compensation of $864,164, of which $754,164 was charged to expense during the year ended December 31, 2001. The remaining amount, $110,000, was classified as deferred compensation and is being charged to expense as future vesting of the stock options occurs. The remaining amount of non-cash compensation for the year ended December 31, 2001 of $202,157 reflects the amortization of deferred compensation resulting from stock options granted during the year ended December 31, 2000, with exercise prices below the fair value of the underlying common stock. For the year ended December 31, 2000, amortization of deferred compensation, resulting from the issuance of stock options with exercise prices below the fair value of the underlying common stock, was $2,127,962. The decrease in amortization of deferred compensation recorded in the year ended December 31, 2001, as compared to the prior year from options granted in year 2000 is primarily the result of the reversal of deferred compensation from forfeited stock options during 2001, plus the large number of fully vested options granted during the year ended December 31, 2000.

Research and Development.  Research and development costs for the year ended December 31, 2001, were $952,605 compared to $1,159,833 for the prior year. The decrease in these costs was due primarily to the reduced staffing level in the first half of 2001 compared to the prior year.  Included in the research and development costs in 2001, is $337,451 in previously capitalized software development costs that were written off in the fourth quarter of 2001.

Non-Cash Settlements.  Non-cash settlements for the year ended December 31, 2001, in the amount of $1,132,352, are attributable to the settlement of claims of Van Ernst Jakobs N.V. valued at $1,051,915 and the settlement of the ENELF LLC lawsuit valued at $80,437.  For further disclosure, see footnote 17 to the audited consolidated financial statements included in this report.

Gain on Sale of Stock of Equity Investee.  Gain on the sale of stock of equity investee for the year ended December 31, 2000, was $3,680,065. In 1999, Summus, Ltd. acquired shares of Summus common stock, which it later sold to third parties. During the year ended December 31, 2000, Summus, Ltd. sold 1,000,000 shares of Summus common stock for gross proceeds of $4,493,428, resulting in a gain on sale of $3,680,065.

Participation in Loss of Equity Investee.  Participation in loss of equity investee for the year ended December 31, 2000, was $6,356,932. In 1999, Summus, Ltd. acquired a significant ownership interest in Summus.   Summus, Ltd. accounted for its investment in Summus using the equity method of accounting. Under the equity method of accounting, Summus, Ltd. adjusted its investment in Summus for its share of Summus' losses subsequent to the date of Summus, Ltd.'s initial investment. During 2000, Summus, Ltd.'s investment in Summus was reduced to zero as a result of Summus, Ltd.'s sales of shares of Summus common stock and through Summus, Ltd.'s recognition of its share of the losses of Summus.

Net Interest Income (Expense).  Net interest expense for the year ended December 31, 2001, was $56,570, compared to net interest income of $23,911 for the prior year. Net interest expense for the year ended December 31, 2001, related to interest costs associated with capital lease obligations and note payable agreements. The net interest income in the year ended December 31, 2000, resulted from earnings on cash balances generated from the sale of shares of Summus common stock, net of interest costs on capital lease obligations and note payable agreements.

Loss from Discontinued Rich Media Direct Operations.  Summus recorded a loss from operations of its "Rich Media Direct" business of $135,798, as well as a loss on disposal of these operations of $215,500, for the year ended December 31, 2001. Our divestiture of this business includes the sale of Douglas May & Co. to Mr. May on September 19, 2001.

Net Loss.  As a result of the factors discussed above, the net losses for the years ended December 31, 2001 and 2000 were $10,739,809 and $11,451,281, respectively.

Liquidity and Capital Resources

As of September 30, 2003 we had cash of $387,112, negative working capital of approximately $2.4 million, and approximately $3.2 million in current liabilities.  During the three-month period ended September 30, 2003, we funded our operations primarily through: (1) the sale of 1,250 shares of our unregistered Series C convertible preferred stock along with warrants to purchase 5.0 million shares of the unregistered common stock to individual accredited investors for gross proceeds of $1,250,000; and (2) the sale of 650 shares of our unregistered Series D convertible preferred stock along with warrants to purchase 1,625,000 shares of the unregistered common stock to individual accredited investors for gross proceeds of $650,000. While our net cash used in operations continues to decrease, we anticipate that we will continue to utilize our equity securities as the primary source of our liquidity until we obtain funding from additional institutional sources and generate positive cash flow from operations.  We are currently discussing funding with various institutional investment groups; however, we cannot guarantee that we will be able to raise the necessary capital or that, if we do so, it will be on favorable terms. We may have to sell equity at below market rates, and any future sales of our capital stock to finance our business plan will dilute our existing shareholders' ownership. Our continuation as a going concern depends on our ability to generate sufficient cash flow to meet our obligations on a timely basis, to obtain additional financing as may be required and ultimately to attain profitability.  In light of our financial condition and operating losses, our auditors have included in their report on our audited consolidated financial statements for the fiscal year ended December 31, 2002, an explanatory paragraph which expresses substantial doubt about our ability to continue as a going concern.

During the month of October 2003, the Company sold an additional 3,350 shares of its Series D convertible preferred stock and issued warrants in connection with such sale to purchase 8,375,000 shares of unregistered common stock with an exercise price of $0.35 per share for gross proceeds of $3,350,000.   Additionally, during October, the Company amended its articles of incorporation to establish its Series E convertible preferred stock that has rights and privileges identical to the Series D convertible preferred stock.  During October, the Company sold 200 shares of its Series E convertible preferred stock and issued warrants in connection with such sale to purchase 500,000 shares of unregistered common stock with an exercise price of $0.35 per share for gross proceeds of $200,000.  Company paid cash commissions of $162,763 in connection with these offerings.

As of the date of this prospectus, we have not paid 2 of our regularly scheduled bi-monthly payrolls earned in 2003 to all the employees of Summus totaling $187,500.  In addition, we owe consultants approximately $147,000 for services provided to Summus through September 30, 2003.  As of the date of this filing, these amounts remain unpaid and are recorded as accrued liabilities in the period they were incurred.  Commencing August 15, 2002, the Company adopted an alternative compensation arrangement for its executives. Under the terms of the new arrangement, electing executives may receive a portion of their annual cash compensation in the form of fully vested stock options.  The stock options have an exercise price equal to the fair market value of the Company’s common stock based on the closing price of the common stock at the end of each respective payroll period.  The amount of compensation to be received in stock options (the “target compensation”) is to be determined by the participating executive based on increments of 5% commencing with a minimum level of 15% of the participant’s annual compensation.  The number of shares underlying each option will be determined by dividing the dollar value of the target compensation by the closing price at the end of each respective payroll period.  Once this election is made, it will remain effective for a minimum of three months and can be terminated early at the full discretion of the Company. Four of the Company’s executives participated in this arrangement from its inception through the six-month period ended June 30, 2003 and three of the Company’s executives continued to participate in this arrangement during the three month period ended September 30, 2003, at reduced salary levels ranging between 25% and 35% of their respective annual compensation. During the three and nine-month periods ended September 30, 2003, the Company issued 137,298 and 415,071 fully vested stock options with exercise prices ranging between $0.28 and $0.51 per share under this plan.

Through the end of our fiscal year ended December 31, 2002 and during 2003, we had entered into settlement agreements or arrangements with several of our vendors under which such vendors have agreed to our payment of less than the amounts due, the extension of payment terms by between 9-36 months and/or the satisfaction of the amounts due through a combination of cash and stock.  As of the date of this filing, we have been able to make all of the required payments established under settlement agreements previously arranged with certain vendors.  We continue to communicate with our vendors to keep them informed of our situation and discuss payment arrangements amiable to both parties under the current circumstances.  Additionally, as of September 30, 2003, we had approximately $3.2 million in current liabilities, of which $1.1 million were greater than 90 days old.

As of the date of this prospectus, we are a party to one unsettled lawsuit, whereby the claimant has sued us for non-payment of services provided to the Company.  The aggregate value of this claim is $276,374 (which has been accrued), plus interest.  Summus has filed an answer to this claim disputing the total amount claimed and is in the process of attempting to negotiate a settlement with the creditor.

Under the terms of a settlement agreement dated August 7, 2001 with Analysts International Corporation ("AIC"), we agreed to pay the sum of $358,426, plus interest accruing at the rate of 8% per annum from March 31, 2000, according to the following payment schedule: (i) $20,000 upon execution of the settlement agreement, (ii) $5,000 per month for a period of nine months, commencing one month after execution of the agreement, and (iii) $10,000 per month thereafter until the balance of the indebtedness was paid in full.  We ceased making payments under this settlement agreement on November 15, 2002 due to liquidity constraints, and therefore, we were in default under the initial terms of the agreement. The Company received notification of its default from AIC on July 9, 2003, and the 3-day cure period to which the Company was entitled under the terms of the settlement agreement expired, which would allow AIC to file a consent judgment against the Company.  While negotiating to amend the settlement agreement in August 2003, Summus learned that AIC had filed the consent judgment on February 13, 2002, which Summus believes is in breach of the original settlement agreement.  In September 2003, the parties negotiated a revised settlement agreement pursuant to which (i) the consent judgment remains filed and of record, (ii) AIC will file with the court a credit to the judgment reflecting all payments made by the Company; (iii) the payment terms have been revised to require payment by the Company of $60,000 by September 5, 2003, which has been made, and $7,500 per month thereafter until the full amount of the current indebtedness of approximately $172,648 in principal and $85,000 in accrued interest is paid, and (iv) AIC agrees to refrain from executing on the consent judgment as long as the Company makes the payments required by the revised settlement terms as identified in this paragraph.  In the event that the Company fails to make a scheduled payment as set forth in this revised settlement agreement, AIC may execute on the consent judgment and seek to satisfy the judgement from the assets of the Company in accordance with the laws of the state of North Carolina.  The execution of the AIC consent judgment, if effected by AIC, could have a material adverse effect on the ability of the Company to continue in business.  There can be no assurance that we will be able to generate sufficient funds in order to maintain the scheduled payments under this revised settlement agreement with AIC.

The success and growth of our business is dependent in large part on our ability to partner and develop relationships within the wireless industry. In order for us to execute fully on our business plan, we anticipate that it will require approximately $4.0 to $5.0 million in additional working capital within the next 12 months to complete the domestic rollout of our operations, as well as the expansion of our operations to Europe and Asia, where the wireless network infrastructure is currently more developed than it is in North America. We are currently discussing funding with various institutional investment groups; however, we cannot guarantee that we will be able to raise the necessary capital or that, if we do so, it will be on favorable terms. We may have to sell equity at below market rates, and any future sales of our capital stock to finance our business plan will dilute our existing shareholders' ownership.

Cash Flow used in Operating Activities.  Net cash used in operating activities was $3,511,722 in the nine-month period ended September 30, 2003, compared to $5,748,920 in the corresponding period of the prior year. The decrease in net cash used in operating activities was primarily due to the reduction in the net loss for the current period as compared to the prior period and less cash payments on accounts payable and accrued liabilities in the current period as compared to the prior period.

Cash Flow from Investing Activities.  Net cash was used in investing activities was $11,721in the nine-month period ended September 30, 2003, compared to $38,886 in the corresponding period of the prior year.  Net cash used in investing activities for each of the nine-month periods ended September 30 represented the purchase of computer equipment.

Cash Flow from Financing Activities.  Net cash provided by financing activities was $3,884,565 in the nine-month period ended September 30, 2003 compared to net cash provided by financing activities of $6,070,792 in the corresponding period of the prior year. Net cash provided by financing activities in the nine-month period ended September 30, 2003 related to:

  the sale of 2,703,903 shares of unregistered common stock, along with warrants to purchase an additional 316,000 shares of common stock, and the repricing and simultaneous exercise of  4,242,261 previously issued warrants. These transactions were in two forms.  The first form involved purchases of common stock at prices which were above the traded value and allowed these investors to reduce the exercise price of a certain number of their previously purchased warrants, typically allowing them to reprice 2 warrants for every share purchased. The other form allowed warrant holders to reduce the exercise price of previously issued warrants if the holder exercised those repriced warrants immediately. The original exercise prices of the repriced warrants ranged between $0.60 and $5.25, per share.  The repriced exercise prices ranged between $0.25 and $1.69, per share.  Total cash proceeds from the sale of the shares, new warrants and the exercise of repriced existing warrants were $1,326,607;
  the sale of 1,250 shares of unregistered Series C convertible preferred stock, along with warrants to purchase an additional 5.0 million shares of common stock for net proceeds of $1,214,737;

  the sale of 650 shares of unregistered Series D convertible preferred stock, along with warrants to purchase an additional 1,625,000 shares of common stock for net proceeds of $650,000;

  the issuance of 2,776,975 shares of unregistered common stock upon the exercise of warrants with exercise prices ranging from $0.25 to $0.47 per share.  Of the 2,776,975 exercised warrants, 2,767,075 were exercised in connection with these repricing of the exercise price of the warrants as described in the previous paragraph.  The initial exercise prices of the warrants ranged between $0.60 and $5.25. The repriced exercise prices ranged between $0.25 and $1.69. The exercise of these warrants generated gross proceeds of $779,355 and;

  cash was used for $86,134 in principal payments on capital lease obligations.

Net cash provided by financing activities in the nine-month period ended September 30, 2002 related to:

  the sale of 7,538,813 shares of our common stock, along with warrants to purchase an additional 15,104,560 shares of common stock, at exercises prices ranging from $0.50 to $2.80 per share (all such securities being "restricted securities" as defined in Rule 144) to accredited investors, generating aggregate proceeds of $5,756,481;

  The issuance of 6% convertible debentures, along with warrants to purchase an additional 1,724,138 shares of common stock, at exercise prices ranging from $0.47 to $0.59 per share (all such securities being “restricted securities” as defined in Rule 144) to accredited investors, generating aggregated gross proceeds of $500,000;

  $22,750 consisting of $12,750 in proceeds from the exercise of stock options and $10,000 in cash collections on a stock subscription receivable; and

  $208,439 in principal payments on capital lease obligations and note payable agreements.

New Accounting Pronouncements

In August 2001, the Financial Accounting Standards Board (“ FASB”) issued Statement of Financial Accounting Standards 143, “Accounting for Asset Retirement Obligations” (“SFAS 143”).  SFAS 143 requires an entity to record a liability for an obligation associated with the retirement of an asset at the time that the liability is incurred by capitalizing the cost as part of the carrying value of the related asset and depreciating it over the remaining useful life of that asset.  The standard is effective for financial statements for fiscal years beginning after June 15, 2002 and was adopted by the Company on January 1, 2003.  The adoption of SFAS 143 did not have a material impact on the Company’s results of operations, financial position or cash flows.

In April 2002, the FASB issued Statement of Financial Accounting Standards 145, “Rescission of FASB Statements No. 4, 44, and 62, Amendment of FASB Statement No. 13, and Technical Corrections” (“SFAS 145”).  SFAS 145 requires gains and losses on extinguishments of debt to be classified as income or loss from continuing operations rather than as extraordinary items as previously required under Statement 4.  Extraordinary treatment will be required for certain extinguishments as provided in APB 30.  SFAS 145 also amends Statement 13 to require certain modifications to capital leases be treated as a sale-leaseback and modifies the accounting for sub-leases when the original lessee remains a secondary obligor (or guarantor).  SFAS 145 is effective for all fiscal years beginning after May 15, 2002 and was adopted by the Company on January 1, 2003.  The adoption of SFAS 145 did not have a material impact on the Company’s results of operations, financial position or cash flows.

In July 2002, the FASB issued Statement of Financial Accounting Standards 146, “Accounting for Costs Associated with Exit or Disposal Activities” (“SFAS 146”).  SFAS 146, which superseded EITF Issue 94-3, “Liability Recognition for Certain Employee Termination Benefits and Other Cost to Exit an Activity (including Certain Costs Incurred in a Restructuring)”, requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred.  Under Issue 94-3, a liability for an exit cost was recognized at the date of an entity’s commitment to an exit plan.  The provisions of this Statement are effective for exit or disposal activities that are initiated after December 31, 2002.   The adoption of SFAS 146 had no impact on the Company’s result’s of operations, financial position or cash flows.

In December 2002, the FASB issued Statement of Financial Accounting Standards No. 148, Accounting for Stock-Based Compensation   - Transition and Disclosure (“SFAS 148”).  SFAS 148 provides transition guidance for companies that adopt the fair value method for stock-based employee compensation and has certain disclosure provisions that are effective as of December 31, 2002.  Due to the Company continuing to apply the intrinsic value provisions of APB 25, the adoption of SFAS 148 did not have any impact on its net loss or financial position.  The disclosure provisions of this statement have been incorporated herein.

In November 2002, the FASB issued FASB Interpretation No. 45 (“FIN 45”), which expands previously issued accounting guidance and disclosure requirements for certain guarantees. FIN 45 requires companies to recognize an initial liability for the fair value of an obligation assumed by issuing a guarantee.  The provision for initial recognition and measurement of the liability will be applied on a prospective basis to guarantees issued or modified after December 31, 2002.  The Company does not expect the adoption of FIN 45 to have a material impact on the Company’s results of operations, financial position or cash flows.

In January 2003, the FASB issued FIN 46, Consolidation of Variable Interest Entities (“FIN 46”).  FIN 46 requires certain variable interest entities to be consolidated by the primary beneficiary of the entity if the beneficiary in the entity do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties.  The Company was required to adopt the provisions of FIN 46 effective July 1, 2003. The Company does not expect the adoption of FIN 46 to have a material impact on the Company’s results of operations, financial position or cash flows.

In May 2003, the FASB issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity ("SFAS 150"). SFAS 150 changes the accounting for certain financial instruments, which under previous guidance could be accounted for as equity. SFAS 150 requires that those instruments be classified as liabilities in statements of financial position. SFAS 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective for fiscal periods beginning after December 15, 2003. The Company has not issued any equity securities of this type since May 31, 2003 and is currently evaluating the impact of adoption of SFAS 150 on its financial position and results operations.

Description of Critical Accounting Policies

The preparation of our financial statements in conformity with accounting principles generally accepted in the United States requires us to make estimates and judgments that affect our reported amounts of assets and liabilities, revenues and expenses.  We have identified the following critical accounting policies that affect the more significant estimates and judgments used in the preparation of our financial statements.  On an ongoing basis, we evaluate our estimates, including those related to the matters described below.  These estimates are based on the information that is currently available to us and on various other assumptions that we believe to be reasonable under the circumstances.  Actual results could vary from those estimates under different assumptions or conditions.

Valuation of Equity Instruments

We have utilized our equity securities, including unregistered common stock and options/warrants to purchase unregistered common stock, pay for services and to settle obligations owed to or claimed by creditors. The issuance of equity instruments as payment for services rendered to Summus results in the recording of non-cash compensation or consulting expense as the services are performed.  We utilize the Black-Scholes option-pricing model to determine the value of options or warrants issued as payment for services.  Underlying the Black-Scholes option-pricing model are several assumptions that are evaluated by management and include: (1) a dividend yield; (2) a common stock volatility factor; (3) the risk-free interest rate; and (4) the expected life of the option or warrant. Management evaluates each of these assumptions on a periodic basis in order to determine the value of the equity instruments used as payment for services as well as to record the associated expense.  As conditions change, our evaluation of the assumptions underlying the Black-Scholes option-pricing model may change resulting in differing values of equity instruments issued for services between reporting periods.

Revenue Recognition

          Wireless applications and contracts

Commencing during the second quarter of 2002, our resources were dedicated to the development of solutions for the mobile and wireless markets.  Revenue earned from wireless applications is recognized upon delivery and acceptance by the end-user either as a one-time purchase or a monthly subscription.  Wireless application revenue reported by Summus is net of all third-party platform and carrier distribution fees, as well as any revenue Summus shares with its content partners.

In January 2002, the Company entered into a strategic partnership agreement related to the mobile and wireless markets.  Revenue earned under this agreement was recognized ratably over the twelve-month term of the agreement.

Periodically, we enter into non-recurring engineering arrangements with our content partners.  Generally, under the terms of these agreements, we receive funding upfront to complete projects. The funding we receive upfront is recorded as deferred revenue and is recognized as revenue under the terms of the individual arrangements.  Deferred revenue represents amounts received for which the Company has not yet completed its contractual obligations.

        Wireless License Fees

We recognize revenue from licensee fees for wireless software applications in accordance with the provisions of AICPA Statement of Position 97-2, “Software Revenue Recognition”, as amended by AICPA Statement of Position 98-9 “Modification of SOP No. 97-2 Software Revenue Recognition with Respect to Certain Transactions.” Revenue from software license fees is generally recognized upon delivery provided that a contract has been executed, the vendor fee is fixed or determinable, no significant vendor obligations or uncertainties surrounding customer acceptance remain, and collection of the resulting receivable is deemed probable.

       Contracts and license fees

During the first quarter of 2002, we derived our revenues primarily from research and development contracts for governmental agencies and the commercial licensing of our technology.  We recognized revenue on these contracts at the time services were rendered based upon the terms of individual contracts.  Regarding the commercial licensing of our technology, we followed the provisions of AICPA Statement of Position 97-2, “Software Revenue Recognition”, as amended by AICPA Statement of Position 98-9 “Modification of SOP No. 97-2 Software Revenue Recognition with Respect to Certain Transactions.” Revenue from software license fees is generally recognized upon delivery provided that a contract has been executed, the vendor fee is fixed or determinable, no significant vendor obligations or uncertainties surrounding customer acceptance remain, and collection of the resulting receivable is deemed probable.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

We do not use any derivative financial instruments for hedging, speculative or trading purposes. Our exposure to market risk is currently immaterial.

CONTROLS AND PROCEDURES

Within the 90-day period prior to the filing of this prospectus, an evaluation was carried out under the supervision and with the participation of the Company's management, including the Chief Executive Officer ("CEO") and Chief Financial Officer ("CFO"), of the effectiveness of our disclosure controls and procedures.  Based on that evaluation, the CEO and CFO have concluded that the Company's disclosure controls and procedures are effective to ensure that information required to be disclosed by the Company in reports that it files or submits under the Securities Exchange Act of 1934 is recorded, processed, summarized and reported within the time periods specified in Securities and Exchange Commission rules and forms.  Subsequent to the date of their evaluation, there were no significant changes in the Company's internal controls or in other factors that could significantly affect the disclosure controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

BUSINESS

Overview

Summus’ predecessor company, High Speed Net Solutions, Inc., was founded in 1984.  Summus, Ltd. was merged into High Speed in February 2001.  High Speed changed its name in February 2002 to Summus, Inc. (USA).  Our goal is to be the leading developer of applications and information processing tools that optimize the wireless multimedia experience.  Our solutions are developed using our BlueFuel™ platform and will enable the evolution of mobile and wireless devices from communication devices to control devices for dynamically changing personal networks.  We have designed, developed and deployed a suite of compelling end-user applications built on our BlueFuel platform; see “ - Our Products” below.  Our BlueFuel platform enables information mobility, management and exchange tasks on low-, mid- and high-tier data-enabled cellular handsets, smart phones, personal digital assistants (PDA’s) and other handheld wireless devices over existing second generation (2G) wireless networks as well as 2.5G and 3G networks.  Our vision is to is to enable the mobile end-user to carry out everyday tasks, wherever and whenever the user wants to, by seamlessly integrating the resources (data, devices, and communication networks) involved in accomplishing those tasks into an efficient, mobile interface.

The Market Opportunity

Market research sources project significant growth in the mobile and wireless market.  Revenues in the multi-billions of dollars are predicted over the next 2-4 years in several sectors within the mobile and wireless arena.  These sectors include streaming media, multimedia services, location-based services and multimedia messaging.  Over the next ten years, Telecompetition, Inc., projects that the market for advanced mobile and wireless services will exceed $275 billion.  Summus believes that ultimate success in the mobile and wireless market will require overcoming two significant challenges:

  developing and delivering compelling user experiences; and

  enabling the value chain through a strong business model, effective partnering strategies, and technical expertise.

Compelling End-User Experience

We believe the mobile and wireless market is presently underserved.  Currently, most mobile and wireless solutions offered fail to meet the needs and expectations of the mobile end-user due to at least one of the following reasons:

  Functionality focuses on delivering the PC/Internet experience to the cellular handset, not on creating functionality that extends the reach of the user through information mobility and the “on-the-fly” decision-making.

  Solutions are defined narrowly to meet the needs of a specific functional niche (e.g., messaging or alerts), not on solutions that personalize the use, access, and processing of information.

  More bandwidth and specialized hardware are necessities for delivering solutions, rather than effective and efficient uses of existing resources.

We believe that a successful solution will need to address the above issues.  We anticipate solutions in the marketplace to address the following functional capabilities:

  common user interface across activities;

  dynamic tracking and alerts for news, events, and activities;

  instant information exchange;

  information management and messaging;

  remote decision support (comparative shopping, information resources, analysis, etc.);

  scheduling and calendar/time management;

  location-based services; and

  mobile commerce (m-commerce).

Enabling the Value Chain

The wireless and mobile value chain consists of all the elements necessary to bring a solution to the mobile end-user, including applications, content, network infrastructure, devices and network connection service.  No solution for the wireless and mobile environment can be developed in isolation; all parts of the value chain must be considered.  The challenge in creating a successful solution is to synchronize the elements of the value chain across companies to deliver the total mobile and wireless solution to the end-user.  Critical players include the builders and operators of the global communications infrastructure, the information and content providers, content aggregators, and the mobile and wireless device manufacturers.

Our Strategy

To become a leading provider of efficient information processing solutions for the mobile and wireless market, we intend to use our technology assets to build solutions that provide a compelling user experience for consumers in the mobile and wireless environment, leverage these assets and solutions for growth by entering into strategic partnerships and commercial alliances, and employ a carefully designed intellectual property strategy to protect out market position, once established.

Our strategy is to apply our technology assets and experience with the objectives of:

  exploiting the market opportunity for mobile and wireless solutions by delivering compelling end-user applications for remote access to and processing of information resources via handheld devices;

  providing middleware products, which are a set of Application Program Interfaces (“APIs”), tools, and underlying efficient connectivity components comprising the BlueFuel platform, that provide seamless integration with access points into the carrier “pipeline” for participants in the value chain;

  establishing Summus as a leading provider of solutions, tools and services in the wireless and mobile market by utilizing BlueFuel as a leading platform for efficient information processing through mobile and wireless platforms;

  engaging a business model that leverages our technology assets by providing all participants in the mobile information value chain with an economic motivation to offer to their respective pieced of the solution thorough the BlueFuel platform; and

  recruiting partners and entering into agreements that complete and tie together the pieces necessary to deliver a total solution to the end-user.

We have secured a number of relationships across the value chain and continue to seek additional relationships to ensure that our products and services will be compelling and available to end-users, as described below.

Semiconductor and Device Designers and Manufacturers

Our relationship with semiconductor and device designers and manufacturers will revolve around embedding our BlueFuel components for more efficient content rendering using the microprocessors or digital signal processors (DSPs) in digital cell phones and PDAs.

We have designed and developed our BlueFuel platform to support video and image delivery, multimedia messaging, resource management, mapping, as well as 3D graphics delivery and rendering, that is compatible with QUALCOMM's Binary Runtime Environment for Wireless (BREW™) wireless operating system, and other operating systems including Symbian, J2ME and Pocket PC.  BREW is an applications platform for wireless devices using a variety of air interfaces.  Among these are Code Division Multiple Access (CDMA), which is expected to be the leading standard for third-generation, high-speed wireless voice and data communications; notwithstanding that GSM is currently the de facto standard in Europe and Asia, with a reported 824 million subscribers worldwide as of March 2003 (as reported by the GSM Association).  CDMA has a reported 146 million subscribers worldwide as of December 31, 2002 (as reported by the CDMA Development Group).  CDMA (1) has a greater network capacity, as a result of adjusting the transmission rate when there is no voice or data on the channel, (2) rapid and smooth migration to high-speed data capability, thus minimizing service interruptions during technology upgrades, (3) growing international coverage, and (4) the highest transmission speed.  The BREW platform provides a standard programming environment that gives software developers the tools to create compelling wireless applications and services that can be offered by wireless carriers to their customers.  QUALCOMM has established a multi-tiered membership program designed to support the developers of BREW-compatible wireless applications.  We have become a “Select” level developer under that program.  Neither our participation in, nor our status as, a Select developer within the BREW program imposes any obligations on QUALCOMM to enter into any agreement with us related to our products.

In conjunction with our strategy to support multiple mobile operating systems, we are working very closely with Nokia on integrating our products on its Series 40 and Series 60 handsets.  Currently, we are packaging our technology with one of Nokia’s Series 60 handsets, which is currently available on the AT&T Wireless and Cingular Wireless carrier networks.   Nokia is a key partner of ours and is one of the leading suppliers of handsets throughout the world.

Content Providers

In seeking to build relationships with content providers, our approach is to seek out major content brands, provide products for encoding and efficient storage, viewing, and manipulation of multimedia content for viewing on digital cell phones or PDAs, reduce the burden on the content provider to deliver applications and services on mobile devices, and provide a quick development cycle along with broad platform deployment support.  Content providers are accustomed to traditional means of message delivery (i.e., print media and the Internet).  The mobile and wireless media extend the reach of content providers, thereby offering the potential for increased revenue generation.  We have entered into contracts with various content providers to deliver, for example, news, weather, financial, sports and entertainment content, using our BlueFuel platform.

Our business development activities continue to expand with major content brands.  Throughout 2002 and 2003, we have executed contracts with a variety of content providers to build applications utilizing our BlueFuel platform.  Our agreements take one of two forms.  The first form of agreement is a revenue-sharing arrangement in which Summus develops the application using a partner’s content, and the revenue, net of third-party platform and carrier fees, is split between Summus and the content partner.  Our share of net revenue from each of these applications ranges from 7% to 75%.  In the second form of agreement, Summus retains and records all revenue generated from the applications and pays the content provider a monthly fee based on a volume matrix of subscribers accessing that particular partner’s content.

Content partners with which we have executed agreements and the status of each application developed using our BlueFuel platform are listed below:

  ZIO Interactive- We incorporated aspects of our BlueFuel platform and are the primary distributor of ZIO’s mobile and wireless games in the U.S. market.  Currently, we have two games developed on the BREW platform - Nineball, a billiards game, and Ultimate Golf Challenge, a golf simulation game.  Both of these are available on the Verizon Wireless, US Cellular, ALLTEL, and Telstra networks for a one-time purchase or through a monthly subscription. Nineball is also being distributed by VIVO, a Brazilian wireless carrier utilizing the BREW platform. Nineball is available for distribution on the J2ME platform and is currently being deployed by TMobile. Summus has also expanded its relationship with ZIO to provide additional games to the North and South American markets.  We anticipate having several new games available for carrier deployment in the fourth quarter of 2003

  Iteris, Inc.  – We have developed a traffic application called Real-Time TrafficTM, in which a subscriber can access localized traffic information from a cell phone.  This application provides access to live traffic reports for many major metropolitan areas in the United States.  For a monthly subscription price, subscribers can view traffic reports featuring travel times, traffic incidents, freeway images and colorful maps so that they can avoid traffic congestion and efficiently plan their daily commute.  This application is currently available on the BREW platform and is awaiting deployment on a carrier network.
  FunCaster Greetings™- This application enables a subscriber to use a wireless phone to send a personalized greeting card to any email address.  FunCaster Greetings is available on the BREW platform through the ALLTEL network and is awaiting deployment on additional BREW carrier networks.   FunCaster Greetings is also available for distribution on the J2ME platform and is waiting for deployment by wireless carriers utilizing this format.
  Snapfish– Snapfish Mobile – Powered by BlueFuelTM allows subscribers complete access to their film and digital photos stored on the Snapfish.com website.  Subscribers are able to store, view, share, print digital camera photos, and even save photos as wallpaper on the handset display via the Snapfish Mobile application.  Snapfish Mobile is available on the BREW platform through the Verizon Wireless and ALLTEL networks and on the WAP platform on the Cingular Wireless and O2’s Revolution wireless networks, as well as the AT&T Wireless mMode service network.  Snapfish Mobile is also available on the J2ME platform, but has yet to be deployed on a carrier network in this format.
  ServiceObjects– We have built two applications using content from ServiceObjects.  The first is Package Tracker™, which enables users to monitor their packages on three different shipping services: FedEx, UPS, and the United States Postal Service.  By entering the package tracking number, the application can tell a user when the package was delivered, who delivered it, and who signed for it - all from the user’s wireless phone.  The second ServiceObjects application is ATM Finder™, which offers users the ability to locate the nearest ATM directly from their mobile phone.  Both applications are available on the BREW platform on the ALLTEL network and are awaiting deployment on additional BREW carrier networks.  In addition, Package Tracker is offered as part of a bundled set of applications through Single Touch Interactive, Inc., a Mobile Virtual Network Operator.

  FreeRealTime.com, Inc.– We have developed Stock Tracker™, an application that provides stock quotes directly to a subscriber’s mobile device. Stock Tracker provides a subscriber information on the last trade, changes in stock price, volume, and the bid and asked prices of a particular stock.  This application is available on the BREW platform through the Verizon Wireless and ALLTEL networks, and as part of a bundled set of applications through Single Touch.  In addition, we are in the process of developing a real-time stock quoting application that will be available for the investor wanting enhanced stock services.
  The Associated Press– We have developed the AP Photo, News & Sports application that provides current events and sports information through a cellular handset.  The subscriber logs in to the application to view top headlines, photos and full stories from the Associated Press.  AP Photos, News & Sports is available on the BREW platform through the Verizon and ALLTEL networks and is awaiting deployment on additional BREW carrier networks.   This application is also available on the J2ME platform, and has been deployed on the  Sprint PCS carrier network.
  ABCNEWS.com– We have developed an ABCNEWS Multimedia Headlines application that provides current events and sports information via a cellular handset. The subscriber logs in to view a photo slideshow with captions of the top news and sports stories from ABC News.  This application has been submitted to the National Standards Testing Laboratory (NSTL) for certification testing on the BREW platform.
  ESPN.com– We have developed X Games Top Shots, an application that allows wireless subscribers to view and rank photos showing the best tricks and stunts from the X Games and other action sports events on their mobile phones.  Users can choose to view photos of their favorite athletes from the X Games, or specific categories such as skateboarding and snowboarding. This application has been submitted to NSTL for certification testing on the BREW platform.
  123Greetings  - We have developed an application that will provide wireless subscribers with one of the largest online selection of greeting cards available today, including invitations, birthday cards, holiday cards, words of encouragement and more.  The 123Greetings.com mobile application will allow subscribers to choose an appropriate category, personalize a greeting, and send the card directly from their mobile phones while on the run, without having to return to a computer.  This application is available for distribution on the J2ME platform and is waiting for deployment by wireless carriers utilizing this platform.
  TriBond Enterprises– We are in the process of developing an application to replicate the popular board version of this game for the mobile phone.  No timetable has been established for the commercial availability of this application.
  Agence-France Presse(“AFP”) – We are in the process of developing an international news application for AFP that provides current events and sports information through a cellular handset.  We are currently developing a special edition of our exego application, containing AFP content for the Tour de France.  It will be a first-of-its-kind wireless sports cast with daily updated news, photos and cyclist rankings. We anticipate deployment of this application on the J2ME and Symbian platforms prior to the end of the third quarter of 2003.
  AccuWeather.com– We are in the process of developing a weather application that provides highly accurate localized weather reports with text and images. The application delivers five-day forecasts for more than 43,000 U.S. zip codes, plus international locations, including detailed information on temperature, precipitation, wind speed, visibility, humidity, UV index, pollen count and overall air quality. Satellite and regional radar images are updated every five to 15 minutes, providing both static and animated graphics on changing weather patterns.  We anticipate deployment of this application on the BREW and J2ME platforms prior to the end of the fourth quarter of 2003.

  Unisys Corporation  - We are in the process of developing a weather application that will provide mobile users with immediate access to real-time weather services specially tailored for local geographic areas.  The service will allow users to access localized, near-distance radar images, track moving storm fronts, and monitor weather-related metrics for their specific location or any other location of their choice. The services will also provide an alert system to notify the user of developing storm conditions and weather-related hazards.  We expect deployment of this application on the BREW and J2ME platforms prior to the end of the fourth quarter of 2003.
  Fast Search & Transfer - We are in the process of developing, as a feature within our exego™ application, the capability to use a wireless phone to search the World Wide Web for a wider variety of multimedia.  Users will have the ability to view the items they find through the search including images, and in the future other multimedia, on their wireless phone.  Users can store and search content in a personal multimedia storage directory, accessible from their wireless phone or their PC.  We expect deployment of this feature within exego on the BREW, J2ME and Symbian platforms prior to the end of 2003.
  SentinelVision  - We are in the process of developing, in conjunction with our partner SentinelVision, a notification feature through our exego application that will alert a user to a security event at his/her residence along with associated images.  We are exploring business cases for deployment and are scheduling testing with Sentinel equipment.  We anticipate deployment of this application on the BREW, J2ME and Symbian platforms in 2004.
  Fuji Photo Film U.S.A. – We and Fuji Photo Films U.S.A. have developed and launched “Get the Picture TM” , a new mobile photo services for consumers. The application enables consumers to turn their phones not a photo album to take anywhere. Users can display pictures form their Fujifilm.net album. This new Fujifilm photo portal application-powered by BlueFuel is now available through AT&T Wireless’s mMode(SM) service on compatible wireless phones. This application allows subscribers to view, store and share photos taken with traditional digital cameras, as well as Panasonic GU87 and Nokia 3650 camera phones, through Fujifilm.net.
  Magus-Soft –  We have entered into an agreement with Magus Soft (Beijing) Co., Ltd., to resell Magus Soft games for wireless devices in the Americas.  We will act as Magus Soft’s primary distribution channel in the Americas and will make available our BlueFuel solution for application enhancement. We are in the process of testing several of the Magus Soft games. Currently, no applications under this agreement are commercially available.
  Cinemasource – We have entered into an agreement with Cinemasource to develop a wireless movie application.  This mobile application will enable subscribers to find the nearest movie theater, find movie show times, read movie reviews and even purchase tickets from their mobile handheld device.  Currently, no timeline has been established regarding the development of this application.
  Terminator 3 Ringtones and Wallpaper-We have entered into a exclusive agreement with C2 and Intermedia to provide ringtones and wallpaper based on the upcoming movie, “Terminator 3: Rise of the Machines”.  The “T3” wallpaper and ringtones were made available in early July 2003, around the movie’s theatrical release.   Users will be able to save photos of images from the motion picture as wallpaper on their handheld wireless devices.  The ringtones available to be downloaded to handheld devices will feature songs and sound bytes from the “T3” sound track.

 Cellular Carriers

In building relationships with cellular carriers, we have focused on providing technology and products to provide the best user experience and facilitate multimedia content transmission via specific carrier air interface networks (e.g., GSM, TDMA, CDMA) in conjunction with carrier device manufacturers.  We have launched several applications on multiple handsets on the following wireless carrier networks:

Domestic Wireless Carriers:

  Verizon Wireless,
  US Cellular,
  ALLTEL,
  Cingular Wireless,
  AT&T Wireless,
  Sprint,
  T-Mobile
  Midwest Wireless, and
  Western Wireless.

International Wireless Carriers:

  Telstra in Australia,
  VIVO in Brazil,
  O2 in Europe,
  Bell Mobility in Canada,
  Telefonica Peru,
  Bell South International,
  Verizon International, and
  Telus.

We are also in discussions with several carriers regarding the rollout of our products using the J2ME and Symbian platforms.  Our expectation is to have a subset of our products available on carriers supporting these additional platforms during the second half of 2003.

Mobile Virtual Network Operators

Mobile Virtual Network Operators (MVNOs) represent an excellent early stage market opportunity for Summus to provide a complete solution to the end-user as this market evolves.  An MVNO is a reseller of wireless carrier airtime and services.  Our standard offering to MVNOs includes a bundle of preloaded applications on targeted handsets as well as access to other Summus applications and customized development.  This will allow MVNOs to provide interoperability with carriers and simplified integration of new multimedia content and services.  Our business model for MVNOs includes a guaranteed revenue stream to Summus for preloaded applications and revenue sharing with the MVNO for downloaded premium applications.  Primarily the type of applications included in each bundle will determine price points for preloaded applications.  We are structuring the business model for our middleware products to be a combination of licensing fees and revenue sharing.   Our contract with Single Touch Interactive, Inc. has been terminated by Single Touch, but Single Touch is obligated to pay us guaranteed amounts from our contract with them of approximately $60,000 per month for the next 12 months.  We are currently discussing other potential transactions with Single Touch.

Our Products

Our BlueFuel Platform

Summus’ BlueFuel platform is the foundation upon which mobile and wireless activities can be effectively and efficiently executed and is the basis for all of our applications.  BlueFuel occupies a position in the mobile and wireless infrastructure similar to that of the operating system on a PC.  BlueFuel coordinates the interaction of information resources under the technical challenges imposed by devices, networks, information content, and the end-user’s personal preferences.  BlueFuel incorporates a distributed architecture that operates within information-supplying appliances, network servers, storage devices, and end-user devices, including PDAs, handsets, and PCs.  Collectively, these are referred to as “information resources.”  BlueFuel is designed to bring the far reaches of the network-connected world under the control of the mobile end-user in a manner that is as easy as calling a friend on the telephone.  The components that comprise the BlueFuel architecture are the “glue” that binds the various elements of the mobile information value chain into a compelling end-user solution and experience.

The mobile and wireless environment invokes several kinds of user activities:

  immediate need (“I need the report update now!”);

  intersection of planned actions with information (“I will need the traffic report at 3:00.”); and

  sharing and collaboration (“I’ll send you the chart.  Please send me your comments.”).

These kinds of activities are based on a single basic operation:  the connection of two or more information resources via a set of specific activities. The interface into the BlueFuel architecture begins with a command to carry out a specific operation. The attributes of the information resources are then coordinated, and the resources are connected to carry out the command in the most efficient way possible.  To accomplish these tasks, the BlueFuel architecture depends on three primary components: BlueFuel information processing modules, the Efficiency Engine™ information resource manager, and BlueFuel utilities and applications, such as exego.

The BlueFuel modules are computationally very efficient information-processing tools designed to extend the performance of today’s mobile and wireless devices. The modules focus on adapting, manipulating, organizing, and encoding information in specific hardware and software environments to meet the efficiency requirements implied by the end-user's request.  It is the focused purpose of these modules that enables image processing five times faster than JPEG-2000, video processing five times faster than MPEG-4, and graphic download times 100 times faster than JPEG-2000.  The module set currently includes BlueFuel Video, BlueFuel Image, BlueFuel Map, and BlueFuel Raster Graphics.  We plan to expand the set to include an array of information resource tools dealing with many different types of information (text, graphics, animation, 3D, etc.) and many different kinds of devices (cameras, printers, pointing devices, etc.).  The Efficiency Engine translates the basic operation into the language of network connections, information formats, user preferences, and device constraints.

The Efficiency Engine is an intelligent resource manager that chooses an efficient way of carrying out a particular activity, balancing the requirements of the network, the devices involved, and the preferences of the user. The Efficiency Engine also saves memory and processing resources by selecting and using only the BlueFuel modules that are necessary for the requested activity.  For instance, if an image is transmitted to a BlueFuel device, the Efficiency Engine only loads the image-decoding component of the architecture, leaving other modules alone, thus selecting an optimized use of device resources to display the image.

Utilities and applications establish the interface between user and solution or function.  They integrate the many aspects of a particular solution or basic operation into a mobility-configured, easy-to-use end-user tool.   Summus’ first such utility/application, exego, enables the end-user to remotely access, copy and process content between two or more information resources.  A defining feature of these applications is instant, "wherever-whenever" access and control of information resources.  These applications make possible such activities as using a cellular handset to move files from a PC to the local fax machine for printing, viewing a personal web-cam from a wireless handset, or finding the lowest price for a best-selling novel by surveying local bookstore inventories from a pager.

The commercial importance of the innovations in BlueFuel is that they have the potential to create the market opportunity for carriers, content providers, handset makers and chipset providers to deliver wireless multimedia sooner (on the current 2G network) and on a much wider range of devices than with other competing technologies by delivering the compelling applications and services needed to excite the mobile data market.  By driving a lower cost profile for wireless devices (and therefore lower end-user price points), BlueFuel can drive additional volume opportunities for wireless multimedia services.

Our BlueFuel platform addresses features that participants in this market have identified as key to delivering on the overall value proposition, including:

  cool-processing focused (i.e., addressing size, display, battery life, power dissipation and memory constraints or limitations);

  form factor and application adaptive (i.e., enabling multimedia capability on a broad array of mobile and wireless devices, such as PDAs, smart phones and cell phones);

  technology agnostic and wireless telephony standards sensitive (i.e., compatible with a broad variety of mobile and wireless software platforms and hardware devices, irrespective of the wireless air interface);

  modular and flexible architecture/framework (i.e., able to deliver multiple types of multimedia solutions including video, audio, still image, 3D, animation and graphics);

  application-specific, end-to-end solutions focused (i.e., providing the components, tools and services to deliver specific content (information) to the end-user for specific uses through the mobile information value chain);

  always-on/on-the-fly decision support (i.e., access to content and information anywhere, anytime, which is expected to be possible upon the deployment and implementation of the third generation wireless network infrastructure);

  privacy vs. individualization (i.e., solutions that ensure the privacy of information and security of transactions, yet enable the user to get the content in the time and manner desired);

  information-sharing networks (i.e., providing multimedia messaging capabilities and the ability to share content with others); and

  fast, reliable and robust information access (i.e., making full use of the capabilities of the greater bandwidth of the third-generation wireless network).

Although the rapid and significant technological changes occurring within the wireless communications industry may dictate a change in our product development strategy, we anticipate that our current product and technology portfolio will provide a solid base from which to grow.  Our BlueFuel platform consists of the following components: :

  The Efficiency Engineis a system component designed to efficiently route, store and monitor information flow (traffic) in a network. The Efficiency Engine saves memory and processing resources by selecting and using only those BlueFuel modules that are necessary for the requested activity.  Our architecture makes it possible to efficiently transmit and view content over current and future wired or wireless networks.

  BlueFuelServer is designed for optimized multimedia delivery over wired and wireless networks and utilizes the Efficiency Engine to deliver content to both wired and wireless end-user devices.  It is also responsible for assembling content, interpreting end-user directives and anticipating their wishes.  BlueFuel Server supports Summus' BlueFuel architecture as well as industry standard formats.

  BlueFuel Modulesare pluggable and upgradeable software modules for processing multimedia information such as video, image, graphics, animation, 3D, map, and others needed to deliver BlueFuel application solutions.  BlueFuel modules allow application developers to build Superfast, Superthin™multimedia applications for gaming, enterprise solutions, security and surveillance, digital cameras, and m-commerce, to name a few.  BlueFuel modules support multimedia content provided from third-party servers as well as MPEG4 and other formats.  The BlueFuel Modules include:
  BlueFuel  Image— Software enabling image applications on mobile phones and other wireless devices.

  BlueFuelMap —In conjunction with a third-party mapping source, this module will provide users the ability to access, view and interact with traffic maps for metropolitan areas.  This module will enable high quality color or monochrome display of street-level and highway-level maps with text and landmark icons.  In addition, the BlueFuel Map module will enable unlimited panning and zooming of the map, as well as the ability to "click-through" to specific locations, landmarks or points-of-interest to obtain additional information such as address, phone number, or other relevant information.

  BlueFuelVideo — Video compression software for multimedia applications.  This software will enable the delivery of multimedia content faster and more efficiently than other methods available today.  The BlueFuel Video software will decode and render content on existing and next-generation devices in smaller file sizes and at faster speeds than prevailing technologies.  Because of its efficiency, mobile handsets will be optimized to deliver better video quality, even with low-bandwidth connection speeds, while at the same time conserving battery power.  We anticipate marketing BlueFuel Video, in conjunction with wireless carriers and manufacturers of cell phones and PDAs, primarily to content providers.

  BlueFuel Raster Graphics - Graphic image compression software for multimedia applications.  The software delivers high quality images faster at lower computational complexity than other graphic image-type compression technologies, such as GIF or PNG for the mobile environment.  The software is currently used to support several of our graphic images based applications, such as FunCaster Greetings.
  BlueFuel Create is a content creation tool designed specifically for optimized user experience for specific types of devices in both the wired and wireless market.  BlueFuel Create will run primarily in a PC environment and take advantage of the Efficiency Engine’s operating environment to provide content for devices on both wired and wireless networks. In addition, a subset of BlueFuel Create may be available in specific devices to take advantage of content compression within the device. This creation tool will support our proprietary technology as well as industry standard formats. We anticipate marketing BlueFuel Create to content providers.

  Presenter is a complete solution that enables users to view PowerPoint slides on their internet browsers, PDAs and cell phones and share the slideshows with others.

  XML Encoder is a tool that converts text XML into binary XML and back, presents visual results after executing ABP pages on XML Servers and creates .h files to help with parsing in BlueFuel browsers.

    XML Designer enables non-technical users to create pages that can be displayed by BlueFuel clients for prototyping applications in BREW, J2ME, and WinCE platforms.

  BlueFuel Core is a viewer and basic interpreter for application interaction on the client.

Our Applications

Picture This!TM

In addition to our exego application previously described, we have recently launched our Picture This!TM   application.  This application is currently available on the BREW platform and will be available soon on the J2ME, Symbian and Pocket PC platforms.  With this mobile application, a user can load all of their pictures to their Picture This! account to view and share from their mobile phone. A user can easily send pictures phone-to-phone with other Picture This! users, or access their phone’s address book to email pictures to friends and family. Picture This! comes with the enhanced BlueFuel image solution for crystal clear images, plus it allows the user to save pictures locally to the phone, and as wallpaper or caller ID (where available). The Picture This!TM   application currently offers the following set of core features:

  load all of a user's pictures to their Picture This! account to view and share from the user's mobile phone;

  easily share pictures phone-to-phone with other Picture This! Users;

  access their phone’s address book (where available) in addition to the address book the user creates at pt.bluefuel.com to email pictures to friends and family;

  save pictures locally to the phone so the user can access them without downloading them each time;

  save pictures as wallpaper or caller ID (where available);

  publish photos to the public media folder for other Picture This! users to view; and

  tell a story by creating a slideshow with images and captions that the user can send to friends.

Content Provider Applications

Summus has developed several products and services for its content partners using our BlueFuel platform.  These applications are described above in “— Content Providers.”

Photo Services API

Our Photo Services API is targeted at on-line photo-portal services interested in establishing a mobile presence. It provides an open, extensible, tailorable interface to the BlueFuel photo imaging services middleware.

The API offers a selection of options to support the various needs of both the on-line photo portal partner and mobile photo imaging services.  Ease of extensibility, customization, and seamless backwards compatibility are major features of the API.  The interface is based on SOAP and XML, and therefore offers flexibility and extensibility within individual API calls in support of those goals.

  Extensibility -- The API allows easy addition of new calls as future enhancements become available.  This is achieved by allowing photo portal partner implementations to specify exactly which API calls they support.

  Customization -- The API is flexible in regards to exactly which subset of the overall functionality a particular photo portal partner chooses to implement.  Photo portal partners do not need to implement every call in the API, but rather only those that are necessary to support their desired functionality.

  Backward Compatibility -- The API and middleware are designed to support older implementations in the presence of newer extensions. Thus, photo portal partners are not forced to make upgrades to existing implementations in order to match the latest API extensions unless they desire to take advantage of the enhanced functionality.

Legacy Products

In addition to our products aimed at the wireless and mobile market, we have legacy proprietary commercial software products for complex imaging, information management, object recognition and multimedia compression with existing applications in the fields of mobile and wireless communications and information processing. Our current product portfolio in this area includes:

  Wavelet Image Software Developers Kit (SDK) Version 4.1 — This product allows software developers to incorporate our wavelet compression technology within their applications.  Software developers can compress images into smaller file sizes to enable faster downloads without significantly degrading image quality.  Optimizing limited storage capabilities and lower bandwidth connections, products incorporating the Wavelet Image SDK can provide viewers with greater viewing enhancement, including image magnification or enlargement, the flexibility to control the compression ratio which determines speed and quality, and the ability to select specific areas or regions of interest for greater levels of detail.  The Wavelet Image SDK was updated to include support for JPEG2000, an international still image compression standard approved in January 2001.  The Wavelet Image SDK will be updated to support rendering of JPEG2000 images as well as advanced features available only through the our wavelet implementations.

  Photo ID Software Developers Kit (SDK) Version 2.0 — This product provides all the standard features of the Wavelet Image SDK with the addition of specialized compression technology to handle portrait-style images — ideal for smartcard, barcoding and identification and security applications.

Future Products

BlueFuel SDK

Our BlueFuel SDK enables software companies other than Summus to develop server applications, standalone games, and multiplayer games that can be used on a variety of wireless devices.

Personal Server™

Our Personal Server enables a user to view, share, email and publish documents stored on his or her home PC, connected to the Internet, from a mobile device.  This PC application provides all the functions and features needed to enable a user’s PC for secure management and access through  their mobile device.  This product is expected to be commercially available by the end of the first quarter of 2004.

Multimedia Messaging Services (MMS)

Summus has recently developed an MMS client for the BREW platform. This MMS solution will enable BREW handsets to exchange multimedia messages with other MMS handsets, including non-BREW MMS handsets (e.g., WAP).  The Summus MMS solution can also provide MMS messaging capability for legacy BREW handsets already in the market that are not MMS enabled. This will allow carriers to reach a larger user base for MMS messaging.  Summus plans to incorporate its MMS solution into its BlueFuel platform and will also provide it as extensions for third-party application developers.  We expect this to be available before the end of the first quarter of 2004.

Middleware

Summus is assembling various packages comprising components of the BlueFuel platform.  These packages offer various sets of APIs, tools, and underlying efficient connectivity components that enable content providers, carriers, handset manufacturers and application developers to provide solutions to the end-user.  The packages are constructed to meet the specific challenges and needs of each of these participants in the value chain, with the intent of providing each participant a unique middleware package that reduces the complexities of deploying/distributing content and information to mobile devices to a standard set of interfaces and tools.  The middleware packages reduce time-to-market and risk for the relevant participants.

The value proposition of the BlueFuel middleware is based on the observation that content does not have value independent of distribution.  Without efficient, compelling methods for content distribution (particularly in the mobile environment), consumers will not use or want to access the content in the volumes that make content access profitable.  This "distribution" component includes the integration, in a mobile efficient manner, of various other distribution capabilities already in existing standards or the mobile infrastructure.  BlueFuel middleware brings together content and distribution in a manner that serves the mobile end-user and creates value to the individual players in the value chain.

In general, middleware is everything that connects “content” to the end-user, except the carriers’ distribution “pipeline.”  Some parts of the middleware already exist, e.g., MMS, Short Message Service (SMS), Session Initiated Protocol (SIP), BREW, J2ME, distribution channels, adding value to content, routers, IP, simpler interaction with content, more efficient processing of information, etc., and therefore do not need to be developed by Summus.  However, the BlueFuel middleware must integrate and exploit these existing middleware pieces as necessary to meet market needs and constraints.  Within the BlueFuel platform the following general areas provide access to the value chain:

  APIs, e.g., photo services, Location Based Services (LBS), and BlueFuel user interfaces;

  Tools & toolkits, such as Software Development Kits (SDKs); and

  Servers and services, turnkey solutions available to customers (value chain participants) so they can get up and running sooner.

Sales and Marketing

We intend to market our solutions primarily through our direct sales force, through leading semiconductor and device designers and manufacturers, wireless carriers, content partners and programming providers. We are continuing to build a team of application and field engineers to support our direct sales force in business development and sales activities.

Our lack of financial resources, which has dictated that most of our energies be dedicated to marketing efforts in the U.S., has hampered our ability to fully capitalize on our marketing strategy, which is focused primarily on increasing awareness of the capabilities of our solutions and developing relationships with content providers, wireless carriers and Internet portals.  We are also engaged in promoting our brand name and creating demand for our software and services.  We market our products through industry trade shows, press releases, public relations initiatives, and our website.  In addition, we are actively working with a number of trade publications and industry analysts to educate the market on the deployment and benefits of our technology.

In an effort to expand our operations to Asia, where the wireless network infrastructure is currently more developed than it is in North America, we have recently entered into a marketing agent agreement for the representation of Summus in the China market.  As we expand and secure relationships in different parts of the world, we will consider opening regional offices to support our business development, sales and technical resources targeted toward the European and Asian markets.

Competition

Our financial and operating success depends, among other things, on the success of our existing and anticipated products and services. If those products and services fail to keep pace with the rapid changes in technology and customer and supplier demands, we may not become or remain profitable. There can be no assurance that our products and services will achieve market acceptance or commercial success. We expect competition to persist and intensify in the future.

Our primary competition with respect to the exego application is the additional photo applications from Pictavision, RunMedia, infrastructure provider Lightsurf, as well as our own Snapfish Mobile application. In addition, existing simple messaging services and multimedia messaging services are entering the marketplace from Nokia, LightSurf, OpenWave, Ericsson, as well as specific carrier offerings. exego offers several key advantages relative to these competitors, such as multimedia versus text, more efficient file formats (requiring, for example, fewer computer cycles, less memory, and less bandwidth), and personal creativity tools MMS compatibility, as well as providing cross-carrier compatibility at a greatly reduced cost to the end user.  More generally, we face competition from, among others:

  wireless infrastructure, equipment and device manufacturers, including Ericsson, Lucent Technologies, Matsushita Communications, Motorola, NEC Corporation, Nokia, Nortel, Samsung Electronics, Microsoft Corporation, LightSurf Inc., PacketVideo Corporation, Sharp, Curitel and Toshiba, many of which are developing or have announced plans to develop competitive products;
  Microsoft Corporation, which has announced that it intends to support multimedia capability in its Windows CE operating system for mobile information devices;
  developers of streaming media technologies such as Apple Computer, Emblaze Systems, RocketMobile and RealNetworks, Inc.;
  developers of multimedia compression technology;
  semiconductor designers and manufacturers such as Intel, QUALCOMM and Texas Instruments, which may develop their own software to embed on the hardware they already produce;
  providers of wireless software applications and content aggregation, such as JAMDAT, eMbience Solutions, and Digital Orchid, as well as the content providers, which may capitalize on their existing market share and expand their product offerings; and
  developers of wireless multimedia applications such as Thin Multimedia, Oplayo, and PacketVideo, which are developing competitive streaming products and are aggressively entering international markets where we plan to have our presence. They also focus upon selling player, server, and authoring tools rather than value-added applications.

We may not be able to establish or maintain any significant competitive position against current and potential competitors, especially those with significantly greater financial, marketing, service, support, technical and other resources.

Research and Development

The market for our services is, and is likely to remain, characterized by rapid technological change and evolving industry standards, making timely product innovations critical. The introduction of products embodying new technology and the emergence of new industry standards could render existing products obsolete and unmarketable. We believe that our future success will depend on our ability to provide software and technologies to meet specific market demands, license and/or develop and market new products and enhancements to existing products on a cost-effective and timely basis in response to customer requirements, as well as market trends and demand. Accordingly, our business plan provides for us to continue to invest significantly in research and development.

We will need to continue to introduce, on a timely basis, new products and product upgrades to add new features, functionality and technology that our target customer base desires. Introducing new technology involves numerous technical challenges, substantial amounts of personnel resources and frequently requires months to complete.  No assurances can be provided that we will be able to successfully complete the development of currently planned or future products in a timely and efficient manner, that the integration of new technology will not degrade the responsiveness and speed of our existing products or that, once integrated, such technology will function as expected.

Due to the complexity of our products, internal quality assurance testing and customer testing of pre-commercial releases may reveal product performance issues or desirable feature enhancements that could lead us to postpone the release of products or product upgrades. We cannot guarantee that current or enhanced versions of our products will be free of significant software defects or bugs. Despite our testing, and testing by third parties, current or future products may contain serious defects. Serious defects or errors could result in lost revenue or delay in market acceptance of our products and could seriously harm our credibility and materially affect the market acceptance and sales of our products. In addition, the reallocation of resources associated with any postponement of the release of products or product upgrades would likely cause delays in the development and release of other future products or enhancements to our currently available products. The occurrence of these types of problems could materially adversely affect our business, results of operations and financial condition.

Errors in our products may also be caused by defects in third-party hardware or software incorporated into our products. If so, we may be unable to fix these defects without the cooperation of third-party providers. Because these defects may not be as significant to these providers as they are to us, we may not receive the rapid cooperation that may be required to avoid serious harm to our business and operating results. Errors, defects or other performance problems with our products could also harm our customers' businesses or result in potential product liability claims. Even if unsuccessful, a product liability claim brought against us would likely be time-consuming, costly and harmful to our reputation.

Intellectual Property Rights

Currently, we have not been awarded any patents.  We have filed for four (4) patents. The first is in the video compression technology area, which incorporated six (6) of our previous provisional patents and for which we abandoned three (3) of our previous provisional patents that contained redundant information to the video patent.  The second is in the mobile mapping data area, which incorporated two (2) of our previous provisional patents.  We have decided not to proceed on five (5) other provisional patents at this time, but the relevant and important information contained in these provisional patents is protected through trade secret and confidentiality agreements.  The third is in the image and graphics compression area.  The fourth is in the information navigation area.   In addition to patents, we rely on copyright and trademark laws, trade secrets, confidentiality provisions and other contractual provisions to protect our proprietary rights. These measures, which require the expenditure of substantial resources, afford our intellectual property only limited protection because our competitors and third parties independently may develop similar technologies or may infringe our intellectual property.  We currently have seven trademarks protected by common law trademark marking (tm) and are in the process of securing registered marks in the United States for these marks.  We have one trade mark registered with the U.S. Patent and Trademark Office.

We regard our copyrights, trademarks, trade secrets and similar intellectual property as critical to our success and attempt to protect our rights by relying on patent, trademark, service mark, copyright and trade secret laws and restrictions on disclosure and transferring title and other methods. We have filed United States trademark applications for various components and concepts upon which the BlueFuel™ platform depends.  There can be no assurances that these steps will be adequate to protect our intellectual property completely, that we will be granted the patents we submit, that we will be able to secure trademark registrations for all of our marks in the United States or other countries or that third parties will not infringe upon or misappropriate our copyrights, trademarks, service marks and similar proprietary rights.

Effective trademark, service mark, copyright, trade secret and patent protection may not be available in every country in which our products may be distributed and policing unauthorized use of our proprietary information will be difficult, if not impossible.

We generally enter into confidentiality agreements with our employees and consultants and generally control access to and distribution of our documentation and other proprietary information. However, it may be possible for a third party to copy or otherwise obtain and use our proprietary information without authorization or to develop similar technology independently.

Legal standards relating to the validity, enforceability and scope of protection of certain proprietary rights in internet-related businesses are uncertain and still evolving and no assurance can be given as to the future viability or value of any of our proprietary rights within this market. There can be no assurance that the steps we have taken will prevent misappropriation or infringement of our proprietary information or rights. Any such misappropriation or infringement could have a materially adverse effect on our business, results of operations and financial condition. In addition, litigation may be necessary to enforce and protect our intellectual property rights, or to determine the validity and scope of the proprietary rights of others. Such litigation might result in substantial costs and diversion of resources and management attention and could have a materially adverse effect on our business, results of operations and financial condition.

From time to time, third parties have asserted and may assert exclusive patent, copyright, trademark and other intellectual property rights to technologies and related standards that are important to us or to third party providers of technology to us. We and/or such third party providers of technology may increasingly face infringement claims as the number of competitors in our industry segment grows and the functionality of products and services in different industry segments overlaps. As of the date of annual report, we do not have any intellectual property infringement claims or suits against us of any kind. However, we may be party to additional litigation in the future. Any third-party claims, with or without merit, could be time-consuming to defend, result in costly litigation, divert management's attention and resources or require us to enter into royalty or licensing agreements. Such royalty or licensing agreements, if required, may not be available on terms acceptable to us, if at all. A successful claim of infringement against us could harm our future competitiveness and profitability.

Government Regulation

Because of our past contracts with governmental agencies, we are required to comply with various government regulations and policies. For instance, we are required to maintain employment policies relating to equal employment opportunities, and are subject to audit by the government to confirm compliance with these policies. If we fail to comply with regulations that apply to us, as a government contractor, we may face sanctions, including substantial fines and disqualification from future contract awards.

We are not otherwise currently subject to direct federal, state, or local government regulation, other than regulations that apply to businesses generally. The telecommunications industry is subject to regulation by federal and state agencies, including the Federal Communications Commission (FCC), and various state public utility and service commissions. While such regulation does not necessarily affect us directly, the effects of these regulations on the wireless network operators with whom we are seeking to develop relationships may, in turn, negatively affect our business. FCC regulatory policies affecting the availability and licensing of bandwidth and other terms on which service providers conduct their business may impede our plans for the deployment of our technology.

Legislative proposals have been made in the U.S. that, if enacted, would afford broader protection to owners of databases of information such as stock quotes, weather and traffic information and sports scores. If enacted, this legislation could result in an increase in the price of services that provide data to wireless communications devices and could create potential liability for unauthorized use of this data.

Employees

As of November 21, 2003, we had 29 full-time employees, including 4 in marketing and sales, 19 in research and development (including product development) and 6 in corporate operations and administration. We also have engaged 20 consultants, 1 in marketing, and 19 in product development (of which 14 are in Croatia and 2 in Sweden).  We are not subject to any collective bargaining agreements and believe that our relationship with our employees is good. Our success depends to a significant extent upon the performance of our executive officers and other key personnel.

Available Information

Our Internet website address is www.summus.com.  Our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 are available through our internet website as soon as reasonably practicable after we electronically file such material with, or furnish it to, the Securities and Exchange Commission.  All of our public filings may also be obtained by accessing the Commission’s website at www.sec.gov. Our Internet website and the information contained therein or connected thereto is not intended to be incorporated into this annual report on Form 10-K.

Properties

 Our principal executive offices are located at 434 Fayetteville Street, Suite 600, Raleigh, North Carolina 27601.  We occupy 12,078 square feet of leased space at such location.  Our lease for this space, representing our principal executive offices, expires October 31, 2006.  The current annual base rent for such space is approximately $248,388 and will increase to approximately $261,432 by the last year of the term.

LEGAL PROCEEDINGS

Bowne

On February 25, 2003, Bowne of New York City, LLC (“Bowne”) filed a civil lawsuit in the Supreme Court of the State of New York in the County of New York against Summus.  In this suit, Bowne claims that it is entitled to $276,374, plus interest, for services rendered to Summus.  Summus is in the process of trying to settle this lawsuit.

Analysts International Corporation

Under the terms of a settlement agreement dated August 7, 2001 with Analysts International Corporation ("AIC"), we agreed to pay the sum of $358,426, plus interest accruing at the rate of 8% per annum from March 31, 2000, according to the following payment schedule: (i) $20,000 upon execution of the settlement agreement, (ii) $5,000 per month for a period of nine months, commencing one month after execution of the agreement, and (iii) $10,000 per month thereafter until the balance of the indebtedness was paid in full.  We ceased making payments under this settlement agreement on November 15, 2002, due to liquidity constraints, and therefore, we were in default under the initial terms of the agreement.  The Company received notification of its default by AIC on July 9, 2003, and the 3-day cure period to which the Company was entitled under the terms of the settlement agreement expired, which would allow AIC to file a consent judgment against the Company.  While negotiating to amend the settlement agreement in August 2003, Summus learned that AIC had filed the consent judgment on February 13, 2002, which Summus believes is in breach of the original settlement agreement.  In September 2003, the parties negotiated a revised settlement agreement pursuant to which (i) the consent judgment remains filed and of record, (ii) AIC will file with the court a credit to the judgment reflecting all payments made by the Company; (iii) the payment terms have been revised to require payment by the Company of $60,000 by September 5, 2003, which has been made, and $7,500 per month thereafter until the full amount of the current indebtedness of approximately $172,648 in principal and $85,000 in interest is paid, and (iv) AIC agrees to refrain from executing on the consent judgment as long as the Company makes the payments required by the revised settlement terms as identified in this paragraph.  In the event that the Company fails to make a scheduled payment as set forth in this revised settlement agreement, AIC may execute on the consent judgment and seek to satisfy the judgment from the assets of the Company in accordance with the laws of the state of North Carolina.  The execution of the AIC consent judgment, if effected by AIC, could have a material adverse effect on the ability of the Company to continue in business.  There can be no assurance that we will be able to generate sufficient funds in order to maintain the scheduled payments under this revised settlement agreement with AIC.

MANAGEMENT

Board of Directors

The following table provides information regarding the members of our Board of Directors including their ages, the year they were first elected as directors and the expiration of their terms as directors:

Name	Age	First Year Elected as Director	Term Expires
Bjorn D. Jawerth	50	2000	2003
George H. Simmons	52	2002	2003
Neil R. Guenther	49	2003	2003
Jere A. Ayers	61	2003	2003

Advisory Board Members

Our Board of Directors has an advisory board.  The current member of the advisory board is Bob Bruggeworth.  Members of the advisory board are appointed through resolution of the Board and consult and advise the Board and our senior officers as to, among other things:

  entering into strategic alliances or other business relationships for purposes of commercially deploying our products and technology;
  financing of our operations;
  starting or discontinuing a line of business; and
  establishing, acquiring and selling other companies or participating interests in other companies.

At the request of the Board, members of the advisory board may attend Board meetings and participate in such meetings, but they have no vote.  Members of the advisory board will not be deemed to be directors of Summus and will not be subject to any fiduciary or similar duties to Summus solely by virtue of membership on the advisory board.  Each member of the advisory board is required to execute a confidentiality and non-disclosure agreement with Summus and will be considered an “insider” of Summus, subject to our insider trading policies.

Executive Officers

The following table provides information regarding our executive officers, the capacity in which they serve Summus, when they assumed office, and their ages.

Name	Office	Officer Since	Age
Bjorn D. Jawerth	Chief Executive Officer, President, Chief Scientist	2001	50
Gary E. Ban	Chief Operating Officer	2001	40
Greg T. Dyer	Chief Financial Officer	2003	50
Leonard Mygatt	Executive Vice President, Advanced Technology	2001	43

Business Experience of Directors, Officers, Advisory Board Members, and Other Key Employees

Bjorn D. Jawerth has been on our Board of Directors since February 2000 and has served as Chief Executive Officer (initially, as a Co-Chief Executive Officer), President and Chief Scientist since February 2001.  In 1991, Dr. Jawerth founded Summus Ltd. and was its chairman and president until its acquisition by Summus in February 2001.  With more than 30 years of experience as a consultant in the areas of image processing and finite element analysis, Dr. Jawerth has more than 90 publications to his credit in books and refereed journals.  He has won and administered numerous grant awards from both industry and government agencies such as Intel Corporation, the Office of Naval Research, the Air Force Office of Scientific Research, the Army’s NVESD, the NSF and DARPA.  His research interests include computational harmonic analysis and partial differential equations, image processing and pattern recognition.  Until the fall of 2000, Dr. Jawerth was the David W. Robinson Palmetto Professor, professor of mathematics and adjunct professor of computer science at the University of South Carolina.  He currently holds a part-time position at the professor level at Chalmers University of Technology in Gothenburg, Sweden.  Dr. Jawerth received master’s degrees in mathematics, statistics, technical physics and electrical engineering and also a doctorate in mathematics from the University of Lund and from the Lund Institute of Technology, Lund, Sweden.

Neil R. Guenther was appointed to our Board of Directors in February 2003.  Dr. Guenther has been a shareholder of Anesthesiology Associates of Wisconsin since 1992 and has served as the President of its Board of Directors since January 2002.  Dr. Guenther received his Bachelor of Science degree from the University of Wisconsin in 1977 and his medical degree from the Medical College of Wisconsin in 1983.  Dr. Guenther is a member of the National Association of Corporate Directors.

George H. Simmons was appointed to our Board of Directors in March 2002.  Since November 2002, Dr. Simmons has been a consultant in the field of wireline and wireless data communication products. Until November 2003, Dr. Simmons was Vice President and General Manager of the Multiservice Access Technology business in Lucent Technologies.  Prior to this assignment, Dr. Simmons held the position of R&D Operational Excellence VP in Switching and Access Solutions where he was responsible for R&D process improvement.  He also worked in Beijing, China, where he held the position of Network Wireless VP and was responsible for marketing, sales, installation and customer technical support of wireless infrastructure equipment.  Dr. Simmons graduated from Michigan State University with a bachelor’s degree in Electrical Engineering in 1973 and a Ph.D. in electrical engineering in 1981.  He obtained his master’s degree in electrical engineering from the University of Michigan in 1974 and a master’s in management from Kellogg School of Management, Northwestern University in 1991.

Jere A. Ayers was appointed to our Board of Directors in August 2003.  Mr. Ayers has been the owner of Cari Fabrics, a producer of knitted apparel fabrics since 1989, and founded My Garb, Inc., a producer of printed T-shirts sold through the Internet, in 2000.  Mr. Ayers is a founder and formerly a member of the board of directors of ACW Management, a large dry cleaning company located in North Carolina and Virginia.  Mr. Ayers is also a member of the advisory board of directors of Wachovia Bank for the High Point, North Carolina area.  Mr. Ayers received his Bachelor of Science degree in business and economics from the University of North Carolina in 1964.

Gary E. Ban joined Summus as our Chief Operating Officer in February 2001. In his past role as Chief Operating Officer/Chief Information Officer of Summus, Ltd., Mr. Ban had supervisory responsibility over company operations, information technology and human resources. Prior to joining Summus, Ltd. in September 1999, Mr. Ban held a variety of executive-level management positions establishing direction and operational implementation for business, financial and engineering systems integration.  From November 1996 through August 1999, Mr. Ban served as Director of Customer Integration for ABB Power T&D Inc.'s electricity metering group, where he was responsible for global systems integration for large-scale information management solutions.  From June to November 1996, Mr. Ban served as Director of Re-Engineering Services for the Pinnacle Group, a consulting company, where he was instrumental in establishing a consulting business offering re-engineering process management focused on enterprise resource planning. Mr. Ban holds an M.B.A. from Duke University and a bachelor's degree in industrial management and an associate applied science degree in computer engineering from the Milwaukee School of Engineering.

Greg T. Dyer has been our Chief Financial Officer since November 1, 2003. Mr. Dyer  graduated from Virginia Tech and holds an MBA from Ohio State University. He started his career with Ford Motor Company in Detroit. Following Ford, he rose to CFO of Lynch Machinery and most recently served as Controller of Gencor Industries and President of the company's Brazilian operation.

Leonard T. Mygatt, III has been our Executive Vice President, Advanced Technology, since our acquisition of Summus, Ltd.'s assets in February 2001.  In this position Mr. Mygatt is responsible for technical development and strategy, maintaining technical and standards awareness, providing technical review of new and competitive technologies, managing and protecting the Company's intellectual property, and technical support for business development, contracts, and proposals.  Mr. Mygatt began with Summus, Ltd. in December 1995 and held various management and technical roles in developing Summus, Ltd.'s technical capabilities and business.  Prior to his association with Summus, Ltd., Mr. Mygatt was employed by Magnavox Electronic Systems Company, where he served as a project leader for the design, development and production of advanced tactical data link systems and as a project manager and leader for a research and development project investigating image and video compression.  Mr. Mygatt received a bachelor's degree in electrical engineering from the University of California at San Diego in 1983.

Robert A. Bruggeworth was appointed to our Board of Advisors in June 2002. He is currently the Chief Executive Officer of RF Micro Devices, Inc.  Previously, Mr. Bruggeworth served as the president of RF Micro Devices wireless products group.  Before joining RF Micro Devices, Mr. Bruggeworth was employed by AMP, Inc., from July 1983 to June 1999, serving most recently as vice president of global computer and consumer electronics.

Jiangying Zhou was appointed our Vice President of Research in May 2001.  She had previously served as Director of Research and Development at Summus and, before that, at Summus, Ltd.  Prior to joining Summus, Ltd. in March 1998, Dr. Zhou was a research scientist at Panasonic Information and Networking Technologies Laboratories, Princeton, New Jersey, where she conducted research in the areas of image analysis, information retrieval and document processing. Dr. Zhou received her Ph.D. in Electrical Engineering from the University of New York at Stony Brook in 1993. She received her M.S. degree (1985) and B.S. degree (1982), both in computer science, from Fudan University, Shanghai, China. Dr. Zhou has taught in the computer science department of Fudan University.  She has published 30 papers in international journals and conferences and has given many talks at international conferences.  She is also the owner of five U.S. patents. Dr. Zhou is currently the co-chair for the SPIE/IS&T Document Recognition Conference. She also served as session chair and as referee for several international conferences and journals, including the SPIE Document Recognition Conference, the Fifth International Conference on Document Analysis and Information Retrieval, IEEE Transaction on Pattern Recognition and Machine Intelligence, Journal of Computer Vision, Graphics, and Image Processing, and Journal of Electronic Imaging.  Dr. Zhou's research interests include video/image analysis, pattern recognition, information retrieval, character recognition, and document processing.

Family Relationships

There are no family relationships between or among any of our directors and executive officers.

Board of Directors and Committees of the Board of Directors

Our Board of Directors is responsible for establishing broad corporate policies and for our overall performance.  During the fiscal year ended December 31, 2002, the Board of Directors held 4 meetings.  The Board of Directors has an Audit Committee, Finance Committee, Compensation Committee, and Nominating Committee.

During the fiscal year ended December 31, 2002, the Company’s Audit Committee met 4 times.  Its members during the last fiscal year were George H. Simmons and Herman Rush.  Mr. Rush resigned from the Board of Directors of the Company on August 19, 2002.  Our Audit Committee’s current members are Neil R. Guenther and George H. Simmons.  The Audit Committee reviews the Company’s auditing, accounting, financial reporting, and internal control functions and makes recommendations to the Board of Directors for the selection of independent accountants.  In addition, the Audit Committee monitors the quality of the Company’s accounting principles and financial reporting, as well as the independence of and the non-audit services provided by the Company’s independent accountants.  The Audit Committee discusses with the auditors their independence and obtains at least annually the auditors’ written statement describing their independent status.

During the last fiscal year, the Compensation Committee met 1 time.  Its members during the last fiscal year were George H. Simmons and Herman Rush.  Mr. Rush resigned from the Board of Directors of the Company on August 19, 2002.  The Compensation Committee’s current members are Neil R. Guenther and George H. Simmons.  The Compensation Committee determines, reviews, approves, and reports to the Board of Directors on all elements of the compensation for the Company’s executive officers including salaries, bonuses, stock options, benefits, and other compensation arrangements.

Summus established a Nominating Committee and Finance Committee in March 2003.  The Nominating Committee shall consider candidates for the Board of Directors of the Corporation and shall make all nominations for Directors to the full Board of Directors.  The Finance Committee is responsible for providing oversight and coordination of all of our financing activities.  The Nominating and Finance Committee are both composed of George H. Simmons and Neil R. Guenther.

During the last fiscal year, no Directors attended fewer than seventy-five percent (75%) of the aggregate of the total number of meetings of the Board of Directors held during the period they served as Directors and the total number of meetings held by the committees of the Board of Directors during the period that they served on any such committees of the Board of Directors.

EXECUTIVE COMPENSATION

The following table provides certain summary information concerning the compensation paid during the fiscal years ended 2002, 2001, and 2000 to (i) the Chief Executive Officer and (ii) to each of the four other most highly compensated executive officers of the Company (based on salary and bonus received during the last fiscal year) who were serving as executive officers of the Company at the end of the last fiscal year and whose aggregate compensation exceeded $100,000 (the “Named Executive Officers”).

Summary Compensation Table (1)

		Annual Compensation	Long-term Compensation Awards
Name and Principal Position	Fiscal Year	Salary ($)	Restricted Stock Awards ($)	Securities Underlying Options (#) (2)	All Other Compensation ($)
Bjorn D. Jawerth	2002	$282,782	$29,988(11)	929,603(8)	$4,415
Chief Executive	2001	$326,261		512,000	$3,391
Officer (3)

Gary E. Ban	2002	$144,552	$15,250(11)	464,803(9)	$1,185
Chief Operating	2001	$143,887		18,919	$1,153
Officer (4)

Robert S. Lowrey	2002	$123,397	$13,172(11)	89,828(7)	$75,000(14)
Chief Financial	2001	$141,459		306,107
Officer (5) (16)	2000	$76,416		100,000

Christopher E. Kremer	2002	$156,657	$17,340(11)	44,612(10)	$2,257
Executive Vice	2001	$75,212(12)		375,000
President, Sales and
Business Development(6)(15)

Leonard Mygatt	2002	$119,932	$5,983(11)	40,105	$2,441
Executive Vice	2001	$109,648		348,462	$2,333
President, Advanced
Technology(13)

______________

(1)	The aggregate amount of perquisites and other personal benefits, if any, did not exceed the lesser of $50,000 or 10% of the total amount of salary and bonus for any year for any of the Named Executive Officers and has therefore been omitted.
(2)	The options granted are without tandem stock appreciation rights, and we did not grant any stock appreciation rights to any of the Named Executive Officers.
(3)	Dr. Jawerth became Co-Chief Executive Officer on February 16, 2001, and Chief Executive Officer in November 2001.
(4)	Mr. Ban became Chief Operating Officer on February 16, 2001.

(5)	Mr. Lowrey became Chief Financial Officer and Vice President of Finance on June 1, 2000.
(6)	Mr. Kremer became Executive Vice President, Sales and Business Development on October 1, 2001.
(7)	44,255 of these options received by Mr. Lowrey in 2002 were granted pursuant to the Company’s Alternative Compensation Plan in lieu of cash compensation owed to him.
(8)	103,266 of these options received by Dr. Jawerth in 2002 were granted pursuant to the Company’s Alternative Compensation Plan in lieu of cash compensation owed to him.
(9)	51,634 of these options received by Mr. Ban in 2002 were granted pursuant to the Company’s Alternative Compensation Plan in lieu of cash compensation owed to him.
(10)	27,164 of these options received by Mr. Kremer in 2002 were granted pursuant to the Company’s Alternative Compensation Plan in lieu of cash compensation owed to him.
(11)	These amounts were paid to the Dr. Jawerth and Messrs. Ban, Lowrey, and Kremer and Mygatt, by the issuance of 29,988, 15,250, 17,340, 13,172, and 5,983 restricted shares, respectively, of the Company’s common stock in lieu of cash compensation for salary owed to them. The restrictions on these shares lapsed on April 25, 2003.
(12)	$40,679 of the cash compensation was paid to Mr. Kremer as a consultant to the Company before he became an executive officer.
(13)	Mr. Mygatt became an Executive Vice President, Advanced Technology on February 16, 2001.
(14)	In lieu of a $75,000 bonus to which Mr. Lowrey was contractually owed under the terms of his employment contract with Summus, he received 75,000 shares of common stock and warrants to purchase 150,000 shares of Summus common stock. These warrants have an exercise price of $2.00 per share.
(15)	Effective June 30, 2003, Mr. Kremer resigned as Executive Vice President of Sales and Business Development.
(16)	Effective November 1, 2003, Mr. Lowrey resigned as Chief Financial Officer.

Option Grants During Last Fiscal Year

The following table sets forth information concerning options to purchase shares of common stock granted during the fiscal year ended December 31, 2002, to the Named Executive Officers.

Name	Number of Securities Underlying Options/SARs Granted (#) (1)(4)	Percent of Total Options/SARs Granted To Employees In Fiscal Year(3)	Exercise Or Base Price ($/Sh)	Expiration Date	Grant Date Present Value ($)(8)
Bjorn D. Jawerth	106,337(5)	3.365%	$1.44	3/08/12	$93,577
	720,000(6)	22.783%	$1.44	5/23/12	$636,600
	11,761(2)	0.372%	$0.31	7/31/12	$1,999
	10,417(2)	0.330%	$0.35	8/15/12	$1,979
	14,583(2)	0.461%	$0.25	8/30/12	$2,042
	9,854(2)	0.312%	$0.37	9/13/12	$1,971
	9,115(2)	0.288%	$0.40	9/30/12	$2,005
	7,595(2)	0.240%	$0.48	10/15/12	$1,975
	8,892(2)	0.281%	$0.41	10/31/12	$1,956
	7,595(2)	0.240%	$0.48	11/15/12	$1,975
	8,102(2)	0.256%	$0.45	11/29/12	$2,026
	7,757(2)	0.245%	$0.47	12/13/12	$2,017
	7,595(2)	0.240%	$0.48	12/31/12	$1,975

Gary E. Ban	53,169(5)	1.682%	$1.44	3/08/12	$46,789
	360,000(7)	11.390%	$1.44	5/23/12	$316,800
	5,880(2)	0.186%	$0.31	7/31/12	$1,000
	5,208(2)	0.165%	$0.35	8/15/12	$990
	7,292(2)	0.230%	$0.25	8/30/12	$1,021
	4,927(2)	0.156%	$0.37	9/13/12	$985
	4,557(2)	0.144%	$0.40	9/30/12	$1,003
	3,798(2)	0.120%	$0.48	10/15/12	$987
	4,446(2)	0.141%	$0.41	10/31/12	$978
	3,798(2)	0.120%	$0.48	11/15/12	$987
	4,051(2)	0.128%	$0.45	11/29/12	$1,013
	3,879(2)	0.123%	$0.47	12/13/12	$1,009
	3,798(2)	0.120%	$0.48	12/31/12	$987

Robert S. Lowrey	45,573(5)	1.442%	$1.44	3/08/12	$40,104
	5,040(2)	0.159%	$0.31	7/31/12	$857
	4,464(2)	0.141%	$0.35	8/15/12	$848
	6,250(2)	0.198%	$0.25	8/30/12	$875
	4,223(2)	0.134%	$0.37	9/13/12	$845
	3,906(2)	0.124%	$0.40	9/30/12	$859
	3,255(2)	0.103%	$0.48	10/15/12	$846
	3,811(2)	0.121%	$0.41	10/31/12	$838
	3,255(2)	0.103%	$0.48	11/15/12	$846
	3,472(2)	0.110%	$0.45	11/29/12	$868
	3,324(2)	0.105%	$0.47	12/13/12	$864
	3,255(2)	0.103%	$0.48	12/31/12	$846

Christopher E. Kremer	17,448(5)	0.552%	$1.44	3/08/12	$15,354
	4,340(2)	0.137%	$0.48	10/15/12	$1,128
	5,081(2)	0.161%	$0.41	10/31/12	$1,118
	4,340(2)	0.137%	$0.48	11/15/12	$1,128
	4,630(2)	0.147%	$0.45	11/29/12	$1,158
	4,433(2)	0.140%	$0.47	12/13/12	$1,153
	4,340(2)	0.137%	$0.48	12/31/12	$1,128

Leonard Mygatt	40,105	1.269%	$1.44	3/08/12	$35,292

_________________

(1) All of these options are subject to the terms of the Company’s Amended and Restated Equity Compensation Plan, except for 429,603 options that were granted to Dr. Jawerth outside of this plan..  All options granted to the Named Executive Officers are exercisable only as they vest.

(2) These options were granted to the Named Executive Officers in lieu of cash compensation owed to them pursuant to their employment agreements with the Company.  All of these options were fully vested on their date of grant.

(3) The cumulative percent of total stock options granted to Dr. Jawerth, and Messrs. Ban, Lowrey, Kremer, and Mygatt  in 2002, relative to all options granted by the Company in 2002 were 29.413%, 14.705%, 2.843%, 1.411%, and 1.269 respectively.

(4) All options were granted at an exercise price equal to the fair market value of the Company’s common stock on the date of grant.

(5) These options vested on their date of grant.

(6) 300,000 of these options were fully vested at their date of grant.  The remaining vest at the rate of 60,000 quarterly for the next seven quarters from the date of grant.

(7) 150,000 of these options were fully vested at their date of grant.  The remaining vest at the rate of 30,000 quarterly for the next seven quarters from the date of grant.

(8) The values in this column have been prepared using the Black-Scholes model.  The calculations made pursuant to this model assume (a) a volatility of 1.789 for the first and second fiscal quarter grants and 1.379 for third and fourth fiscal quarter grants; (b) a risk-free rate of return of 5.00% for first quarter grants, 4.5% for second quarter grants, 3.2% for third quarter grants, and 3.0% for fourth quarter grants (c) a dividend yield of 0%, and (d) an expected option life of five years.

Aggregated Options Exercised During Last Fiscal Year and Fiscal Year End Option Values

The following table sets forth information concerning the number and intrinsic value of stock options held by the Named Executive Officers on December 31, 2002. Year-end values are based on the fair market value of $0.49 per share as of December 31, 2002, as reported on the OTC Bulletin Board System.  They do not reflect the actual amounts, if any, which may be realized upon the future exercise of remaining stock options and should not be considered indicative of future stock performance.  No Named Executive Officer exercised any options during the 2002 fiscal year.

	Number of Securities Underlying Unexercised Options at Fiscal Year-End (#)		Value of Unexercised In-the-Money Options at Fiscal Year-End ($)
Name	Exercisable	Unexercisable	Exercisable	Unexercisable
Bjorn D. Jawerth	1,129,603	300,000	$10,497	$0
Gary E. Ban	333,722	150,000	$5,248	$0
Robert S. Lowrey	462,601	33,334	$4,498	$0
Christopher E. Kremer	198,842	250,000	$810	$0
Leonard T. Mygatt	201,253	187,294	$0	$0

Employment Agreements

Employment Agreement with Bjorn D. Jawerth

On February 16, 2001, Summus entered into a three-year employment agreement with Bjorn D. Jawerth, our Chief Executive Officer.  Under his employment agreement, Dr. Jawerth received:

  an initial base salary of $350,000, which is to be increased on an annual basis by at least 10%; however, Dr. Jawerth has not taken any increase in cash compensation to this initial base salary.  As of February 16, 2003, Dr. Jawerth was to receive an annual salary of $423,500 pursuant to his agreement; however, Dr. Jawerth elected on July 31, 2002, to reduce his cash compensation temporarily to $262,500 on an annual basis to help lower the Company’s current cash consumption.  The difference between the original contract amount of $350,000 and the current cash salary amount is paid to Dr. Jawerth on a bi-monthly basis in the form of options to buy common stock under the Company’s Alternative Compensation Plan.  These options are priced at the closing market price of the Company’s common stock at the end of each bi-monthly pay period .  The difference between the current salary amount of $423,500 owed to Dr. Jawerth and the original base salary of $350,000 in his employment agreement is being deferred and accrued by the Company until the Board of Directors and Dr. Jawerth determine when and how these deferred and accrued amounts may be paid;

  performance bonuses and options as are generally available to other senior management and Board members (including awards under our Amended and Restated 2000 Equity Compensation Plan), as determined by the Compensation Committee of the Board;
  a car allowance of $750/month (Dr. Jawerth has subsequently agreed to forego his allowance); and
  health insurance, and other benefits.

In addition to the foregoing, Dr. Jawerth was to have been paid $500,000 in cash as compensation for his non-competition covenants (which have an 18-month term). In lieu of such cash payment, we issued to Dr. Jawerth options to purchase 166,667 shares of our common stock exercisable for $0.50 per share and options to purchase 333,333 shares of our common stock exercisable for $3.75 per share.

Under the terms of the Asset Purchase Agreement, Summus agreed to use reasonable commercial efforts to assist Dr. Jawerth in the private sale of up to 1,666,667 shares of Summus common stock held by him (representing $2.5 million in value) at a per share price of not less than $1.50 per share. No assurance can be provided that we will be able to attract such an investment or that we will be able to provide assistance to Dr. Jawerth to effect a private sale of his shares.  In addition, under the terms of Dr. Jawerth’s employment agreement, Summus is obligated to issue him options, with an exercise price of $1.50 per share, exercisable for three times the number of shares of common stock sold in the private sale as described above.  These options will be exercisable during the second through fifth year after issuance.  As of March 31, 2003, no shares subject to this agreement have been sold. The Board of Directors is in the process of renegotiating Dr. Jawerth’s employment agreement with him.  It is contemplated that the provisions described in this paragraph will be addressed as part of that renegotiation; however, no assurances can be made as to the outcome of such negotiations.

The Board of Directors may terminate Dr. Jawerth's employment at any time (i) after his “disability” (as defined in his employment agreement), (ii) for “cause” (as defined in his employment agreement), or (iii) without cause.  For purposes of his employment agreement, "cause" is defined as Dr. Jawerth's material breach of his employment agreement.  Prior to any termination for cause arising out of his alleged breach of his employment agreement, Dr. Jawerth shall be given written notice by the Board, following a majority vote of the Board, specifying the nature of the alleged breach and shall have twenty (20) business days in which to cure, or commence to cure, such breach.  If he effects such a cure or commences such a cure within the twenty (20) business day period, his employment, salary and benefits shall continue in full force and effect.  If Summus materially breaches this agreement, it shall have the same right to have the breach described in writing b y Jawerth and the same twenty (20)-business day cure period.

If Summus terminates Dr. Jawerth's employment without cause or for disability, or if Dr. Jawerth terminates his employment for “good reason” (as defined in his employment agreement), he shall be entitled to:

  a severance payment equal to two years of his then current base annual salary, to be paid in a lump sum at the time of termination;
  the immediate vesting of all stock options granted to him; and
  health benefits for one year at no greater cost to him than the cost he paid for such benefits immediately prior to his termination.

For purposes of Dr. Jawerth’s employment Agreement, "good reason" is defined as:

  a change in Dr. Jawerth's status, title, position or responsibilities which represents an adverse change from his status, title, position or responsibilities in effect immediately prior thereto; the assignment to Dr. Jawerth of any duties or responsibilities that are inconsistent with his status, title, position or responsibilities; or any removal of Jawerth from or failure to reappoint or reelect him to any such  position, status or title, except in connection with the termination of his employment for cause;
  a net reduction in the number of research scientists of his research laboratories as of the date of his employment agreement by more than fifteen percent (15%) in any  year, except for resignations which are not prompted by management or which are approved or instructed by Dr. Jawerth, and for which positions the Company is rehiring;
  a net reduction in the fully funded budget of his laboratories for the core research team in any six month period by more than ten percent (10%), by more than five percent (5%) over any one year period, and by more than two and one-half percent (2 1/2%) over any two year period;
  the Invention Awards Program of Summus is changed without the approval of Dr. Jawerth;
  the Board hires a chief executive officer who has not been approved by Dr. Jawerth; or
  a change of control occurs; for purposes of Dr. Jawerth’s employment agreement a “change of control” is defined as:
  any person or entity becoming  the beneficial owner at least  forty percent (40%) of the total voting power of Summus’ voting securities;

  the approval by Summus’ shareholders of a merger, share exchange, consolidation or reorganization involving Summus and any other corporation or other entity that is not controlled Summus, the result of which is that less than fifty percent (50%) of the total voting power of the outstanding voting securities of Summus or of the successor corporation or entity after such transaction is held by the holders of Summus’ voting securities immediately prior to such transaction;

  the approval by the shareholders of a liquidation or dissolution of Summus, or the approval of the sale or other disposition by Summus of all or substantially all of its assets, other than a transfer to a subsidiary of Summus);

  the cessation of the individuals who constitute the Board of Directors of Summus during any period of twenty-four (24) consecutive months (the "Incumbent Directors") to constitute at least two-thirds (2/3) of the Board of Directors; provided, however, that a director who is not a director at the beginning of such period shall be deemed to be an Incumbent Director if such director is elected or recommended for election by at least two-thirds (2/3) of the directors who are then Incumbent Directors, or if Dr. Jawerth votes for the election of such director.

In the event Dr. Jawerth terminates his employment without good reason, he shall be entitled to receive an amount equal to two weeks of his then current salary for each year of service under this Agreement.  He shall also be entitled to all health benefits for three (3) months at no greater cost to him than the cost he paid for such benefits immediately prior to his termination.  In addition, if Dr. Jawerth terminates his employment without good reason, he shall return to Summus all stock options granted to him under his employment agreement.

If Summus Company terminates Dr. Jawerth's employment for cause, he shall be entitled to receive two (2) weeks of his then current salary as severance pay.

Pursuant to the terms of his employment agreement and in accordance with corporate policy, all intellectual property developed by Dr. Jawerth in connection with his employment by the Company is the exclusive property of the Company.  Without any impact on the Company’s ownership of the intellectual property, Dr. Jawerth’s employment agreement grants to him, personally, a non-exclusive, non-transferable, world-wide license, without right to sublicense, to make and use New Technology (as defined in the Inventions Award Plan) that is developed during the twelve months following the closing (the “Closing”) of the asset purchase agreement between Summus, Ltd. and High Speed Net Solutions, Inc.  Any rights of Dr. Jawerth under this license are subject to his fiduciary obligations as a director and/or officer of Summus.  This license shall terminate on the later of the date twelve months from the Closing or such later date as may be set by the Board, excluding Dr. Jawer th.  If Summus ceases to be a going concern prior to the license termination date, the license shall be perpetual and shall include the rights to sell and offer to sell products and services using the licensed New Technology, and the right to sublicense such New Technology.

Employment Agreements with Messrs. Ban and Lowrey

Summus entered into employment agreements with each of Gary E. Ban and Robert S. Lowrey.  Messrs. Ban and Lowrey’s employment agreements are dated as of February 16, 2001.  The employment agreements name Mr. Ban as the Chief Operating Officer and Mr. Lowrey as Chief Financial Officer, at annual base salaries as follows:

Name of Executive	Annual Base Salary

Gary E. Ban	$175,000
Robert S. Lowrey	$150,000

Messrs. Ban and Lowrey elected on July 31, 2002 to reduce their cash compensation temporarily to help lower the Company’s current cash consumption.  Messrs. Ban and Lowrey are currently receiving cash compensation of $131,250 and $112,500, respectively, on an annual basis.  The difference between the contract amount identified in the table above for each of Messrs. Ban and Lowrey and their current cash salary amount is paid to them on a bi-monthly basis in the form of options to buy common stock of the Company under the Company’s Alternative Compensation Plan.  These options are priced at the closing market price of the Company’s common stock at the end of each bi-monthly pay period.

Under the terms of each of the employment agreements, the Board of Directors will, on an annual basis, review each executive’s base salary in light of the base salaries paid to other executives of Summus and each executive’s performance.  It may, in its discretion, increase the executive’s base salary by an amount deemed appropriate by the Board.  In addition to his base salary, the Board, in its discretion, may pay the executive a bonus commensurate with other bonuses paid to employees of Summus and take into account the total compensation paid to executives of other companies which would be competitive for the executive’s services.

Under their employment agreements, each of Messrs. Ban and Lowrey are also to receive a one-time bonus equal to 50 percent of his annual base salary, payable as mutually agreed between Summus and Mr. Ban or Mr. Lowrey, as applicable.  This bonus is equal to $75,000 in Mr. Lowrey’s case and $87,500 in Mr. Ban’s case.   Mr. Lowrey entered into an amendment to his employment agreement in which he agreed to accept 75,000 restricted shares of the Company’s common stock and 150,000 warrants to purchase shares of common stock; these warrants have an exercise price of $2.00 per share.  Mr. Ban was to receive his bonus amount in cash within six-months of May 23, 2002, based on available funds.  Since funds were not available to pay Mr. Ban this amount, he has the option, in his sole discretion, of waiting until Summus has available funds to pay him this bonus amount or receiving restricted shares of Summus common stock and warrants, based on terms offered to third party investors of Summus, for the unpaid bonus amount owed to him.  As of the date of this annual report, Mr. Ban has not received any cash payments related to this bonus amount.

Each of these executives’ employment agreements provided the executive with an automobile allowance of $600 per month.  Each executive has agreed to forego his automobile allowance.

The employment agreements with Messrs. Ban and Lowrey each have a term of three years.  Notwithstanding its stated term, the Board may terminate any of the employment agreements at any time (i) after the executive’s “permanent disability” (as defined in the agreement), (ii) for “cause” (as defined in the agreement), (iii) without cause, or (iv) upon Summus, ceasing to engage in business.  For purposes of each of the employment agreements, “cause” is defined to mean (i) active participation in fraudulent conduct against Summus, a conviction of or a plea of guilty or nolo contendere with respect to a felony involving theft or moral turpitude, an act or series of deliberate acts which were not taken in good faith by the executive and which, in the reasonable judgment of the Board, results or will likely result in material injury to the business, operations or business reputation of Summus, or an act or series of acts constituting willful malfeasance or gross misconduct; a substantial and continual refusal to perform the duties assigned to the executive; excessive absenteeism; or the executive’s voluntary resignation without “good reason.”

If Summus terminates the executive’s employment without cause, or the executive terminates the employment for “good reason” (as defined in the agreement), the executive is entitled to receive:

  in the case of Messrs. Ban and Lowrey, a severance payment equal to what would have been his base salary, payable at such times as his base salary would have been paid if his employment had not been terminated (or, at the election of the executive, in a lump sum without discount), for up to six months;
  in the case of Messrs. Ban and Lowrey, a pro rata portion of the bonus applicable to the calendar year in which the termination occurs, but no less than a pro rata portion of the executive’s bonus for the preceding calendar year;
  in the case of Messrs. Ban and Lowrey, acceleration of the vesting of 100% of the unvested portion of his stock options or other stock-based awards, together with the right to exercise such stock options or awards for a period equal to the greater of the remaining term for exercising such options or awards under the applicable agreement and/or plan, or one year following the date of termination;
  other benefits, payable within 90 days after the date of the termination, accrued by him up to and including the date of termination;
  in the case of Messrs. Ban, and Lowrey, continuation of the insurance provided by Summus for up to six months or a lump sum payment of an amount equal to the fair value of such insurance; and
  reimbursement of all expenses incurred by the executive under the terms of the agreement.

For purposes of each of the employment agreements, “good reason” is defined to include a reduction in the executive’s base salary or incentive compensation; a material reduction in position, duties and responsibilities; a change in the location of Summus’s headquarters; or a material breach of the employment agreement.

If Summus terminates the executive’s employment for “cause” or the executive terminates his employment without “good reason,” Summus has no further obligations to the executive except:

  as may be provided by the terms of retirement and other benefits plans;
  with respect to unpaid base salary and other benefits accrued and earned through the date of termination;
  any benefits provided by insurance policies; and
  reimbursement for all expenses incurred in accordance with the agreement prior to the date of termination.

In addition, termination for cause shall result in the executive’s immediate forfeiture of all unvested stock rights, stock options and other unvested incentives and awards previously granted to him.

If Summus terminates the executive’s employment upon a “cessation of business,” Summus is obligated to pay the executive his base salary and provide the same health insurance benefits to which he is entitled until the earlier of (i) the expiration of the remaining portion of the term of the agreement or (ii) the expiration of the three-month period following the date of termination.  Summus may make such payments in accordance with its regular payroll schedule or in a single lump sum payment, at its option.

If the executive’s employment is terminated as a result of a “change in control,” the executive is entitled to receive:

  in the case of Messrs. Ban and Lowrey, severance compensation equal to what would have been his base salary, payable at such times as his base salary would have been paid if his employment had not been terminated (or, at the election of the executive, in a lump sum without discount), for the longer of 18 months or the remainder of what would have been the term of the agreement;
  in the case of Messrs. Ban and Lowrey, a pro rata portion of the bonus applicable to the calendar year in which such termination occurs, but no less than a pro rata portion of the executive’s bonus for the preceding calendar year;
  in the case of Messrs. Ban and Lowrey, acceleration of the vesting of 100% of the unvested portion of his stock options or other stock-based awards, together with the right to exercise such stock options or awards for a period equal to the greater of the remaining term for exercising such options or awards under the applicable agreement and/or plan or one year following the date of termination;
  other benefits, payable within 90 days after the date of the termination, accrued by him up to and including the date of termination;
  continuation of the insurance provided by Summus for up to six months or a lump sum payment of an amount equal to the fair value of such insurance; and
  reimbursement of all expenses incurred by the executive under the terms of the agreement.

For purposes of each of the employment agreements, a “change in control” is deemed to occur if (i) Summus is a party to any consolidation or merger in which it is not the continuing or surviving corporation, (ii) any person or entity becomes the beneficial owner, directly or indirectly, of 30 % or more of the voting power of our capital stock, or (iii) Summus sells, exchanges or other otherwise transfers all or substantially all of its property and assets.

During the period of his employment and for a period of six months following any termination of such employment, each of the executives is prohibited, whether directly or indirectly, from:

  owning, managing or participating in the ownership, management or control of, or being employed or engaged by or otherwise affiliated as a consultant or independent contractor with, any other business entity engaged in the business of information processing of multimedia over mobile and wireless networks within the United States in competition with Summus;
  soliciting any business or contracts from any customers of Summus or its affiliates, including past or prospective customers (other than as necessitated by his position with us and in furtherance of our business interests);
  soliciting or attempting to induce any such customer to alter its business relationship with Summus; or
  soliciting or inducing any employee of Summus, to leave the employ of Summus or hiring any employee or any person who was an employee of Summus or its affiliates within the 12-month period prior to such hiring.

Each of the employment agreements also contains customary covenants with respect to the non-disclosure of confidential or proprietary information regarding our business, prospects, finances, operations and trade secrets that have no finite duration.

Stock Option Plan

The following summary description of our Amended and Restated 2000 Equity Compensation Plan (the “Plan”) is not intended to be complete and is qualified by reference to the copy of the Plan, filed as Exhibit 10.8 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002.

The Plan, as adopted by the shareholders on January 27, 2000, and subsequently amended by the Board of Directors is intended to provide incentives:

  to the officers and other employees of Summus and its subsidiaries by providing them with opportunities to purchase shares of common stock in Summus pursuant to options granted under the Plan which qualify as “incentive stock options” (“ISOs”) under Section 422(b) of the Internal Revenue Code of 1986, as amended (the “Code”);

  to directors, officers, employees and consultants of Summus and its subsidiaries by providing them with opportunities to purchase shares of common stock in Summus pursuant to options granted under the Plan which do not qualify as ISOs (“non-qualified options”) (ISOs and non-qualified options being collectively referred to as “options”); and
  to directors, officers, employees and consultants of Summus, and its subsidiaries by providing them with stock appreciation rights, awards of restricted stock or deferred stock, stock awards, performance shares or other stock-based awards.

The Plan is administered by the Compensation Committee (the “Committee”) consisting of two or more members of the Board of Directors. The Committee has the exclusive right to interpret, construe and administer the Plan, to determine the individuals associated with Summus and its subsidiaries from among the class of individuals eligible to whom options, awards and authorizations to make purchases may be granted in accordance with the terms of the Plan, and to determine the number, form, terms, conditions and duration of any such grant.

ISOs.  ISOs may be granted at any time through the tenth anniversary of the effective date of the Plan (which was January 31, 2000).  The ISO exercise price is to be no less than 100% of the “Fair Market Value” (as defined in the Plan) of the common stock on the grant date.  No ISO may be granted to an individual owning more than 10% of the total combined voting power of all classes of stock issued by Summus unless the purchase price of the underlying shares of common stock is at least 110% of the Fair Market Value of the shares issuable on exercise of the ISO determined as of the date the ISO is granted. ISOs granted under the Plan may have maximum terms of not more than ten years (five years in the case of an individual that owns more than 10% of the total combined voting power of all classes of Summus stock) or such shorter period as the Committee specifies in an individual award.  Generally, ISOs granted under the Plan may remain outstanding and may be exercised at any time up to three months after the person to whom such ISO was granted is no longer employed. ISOs granted under the Plan are subject to the restriction that the aggregate Fair Market Value (determined as of the date of grant) of ISOs, which first become exercisable in any calendar year, cannot exceed $100,000.

Stock Appreciation Rights.  Stock appreciation rights may be granted to eligible participants in tandem with an ISO or non-qualified option or may be granted independent of any related option.  A tandem stock appreciation right entitles the holder of the option, within the period specified for exercise of such option, to surrender the unexercised option or a portion thereof and receive in exchange a payment in cash or shares of common stock having an aggregate value equal to the amount by which the Fair Market Value of each share of common stock underlying the option (or portion thereof) surrender exceeds the per share option exercise price, multiplied by the number of underlying shares of common stock surrendered.  Each tandem stock appreciation right is subject to the same terms and conditions as the related option.

With respect to non-tandem stock appreciation rights, the Committee is to specify the number of shares of common stock covered by such right and the base price of a share of common stock (the “Base Price”), which is to be no less than 100% of the Fair Market Value of a share of common stock on the date of grant. Upon exercise of a non-tandem stock appreciation right, the participant is entitled to receive from Summus cash and/or common stock having an aggregate Fair Market Value equal to (i) the excess of (A) the Fair Market Value of one share of common stock at the time of exercise, over (B) the Base Price, multiplied by (ii) the number of shares of common stock covered by the non-tandem stock appreciation right. The Committee has the sole discretion to determine in each case whether the payment is to be made in the form of cash or shares of common stock.

Options and stock appreciation rights granted under the Plan are generally not transferable, except by will or the laws of descent and distribution, or under the terms of a qualified domestic relations order as defined by the Code or ERISA; however, non-qualified options (including a related tandem stock appreciation right) may be transferred to the extent determined by the Committee to be consistent with securities and other applicable laws and with our policy.

Restricted Stock.  The Committee may make restricted stock awards to participants in the Plan as an incentive for the performance of future services that will contribute materially to the successful operation of Summus.  Awards of restricted stock may be made alone or in addition to or in tandem with other awards made under the Plan. The Committee is to determine the purchase price, if any, to be paid for the restricted stock, the length of the restriction period, the nature of the restrictions (e.g., in terms of the participant’s service or performance), whether the restrictions are to lapse at the end of the restriction period as to any or all of the shares covered by the award, and whether dividends and other distributions on the restricted stock are to be paid currently to the participant or to Summus for the account of the participant.

Deferred Stock.  The Committee may make deferred stock awards, together with cash dividend equivalents, to participants in the Plan, conditioned upon the attainment of specified performance goals or other factors or criteria as the Committee determines. Deferred stock awards may not be sold, transferred, pledged, assigned or encumbered during the deferral period, as specified by the Committee. At the expiration of the deferral period, share certificates are to be delivered to the participant in a number equal to the shares of common stock covered by the award. Upon termination of employment during the deferral period, the participant shall forfeit the deferred stock; however, the Committee may accelerate the vesting of the award in the event of termination of employment due to death, disability or retirement, or in the event of hardship or other special circumstances.

Stock Awards.  Stock awards are to be granted only in payment of compensation that has been earned or as compensation to be earned.  All shares of common stock subject to a stock award are to be valued at no less than 100% of the Fair Market Value of such shares on the date of the stock award’s grant. Shares of common stock subject to a stock award may be issued or transferred to the participant at the time of grant or at a subsequent time, or in installments, as the Committee determines. A stock award will be subject to the terms and conditions the Committee determines; however, upon issuance of the shares, the participant shall be entitled to receive dividends, exercise voting rights and exercise all other rights of a shareholder except as otherwise provided in the stock award.

Performance Shares.  Performance shares may be awarded to participants as an incentive for the performance of future services to Summus.  Awards of performance shares may be made either alone or in addition to or in tandem with other awards granted under the Plan. The Committee is to determine and designate those participants to whom performance shares are to be awarded, the performance period and/or performance objectives (e.g., minimum earnings per share or return on equity), and any adjustments to be made to such objectives, applicable to such awards, the form of settlement of performance shares, and the other terms and conditions of such awards.

Other Stock-Based Awards.  The Committee may grant other awards that are valued in whole or in part by reference to, or are based on, the common stock, including convertible preferred stock, convertible debentures, exchangeable securities, phantom stock and stock awards or options valued by reference to book value or performance.

Administration.  The Plan provides that the Committee may make equitable adjustments in the aggregate number of shares of common stock that may be awarded under the Plan, the number of shares and class of stock that may be subject to an award, the purchase price to be paid per share under outstanding options, and the terms, conditions or restrictions of any award in the event of any reorganization, recapitalization, reclassification, stock split, stock dividend, merger or consolidation or separation, including a spin-off, of Summus, the sale or other disposition of all or a portion of its assets and certain other transactions involving Summus; however, the Plan requires that all such adjustments shall be made such that ISOs granted under the Plan shall continue to constitute ISOs within the meaning of Section 422 of the Code.

Authorized but unissued shares of common stock of Summus, shares of common stock that are not delivered or purchased under the Plan, and shares reacquired by Summus, for reasons including a forfeiture, termination of employment, expiration or cancellation of an option, can be issued under the Plan. Under the Plan, 2,000,000 shares of common stock were initially reserved for issuance. On February 13, 2001, the Board adopted resolutions to amend the Plan to increase that number to 6,500,000 shares, and on May 23, 2002, the Board adopted resolutions to amend the Plan to increase that number to 8,500,000 shares.  As of July 15, 2003, we have issued 7,930,194 options to purchase shares of common our stock; 6,377,338 of these options are currently vested.

Amendment of the Plan.  The Plan provides that our Board of Directors may amend or terminate the Plan at any time, provided, however, that specific types of amendments require approval of our shareholders and no such action may be taken which adversely affects any award previously granted to a participant under the Plan without the written consent of the Participant.

Alternative Compensation Plan

In order to conserve the Company’s cash position, the Board of Directors adopted an Alternative Compensation Plan (the “Alternative Plan”) on August 1, 2002.  Under the Alternative Plan, each officer of the Company may elect to receive any portion of their compensation in the form of fully vested non-qualified stock options.  The options will have an exercise price equal to the Fair Market Value of the Company’s common stock based on the closing price of the Company’s common stock at the end of each bi-monthly payroll period.  All of the options granted under this plan are issued under the Amended and Restated 2002 Equity Compensation Plan.

Officers may elect percentage starting at a minimum level of 15% of their cash compensation that they may receive under the Alternative Plan.  The election may be terminated at the sole discretion of the Board of Directors.  Currently, Dr. Jawerth and Messrs. Ban and Lowrey, participate in the Alternate Plan and have elected to receive 25% of their compensation under the Alternate Plan.

Inventions Awards Plan

The following summary description of our Inventions Awards Plan is not intended to be complete and is qualified by reference to the copy of the Inventions Awards Plan, filed as an exhibit to the Company Annual Report on Form 10-K for the fiscal year ended December 31, 2002.

Summus established the Inventions Awards Plan, effective October 30, 2000, to provide incentives to eligible employees (such employees being listed in a schedule to the plan) by providing them with opportunities to receive additional compensation as a result of their development of enhancements or new methods involving the business of Summus that generate revenue for us (“New Technology”).  New Technology is defined under the plan to exclude existing technology of ours or technology acquired from Summus, Ltd.

Under the plan, we are to set aside 5% of the gross revenues derived from the licensing or sale of New Technology (or products incorporating such technology) for distribution among eligible employees.  Dr. Jawerth and a designee of the Board of Directors are, on a quarterly basis, to calculate the amount of funds to be set aside and the amounts to be received by eligible employees.  Such determinations are subject to being overruled by 70% of the members of the Board, excluding Dr. Jawerth.  If Summus sells the rights to New Technology, eligible employees shall be entitled to an award of 10% of the gross proceeds.  If an eligible employee (other than Dr. Jawerth) ceases to be employed by Summus, for any reason, such employee’s right to awards under the plan will also cease.

All eligible employees must execute our standard agreement concerning assignment to Summus of inventions developed by such employees while employed by us.  Eligible employees may also apply to have technology that is not owned by Summus (defined as “Outside Technology”) commercialized by us.  If we elect to commercialize such technology, the eligible employee(s) shall receive an award equal to 5% (10%, if two or more eligible employees submit the Outside Technology) of the gross revenues derived from the licensing or sale of such technology (or products incorporating such technology).

Under the plan, Summus may, at its option, initiate a spin-off company to develop a New Technology or an accepted Outside Technology.  In such event, eligible employees may be selected to join the spin-off company.  If the eligible employee(s) accepts a position in the spin-of company, his or her rights to awards under the plan are to be surrendered for 25% of the founders’ equity in the spin-off company.

As of the date of this prospectus, there are several eligible employees, including Dr. Jawerth, that have been credited with the development of New Technology since the establishment of the Inventions Awards Plan.  As awards are earned under this plan, they are recorded as costs of wireless applications and contracts.  The value of amounts earned under the Inventions Awards Plan for the six-month period ended June 30, 2003 was approximately $17,300.  As of the date of this Prospectus, no awards have been paid to the eligible employees under the Inventions Awards Plan.

Compensation of Directors

The members of the Board of Directors who are not executive officers or employees of the Company receive:

  a one-time grant of options to purchase 30,000 shares of our common stock upon his initial appointment;
  an annual grant of options to purchase 40,000 shares of our common stock on April 1 of each year, or a pro rata portion if the Director’s service begins after April 1 of a particular year;
  an annual grant of options to purchase 2,500 shares of common stock for each committee of the Board of Director’s on which he serves; and
  reimbursement of travel expenses for travel by members of the Board of Directors who reside outside of the local area.

Each of these grants to members of our Board of Directors as described above have an exercise price equal to the fair market value of our common stock on the date of grant and vest quarterly over a one-year period from the date of grant.

During fiscal year 2002, the outside members of our Board of Directors were issued the following number of options opposite their names.

Name	Options Issued	Exercise Price

George H. Simmons	30,000	$1.35
George H. Simmons	45,000	$1.39
Richard F. Seifert(1)	30,000	$0.62
Herman Rush(2)	45,000	$1.39

____________________

(1) Mr. Seifert resigned as an Executive Vice President of Summus in July 2002 and received a pro rata annual grant for his service on the Board.  Mr. Seifert resigned from the Board of Directors on April 11, 2003.

(2) Mr. Rush resigned from the Board on August 19, 2002 and vested in only 3,750 of these options.

Securities Authorized for Issuance Under Equity Compensation Plans

The 2000 Amended and Restated Equity Compensation Plan was created in 2000 for the purpose of granting incentive or non-qualified stock options to employees of, or contractors for, or directors of the Company. A total of 2 million shares were initially authorized under the plan.   Subsequently, the Board amended the plan two times to increase the authorized shares to 6.5 million and then to 8.5 million.  Options granted under this plan were priced either at the fair market value of our common stock on the date of grant or at prices below the fair market value of our common stock and have a life of ten (10) years from their date of grant, subject to earlier termination as set forth in such plan.  As of December 31, 2002, this plan is still in effect.

Equity Compensation Plans Not Approved by the Shareholders of Summus	Number of Securities to be Issued Upon the Exercise of Outstanding Options	Weighted Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans(3)
	(a)	(b)	(c)
2000 Amended and Restated Equity Compensation Plan(1)	7,126,572	$2.35	1,373,428
Stock Options Issued Outside of Equity Compensation Plans(2)	429,603	$1.44	N/A
Total	7,556,175	$2.29	1,373,428

___________________

(1)	The 2000 Amended and Restated Equity Compensation Plan was originally approved by shareholders and authorized 2,000,000 shares for issuance. The plan was subsequently amended twice by the Board to increase the authorized number of shares to 8,500,000 and is therefore classified as a plan not approved by our shareholders.
(2)	These options were granted to Dr. Jawerth outside of the 2000 Amended and Restated Equity Compensation Plan since a maximum of 500,000 options can only be granted pursuant to such plan in any one fiscal year.
(3)	This column excludes securities reflected in column (a)

There are no equity compensation plans approved by shareholders at the present time.

Compensation Committee Interlocks and Insider Participation

During the Last Fiscal Year, George H. Simmons and Herman Rush served as members of the Compensation Committee of the Company’s Board of Directors, none of which is or has been an officer or employee of the Company. Mr. Rush resigned as a Director of the Company and as a member of the Compensation Committee as of August 19, 2002.  The Compensation Committee currently consists of George H. Simmons and Neil R. Guenther, neither of which is or has been an officer or employee of the Company.  No interlocking relationship existed during the Last Fiscal Year between the Company’s Board of Directors or Compensation Committee and the board of directors or compensation committee of any other company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth, as of November 21, 2003, certain information regarding beneficial ownership of our common stock by: (i) each of our directors, (ii) each Named Executive Officer, as such term is defined in the regulations of the SEC, (ii) all directors and executive officers as a group and (iii) each person who is known by the Company to own beneficially more than 5% of the outstanding shares of our common stock.  As of November 21, 2003, we had 66,752,220 shares of common stock issued and outstanding.  As of that date, we also had 2,078 shares of non-voting Series A convertible preferred stock;  1,310 shares of Series C Stock; 4,000 shares of Series D Stock; and 200 shares of Series E Stock convertible preferred stock issued and outstanding.

Beneficial ownership is determined in accordance with rules of the Securities and Exchange Commission and includes generally voting power and/or investment power with respect to securities. Shares of common stock subject to options currently exercisable or exercisable within 60 days of November 21, 2003, are deemed outstanding for purposes of computing the percentage beneficially owned by the person holding the options but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person. The persons and entities named in the table have sole voting power and sole investment power of the shares reflected by their names, except as otherwise noted.

Unless otherwise specified, the address for each beneficial owner is c/o Summus, Inc. (USA), 434 Fayetteville Street, Suite 600, Raleigh, North Carolina 27601.

Name and Address of Beneficial Owner(1)	Shares Owned Beneficially	Percent of Shares of Common Stock Outstanding

Bjorn D. Jawerth	13,497,548(2)	19.67%
Kerstin Jawerth	1,942,187(3)	2.89%
Jere A. Ayers	686,815(4)	1.02%
Neil R. Guenther	2,757,483(5)	4.02%
George H. Simmons	108,750(6)	*
Gary E. Ban	888,813(7)	1.32%
Greg T. Dyer	0	*
Donald T. Locke	333,333(8)	*
Leonard T. Mygatt, III	737,711(9)	1.09%
JDS Capital Management, LLC	11,250,000(10)	14.42%
Empire GP, L.L.C.	5,250,000(11)	7.66%

All Executive Officers and Directors as a Group (8 persons)(12)	21,404,640(13)	29.76%

_____________________________________________

*	Represents beneficial ownership of less than one percent (1%) of common stock.
(1)	Based upon information supplied by officers and directors and filings under Section 16 of the Securities and Exchange Act of 1934, as amended (the "Exchange Act").
(2)	Includes (i) 1,667,196 shares of common stock, and 274,991 shares of common stock underlying warrants owned by Kerstin Jawerth with respect to which Dr. Jawerth has sole voting power and (ii) 1,582,593 shares of common stock underlying options that are exercisable within 60 days of November 21, 2003.

(3)	Dr. Bjorn Jawerth has sole voting power over these shares. Includes 274,991 of common stock underlying warrants that are exercisable within 60 days of November 21, 2003.
(4)	Includes 400,000 shares of common stock underlying warrants and 28,964 shares of common stock underlying options that are exercisable within 60 days of November 21, 2003.
(5)	Includes (i) 40,000 shares of common stock held in the names of Dr. Guenther’s children, (ii) 1,649,924 shares of common stock underlying warrants and 60,597 shares of common stock underlying options that are exercisable within 60 days of November 21, 2003, (iii) 80,000 shares of common stock underlying warrants held in the names of Dr. Guenther’s children, and (iv) 240,000 shares issuable upon conversion of the Company’s Series C Stock that are exercisable or convertible within 60 days of November 21, 2003.
(6)	Includes 108,750 shares of common stock underlying options that are exercisable within 60 days of November 21, 2003.
(7)	Includes 554,097 shares of common stock underlying options and 12,546 shares of common stock underlying warrants that are exercisable within 60 days of November 21, 2003.
(8)	Includes 333,333 shares of common stock underlying warrants that are exercisable within 60 days of November 21, 2003.
(9)	Includes 312,090 shares of common stock underlying options and 16,728 shares of common stock underlying warrants that are exercisable within 60 days of November 21, 2003.
(10)	Includes 7,500,000 shares of common stock issuable upon conversion of the Company’s Series D Stock and 3,750,000 shares of common stock underlying warrants that are exercisable within 60 days of November 21, 2003.
(11)	Includes 1,750,000 shares of common stock underlying warrants that are exercisable within 60 days of November 21, 2003.
(12)	Includes shares beneficially owned by all current directors and executive officers.
(13)	Includes 2,647,091 shares of common stock underlying options, 2,767,522 shares underlying warrants, and 240,000 shares underlying Series C Stock that are exercisable within 60 days of November 21, 2003.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

None.

SELLING SHAREHOLDERS

The following table sets forth information regarding the beneficial ownership of shares of common stock by the selling shareholders as of the date of this prospectus, and the number of shares of common stock covered by this prospectus.  Except as otherwise noted below, none of the selling shareholders has held any position or office, or has had any other material relationship with us or any of our affiliates within the past three years.

From July 2000 to November 2003, Summus has raised capital through private placements to accredited investors; issued shares and warrants in settlement of amounts due to vendors; and issued shares and warrants in settlement of litigation. The shares of common stock in the private placements that were sold to the selling shareholders in this prospectus were at prices ranging from  $0.25 to $4.62.  In connection with the sale of each of these shares of Summus common stock, we generally issued two (2) warrants to purchase additional shares of our common stock. These warrants ranged in exercise price from $0.25 to $5.25 per share, may be exercised six months after their issuance, and expire five years after their issuance.  The number of shares and warrants issued to vendors and issued in settlement of litigation were determined through arms-length negotiations with those parties.

In July and August 2003, the Company issued 1,250 shares of its Series C Stock to accredited investors and another 60 shares of Series C Stock in October 2003.  Each share of Series C Stock is convertible into 4,000 shares of the Company’s common stock.  The Series C Stock cannot be converted into common stock of the Company until nine (9) months after their issuance.    The purchasers of the Series C Stock also received warrants to purchase 5,240,000 shares of the Company’s common stock.  These warrants issued to the Series C Stock holders may not be exercised until nine (9) months after their issuance.  These warrants expire five years from their issuance date.

During the end of September and in early October 2003, the Company sold a total of 4,000 shares of its Series D Stock and 200 shares of its Series E Stock in private placements.  The Series D and Series E Stock have substantially identical rights and privileges.  The 4,000 shares of Series D Stock are convertible into 20,000,000 shares of the Company’s common stock, and the 200 shares of Series E Stock are convertible into 1,000,000 shares of the Company’s common stock.  The Company also issued warrants in connection with the sales of the Series D and Series E Stock to purchase a total of 10,500,000 shares of the Company’s common stock at a price of $0.35 per share.  These warrants expire five years from their issuance date.

Each of the selling shareholders in this prospectus and Summus also executed an agreement in which Summus agreed to register the shares, the shares underlying the warrants, and the shares into which the Series C Stock, Series D Stock and Series E Stock are convertible, held by the selling shareholders in the registration statement on Form S-1 covering the resale of those shares, of which this prospectus is a part.  Summus also agreed to pay all reasonable expenses incurred in connection with the registration statement, of which this prospectus is a part.

Douglas May was an officer of our wholly owned subsidiary, Douglas May & Co., Inc. from June 30, 2000 until September 19, 2001.  Neil Guenther became a director of the Company in February 2003.  Richard Seifert served as the Co-Chief Executive Officer from February 16, 2001 until November 2001, Executive Vice President of Corporate Development of the Company from November 2001 until July 2002, and as a Director of the Company from February 1999 to April 11, 2003.  Robert S. Lowrey served as the Company’s Chief Financial Officer form May 2000 to November 2003.  Donald T. Locke has acted as the Company’s inside Legal Counsel since October 2001.  David C. Cox, Trey Fecteau, I. James Folds, Gregory E. Gilbert, Bruce Goldfarb, David C. Millikan, Van Ernst Jakobs and Winder Hughes have received shares and warrants in the last these years in connection with their assistance to Summus in its capital raising activities. Pennie & Edmonds and Holland & Knight have acted as legal counsel to the Company.

The number of shares of common stock that may be actually purchased by certain selling shareholders under the warrants and the number of shares of common stock that may be actually sold by each selling shareholder will be determined by such selling shareholder.  Because certain selling shareholders may purchase all, some or none of the shares of common stock which can be purchased under the warrants and each selling shareholder may sell all, some or none of the shares of common stock which each holds, and because the offering contemplated by this prospectus is not currently being underwritten, no estimate can be given as to the number of shares of common stock that will be held by the selling shareholders upon termination of the offering.

COMMON SHAREHOLDERS:

First Name

	Company/Last Name	Common Shares	Percentage of Outstanding Stock Being offered
JAMES D.	ANDREWS	10,000	*
JERE A.	AYERS	25,000	*
ELEANOR M. BAILEY	BAILEY	36,300	*
WILLIAM B.	BANDY	60,000	*
MARK J.	BARIC	69,544	*
DOUGLAS A.	BARTON	225,000	*
LOUISE	BEDARD	33,194	*
ROBERT A.	BELL	45,000	*
THOMAS A.	BERRY	50,000	*
JAMES L.	BONDS	18,000	*
RICHARD W.	BONENBERGER	60,000	*
ROBERT	BONENBERGER	44,000	*
RICHARD W. and JERRIANNE	BONENBERGER C/F JOHN R. BONENBERGER	20,000	*
RICHARD W. and JERRIANNE	BONENBERGER C/F STEPHANIE A.	20,000	*
A.J.P.	BROUWER	22,500	*
C.E.	BRYANT JR.	420,000	*
E.P.	CASSEE	4,000	*
JENNIFER	CATANO	3,500	*
DOUGLAS D.	CLINE	100,000	*
DAVID C.	COX	16,350	*
GERARD	DE BRUIN	10,000	*
BRITT L.	DECKER	36,000	*
FRANCIS J.	DEPOORTERE	50,000	*
CHRISTOPHER V.	DEVONE	25,834	*
DAVID W.	DEWITT	156,735	*
KIM QUY	DO	113,830	*
	DRESNER CORPORATE SERVICES, INC.	105,000	*
DONALD R.	DUFFY	10,000	*
JAMES MARKHAM	EDSON	10,909	*
PETE	EENKHOORN	9,500	*
JOHN C.	EMERY, JR.	30,000	*
I. JAMES	FOLDS	30,000	*

	FRAHM FAMILY PARTNERSHIP	250,000	*
CRAIG L.	FRIESINGER	33,334	*
PATRICK	FROMER	8,000	*
DONALD C.	GONTERMAN	30,000	*
NEIL R.	GUENTHER	183,000	*
FLETCHER	HALL	5,555	*
DONALD D.	HAMMETT	380,000	*
	HARE & CO.	17,557	*
JOHN D. & ARTHUR L.	HARGRAVES	35,000	*
	HOLLAND & KNIGHT	738,636	1.11%
RON	HOUTLOSSER	5,000	*
	INVESTLINC SECURITIES, LLC	73,529	*
MARION	JABLONSKI	20,000	*
ANDREW J.	JARBOE	22,222	*
R. MICHAEL	JOHNS	20,000	*
CHRIS	JOHNSON	20,000	*
CHAD	JOHNSON	100,000	*
KEITH L.	KAAT	55,000	*
JAMES	KAPRAL	15,000	*
	KHARE/FOWLER, INC.	44,920	*
MARTIN	KNOL	31,915	*
CHRIS	KREMER	40,000	*
JOSEPH M.	LEHO	260,000	*
JEFFREY	LEIMBACKER	30,000	*
STUART	MAINSE	58,308	*
	MANAS, D.O.O.	304,838	*
KENNETH H.	MARKS	34,286	*
PATRICK E.	MCCOY	43,500	*
C. W.	MCDONALD	100,000	*
STEVE WAYNE	MCDOWELL	8,500	*
GARY WAYNE	MCKEEL	280,000	*
DONALD G.	MEISLER	100,000	*
PAUL J.	MICHAELS	62,500	*
BARRY	MIGLIORINI	25,000	*
JOSEPH R.	MURRAY	16,668	*
PAM	MYERS	7,500	*
JACK	NAVENTI	25,000	*
M. BRANDON	O'MAHONEY	100,000	*
	PALISADES EQUITY FUND, L.P.	12,900	*
	PALISADES EQUITY FUND, L.P.	9,900	*
	PENNIE & EDMONDS LLP	337,653	*
ROCCO SWANK	PISCAZZI	4,000	*
JOSEPH JAMES	PISCAZZI JR.	4,000	*
	PRECISION WIRES & STRIPS S.A.	120,000	*
ERIC	RAEBER	135,000	*
	RAYTHEON COMPANY	295,662	*
CLAIRE	REIF	40,000	*

H. EDWIN	RIEBEL	73,529	*
JERRY	ROBBINS	8,335	*
SCOTT M	SCHNEIDER	10,000	*
ROBERT G.	SCHRADER	40,625	*
LARRY B.	SHOOK	20,000	*
RICHARD G.	SINGER	142,500	*
BELVIN G.	SMITH	460,000	*
MICHAEL M.	SPICKARD	36,000	*
JESSE J.	STAFFORD	20,000	*
JOHN	STEPHANUS	50,000	*
	STRATEGIC TECHNOLOGIES, INC.	348,906	*
H. RANDOLPH	STRAUGHAN III	49,500	*
	TERRANOVA CAPITAL PARTNERS, INC.	68,000	*
WILLIAM C.	THACKER	20,000	*
CLIFFORD E.	THOMPSON	100,000	*
HARVEY T.	UNDERWOOD	40,000	*
CHRISTINA M.	VANSTORY	39,000	*
RICHARD L.	VANSTORY, JR	39,000	*
RICHARD	VASQUEZ	50,000	*
MICHAEL	VESELAK	10,000	*
RUSSELL C.	VICK, JR.	14,286	*
GOMAR	VIJVERMAN	30,000	*
RICHARD G.	WARD	58,333	*
HERBERT L.	WHITE	25,000	*
FRANCIS	WOELFEL	20,000	*
LEWIS M.	WRENN JR.	23,530	*
JAMES A.	ZACHER	10,000	*

	COMMON SHARES SUBTOTAL	8,220,623	12.32%

WARRANT HOLDERS:

First Name	Company/Last Name	Number of shares Underlying Warrants Being Offered	Percentage of Shares Underlying Warrants Being Offered
	AAA TRUSTS COMPANY, LTD.	382,660	*
SUSAN K.	ALBEE	36,667	*
WILLIS H.	ALDRIDGE III	12,000	*
	ALEX DE WAAL FINANCIAL CONSULTANCY B.V.	5,000	*
	ALPHA CAPITAL AG	862,069	1.27%
JAMES N.	ASHBY	10,000	*
JERE A.	AYERS	400,000	*
RODNEY D., JR.	BABER	750,000	1.11%
ELEANOR M.	BAILEY	204,600	*
JEROME H.	BAILEY	280,000	*
JOHN R.	BAKO	20,000	*
WILLIAM B.	BANDY	1,525,438	2.23%
RICHARD	BAUMGARTNER	16,666	*
CURTIS L.	BEGLE	40,000	*
REGENBOOG B. V.	BEHEER	10,000	*
ROBERT A.	BELL	190,000	*
GEORGE HOWARD	BEMUS	7,142	*
STEPHEN M.	BERTHOUD	27,778	*
DIANE	BERUBE	42,382	*
THOMAS	BIVENS	652,126	*
ROBERT P.	BLACK	50,000	*
JOHN	BODOLAY	80,000	*
DENISE	BOISVERT	26,150	*
JAMES L.	BONDS	93,500	*
MARK	BONENBERGER	4,000	*
RICHARD W.	BONENBERGER	891,834	1.32%
ROBERT	BONENBERGER	488,834	*
TRACY	BONENBERGER	4,000	*
S.F.T.	BOTTINGA	500	*
BRIAN	BOXER	260,000	*
HENDRIKA	BRAAM	425,850	*
JENNIFER	BRIDGES	36,667	*
GERALD	BRINK	60,000	*
J.L.	BRON	2,000	*
A.J.P.	BROUWER	45,000	*
J.A.M.	BROUWER	2,000	*
G. OWEN	BROWN	1,000,000	1.48%
HARRY C.	BROWN	200,000	*
LINDA	BROWN	6,000	*
A.G.	BUIS	1,600	*
JAMES G.	BURGIO	170,000	*
E.P.	CASSEE	8,000	*
JENNIFER	CATANO	13,000	*
SANDRA B.	CHISENHALL	36,666	*
GINA M.	CIMINO	933,334	1.38%
GINA M. & MICHAEL M.	CIMINO, ATBE	500,000	*
SHARON L.	CIMINO	20,000	*
DOUGLAS D.	CLINE	1,311,724	1.93%
DAVID LABIAK	COMMCELL LP	90,000	*
DAVID C.	COX	32,700	*
	D&R HOLDING CO. LLC	130,000	*
P.J.C.	DANIELS	1,000	*
MARK J.	DAVIS	20,000	*
GERARD	DE BRUIN	20,000	*
GERRY	DE GRAAF	20,000	*
W.F.M.	DE GRAAF	2,000	*
R.	DE GROOT	1,200	*
R.P.	DE GROOT	1,600	*
M.	DE HAAN	6,500	*
D.J.	DE HAAN	5,000	*
RON	DE JONG	72,500	*
J.A.	DE WAAIJER	2,000	*
DOUGLAS J.	DEDECKER	86,600	*
BENJAMIN R.	DENSIESKI TTEE UTD 8-11-93	20,000	*
FRANCIS J.	DEPOORTERE	180,000	*
BRIAN S.	DEVONE	7,200	*
CHRISTOPHER V.	DEVONE	126,334	*
JAMES L.	DEVONE, JR.	7,200	*
JAMES L.	DEVONE, SR.	5,000	*
LORRAINE E.	DEVONE	13,334	*
DAVID W.	DEWITT	80,000	*
DONALD R.	DUFFY	20,000	*
JAMES MARKHAM	EDSON	20,000	*
PETE	EENKHOORN	119,000	*
FRANCIS L.	EHLING	8,334	*
LUCIENNE	EICHLER	4,000	*
RYAN	EISERT	20,000	*
ISABEL R.	ELLIS	24,000	*
JANE L.	ELLISEN	250,000	*
JOHN C.	EMERY, JR.	60,000	*
	EMPIRE CAPITAL PARTNERS, LP	1,750,000	2.55%
	FAITH EVANGELICAL FREE CHURCH	5,000	*
EDWARD T.	FECTEAU, III	40,000	*
JEFFREY C.	FERNYHOUGH	66,666	*
STEPHEN M.	FINN	25,000	*
	FINN, STEPHEN M. REVOCABLE TRUST	187,500	*
HERBERT E.	FITZGERALD III	102,142	*
	THE FOCUS FUND, L.P.	750,000	1.11%
I. JAMES	FOLDS	77,446	*
J.E.	FONKERT	4,000	*
PATRICK	FROMER	16,000	*
CLAYTON	GARMON	5,000	*
GREGORY E.	GILBERT	240,818	*
SUZANNE HARRIS	GILBERT	184,600	*
DAVID	GLEASON	36,666	*
BRUCE	GOLDFARB	25,000	*
NEAL I.	GOLDMAN	625,000	*
DONALD C.	GONTERMAN	130,000	*
LOUIS	GOSSELIN	22,634	*
PHILIP ALDEN	GRAY	50,000	*
	GREAT COMMISSION, THE	111,112	*
LANNY	GRISSOM	96,000	*
BOYD A.	GUARD	2,000	*

NEIL R.	GUENTHER	1,649,924	2.41%
NEIL R.	GUENTHER C/F MACK G JABLONSKI	20,000	*
NEIL R.	GUENTHER C/F MITCHELL A GUENTHER	20,000	*
NEIL R.	GUENTHER C/F NATALIE G JABLONSKI	20,000	*
NEIL R.	GUENTHER C/F STANLEY G JABLONSKI	20,000	*
	HALIFAX ESTATE LIMITED PARTNERSHIP	158,336	*
DONALD D.	HAMMETT	3,214,286	4.59%
JOHN D. & ARTHUR L.	HARGRAVES	336,666	*
HENK	HAZELEGER	34,000	*
PASCAL W. R.	HAZELEGER	6,000	*
MARK D.	HENRIKSON	45,468	*
ANTHONY COHEN	HENRIQUEZ	10,000	*
JULIAN J.	HILL JR.	18,000	*
JOHN	HINTON	16,666	*
L. WORTH	HOLLEMAN JR.	150,000	*
	HOOG-TEILINGEN INVESTMENTS B.V.	2,000	*
RON	HOUTLOSSER	10,000	*
KURTIS D.	HUGHES	76,984	*
J. WINDER	HUGHES	800,000	*
BRENDON	HUTCHINS	5,556	*
MARION	JABLONSKI	200,000	*
STANLEY W.	JABLONSKI	600,000	*
	JAMACK LP	39,964	*
ARNOLD	JANICKAS	20,000	*
ANDREW	JARBOE	44,444	*
	JDS CAPITAL, L.P.	3,750,000	5.32%
TOM A.	JENKINS	20,000	*
JEFFREY B.	JOHNSON	100,000	*
RONALD	JOHNSON	10,000	*
A.H.M.	JONKERGOUW	4,000	*
C.	JOZIASSE	2,000	*
KEITH L.	KAAT	55,000	*
JAMES	KAPRAL	30,000	*
MARTIN	KNOL	63,830	*
RANDALL	KRYSTOSEK	30,000	*
MINDY L.	LEIBMAN	44,000	*
JEFFREY	LEIMBACKER	60,000	*
DONALD T.	LOCKE	333,333	*
	LONDON FAMILY TRUST	1,000,000	1.48%
ROBERT S.	LOWREY	150,000	*
GREGORY A.	LYNCH	40,000	*
STUART	MAINSE	316,666	*
RAYMOND C.	MARVEL	13,000	*
KAREN W.	MASSANISO	12,500	*
PETER A.	MASSANISO	250,000	*
	MASSANISO & CO.	50,000	*
	MASSANISO FAMILY LIMITED PARTNERSHIP	50,000	*
	MASSANISO, FRANK P. IRREVOCABLE TRUST	25,000	*

BEVERLY ANN	MAXWELL	200	*
ROBERT V.	MAY	9,443	*
PATRICK E.	MCCOY	87,000	*
STEVE WAYNE	MCDOWELL	17,000	*
GERALDINE	MCKENZIE	10,000	*
LARRY	MCKENZIE TTEE	219,666	*
DONALD G.	MEISLER	200,000	*
RONALD	MEISLER	30,000	*
SHELBY	MEISLER	44,000	*
WILLIAM S.	MEISLER	140,000	*
J.E.	MELLEGERS	15,000	*
ALFRED N.	MEYER	5,000	*
BRIAN	MILLER	10,000	*
DAVID C.	MILLIKAN	9,443	*
B.	MINNEN	4,200	*
RONALD BRIAN	MOORE	20,000	*
J.E.	MULDER	2,000	*
JOSEPH R.	MURRAY	33,334	*
JUDY	NESSEN	50,000	*
ROBERT L.	NICHOLSON	70,000	*
NICO	NIEUWENHUIJS	20,000	*
CHARLES T.	OLSEN	43,200	*
H.K.	PAAUW AND/OR J.G. HEIJNEMAN	4,000	*
	PINNACLE ASSET MANAGEMENT, INC.	50,000	*
JOHN ANTHONY	PISCAZZI	1,000	*
JOSEPH JAMES	PISCAZZI JR.	18,000	*
JOSEPH JAMES	PISCAZZI SR.	3,000	*
ROCCO SWANK	PISCAZZI	18,000	*
RANDALL S.	POND	48,000	*
	PONOMO LTD.	15,500	*
	PONTE VEDRA PARTNERS	500,000	*
	PRECISION WIRES & STRIPS S.A.	600,000	*
MADELYN L.	PUGSLEY	7,000	*
KEN	PURGASON	66,666	*
LARRY	RABEN	10,000	*
ERIC	RAEBER	471,000	*
BRUNO	REEPEN	15,000	*
CLAIRE	REIF	50,000	*
	RHP MASTER FUND, LTD.	500,000	*
MARCEL	RIJS	9,000	*
JERRY	ROBBINS	16,668	*
CLAYTON J.	ROBERTS	75,334	*
CARROLL	ROYSTER	40,000	*
F.N.I.	SCHEPER	4,850	*
SCOTT M	SCHNEIDER	20,000	*
MICHEL	SCHNYDER	616,100	*

STEPHAN CHARLES	SCHNYDER	662,554	*
ROBERT G.	SCHRADER	76,041	*
R.J.H.	SCHUT	2,000	*
RICHARD F.	SEIFERT	400,000	*
RICHARD J.	SEIFERT	111,112	*
WILLIAM	SEIFERT	125,000	*
LARRY B.	SHOOK	40,000	*
ALICE V.	SNIJDER	15,000	*
	SNS SECURITIES	180,000	*
GREGG	SPEICHER	50,000	*
RODNEY	SPIELMAN	20,000	*
JOHN	STEPHANUS	195,556	*
THOMAS J.	STONE, TRUSTEE OF THE THOMAS J. STONE REVOCABLE TRUST	20,000	*
BRIAN	STRATMAN	40,000	*
H. RANDOLPH	STRAUGHAN III	95,666	*
WILLIAM L.	TANKERSLEY	63,830	*
WILLIAM C.	THACKER	140,000	*
ANN MATHERLEE	THOMPSON	55,554	*
CLIFFORD E.	THOMPSON	160,000	*
RANDOLPH BREWSTER	THOMPSON	60,000	*
	TRENT CAPITAL MGMT, INC 401K FBO I. JAMES FOLDS	100,000	*
	TRENT TECHNOLOGY FUND LP	90,000	*
HARRY W.	TURNER	100,000	*
MICHAEL R.	TYE IRA SEP	20,000	*
HARVEY T.	UNDERWOOD	180,000	*
	VAN ERNST JAKOBS N. V.	1,004,214	1.48%
MARTIJN E. J. P.	VAN LOON	64,000	*
RICHARD L.	VANSTORY, SR	516,000	*
KLAAS	VAN'T BLIK	10,000	*
RICHARD	VASQUEZ	260,000	*
HERMAN	VEENENDAAL	20,000	*
DARYL J.	VER DUIN	20,000	*
J.C.A.M.	VERBERK	2,200	*
MICHAEL	VESELAK	20,000	*
RUSSELL C.	VICK, JR.	51,064	*
GOMAR	VIJVERMAN	230,000	*
R.T.W.	VISSER	6,000	*
RICHARD G.	WARD	116,666	*
HERBERT L.	WHITE	106,666	*
M.A.L.M.	WILLEMS	2,000	*
JOHN A.	WILLIAMS	2,000,000	2.91%
FORREST	WILSON	22,222	*
FRANCIS	WOELFEL	140,000	*
LEWIS M.	WRENN JR.	47,060	*
KERRY	YOUNG	50,000	*

JAMES A.	ZACHER	40,000	*
ANDREW	ZIMBALIST	13,888	*
A.M.	ZONNEVELD	2,000	*

	WARRANT SUBTOTAL	44,025,793	39.74%

SERIES C SHAREHOLDERS

First Name	Company/Last Name	Number of Shares Underlying Series C Stock being offered	Percentage of Shares Underlying Series C Stock being Offered
G. OWEN	BROWN	1,000,000	1.48%
NEIL R.	GUENTHER	240,000	*
DONALD D.	HAMMETT	2,000,000	2.91%
JOHN A.	WILLIAMS	2,000,000	2.91%

	SERIES C STOCK SUBTOTAL	5,240,000	7.28%

SERIES D SHAREHOLDERS

First Name	Company/Last Name	Number of Shares Underlying Series D Stock Being Offered	Percentage of Shares Underlying Series D Stock Being Offered
RODNEY D.	BABER, JR.	1,500,000	2.20%
JANE L.	ELLISEN	500,000	*
	EMPIRE CAPITAL PARTNERS, LP	3,500,000	4.98%
	FINN, STEPHEN M. REVOCABLE TRUST	375,000	*
	FOCUS FUND, L.P., THE	1,500,000	2.20%
NEAL I.	GOLDMAN	1,250,000	1.84%
	JDS CAPITAL, L.P.	7,500,000	10.10.%
	LONDON FAMILY TRUST	2,000,000	2.91%
KAREN W.	MASSANISO	25,000	*
PETER A.	MASSANISO	500,000	*
	MASSANISO & CO.	100,000	*
	MASSANISOFAMILY LIMITED PARTNERSHIP	100,000	*
	MASSANISO, FRANK P. IRREVOCABLE TRUST	50,000	*
	PINNACLE ASSET MANAGEMENT, INC.	100,000	*
	PONTE VEDRA PARTNERS	1,000,000	1.48%

	SERIES D SUBTOTAL	20,000,000	23.05%

SERIES E SHAREHOLDERS

Company/Last Name	Number of Shares Underlying Series E Stock Being Offered	Percentage of Shares Underlying Series E Stock Being Offered
RHP MASTER FUND, L.P.	1,000,000	1.48%

SERIES E SUBTOTAL	1,000,000	1.48%

PROSPECTUS TOTAL	78,486,416	57.28%

PLAN OF DISTRIBUTION

We are registering for resale by the selling shareholders and certain transferees a total of 78,486,416 shares of common stock, of which:

  8,220,623 shares are issued and outstanding;

  up to 44,025,793 shares are issuable upon exercise of warrants;

  up to 5,240,000 shares are issuable upon conversion of the Series C Stock;

  up to 20,000,000 shares are issuable upon conversion of the Series D Stock; and

  up to 1,000,000 shares are issuable upon conversion of the Series E Stock.

We will not receive any of the proceeds from the sale by the selling shareholders of the shares of common stock, although we may receive up to approximately $63.1 million if all of the warrants held by the selling shareholders are exercised at their current exercise prices.

We will bear all fees and expenses incident to our obligation to register the shares of common stock.  If the shares of common stock are sold through broker-dealers or agents, the selling shareholders will be responsible for any compensation to such broker-dealers or agents.

The selling shareholders may pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus.  The selling shareholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purpose of this prospectus.

The selling shareholders will sell their shares of common stock subject to the following:

  all or a portion of the shares of common stock beneficially owned by the selling shareholders or their respective pledgees, donees, transferees or successors in interest, may be sold on the OTC Bulletin Board, any national securities exchange or quotation service on which the shares of our common stock may be listed or quoted at the time of sale, in the over-the-counter market, in privately negotiated transactions, through the writing of options, whether such options are listed on an options exchange or otherwise, short sales or in a combination of such transactions;

  each sale may be made at market prices prevailing at the time of such sale, at negotiated prices, at fixed prices, or at varying prices determined at the time of sale;

  some or all of the shares of common stock may be sold through one or more broker-dealers or agents and may involve crosses, block transactions or hedging transactions.  The selling shareholders may enter into hedging transactions with broker-dealers or agents, which may in turn engage in short sales of the common stock in the course of hedging in positions they assume.  The selling shareholders may also sell shares of common stock short and deliver shares of common stock to close out short positions, or loan or pledge shares of common stock to broker-dealers or agents that in turn may sell such shares; and

in connection with such sales through one or more broker-dealers or agents, such broker-dealers or agents may receive compensation in the form of discounts, concessions or commissions from the selling shareholders and receive commissions from the purchasers of the shares of common stock for whom they act as broker-dealer or agent or to whom they sell as principal (which discounts, concessions or commissions as to particular broker-dealers or agents may be in excess of those customary in the types of transactions involved).  Any broker-dealer or agent participating in any such sale may be deemed to be an “underwriter” within the meaning of the Securities Act of 1933, as amended, and will be required to deliver a copy of this prospectus to any person who purchases any shares of common stock from or through such broker-dealer or agent. We know of no existing arrangements between the selling shareholders and any other shareholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares of common stock.

The selling shareholders and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended, and any profits realized by the selling shareholder, and commissions paid, or any discounts or concessions allowed to any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act of 1933.  In addition, any shares of common stock covered by this prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.

If required at the time a particular offering of the shares of common stock is made, a prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is a part, will be distributed which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling shareholder and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers.  In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.  There can be no assurance that any selling shareholder will sell any or all of the shares of common stock registered pursuant to the registration statement of which this prospectus forms a part.

The selling shareholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling shareholders and any other participating person.  Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock.  All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

We will bear all expenses of the registration of the shares of common stock pursuant to the terms of various registration rights, settlement and other agreements entered into with the selling shareholders, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or “blue sky” laws.  The selling shareholders will pay all underwriting discounts and selling commissions and expenses, brokerage fees and transfer taxes.  We will indemnify the selling shareholders against liabilities, including some liabilities under the Securities Act of 1933, in accordance with the registration rights, settlement and other agreements, or the selling shareholders will be entitled to contribution.  We will be indemnified by the selling shareholders against civil liabilities, including liabilities under the Securities Act of 1933, that may arise from any written information furnished to us by the selling shareholders for use in this prospectus, in accordance with the related registration rights, settlement or other agreement, or will be entitled to contribution.  Once sold under this registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

Description of Capital Stock

In accordance with our amended and restated certificate of incorporation, as amended and currently in effect, we are authorized to issue up to 100,000,000 shares of common stock, par value $.001 per share, and 5,000,000 shares of preferred stock, par value $.001 per share.

The following description of certain matters relating to our securities is a summary and is qualified in its entirety by the provisions of our amended and restated certificate of incorporation and by-laws, copies of which have been filed as exhibits to the registration statement of which this prospectus is a part.

Preferred Stock

Our Board of Directors, without further action by shareholders, may from time to time authorize the issuance of shares of preferred stock in one or more series and with specific rights, dividend rates and preferences, and the qualifications, limitations and restrictions thereon, and the designation and number of shares constituting such series. Satisfaction of any dividend preferences on outstanding preferred stock would reduce the amount of funds available for the payment of dividends on our common stock. Holders of shares of our preferred stock would normally be entitled to receive a preference payment in the event of any liquidation, dissolution or winding up of Summus, Inc. before any payment is made to the holders of our common stock. In addition, under some circumstances, the issuance of shares of preferred stock may render more difficult or tend to discourage a change in control of Summus. The Board of Directors, without shareholder approval, may issue shares of preferred stock with voting and/or conversion rights, which could adversely affect the rights of holders of shares of our common stock.

Series A Convertible Preferred Stock

On February 28, 2000, HSNS designated the Series A convertible preferred stock, consisting of 10,000 shares. As of November 21, 2003, we had 2,078 shares of Series A convertible preferred stock issued and outstanding. The rights of the Series A convertible preferred stock include the following:

  no voting rights except with respect to (i) the issuance of any shares of a class of preferred stock that ranks senior to the Series A convertible preferred stock, (ii) the amendment or alteration of the statement of rights and preferences applicable to the Series A convertible preferred stock, and (iii) any matters for which voting rights are provided under Florida law;

  a cumulative semi-annual dividend, payable in cash when, as and if declared by the Board of Directors on March 31 and September 30 of each year commencing as of September 30, 2000, at the rate of 8% per annum of the initial liquidation preference of $1,000 per share, divided by two.  We have the right to pay any dividends payable on the shares of Series A convertible preferred stock in-kind by issuing additional shares of such stock having an aggregate liquidation preference equal to the amount of the cash dividends otherwise payable;

  shares of the Series A convertible preferred stock shall rank on a parity with Summus’ Series C, Series D, and Series E Stock as to liquidation preference upon dissolution, liquidation or winding up the of Summus;

  a liquidation preference, subject to adjustment for any combinations, consolidations, stock distributions or stock dividends with respect to the Series A convertible preferred stock, of $1,000 per share plus accrued unpaid dividends, payable in the event of any liquidation, dissolution or winding up of Summus, Inc. and the right to convert each share of Series A convertible preferred stock into shares of common stock equal to the liquidation preference of such share on the date of conversion divided by $14.24, such conversion price being subject to adjustment in the case of payment of a dividend payable in shares of common stock, a stock split.

After March 1, 2002, we have the right to redeem any outstanding shares of the Series A convertible preferred stock at a redemption price equal to the liquidation preference per share of the Series A convertible preferred stock as of the date of redemption.

Series C Convertible Preferred Stock

On June 25, 2003, Summus designated its Series C Stock, consisting of 3,000 shares.  As of November 21, 2003, we had 1,310 shares of Series C convertible preferred stock issued and outstanding. The Series C Stock has an issue price of $1,000 per share. The rights of the Series C Stock include the following:

  no voting rights except with respect to (i) the amendment or alteration of the statement of rights and preferences applicable to the Series C convertible preferred stock, and (ii) any matters for which voting rights are provided under Florida law;

  shares of the Series C Stock shall rank on a parity with Summus’ Series A convertible preferred stock and the Series D and Series E Stock as to liquidation preference upon dissolution, liquidation or winding up the of Summus;

  a liquidation preference, subject to adjustment for any combinations, consolidations, stock distributions or stock dividends with respect to the Series C Stock, of $1,000 per share payable in the event of any liquidation, dissolution or winding up of Summus; and

  the right to convert each share of Series C Stock into shares of our common stock at any time, at the option of the Series C Stock preferred stockholder, after nine (9) months from the date of its issuance. Each share of Series C Stock shall be convertible into such number of fully paid and nonassesable shares of common stock as is determined by multiplying the number of shares being converted by 4,000 at the time of conversion, such conversion number being subject to adjustment as set forth in the terms of the Series C Stock.

Series D Convertible Preferred Stock

On September 25, 2003, Summus designated its Series D Stock, consisting of 4,000 shares.  As of November14, 2003, all 4,000 of Series D Stock were issued and outstanding. The Series D Stock has an issue price of $1,000 per share. The rights of the Series C Stock include the following:

  no voting rights except with respect to (i) the amendment or alteration of the statement of rights and preferences applicable to the Series D Stock, and (ii) any matters for which voting rights are provided under Florida law;

  shares of the Series D Stock shall rank on a parity with Summus’ Series A convertible preferred stock and the Series C and Series E Stock as to liquidation preference upon dissolution, liquidation or winding up the of Summus;

  a liquidation preference, subject to adjustment for any combinations, consolidations, stock distributions or stock dividends with respect to the Series D Stock, of $1,000 per share payable in the event of any liquidation, dissolution or winding up of Summus; and

  the right to convert each share of Series D Stock into shares of our common stock at any time, at the option of the Series C Stock preferred stockholder.  Each share of Series D Stock shall be convertible into such number of fully paid and nonassesable shares of common stock as is determined by multiplying the number of shares being converted by 5,000 at the time of conversion, such conversion number being subject to adjustment as set forth in the terms of the Series C Stock.

Series E Convertible Preferred Stock

On October 17, 2003, Summus designated its Series E Stock, consisting of 200 shares.  As of November 21, 2003, all 200 shares of Series E Stock were issued and outstanding. The Series E Stock has an issue price of $1,000 per share. The rights of the Series E Stock include the following:

  no voting rights except with respect to (i) the amendment or alteration of the statement of rights and preferences applicable to the Series E Stock and (ii) any matters for which voting rights are provided under Florida law;

  shares of the Series E Stock shall rank on a parity with Summus’ Series A convertible preferred stock and the Series C and Series D Stock as to liquidation preference upon dissolution, liquidation or winding up the of Summus; and

  a liquidation preference, subject to adjustment for any combinations, consolidations, stock distributions or stock dividends with respect to the Series E Stock, of $1,000 per share payable in the event of any liquidation, dissolution or winding up of Summus.

  the right to convert each share of Series E Stock into shares of our common stock at any time, at the option of the Series E Stock preferred stockholder.  Each shares of Series E Stock shall be convertible into such number of fully paid and nonassesable shares of common stock as is determined by multiplying the number of shares being converted by 5,000 at the time of conversion, such conversion number being subject to adjustment as set forth in the terms of the Series E Stock.

Common Stock

As of November 21, 2003, we had 66,752,220 shares of common stock issued and outstanding. An additional 44,025,793; 7,281,190; 5,240,000; 20,000,000; and 1,000,000 shares of common stock were subject to outstanding warrants, options, Series C Stock, Series D Stock and Series E Stock, respectively.

Voting Rights. Each share of common stock entitles the holder to one vote on all matters submitted to a vote of our shareholders, including the election of our directors. Under our amended and restated certificate of incorporation, the holders of one-third of the outstanding shares of common and any other class of capital stock entitled to vote, if present in person or by proxy, are sufficient to constitute a quorum for the transaction of business at meetings of our shareholders.  Further, except as to matters which, pursuant to the Florida Business Corporation Act, require a greater percentage vote for approval, or which specifically require the vote of holders of a class of capital stock, the affirmative vote of the holders of a majority of the shares of capital stock entitled to vote with respect to any action at any meeting of shareholders (provided a quorum is present at such meeting) is sufficient to authorize, affirm or ratify any act or action.

Holders of common stock do not have cumulative voting rights.  Accordingly, the holders of more than half of the outstanding shares of our common stock and other classes of capital stock with voting rights can elect all of the directors to be elected in any election.  The Board of Directors is empowered to fill any vacancies on the Board created by the resignation, death or removal of directors.

In addition to voting, in person or by proxy, at duly called meetings at which a quorum is present, the Florida Business Corporation Act and our by-laws provide that shareholders may take action without the holding of a meeting by written consent or consents signed by the holders of that number of the outstanding shares of the capital stock of Summus, Inc. entitled to vote which would be required to take the subject action.  Notice of the taking of the action without a meeting must be given to those shareholders who have not consented in writing to such action within ten days after first obtaining the necessary authorization by written consent. The purposes of this provision are to facilitate action by shareholders and to reduce the corporate expense associated with annual and special meetings of shareholders.  Under rules and regulations of the Securities and Exchange Commission, if shareholder action is taken by written consent, we will be required to send to each shareholder entitled to vote on the matter acted on, but whose consent was not solicited, an information statement containing information substantially similar to that which would have been contained in a proxy statement.

Dividends and Other Distributions.  Holders of common stock are entitled to receive ratably the dividends, if any, declared from time to time by the Board of Directors out of legally available funds, subject to the dividend and liquidation rights of any preferred stock that may be issued and outstanding.  Under applicable provisions of the Florida Business Corporation Act, no dividend or other distribution (including redemptions or repurchases of shares of capital stock) may be made if, after giving effect to such distribution, we would not be able to pay out debts as they become due in the usual course of business, or if our total assets would be less than the sum of our total liabilities plus the amount that would be needed, if we were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution.

Rights upon Liquidation, Dissolution or Winding Up.  In the event of any liquidation, dissolution or winding-up of our affairs, holders of common stock will be entitled to share ratably in our assets remaining after provision for payment of all debts and liabilities to creditors and the liquidation preferences of any outstanding preferred stock. The rights, preferences and privileges of holders of common stock may be subject to the rights of the holders of any shares of preferred stock issued and outstanding or which we may issue in the future.

Other Rights.  Holders of common stock have no subscription, redemption or conversion rights, nor do they have any preemptive or other rights to acquire or subscribe for additional, unissued or treasury shares.  Accordingly, if we were to elect to sell additional shares of common stock, persons acquiring common stock in this offering would have no right to purchase additional shares and, as a result, their percentage equity interest in Summus, Inc. would be reduced.  We anticipate issuing additional equity securities in order to raise working capital. Accordingly, existing shareholders may experience additional dilution of their percentage ownership interest in us. In addition, the new equity securities may have rights, preferences or privileges senior to those of existing holders of shares of our common stock.

 Certain Provisions of Florida Law and Summus, Inc.’s Second Restated and Amended Certificate of Incorporation and By-Laws

A number of provisions of our amended and restated certificate of incorporation and by-laws concern matters of corporate governance and the rights of shareholders.  Certain of these provisions, as well as the ability of our Board of Directors to issue shares of preferred stock and to set the voting rights, preferences and other terms thereof, may be deemed to have an anti-takeover effect and may discourage takeover attempts not first approved by the Board of Directors (including takeovers which certain shareholders may deemed to be in their best interests).  To the extent takeover attempts are discouraged, temporary fluctuations in the market price of the common stock, which may result from actual or rumored takeover attempts, may be inhibited.  These provisions, together with the ability of our Board to issue preferred stock without further shareholder action, also could delay or frustrate the removal of incumbent directors or the assumption of control by shareholders, even if such removal or assumption would be beneficial to shareholders.  These provisions also could discourage or make more difficult a merger, tender offer or proxy contests, even if they could be favorable to the interests of shareholders, and could potentially depress the market price of the common stock.  The Board of Directors believes these provisions are appropriate to protect the interests of Summus, Inc. and all of its shareholders.

Amendment of the By-Laws.  Our by-laws provide that the Board of Directors or the shareholders may amend or repeal the by-laws.  Such action by the Board of Directors requires the affirmative vote of a majority of the directors then in office; provided, however, that the Board of Directors may not amend or repeal any by-law adopted by the shareholders if the shareholders specifically provide that such bylaw is not subject to amendment or repeal by the directors.  Such action by the shareholders requires the affirmative vote of the holders of a majority of the total votes eligible to be cast by holders of voting stock with respect to such amendment or repeal at an annual meeting of shareholder or a special meeting called for such purposes.

Transfer Agent and Registrar

The transfer agent and registrar of our common stock is Interwest Transfer Co., Inc., located in Salt Lake City, Utah.

LEGAL MATTERS

Legal matters in connection with the common stock offered hereby have been passed upon for the Company by Donald T. Locke, the Company’s in-house Legal Counsel.  Mr. Locke will opine that (1) the shares of common stock held by the selling shareholders, (2) the shares of common stock underlying the warrants, when such shares are duly delivered against payment as provided in the warrants, and (3) the shares of common stock underlying the Series C, Series D, and Series E Stock, when converted in accordance with their terms, shall all be validly issued, fully paid, and nonassessable.  Mr. Locke owns warrants to purchase 333,333 shares of common stock, all of which are included in the registration statement of which this prospectus is a part.

EXPERTS

As disclosed elsewhere in this prospectus, on February 16, 2001, Summus, Inc. acquired all the assets and operations of Summus, Ltd. under the terms of an asset purchase agreement, dated October 30, 2000, as amended.  The Summus, Ltd. asset acquisition has been accounted for as a capital transaction, accompanied by a recapitalization. As a result of the transaction, the historical financial statements of Summus, Ltd. are, for accounting purposes, deemed to be those of Summus, Inc.  However, in view of the significance of Summus, Ltd.'s equity interest in Summus, Inc. (USA) prior to the transaction, Summus Inc. (USA)'s audited statements of operations, shareholders’ deficit and cash flows for the year ending December 31, 2000, are included in this prospectus.

Ernst & Young LLP, independent auditors, audited Summus, Inc. (USA)’s financial statements as of December 31, 2001 and 2002, and for each of the three years in the period ended December 31, 2002, as set forth in their report (which contains an explanatory paragraph describing conditions that raise substantial doubt about Summus, Inc. (USA)’s ability to continue as a going concern as described in Note 1 to the financial statements).  We have included Summus, Inc. (USA)’s financial statements in this prospectus and the registration statement in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

Ernst & Young LLP, independent auditors, audited HSNS’s consolidated statements of operations, shareholders’ deficit and cash flows for the year ended December 31, 2000, as set forth in their report (which includes an explanatory paragraph describing conditions that raise substantial doubt about HSNS’s ability to continue as a going concern as described in Note 1 to such financial statements).  We have included HSNS’s statements of operations, shareholders’ deficit and cash flows in this prospectus and the registration statement of which this prospectus is a part, in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

DISCLOSURE OF COMMISSION POSITION ON IMDEMNIFICATION
OR SECURITIES ACT LIABILITIES

Section 607.0850 of the Florida Business Corporation Act permits, and in some cases requires, Summus, Inc., as a Florida corporation, to indemnify a director, officer, employee or agent of Summus, Inc. or any person serving at the request of Summus, Inc. in any such capacity with respect to another entity, against certain expenses and liabilities incurred as a party to any proceeding, including, among others, a proceeding under the Securities Act of 1933 brought against such person by reason of the fact that such person is or was a director, officer, employee or agent of Summus, Inc. or is or was serving in such capacity with respect to another entity at the request of Summus, Inc. With respect to actions other than in the right of Summus, Inc., such indemnification is permitted if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of Summus, Inc., and with respect to any criminal action or proceeding, if such person had no reasonable cause to believe his or her conduct was unlawful. Termination of any such action by judgment, order, settlement or conviction or a plea of nolo contendere, or its equivalent shall not, of itself, create a presumption that such person did not act in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of Summus, Inc., or with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

With respect to any action threatened, pending or completed in the right of Summus, Inc. to procure a judgment in its favor against any such person, Summus, Inc. may indemnify any such person against expenses actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit, including the appeal thereof, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of Summus, Inc., except that no indemnification shall be made in respect of any claim, issue or matter as to which any such person shall have been adjudged to be liable unless the court in which the action was brought determines that despite the adjudication of liability, but in view of all the circumstances in the case, such person is fairly and reasonably entitled to indemnity for such expenses.

Section 607.0850 of the Florida Business Corporation Act also provides that if any such person has been successful on the merits or otherwise in defense of any action, suit or proceeding, whether brought in the right of Summus, Inc. or otherwise, such person shall be indemnified against expenses actually and reasonably incurred by him or her in connection therewith. If any director or officer does not succeed upon the merits or otherwise in defense of an action, suit or proceeding, then unless pursuant to a determination made by a court, indemnification by Summus, Inc. shall be made only as authorized in the specific case upon a determination that indemnification of the director or officer is proper because he or she has met the applicable standard of conduct. Any such determination may be made:

(a)	by the Board of Directors by a majority vote of a quorum consisting of directors who are not parties to such action, suit, or proceeding;
(b)

if such a quorum is not obtainable or, even if obtainable, by a majority vote of a committee duly designated by the Board of Directors (in which directors who are parties may participate) consisting solely of two or more directors not at the time parties to the proceeding;

(c)

by independent legal counsel selected by the Board of Directors (as described in paragraph (a)) or the committee (as described in paragraph (b)), or if a quorum of the directors cannot be obtained or the committee cannot be designated, selected by a majority vote of the full Board of Directors (in which directors who are parties may participate); or

(d)

by the shareholders by a majority vote of a quorum consisting of shareholders who were not parties to the proceeding or, if no such quorum is obtainable, by a majority vote of shareholders who were not parties to such proceeding.

The indemnification provisions of Section 607.0850 are not exclusive, and a corporation may make other or further indemnification of any of its directors, officers, employees or agents, under any bylaw, agreement, vote of shareholders or disinterested directors.  However, indemnification shall not be made to or on behalf of any director, officer, employee or agent if a judgment or other final adjudication establishes that his or her actions, or omissions to act, were material to the cause of action so adjudicated and constitute:

(a)

a violation of the criminal law, unless the director, officer, employee or agent had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful;

(b)	a transaction from which the director, officer, employee or agent derived an improper personal benefit;
(c)

 in the case of a director, a circumstance under which the liability provisions of Section 607.0834 of the Florida Business Corporation Act are applicable (in connection with an improper distribution to shareholders); or

(d)

willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a  proceeding by or in the right of a shareholder.

Summus, Inc.'s charter contains a provision making indemnification of Summus, Inc.'s directors and officers mandatory to the full extent permitted by Section 607.0850, including circumstances in which indemnification is otherwise discretionary.  The charter also provides that Summus, Inc. may, in the sole discretion of the Board of Directors, indemnify any other person who may be indemnified under Section 607.0850, to the extent the Board deems such indemnification advisable. In addition our charter eliminates or limits the personal liability of directors to Summus, Inc. and its shareholders for monetary damages for specific breaches of fiduciary duties.  The liability of a director is not eliminated or limited:

  for any breach of the director’s duty of loyalty to Summus, Inc. or its shareholders;

  for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

  for any improper distribution under the FBCA; or

  for any transaction from which the director derived an improper personal benefit.

Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers or persons controlling Summus, Inc. under the foregoing provisions, we have been informed that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Section 607.0850 of the Florida Business Corporation Act also contains a provision authorizing corporations to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another entity, against any liability asserted against the person and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under the provisions of Section 607.0850.  We have obtained liability insurance for our directors and officers.

At present, there is no pending litigation or proceeding involving any director, officer, employee or agent as to which indemnification will be required or permitted under the amended and restated certificate of incorporation.  We are not aware of any threatened litigation or proceeding that may result in a claim for this type of indemnification.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form S-1, including exhibits under the Securities Act with respect to the shares to be sold in this offering.  This prospectus does not contain all of the information set forth in the registration statement.  For further information regarding Summus, Inc. and the common stock offered by this prospectus, we refer you to the registration statement, including the exhibits thereto, and the financial statements and notes filed as a part thereof.  With respect to each such document filed with the Commission as an exhibit to the registration statement, reference is made to the exhibit for a more complete description of the matter involved.

We file quarterly and annual reports, proxy statements and other information with the Commission.  You may read and copy any document that we file at the public reference facilities of the Commission in Washington, D.C.  Please call the Commission at 1-800-SEC-0330 for further information on the public reference rooms.  Our Commission filings are also available to the public from the Commission’s web site at http://www.sec.gov and Summus’ website at www.summus.com.

SUMMUS, INC. (USA)

CONSOLIDATED BALANCE SHEETS

	September 30, 2003	December 31, 2002
	(Unaudited)
ASSETS
Current assets:
Cash	$387,112	$25,990
Accounts receivable	312,427	74,261
Prepaids and other current assets	71,797	70,000
Total current assets	771,336	170,251
Equipment, software and furniture, net	284,696	496,733
Other assets	36,291	34,190
Total assets	$1,092,323	$701,174
LIABILITIES AND SHAREHOLDERS' DEFICIT
Accounts payable and accrued expenses	$1,779,662	$4,186,610
Accrued salaries and related costs	918,161	564,260
Preferred stock dividends payable	188,023	46,878
Deferred revenue	-	7,285
Notes payable, current portion	276,841	269,588
Capital lease obligations, current portion	17,296	77,690
Total current liabilities	3,179,983	5,152,311

Notes payable, less current portion	264,797	12,917

Shareholders’ deficit:
Preferred stock, Series A, $.01 par value; authorized 10,000 shares, 2,078 and 2,328 shares issued and outstanding at September 30, 2003 and December 31, 2002, respectively (liquidation preference of $1,000 per share)	2,078,312	2,328,312
Preferred stock, Series C, $1,000 stated value; authorized 3,000 shares, 1,250 shares issued and outstanding at September 30, 2003 (liquidation preference of $1,000 per share)	145,991	-
Preferred stock, Series D, $1,000 stated value; authorized 4,000 shares, 650 shares issued and outstanding at September 30, 2003 (liquidation preference of $1,000 per share)	433,333	-
Common stock, $.001 par value; authorized 100,000,000 shares, 62,976,959 and 54,919,276 shares issued and outstanding at September 30, 2003 and December 31, 2002, respectively	62,977	54,919
Additional paid-in capital	41,998,648	36,669,211
Deferred compensation	(94,690)	(227,132)
Accumulated deficit	(46,749,409)	(43,061,745)
Treasury stock, at cost (38,500 shares)	(227,619)	(227,619)
Total shareholders’ deficit	(2,352,457)	(4,464,054)
Total liabilities and shareholders’ deficit	$1,092,323	$701,174

The accompanying notes constitute an integral part of these consolidated financial statements.

SUMMUS, INC. (USA)

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Nine-Month Period Ended
	September 30, 2003	September 30, 2002

Revenues:
Wireless applications and contracts	$529,921	$86,435
Wireless license fees	248,201	–
Contracts and license fees	–	228,568
Total revenues	778,122	315,003
Cost of revenues:
Wireless applications and contracts	337,752	52,261
Wireless license fees	–	–
Contracts and license fees	–	84,434
Total cost of revenues	337,752	136,695
Gross profit	440,370	178,308

Selling, general and administrative expenses	3,712,981	5,088,280
Non-cash compensation	132,442	319,854
Research and development	809,207	468,661
Non-cash consulting expense	110,192	797,161
Interest expense, net	51,775	459,186
Non-cash settlements	(1,409,031)	–
Net loss	$(2,967,196)	$(6,954,834)

Net loss applicable to common shareholders:
Net loss	$(2,967,196)	$(6,954,834)
Beneficial conversion feature of preferred stock	(579,324)	–
Preferred stock dividends	(141,144)	(136,162)
Net loss applicable to common shareholders	$(3,687,664)	$(7,090,996)

Per share amounts (basic and diluted)	$(0.06)	$(0.16)

Weighted average shares of common stock outstanding	59,862,164	45,066,489

The accompanying notes constitute an integral part of these consolidated financial statements.

SUMMUS, INC. (USA)

CONSOLIDATED STATEMENT OF SHAREHOLDERS' DEFICIT

	Preferred Stock
	Series A		Series C		Series D
	Shares	Amount	Shares	Amount	Shares	Amount
Balance at December 31, 2002	2,328	$2,328,312	–	$ –	–	$ –
Common stock and warrants sold for cash	–	–	–	–	–	–
Series C and D preferred stock sold for cash	–	–	1,250	1,250,000	650	650,000
Recognition and accretion of beneficial conversion feature of Series C and D preferred stock	–	–	–	(479,576)	–	–
Value of Series C and D warrants	–	–	–	(624,433)	–	(216,667)
Common stock and options issued for services	–	–	–	–	–	–
Preferred stock dividends	–	–	–	–	–	–
Common stock and warrants issued in settlement of vendor liabilities	–	–	–	–	–	–
Common stock issued in non-cash settlements	–	–	–	–	–	–
Amortization of deferred compensation	–	–	–	–	–	–
Conversion of Series A preferred stock	(250)	(250,000)	–	–	–	–
Warrant exercises	–	–	–	–	–	–
Net loss for the period	–	–	–	–	–	–
Balance September 30, 2003 (Unaudited)	2,078	$2,078,312	1,250	$145,991	650	$ 433,333

CONTINUED ON NEXT PAGE

Consolidated Statement of Shareholder's Deficit (continued)

	Common Stock		Additional				Total
			Paid-in	Deferred	Accumulated	Treasury	Shareholders'
	Shares	Amount	Capital	Compensation	Deficit	Stock	Deficit
Balance at December 31, 2002	54,919,276	$ 54,919	$ 36,669,211	$ (227,132)	$(43,061,745)	$ (227,619)	$ (4,464,054)
Common stock and warrants sold for cash	2,703,903	2,704	1,323,903	–	–	–	1,326,607
Series C and D preferred stock sold for cash	–	–	(35,263)	–	–	–	1,864,737
Recognition and accretion of beneficial conversion feature of Series C and D preferred stock	–	–	1,058,900	–	(579,324)	–	–
Value of Series C and D warrants	–	–	841,100	–	–	–	–
Common stock and options issued for services	219,266	219	97,742	–	–	–	97,961
Preferred stock dividends	–	–	–	–	(141,144)	–	(141,144)
Common stock and warrants issued in settlement of vendor liabilities	878,265	878	500,453	–	–	–	501,331
Common stock issued in non-cash settlements	1,461,717	1,462	516,042	–	–	–	517,504
Amortization of deferred compensation	–	–	–	132,442	–	–	132,442
Conversion of Series A preferred stock	17,557	18	249,982	–	–	–	–
Warrant exercises	2,776,975	2,777	776,578	–	–	–	779,355
Net loss for the period	–	–	–	–	(2,967,196)	–	(2,967,196)
Balance September 30, 2003 (Unaudited)	62,976,959	$ 62,977	$ 41,998,648	$(94,690)	$(46,749,409)	$(227,619)	$ (2,352,457)

The accompanying notes constitute an integral part of this consolidated financial statement.

SUMMUS, INC. (USA)

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Nine-Month Period Ended
	September 30, 2003	September 30, 2002
Operating activities
Net loss	$(2,967,196)	$(6,954,834)
Adjustments to reconcile net loss to net cash used in operating activities:
Non-cash compensation	132,442	319,854
Non-cash settlements	(1,409,031)	—
Common stock and options issued for services	110,192	797,161
Loss on disposal of fixed assets	12,671	—
Depreciation	211,087	287,229
Convertible debt, non-cash interest	—	390,250
Changes in operating assets and liabilities:
Accounts receivable	(238,166)	64,589
Other assets	(3,898)	(58,704)
Accounts payable and accrued expenses	293,561	(697,817)
Accrued salaries and related costs	353,901	78,352
Deferred revenue	(7,285)	25,000
Net cash used in operations	(3,511,722)	(5,748,920)
Investing activities
Purchases of computer equipment	(11,721)	(38,886)
Net cash used in investing activities	(11,721)	(38,886)
Financing activities
Proceeds from sale of common stock and warrants	1,326,607	5,779,231
Proceeds from issuance of convertible preferred stock	1,864,737	500,000
Proceeds from exercise of warrants	779,355	—
Principal payments on capital lease obligations and notes	(86,134)	(208,439)
Net cash provided by financing activities	3,884,565	6,070,792
Net increase in cash	361,122	282,986
Cash at beginning of period	25,990	115,972
Cash at end of period	$387,112	$398,958
Supplemental disclosures of cash flow information
Cash paid for interest	$16,705	$15,880

The accompanying notes constitute an integral part of these consolidated financial statements.

SUMMUS, INC. Inc. (USA)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

1.          Business, Organization and Basis of Presentation

Business

                        Summus, Inc. (USA) ("Summus, Inc.” or the "Company"), formerly known as High Speed Net Solutions, Inc., is engaged primarily in the development of efficient information processing solutions for the mobile and wireless markets. Prior to the second quarter of 2002, Summus’ primary business activities included providing services under research and development contracts for governmental agencies in the areas of complex imaging and object recognition as well as the licensing to third parties its Photo ID and WI compression and decompression technology. Although the Company’s core business activities are now focused on the mobile and wireless market, Summus will continue to evaluate business opportunities related to services and products that it had formerly provided as they become available, particularly opportunities that offer growth potential with the business objectives and mission of the Company’s BlueFuel platform.  The core of the Company's business plan is to focus on the emerging wireless and mobile market. Summus, Inc. has developed software, technology and applications to enable information processing and resource management to include, but not be limited to, the creation, transmission, playing and management of content over wireless networks. The Company's technology platform, which provides the foundation for its current and future products and services, is designed to address the bandwidth, power, memory, and usability constraints of existing wireless network infrastructure. This platform will enable more efficient use of existing and future bandwidth allocations, resulting in a perceived bandwidth increase by the mobile end-user. The platform’s objective is to create a superior mobile end-user experience, which will impact devices, wireless carrier infrastructure and mobile applications.

                        The Company has completed development of and has launched sixteen (16) wireless applications. Nine (9) wireless carriers in the United States and six (6) international wireless carriers currently deploy at least one or a combination of the sixteen (16) wireless applications that have been completed by the Company. It launched its first wireless application during the second quarter of 2002. These applications can be purchased by the end-user as a one-time purchase, or a monthly subscription, depending on content, product function, and/or carrier preferences. The Company earns revenue, which is net of all third-party platform and/or wireless carriers distribution fees, from the deployment of these applications in three methods:

  Revenue earned from an application is shared with content providers in accordance with content provider agreements;
  Revenue earned from an application is retained by the Company and the Company pays the content provider a fixed monthly fee for the rights for its content; and
  The Company retains all of the revenue earned on applications it develops internally, without content partners.

                        The majority of the applications completed and deployed by the Company, as well as planned future applications, have been developed by the Company through a process that involves securing agreements with content providers and carriers, and developing and launching the applications. The Company outsources the infrastructure needed to host and deliver the transactions for its application end-users.

Organization

                        On February 16, 2001, High Speed Net Solutions, Inc. (“High Speed”) and Summus, Ltd. entered into a contract whereby, in legal form, High Speed acquired all the assets of Summus, Ltd. Although the legal form of the transaction was an acquisition of assets, in substance the transaction represented a Summus, Ltd. capital transaction accompanied by a recapitalization. Since the Summus, Ltd. shareholders were the majority owners of the entity after this transaction was completed, the transaction was accounted for as an issuance of stock by Summus, Ltd. in exchange for the net monetary assets of High Speed, accompanied by a recapitalization of Summus, Ltd. The accounting for the transaction was essentially equivalent to that resulting from a reverse acquisition, except that no goodwill or other intangible assets were recorded.

1.          Business, Organization and Basis of Presentation (continued)

                        Prior to this recapitalization transaction, High Speed was a publicly-traded entity and Summus, Ltd. was a privately-held company. Since the legal form of the transaction was an acquisition of Summus, Ltd. by High Speed, the legal entity, which represented the combined, recapitalized Summus, Ltd., continued to use the High Speed trade name and its stock continued to trade in the public market under the High Speed name.  As a result of the transaction, the historical financial statements of Summus, Ltd., for accounting purposes, are deemed to be those of the Company.

                        On February 27, 2002, the Company officially changed its legal name from High Speed Net Solutions, Inc. to Summus, Inc. (USA). Therefore, the financial statements presented herein and labeled as the financial statements of Summus, Inc. (USA) represent the historical financial statements of Summus, Ltd., now renamed Summus, Inc. (USA) and also referred to herein as “the Company.” References herein to “High Speed” refer to High Speed Net Solutions prior to the February 16, 2001 recapitalization transaction.

Basis of Presentation

                        The condensed consolidated financial statements of the Company included in this filing are unaudited.  In the opinion of management, such financial statements contain all adjustments (consisting of normal recurring adjustments) necessary to present fairly the financial position of the Company as of September 30, 2003; the results of operations for the three and nine-month periods ended September 30, 2003 and 2002; shareholders' deficit as of September 30, 2003; and cash flows for the nine-month periods ended September 30, 2003 and 2002.

                        The accompanying unaudited condensed consolidated financial statements as of and for the nine-month period ended September 30, 2003 have been prepared in accordance with accounting principles generally accepted in the United States for interim financial information and in accordance with Article 10 of Regulation S-X. Certain information and note disclosures normally included in the Company's annual financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. These unaudited condensed consolidated financial statements should be read in conjunction with the financial statements and accompanying notes included in the Company’s audited financial statements for the year ended December 31, 2002, which were filed with the Securities and Exchange Commission on March 31, 2003, in the Company's annual report on Form 10-K for the fiscal year ended December 31, 2002. The Form 10-K is available through the Internet in the SEC's EDGAR database at www.sec.gov or from the Company upon request.

                        The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the financial statements at September 30, 2003, the Company has incurred a net loss for the nine months ended September 30, 2003 of approximately $2,967,196, has experienced negative cash flows from operations, and has a significant deficiency in working capital at September 30, 2003. The Company’s continuation as a going concern is dependent on its ability to generate sufficient cash flow to meet its obligations on a timely basis, to obtain additional financing, and ultimately to attain profitability. The Company is actively promoting and expanding its product line and pursuing additional financing from third parties. Management expects to be able to attract additional capital to continue to fund and expand operations and also expects that increased revenues will reduce its operating losses in future periods. However, there can be no assurance that management’s plan will be executed as anticipated. The financial statements presented herein do not include any adjustments relating to the recoverability of assets and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

2.          Summary of Significant Accounting Policies

Estimates

                        The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

2.          Summary of Significant Accounting Policies (continued)

Revenue Recognition and Related Costs

                      Wireless Applications and Contracts

                      Commencing during the second quarter of 2002, our resources were dedicated to the development of solutions for the mobile and wireless markets.  Revenues earned from wireless applications are recognized upon delivery and acceptance by the end-user either as a one-time purchase or a monthly subscription.  Wireless application revenue reported by Summus is net of all third-party platform and/or carrier distribution fees, and any revenue Summus shares with its content partners.  The Company’s accounts receivable balance includes amounts earned by Summus, as well as amounts to be collected on behalf of its content partners.  The Company’s accounts payable balance includes amounts payable to its content partners based on negotiated contract terms.

                        Costs associated with the sale and delivery of wireless applications primarily consist of third party hosting fees and content information provided by certain content providers. These costs are incurred on a monthly basis and are primarily fixed in nature regardless of the revenue generated by the related applications.

                        During January of 2002, the Company entered into a strategic partnership agreement with a global leader in semiconductor, telecommunication and digital convergence technology, related to the mobile and wireless markets for which it received $100,000.  Revenue earned under this agreement was recognized ratably over the twelve-month term of the agreement.

                        Periodically, we enter into non-recurring engineering arrangements with our content partners.  Generally, under the terms of these agreements, we receive funding upfront to complete projects. The funding we receive upfront is recorded as deferred revenue and is recognized as revenue under the terms of the individual arrangements.  Deferred revenue represents amounts received for which the Company has not yet completed its contractual obligations.

                        Wireless License Fees

                        We recognize revenue from licensee fees for wireless software applications in accordance with the provisions of AICPA Statement of Position 97-2, “Software Revenue Recognition”, as amended by AICPA Statement of Position 98-9 “Modification of SOP No. 97-2 Software Revenue Recognition with Respect to Certain Transactions.” Revenue from software license fees is generally recognized upon delivery provided that a contract has been executed, the vendor fee is fixed or determinable, no significant vendor obligations or uncertainties surrounding customer acceptance remain, and collection of the resulting receivable is deemed probable.

                        There were no costs related to the wireless license fee revenue generated during the nine months ended September 30, 2003 as the license fee revenue related to technology that had been previously developed by the Company, and there were no costs for installation, delivery or customization, or other related costs.

                        Contracts and License Fees

                        During the first quarter of 2002, we derived our revenues primarily from research and development contracts for governmental agencies and the commercial licensing of our technology.  We recognized revenue on these contracts at the time services were rendered based upon the terms of individual contracts.  Regarding the commercial licensing of our technology, we followed the provisions of AICPA Statement of Position 97-2, “Software Revenue Recognition”, as amended by AICPA Statement of Position 98-9 “Modification of SOP No. 97-2 Software Revenue Recognition with Respect to Certain Transactions.” Revenue from software license fees is generally recognized upon delivery provided that a contract has been executed, the vendor fee is fixed or determinable, no significant vendor obligations or uncertainties surrounding customer acceptance remain, and collection of the resulting receivable is deemed probable.

                        Historically, costs of Contracts and License Fee revenue were primarily costs of providing contract services.  The costs of license fee revenue have not been separately maintained and have historically been insignificant.

2.          Summary of Significant Accounting Policies (continued)

Segments

                        Management has structured the Company's internal organization as one business segment from which all operating decisions and operating results are made and evaluated.

Equipment, Software, and Furniture

                        Equipment, software, and furniture is stated at cost. Depreciation is computed over the estimated useful lives of the assets (generally three to seven years) using the straight-line method. Amortization of capital lease assets is included in depreciation expense.

Software Development Costs

                      Costs for the development of new software and substantial enhancements to existing software are expensed as incurred and are classified as Research and Development costs until technological feasibility has been established, at which time any additional costs would be capitalized. The Company believes its current process for developing software is essentially complete concurrently with the establishment of technological feasibility; accordingly, no costs have been capitalized on the accompanying balance sheet.

Income Taxes

                        Income taxes are accounted for using the liability method in accordance with Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes." Under SFAS 109, deferred tax assets or liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled. Deferred income tax expenses or benefits are based on the changes in the asset or liability from period to period. If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized. Future changes in such valuation allowance would be included in the provision for deferred income taxes in the period of change.

Stock-Based Compensation

                        The Company has stock-based compensation plans for employees, consultants and directors.  The Company accounts for those plans under the intrinsic value method prescribed by APB Opinion No. 25, Accounting for Stock Issued to Employees (“APB 25”) and related interpretations.  For options granted under those plans with an exercise price equal to the market value of the stock on the date of grant, no compensation cost is recognized in net operations as reported in the consolidated statement of operations.  Compensation cost is recognized in net earnings/loss for awards granted under those plans with an exercise price less than the market value of the underlying common stock on the date of grant.  Such costs are recognized ratably over the vesting period.  The Company recorded non-cash compensation related to the amortization of deferred compensation arising from stock options granted in prior periods with exercise prices below the fair market value of the underlying stock on the date of grant, subject to vesting totaling $132,442 and $319,854, for the nine-month periods ended September 30, 2003 and 2002, respectively.

                        The following table illustrates the effect on net loss and net loss per share as if the Company had applied the fair value recognition provision of Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation (“SFAS 123”).  In accordance with SFAS 123, the fair value of each option grant was determined by using the Black-Scholes option pricing model with the following weighted average assumptions for the nine-month periods ended September 30, 2003 and 2002: dividend yield of 0%; volatility of 1.379 and 1.789, respectively; risk-free interest rate of 2.75% and 4.50%, respectively, and expected option lives of 5 years.

2.          Summary of Significant Accounting Policies (continued)

	Nine-Month Period Ended September 30 (Unaudited)
	2003	2002
Net loss applicable to common shareholders	$(3,687,664)	$(7,090,996)

Non-cash compensation charges included in net loss	132,442	319,854
Stock-based employee compensation cost that would have been included in net loss under the fair value method	(242,203)	(1,200,795)

Adjusted net loss applicable to common shareholders	$(3,797,425)	$(7,971,937)

Basic and diluted loss per share:
Reported net loss applicable to common shareholders	$(0.06)	$(0.16)
Non-cash compensation charges included in net loss	0.00	0.01
Stock-based employee compensation cost that would have been included in net loss under the fair value method	$(0.00)	(0.03)

Adjusted basic and diluted loss per share applicable to common shareholders	$(0.06)	$(0.18)

                        The Company accounts for stock-based compensation to non-employees of the Company, primarily consultants and advisors, at the fair value of the equity instrument in accordance with the provisions of SFAS No. 123 at the time the services are performed. Non-cash consulting expense related to such stock based compensation for the nine-month periods ended September 30, 2003 and 2002 was $110,192 and $797,161, respectively.

Loss Per Share

                        Loss per share has been calculated in accordance with SFAS No. 128, "Earnings Per Share." Basic loss per share was computed by dividing the net loss applicable to common shareholders for each period presented by the weighted average number of shares of common stock outstanding for such period, as adjusted for the recapitalization. Although the Company has potential common stock equivalents related to its outstanding stock options, warrants and preferred stock, these potential common stock equivalents were not included in diluted loss per share for each period presented because the effect would have been antidilutive.

New Accounting Pronouncements

                        In August 2001, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 143, “Accounting for Asset Retirement Obligations” (“SFAS 143”).  SFAS 143 requires an entity to record a liability for an obligation associated with the retirement of an asset at the time that the liability is incurred by capitalizing the cost as part of the carrying value of the related asset and depreciating it over the remaining useful life of that asset.  The standard is effective for financial statements for fiscal years beginning after June 15, 2002 and was adopted by the Company on January 1, 2003.  The adoption of SFAS 143 had no impact on the Company’s results of operations, financial position or cash flows.

2.          Summary of Significant Accounting Policies (continued)

                        In April 2002, the FASB issued SFAS No. 145, “Rescission of FASB Statements No. 4, 44, and 62, Amendment of FASB Statement No. 13, and Technical Corrections” (“SFAS 145”).  SFAS 145 requires gains and losses on extinguishments of debt to be classified as income or loss from continuing operations rather than as extraordinary items as previously required under FASB Statement No. 4.  Extraordinary treatment will be required for certain extinguishments as provided in APB 30.  SFAS 145 also amends FASB Statement No. 13 to require certain modifications to capital leases be treated as a sale-leaseback and modifies the accounting for sub-leases when the original lessee remains a secondary obligor (or guarantor).  SFAS 145 is effective for all fiscal years beginning after May 15, 2002 and was adopted by the Company on January 1, 2003.  The adoption of SFAS 145 had no impact on the Company’s results of operations, financial position or cash flows.

                        In July 2002, the FASB issued SFAS No. 146, “Accounting for Costs Associated with Exit or Disposal Activities” (“SFAS 146”).  SFAS 146, which superseded EITF Issue 94-3, “Liability Recognition for Certain Employee Termination Benefits and Other Cost to Exit an Activity (including Certain Costs Incurred in a Restructuring)”, requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred.  Under Issue 94-3, a liability for an exit cost was recognized at the date of an entity’s commitment to an exit plan.  The provisions of SFAS 146 are effective for exit or disposal activities that are initiated after December 31, 2002.  The adoption of SFAS 146 had no impact on the Company’s results of operations, financial position or cash flows.

                        In November 2002, the FASB issued FASB Interpretation No. 45 (“FIN 45”), which expands previously issued accounting guidance and disclosure requirements for certain guarantees. FIN 45 requires companies to recognize an initial liability for the fair value of an obligation assumed by issuing a guarantee.  The provision for initial recognition and measurement of the liability will be applied on a prospective basis to guarantees issued or modified after December 31, 2002.  The Company does not expect the adoption of FIN 45 to have a material impact on the Company’s results of operations, financial position or cash flows.

                        In December 2002, the FASB issued SFAS No. 148, Accounting for Stock-Based Compensation   - Transition and Disclosure (“SFAS 148”).  SFAS 148 provides transition guidance for companies that adopt the fair value method for stock-based employee compensation and has certain disclosure provisions that are effective as of December 31, 2002.  Due to the Company continuing to apply the intrinsic value provisions of APB 25, the adoption of SFAS 148 did not have any impact on its net loss or financial position.  The disclosure provisions of this statement have been incorporated herein.

                        In January 2003, the FASB issued FIN 46, Consolidation of Variable Interest Entities (“FIN 46”).  FIN 46 requires certain variable interest entities to be consolidated by the primary beneficiary of the entity if the beneficiary in the entity do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties.  The Company was required to adopt the provisions of FIN 46 effective July 1, 2003, however, the FASB has deferred application of the Interpretation in limited circumstances. The Company does not expect the adoption of FIN 46 to have a material impact on the Company’s results of operations, financial position or cash flows.

                        In May 2003, the FASB issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity ("SFAS 150"). This SFAS 150 changes the accounting for certain financial instruments, which under previous guidance could be accounted for as equity. SFAS 150 requires that those instruments be classified as liabilities in statements of financial position. SFAS 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective for fiscal periods beginning after December 15, 2003. The Company has not issued any equity instruments of this type since May 31, 2003 and is currently evaluating the impact of adoption of SFAS 150 on its financial position and results operations.

3.          Notes Payable

                        On September 4, 2000, the Company entered into an agreement to obtain the rights to certain software technology. In exchange for these rights, the Company agreed to pay $200,000 in eight equal installments of $25,000 beginning in 2001 and continuing over the next two years. On July 19, 2002, the payment terms of this agreement were amended for an adjustment in the payment terms, whereby the Company issued 235,000 shares of unregistered common stock with registration rights to repay $87,500 of the outstanding balance.  The remaining balance of $77,500 was scheduled to be repaid in 6 equal monthly installments commencing July 19, 2003, however no payments have been made on this balance subsequent to July 19, 2003, and therefore the agreement is in default. The outstanding principal balance of this note as September 30, 2003 is $77,500.

                        On May 23, 2003, the Company executed a settlement agreement with Holland & Knight LLP (“H&K”).  The terms of the H&K agreement are more fully described in Note 7 below.  Under the terms of the H&K agreement, the Company entered into a note payable agreement whereby it agreed to make payments totaling $325,000, consisting of monthly payments of $9,028 over a three year period commencing on June 1, 2003. Since the H&K agreement did not provide for an interest rate component pertaining to this payment plan, a rate 20% per annum was used to present value the note, as more fully described in Note 7, resulting in a net present value of $242,926.  As of September 30, 2003, the current portion of this note totaled $71,190 and the non-current portion totaled $145,995.

                        On September 30, 2003, the Company executed a settlement agreement with Raytheon Company (“Raytheon”), regarding a note payable agreement that had previously been in default and had accrued interest at a rate of 18% per annum.  The terms of the Raytheon agreement are more fully described in Note 7 below.  Under the terms of the Raytheon agreement, the Company entered into a note payable agreement whereby it agreed to make payments totaling $87,516, consisting of an initial payment of $10,000 (paid on October 3, 2003); six (6) equal monthly installments of $3,000; fourteen (14) monthly installments of $4,000; and one final installment of $3,516.  Since the Raytheon agreement did not provide for an interest rate component pertaining to this payment plan, a rate 20% per annum was used to present value the note, as more fully describe in Note 7, resulting in a net present value of $74,305.  As of September 30, 2003, the current portion of this note totaled $38,151 and the non-current portion totaled $36,154.

                        On September 3, 2003, the Company negotiated a revised settlement agreement with Analysts International Corporation (“AIC”), a former service provider.  The terms of the revised AIC settlement agreement are more fully described in Note 7 below.  Under the terms of the revised AIC settlement agreement, the Company agreed to pay a monthly payment of $7,500 until the total indebtedness, including interest, is paid in full.  As of September 30, 2003, the current portion of this note totaled $90,000 and the non-current portion totaled $82,648. Prior to the revised AIC settlement agreement on September 3, 2003, the amount due to AIC was recorded as a current liability, included in Accounts Payable and Accrued Expenses, since the Company was in default under the terms of the initial settlement agreement.

4.          Common Stock and Warrants

                        From January 1, 2003 through September 30, 2003, the Company sold to private accredited investors in negotiated transactions 2,703,903 shares of its unregistered common stock, warrants to purchase an additional 316,000 shares of common stock, and re-priced 4,242,261 previously issued warrants. These transactions were in two forms.  The first form involved purchases of common stock at prices which were above the trading value of the Company’s freely-tradable shares and allowed these investors to reduce the exercise price of a certain number of their previously purchased warrants, typically allowing them to reprice 2 warrants for every share purchased. The other form allowed warrant holders to reduce the exercise price of previously issued warrants if the holder exercised those repriced warrants immediately. The original exercise prices of the repriced warrants ranged between $0.60 and $5.25, per share.  The repriced exercise prices ranged between $0.25 and $1.69, per share.  Total cash proceeds from the sale of the shares; new warrants and the exercise of repriced existing warrants was $1,326,607.

                        From January 1, 2003 through September 30, 2003, the Company issued 2,776,975 shares of unregistered common stock upon the exercise of warrants with exercise prices ranging from $0.25 to $0.47 per share.  Of the 2,776,975 exercised warrants, 2,767,075 were exercised in connection with the repricing of the exercise price of the warrants as described in the previous paragraph.  The initial exercise prices of the warrants ranged between $0.60 and $5.25. The repriced exercise prices ranged between $0.25 and $1.69. The exercise of these warrants generated gross proceeds of $779,355.

4.          Common Stock and Warrants (continued)

                        During the nine month period ended September 30, 2003, Summus issued to consultants 219,266 shares of unregistered common stock and 56,800 stock options for services provided to the Company for an aggregate value of $90,571.  The shares of the unregistered common stock were valued at $78,595 based on the negotiated terms of each contract and the options were valued at $11,976 using the Black-Scholes option-pricing model.  Also during the nine month period ended September 30, 2003, the Company granted 33,000 options to the sole member of its Advisory Board.  This option vests quarterly over a one year period and has an exercise price equal to the traded per share value of the underlying common stock on the date of grant. The value of the vested portion of the option of $4,621 was determined using the Black-Scholes option-pricing model and was recorded as non-cash consulting expense during the nine month period ended September 30, 2003.

                        During the nine-month period ended September 30, 2003, Summus issued 878,265 shares of its unregistered common stock valued at $301,331 to entities as payment on outstanding vendors balances.  During June 2003, Summus issued 333,333 warrants to Donald T. Locke, a consultant who acts in the capacity of the general counsel to Summus, as payment for $200,000 of fees owed to Mr. Locke. Mr. Locke earned these fees since he became a consultant to the Company in November 2001.  The warrants have an exercise price of $0.60 per share and have a contractual life of 5 years.

                        As of September 30, 2003, the Company has reserved shares of its authorized 100,000,000 shares of common stock for future issuance as follows:

Series A convertible preferred stock and related dividends	159,131
Series C convertible preferred stock	5,000,000
Series D convertible preferred stock	3,250,000
Outstanding common stock warrants	34,822,502
Outstanding stock options	8,159,538
Possible future issuance under stock option plans	340,462
Total	51,731,633

5.     Preferred Stock

                      In accordance with its amended and restated certificate of incorporation, the Company is authorized to issue up to 5,000,000 shares of preferred stock.  Except as required by Florida state law, the holders of the outstanding shares of Series A, C, D & E preferred stock are not entitled to vote on matters submitted to the Company's shareholders for voting. However, approval of holders of a majority of the outstanding shares of Series A, C, D & E preferred stock is required prior to the issuance of a new series of preferred stock that ranks senior to such preferred stock.

Series A Preferred Stock

                        As of September 30, 2003, the Company had 2,078 shares of Series A convertible preferred stock issued and outstanding. The holders of the Series A convertible preferred stock are entitled to receive cumulative cash dividends at a rate of 8% per annum of the initial liquidation preference of $1,000 per share (the " Series A Liquidation Preference"). The Company, at its election, can provide for the payment of dividends on the Series A convertible  preferred stock through the issuance of additional shares of Series A preferred stock having an aggregate initial liquidation preference equal to the amount of cash dividends otherwise payable. Dividends are cumulative from the date of issuance and are payable, when, as and if declared by the Board of Directors, on March 31 and September 30 of each year, commencing on September 30, 2000.  As of September 30, 2003, cumulative dividends accrued were $188,023.

                        Each share of the Series A convertible preferred stock is convertible at the option of the holder, at any time after the date of issuance, into shares of common stock equal to the Series A Liquidation Preference divided by the initial conversion price of $14.24. The conversion price is subject to adjustment in accordance with the Company's articles of incorporation.  During  2003, a holder of the Series A convertible preferred stock converted 250 shares of Series A preferred stock into 17,557 shares of the Company’s unregistered common stock.

5.     Preferred Stock (continued)

Series C Preferred Stock

                        In July 2003, the Company amended its articles of incorporation to establish its Series C convertible preferred stock.  The newly established Series C convertible preferred stock has an issued price of $1,000 per share and has the following rights and privileges:

  no voting rights except with respect to (i) the amendment or alteration of the statement of rights and preferences applicable to the Series C convertible preferred stock, and (ii) any matters for which voting rights are provided under Florida law;

  shares of the Series C convertible preferred stock shall rank on a parity with Summus’ Series A and Series D convertible preferred stock as to liquidation preference upon dissolution, liquidation or winding up the of Summus;

  a liquidation preference, subject to adjustment for any combinations, consolidations, stock distributions or stock dividends with respect to the Series C convertible preferred stock, of $1,000 per share payable in the event of any liquidation, dissolution or winding up of Summus, Inc.; and

  the right to convert each share of Series C convertible preferred stock into shares of our common stock at any time, at the option of the Series C convertible preferred stockholder, after nine (9) months from the date of its issuance. Each share of Series C convertible preferred stock shall be convertible into 4,000 fully paid and nonassesable shares of the Company’s common stock.

                        During July and August 2003, the Company sold 1,250 shares of its Series C convertible preferred stock and issued warrants in connection with such sale to purchase 5.0 million shares of unregistered common stock with an exercise price of $0.75 per share for gross proceeds of $1,250,000.  The value of the warrants issued in this offering, totaling $624,433, was determined utilizing the Black Scholes pricing model, limited to the pro-rata fair value of the Series C offering proceeds allocable to the warrants.  Cash commissions of $35,263 were paid in connection with the Series C offering.

Series D Preferred Stock

                        In September 2003, the Company amended its articles of incorporation to establish its Series D convertible preferred stock.  The newly established Series D convertible preferred stock has an issued price of $1,000 per share and has the following rights and privileges:

  no voting rights except with respect to (i) the amendment or alteration of the statement of rights and preferences applicable to the Series D convertible preferred stock, and (ii) any matters for which voting rights are provided under Florida law;

  shares of the Series D convertible preferred stock shall rank on a parity with Summus’ Series A and Series C convertible preferred stock as to liquidation preference upon dissolution, liquidation or winding up the of Summus;

  a liquidation preference, subject to adjustment for any combinations, consolidations, stock distributions or stock dividends with respect to the Series D convertible preferred stock, of $1,000 per share payable in the event of any liquidation, dissolution or winding up of Summus, Inc.; and

  the right to convert each share of Series D convertible preferred stock into shares of our common stock at any time, at the option of the Series D preferred stockholder. Each share of Series D preferred stock shall be convertible into 5,000  fully paid and nonassesable shares of the Company’s common stock.

                        During September 2003, the Company sold 650 shares of its Series D convertible preferred stock and issued warrants in connection with such sale to purchase 1,625,000 shares of unregistered common stock with an exercise price of $0.35 per share for gross proceeds of $650,000.  The value of the warrants issued in this offering, totaling $216,667, was determined utilizing the Black Scholes pricing model, limited to the pro-rata fair value of the Series D offering proceeds allocable to the warrants.

5.     Preferred Stock (continued)

                        The accounting treatment for the Series C and D convertible preferred stock (the “Preferred Stock”) involved allocating the value of the principal amount received from the Preferred Stock offerings between the Preferred Stock, the associated warrants and a beneficial conversion feature (“BCF”) associated with the Preferred Stock.  A BCF existed because the conversion rate of the Preferred Stock was below the traded value of the Company’s common stock on the date the Preferred Stock was issued.  The BCF for the Preferred Stock totaling $1,058,900 was recorded as a discount to the Preferred Stock and additional paid-in capital on the date the Preferred Stock was issued.  Since the Series C convertible preferred stock becomes convertible at any time after nine months from its issuance, the value of its BCF totaling  $625,567 will be amortized to retained deficit over a nine month period commencing with its issuance. Amortization of the Series C convertible preferred stock BCF for the three-month period ended September 30, 2003 was $145,991.  Since the Series D convertible preferred stock was convertible immediately, the value of its beneficial conversion feature totaling $433,333 was fully amortized to retained deficit on the date of issuance.

6.          Commitments and Contingencies

                        In connection with the recapitalization transaction on February 16, 2001 (see Note 1), the Company entered into a three-year employment agreement with Dr. Bjorn Jawerth. The employment agreement provides an initial base salary of $350,000, which is to be increased on an annual basis by at least 10%; however, Dr. Jawerth has not taken any increase in cash compensation to this initial base salary.  As of February 16, 2003, Dr. Jawerth was to receive an annual salary of $423,500 pursuant to his agreement; however, Dr. Jawerth elected on July 31, 2002, to reduce his cash compensation temporarily to $262,500 on an annual basis to help lower the Company’s current cash consumption.  The difference between the original contract amount of $350,000 and the current cash salary amount is paid to Dr. Jawerth on a bi-monthly basis in the form of options to buy common stock under the Company’s Alternative Compensation Plan.  These options are priced at the closing market price of the Company’s common stock at the end of each bi-monthly pay period.  The difference between the current salary amount of $423,500 owed to Dr. Jawerth and the original base salary of $350,000 in his employment agreement is being deferred and accrued by the Company until the Board of Directors and Dr. Jawerth determine when and how these deferred and accrued amounts may be paid. The 10% annual increases provided for in Dr. Jawerth’s employment contract have been recorded as accrued salaries in the Company’s balance sheet as September 30, 2003.

                        Under the terms of the recapitalization transaction, Summus, Inc. agreed to use reasonable commercial efforts to assist Dr. Jawerth in the private sale of up to 1,666,667 shares of Summus, Inc. common stock held by Dr. Jawerth at a per share price of not less than $1.50 per share (representing $2.5 million in value). No assurance can be provided that Summus will be able to attract such an investment or that it will be able to assist Dr. Jawerth in effecting a private sale of these shares.  Under the terms of Dr. Jawerth's employment agreement, the Company is obligated to issue to Dr. Jawerth options, with an exercise price of $1.50 per share, exercisable for three times the number of shares of common stock sold in the private sale as describe above. The options will be exercisable during the second through the fifth year after the options are issued. Non-cash compensation may be recorded upon the issuance of these options.  Under current accounting literature, the non-cash compensation will be determined under the provisions of APB 25, pursuant to which the compensation cost will be based on the difference, if any, between the stock option exercise price of $1.50 per share and the traded value of the Summus, Inc. common stock on the date the options are issued. As of September 30, 2003, Dr. Jaweth has sold no shares subject to this agreement.  The Board of Directors of Summus is in the process of renegotiating Dr. Jawerth’s employment agreement with him.  It is contemplated that the provisions described in this paragraph will be addressed as part of that renegotiation; however, no assurances can be made as to the outcome of such renegotiations.

                        At the request of the Company’s Board of Directors, outside counsel was engaged to advise the Company with respect to the interpretation of certain of these terms related to Dr. Jawerth’s employment agreement.  The Company has not accrued any amounts which may be owed to Dr. Jawerth related to these terms in its consolidated financial statements as of September 30, 2003, as the possible exposure to the Company, if any, cannot be reasonably estimated, while the review by outside counsel is ongoing.

                        Pursuant to the terms of his employment agreement and in accordance with corporate policy, all intellectual property developed by Dr. Jawerth in connection with his employment by the Company is the exclusive property of the Company.  Without any impact on the Company’s ownership of the intellectual property, the employment agreement grants Dr. Jawerth, personally, a non-exclusive, non-transferable, world-wide license, without right to sublicense, to make and use New Technology (as defined in the Inventions Award Plan) that is developed during the twelve months following the closing of the recapitalization transaction. Any rights of Dr. Jawerth under this license are subject to his fiduciary obligations as a director and/or officer of the Company.  This license shall terminate on the later of the date twelve months from the closing of the recapitalization transaction or such later date as may be set by the Board, excluding Dr. Jawerth.  If Summus ceases to be a going concern prior to the license termination date, the

6.          Commitments and Contingencies (continued)

license shall be perpetual and shall include the rights to sell and offer products and services using the licensed New Technology, and the right to sublicense such New Technology.

                        The Company has entered into consulting agreements that provide for the issuance of options to purchase restricted shares of the Company’s common stock primarily on a monthly basis as services are performed.  These options vest on a monthly basis as they are earned and have exercise prices equal to the traded value of the Company’s unrestricted common stock at the end of each month.  During the three and nine-month periods ended September 30, 2003, the Company issued 15,100 and 56,800 options under these consulting agreements, respectively.  These options were valued at $2,896 and $11,976, respectively, using the Black-Scholes option-pricing model.  The term of these agreements is generally twelve months.

                        Commencing August 15, 2002, the Company adopted an alternative compensation arrangement for its executives. Under the terms of this arrangement, electing executives may receive a portion of their annual cash compensation in the form of fully vested stock options.  The stock options will have an exercise price equal to the fair market value of the Company’s common stock based on the closing price of the common stock at the end of each respective payroll period.  The amount of compensation to be received in stock options (the “target compensation”) is to be determined by the participating executive based on increments of 5% commencing with a minimum level of 15% of the participant’s annual compensation.  The number of shares underlying each option will be determined by dividing the dollar value of the target compensation by the closing price at the end of each respective payroll period.  Once this election is made, it will remain effective for a minimum of three months and can be terminated early at the full discretion of the Company. Four of the Company’s executives participated in this arrangement from its inception through the six-month period ended June 30, 2003 and three of these four executives continued to participate in this arrangement during the three month period ended September 30, 2003, at reduced salary levels ranging between 25% and 35% of their respective annual compensation. During the three and nine-month periods ended September 30, 2003, the Company issued 137,298 and 415,071 fully vested stock options with exercise prices ranging between $0.28 and $0.51 per share under this plan.

                        On July 19, 2002, the Company entered into an irrevocable common stock equity line that was intended to provide funding to the Company in amounts up to $10.0 million. The Company filed a registration statement on Form S-1 with the Securities and Exchange Commission on July 31, 2002 relating to this common stock equity line agreement.  Based on comments received from the Securities and Exchange Commission and related communications with the SEC, the Company understood that the terms of the equity line financing arrangement were such that it would not be able to resolve the staff’s comments in a timely manner and seek effectiveness of the registration statement in a timely manner.  Due to these developments, the length of time involved in completing the transaction, and other factors, the Company determined that it was in its best interest to withdraw the registration statement and not proceed with the equity line.  Accordingly, on September 17, 2002, the Company submitted to the SEC a request to withdraw the registration statement and cancelled all agreements associated with the common stock equity line.  In connection with the cancellation of the agreements associated with the common stock equity line, Talisman, the intended purchaser under the equity line, indicated to the Company its intention to retain ownership of the warrants to purchase 500,000 shares of the Company’s unregistered common stock at an exercise price of $0.47 per share that were issued to Talisman upon the execution of the equity line agreements. It is management’s position, with the advice of legal counsel, that the cancellation of these warrants became effective with the cancellation of the equity line agreements and that no loss contingency exists.  Therefore, the Company has not recorded the issuance of these 500,000 warrants in its consolidated financial statements nor disclosed them as part of outstanding warrants.  The Company has sent correspondence to Talisman stating its position that the warrants have been cancelled.  To date, the Company has not received correspondence back from Talisman indicating its concurrence.

                        The Company established the Inventions Awards Plan, effective October 30, 2000, to provide incentives to certain eligible employees by providing them with opportunities to receive additional compensation as a result of their development of enhancements or new methods that generate revenue for the Company.

                        Under the terms of the Inventions Awards Plan, the Company is obligated to reserve 5% of the gross revenues derived from the licensing or sale of  “New Technology”, as defined in such plan, for distribution among eligible employees.  If the Company sells the rights to New Technology, eligible employees shall be entitled to an award of 10% of the gross proceeds of such sale.

                        In addition, the Company may, at its option, initiate a spin-off company to develop New Technology.  If the eligible employee accepts a position in the spin-off company, his or her rights to awards under the plan are to be surrendered for 25% of the founders’ equity in the spin-off company.

6.          Commitments and Contingencies (continued)

                        As of September 30, 2003, there are several eligible employees who have been credited with the development of New Technology since the establishment of the Inventions Awards Plan.  As awards are earned under this plan, the value is recorded as cost of revenues of wireless applications and contracts.  The value of amounts earned under this plan for the nine-month period ended September 30, 2003 was approximately $26,500.   As of the date of this report, no amounts have been paid to the eligible employees under the Inventions Awards Plan.

7.          Settlements of Contractual Disputes and Litigation

Non-cash Settlements

                        On February 21, 2003, the Company signed and executed a mutual release of all claims with a former law firm that had provided legal services to the Company.  Under the terms of this agreement, both parties agreed to a mutual release of any and all claims between the parties, as well as a cancellation of the unpaid fees owed by the Company to the law firm, totaling $886,557.  The Company did not issue any cash or equity securities or enter into any other obligations in connection with this release.  The settlement gain resulting from this transaction was $886,557.

                        On June 7, 2002, AT&T filed a civil lawsuit in the United States District Court for the Eastern District of North Carolina against Summus, Inc. (USA).  In this suit, AT&T claims that it is entitled to payment in the amount of $238,783 for telephone calls and services rendered to the Company.  In March 2003, the Company and AT&T settled the claim between them, whereby both parties agreed to reduce the total amount owed by the Company to AT&T to $120,000 and this reduced amount be repaid over an 18 month period commencing in March 2003.  The settlement gain resulting from this transaction was $118,783.

                        On February 27, 2003, Holland & Knight LLP (“H&K”) filed a civil lawsuit in the Superior Court for the District of Columbia against Summus.  In this suit, H&K claims that it was entitled to $867,268, plus interest, for services rendered to Summus.  Summus and H&K entered into an agreement on May 23, 2003 settling this litigation, whereby both parties agreed to the following terms:

  $217,268 of the total balance due was forgiven by H&K, resulting in a portion of the settlement gain of this transaction.

  $325,000 of the total balance due will be paid over a three-year period with monthly installments of $9,028, commencing on June 1, 2003.   The settlement agreement did not provide for an interest rate component pertaining to the three-year payment plan.  Therefore, an interest rate of 20% per annum was used to present value the note, resulting in a net present value of $242,926. The difference between the face value of $325,000 and the net present value of $242,926, totaling $82,074, was recorded as a portion of the settlement gain. The 20% rate of interest was considered appropriate to fair value the note based on the Company’s financial condition, including its negative working capital and negative net worth position. In the event that the Company fails to make a scheduled payment as set forth in this settlement agreement, H&K may execute on a consent judgment and seek to satisfy the judgment from the assets of the Company in accordance with the laws of the state of North Carolina.

  The remaining amount of the recorded liability due to H&K of $325,000 was satisfied through the issuance to H&K of 738,636 shares of the Company’s unregistered common stock, with registration rights. The fair value of the 738,636 shares of unregistered common stock was estimated at $273,295, based on the traded value of the Company’s common stock on the date the settlement agreement became effective.  The difference between the estimated fair value of the 738,636 unregistered common shares and the recorded value of the liability of $325,000, totaling $51,705, was recorded as a portion of the settlement gain. The unregistered shares have since been registered, and H&K has contractually agreed to sell no more than 18,000 shares in any one (1)-business day.

  Therefore, the aggregate settlement gain resulting from this transaction totaled $351,047.

7.        Settlements of Contractual Disputes and Litigation (continued)

  The settlement agreement also provided that if the Company raised $5.0 million or more in capital at one time, all remaining unpaid amounts owed under the $325,000 note agreement shall become immediately due and payable.  This note is unsecured, and upon default of the terms of the agreement, the unpaid balance shall become immediately due and payable and such amount shall include pre-judgment interest in the amount of 6% accruing as of April 3, 2002 and post- judgment interest at a rate to be determined.

                        On June 5, 2003, the Company signed and executed an agreement pertaining to the payment of amounts owed to a current service provider. Under the terms of the agreement, the Company issued 427,419 shares of its unregistered common stock, with registration rights, for full payment of $132,500 owed to the service provider. The fair value of the 427,419 shares of unregistered common stock was estimated at $149,597, based on the traded value of the Company’s common stock on the date the settlement agreement became effective.  The difference between the estimated fair value of the 427,419 unregistered common shares and the recorded value of the liability of $132,500 was recorded as a settlement loss of $17,097. The service provider has contractually agreed to sell no more than 5,000 shares in any one (1)-business day.

                        On August 29, 2003, the Company signed and executed an agreement pertaining to past due amounts owed to a current service provider totaling $62,500.  Under the terms of the agreement, the service provider agreed to forgive $14,500 of the total past due amounts. The remaining amount due of $48,000 is to be paid in twelve-monthly installments of $4,000 each.  The non-cash settlement gain resulting from this transaction totaled $14,500.

           During 1999, the Company entered into an agreement with Raytheon Company (“Raytheon”) to repurchase 1,533 shares of its common stock from Raytheon for an aggregate value of $268,373, of which $268,075 represented a termination fee for a development contract and $298 represented the fair value of the shares repurchased. In connection with this agreement, the Company entered into a promissory note with Raytheon whereby the Company agreed to pay approximately $10,000 per month over a 27-month period to fund this transaction. The Company did not make all required monthly installments and thus defaulted on the promissory note. Consequently, the note began accruing interest at 18% per annum.   On September 30, 2003, the Company executed a settlement agreement with Raytheon whereby both parties agreed to the following terms.

  $ 49,128 of the total balance due was forgiven by Raytheon, resulting in a portion of the settlement gain of this transaction.

  $87,516 of the total balance due will be paid over a 22 month period, with an initial payment of $10,000 (paid on October 3, 2003); six (6) equal monthly installments of $3,000; fourteen (14) monthly installments of $4,000; and one final installment of $3,516.  The settlement agreement did not provide for an interest rate component pertaining to the 22-month payment plan.  Therefore, an interest rate of 20% per annum was used to present value the note, resulting in a net present value of $74,306. The difference between the face value of $87,516 and the net present value of $74,306, totaling $13,210 was recorded as a portion of the settlement gain. The 20% rate of interest was considered appropriate to fair value the note based on the Company’s financial condition, including its negative working capital and negative net worth position. In the event that the Company fails to make a scheduled payment as set forth in this  settlement agreement, Raytheon may execute on a consent judgment and seek to satisfy the judgment from the assets of the Company in accordance with the laws of the state of North Carolina.

  The remaining amount of the recorded liability due to Raytheon of $87,516 was satisfied through the issuance to Raytheon of 295,662 shares of the Company’s unregistered common stock, with registration rights. The fair value of the 295,662 shares of unregistered common stock was estimated at $94,613, based on the traded value of the Company’s common stock on the date the settlement agreement became effective.  The difference between the estimated fair value of the 295,662 unregistered common shares and the recorded value of the liability of $87,516, totaling $7,097, was recorded as an offset to the settlement gain.  Raytheon has contractually agreed to sell no more than 15,000 shares in any one (1)-business day.

                        Therefore, the aggregate settlement gain resulting from this transaction totaled $55,241.

                        The aggregate value of these non-cash settlements totaling $1,409,031, have been recorded as reductions to the Company’s accounts payable and credits in the Company’s Statement of Operations for the nine-month period ended September 30, 2003.

7.        Settlements of Contractual Disputes and Litigation (Continued)

Analysts International Corporation Litigation

                        Under the terms of a settlement agreement dated August 7, 2001 with AIC, we agreed to pay the sum of $358,426, plus interest accruing at the rate of 8% per annum from March 31, 2000, according to the following payment schedule: (i) $20,000 upon execution of the settlement agreement, (ii) $5,000 per month for a period of nine months, commencing one month after execution of the agreement, and (iii) $10,000 per month thereafter until the balance of the indebtedness was paid in full.  We ceased making payments under this settlement agreement on November 15, 2002 due to liquidity constraints, and therefore, we were in default under the terms of the initial agreement. The Company received notification of its default from AIC on July 9, 2003, and the 3-day cure period to which the Company was entitled under the terms of the settlement agreement expired, which would allow AIC to file a consent judgment against the Company.  While negotiating to amend the settlement agreement in August 2003, Summus learned that AIC had filed the consent judgment on February 13, 2002, which Summus believes was in breach of the original settlement agreement.  In September 2003, the parties negotiated a revised settlement agreement pursuant to which (i) the consent judgment remains filed and of record, (ii) AIC will file with the court a credit to the judgment reflecting all payments made by the Company; (iii) the payment terms have been revised to require payment by the Company of $60,000 by September 5, 2003, which has been made, and $7,500 per month thereafter until the full amount of the current indebtedness of approximately $172,648 in principal and $85,000 in accrued interest is paid, and (iv) AIC agrees to refrain from executing on the consent judgment as long as the Company makes the payments required by the revised settlement terms as identified in this paragraph.  In the event that the Company fails to make a scheduled payment as set forth in this revised settlement agreement, AIC may execute on the consent judgment and seek to satisfy the judgment from the assets of the Company in accordance with the laws of the state of North Carolina.

                        Should the Company default on the payment terms of the settlement agreements noted above, the execution of the consent judgments contained in each settlement agreement could have a material adverse effect on the ability of the Company to continue in business.  There can be no assurance that we will be able to generate sufficient funds in order to maintain the scheduled payments under the settlement agreements with noted above.

Bowne Litigation

                        On February 25, 2003, Bowne of New York City, LLC (“Bowne”), a financial printing firm, filed a civil summons in the Supreme Court of County of New York in the State of New York, claiming that it is entitled payment in the amount of $276,374, plus accrued interest, for past services rendered to the Company. The Company disputes the total amount Bowne claims the Company owes. However, the Company has recorded a liability of $276,374 relating to this claim as of December 31, 2002 and September 30, 2003.  The Company is in the process of attempting to negotiate a settlement to this claim.

8.                     Subsequent Events

                        Subsequent to September 30, 2003, the Company made cash payments totaling $360,142 towards accrued salaries and related costs that were incurred as of September 30, 2003.  As a result of these payments, accrued unpaid salaries and related costs that were earned as of September 30, 2003 have been reduced from $918,161 to $555,019.  Included in accrued salaries and related costs is $133,000 of earned and unpaid vacation.

                        During October, the Company sold 3,350 shares of its Series D convertible preferred stock and issued warrants in connection with such sale to purchase 8,375,000 shares of unregistered common stock with an exercise price of $0.35 per share for gross proceeds of $3,350,000.  Additionally, during October, the Company amended its articles of incorporation to establish its Series E convertible preferred stock that has rights and privileges identical to the Series D convertible preferred stock.  During October, the Company sold 200 shares of its Series E convertible preferred stock and issued warrants in connection with such sale to purchase 500,000 shares of unregistered common stock with an exercise price of $0.35 per share for gross proceeds of $200,000.

                        In October 2003, the Company issued 714,268 shares of its unregistered common stock upon the exercise of warrants with exercise price of $0.20 per share.  The Company received $142,854 in gross proceeds from the exercise of these warrants.

8.                     Subsequent Events (continued)

                        As of October 31, 2003, the Company had 63,691,227 of its common shares issued and outstanding and has reserved shares of its authorized 100,000,000 shares of common stock for future issuance as follows:

Series A convertible preferred stock and related dividends	160,268
Series C convertible preferred stock	5,000,000
Series D convertible preferred stock	20,000,000
Series E convertible preferred stock	1,000,000
Outstanding common stock warrants	42,983,234
Outstanding stock options	8,159,538
Possible future issuance under stock option plans	340,462
Total	77,643,502

                        Based on the number of issued and outstanding shares as of October 31, 2003 and the number of shares reserved for future issuance as noted in the foregoing table, the Company is currently in excess of its authorized amount of 100,000,000 shares of common stock.  In order to address this matter, the Company is holding a shareholders’ meeting on December 2, 2003, at which time the shareholders will vote on an increase in the number of authorized shares from 100,000,000 to 185,000,000.

Report of Independent Auditors

The Board of Directors and Shareholders
Summus, Inc. (USA)

We have audited the accompanying consolidated balance sheets of Summus, Inc. (USA) as of December 31, 2002 and 2001, and the related consolidated statements of operations, shareholders’ equity (deficit) and cash flows for each of the three years in the period ended December 31, 2002. These financial statements are the responsibility of Summus, Inc. (USA)’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Summus, Inc. (USA) at December 31, 2002 and 2001 and the consolidated results of its operations and its cash flow for each of the three years in the period ended December 31, 2002, in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that Summus, Inc. (USA) will continue as a going concern. As more fully described in Note 1, Summus, Inc. (USA) has incurred operating losses since inception and will require additional capital in 2003 to continue operations. These conditions raise substantial doubt about Summus, Inc. (USA)’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

/s/ Ernst & Young LLP

Ernst & Young LLP
March 21, 2003
Raleigh, North Carolina

Summus, Inc. (USA)

Consolidated Balance Sheets

	December 31
	2002	2001
Assets
Current assets:
Cash	$25,990	$115,972
Accounts receivable	74,261	65,089
Prepaids and other current assets	70,000	12,428
Total current assets	170,251	193,489

Equipment, software and furniture, net	496,733	776,977
Other assets	34,190	33,058

Total assets	$701,174	$1,003,524

	December 31
	2002	2001
Liabilities and shareholders’ deficit
Current liabilities:
Accounts payable and accrued expenses	$4,186,610	$4,659,631
Accrued salaries and related costs	564,260	506,147
Current portion of notes payable	269,588	371,613
Capital lease obligations, current portion	77,690	221,197
Preferred stock dividends payable	46,878	310,120
Deferred redeemable feature	–	576,000
Deferred revenue	7,285	–
Total current liabilities	5,152,311	6,644,708

Capital lease obligations, less current portion	–	67,311
Notes payable, less current portion	12,917	–

Shareholders’ deficit:
Convertible preferred stock, Series A, $0.001 par value; 5,000,000 shares authorized, 2,328 and 2,000 shares issued and outstanding, respectively (liquidation preference of $1,000 per share)	2,328,312	2,000,000
Convertible preferred stock, Series B, $0.001 par value; 6,500 shares authorized, 6,000 shares issued and outstanding at December 31, 2001	–	6
Common stock, $.001 par value, authorized 100,000,000 shares; issued and outstanding 54,919,276 and 37,151,478, respectively	54,919	37,151
Additional paid-in capital	36,669,211	27,399,045
Stock purchase receivable	–	(75,000)
Deferred compensation	(227,132)	(534,456)
Accumulated deficit	(43,061,745)	(34,307,622)
Treasury stock, at cost (38,500 shares)	(227,619)	(227,619)
Total shareholders’ deficit	(4,464,054)	(5,708,495)
Total liabilities and shareholders’ deficit	$701,174	$1,003,524

See accompanying notes.

Summus, Inc. (USA)

Consolidated Statements of Operations

	Year ended December 31
	2002	2001	2000
Revenues:
Contracts and license fees	$202,819	$749,758	$1,068,658
Wireless applications and contracts	204,133	–	–
Total revenues	406,952	749,758	1,068,658
Cost of revenues:
Contracts and license fees	63,846	299,554	398,326
Wireless applications and contracts	118,263	–	–
Total cost of revenues	182,109	299,554	398,326
Gross profit	224,843	450,204	670,332

Selling, general and administrative expenses	6,155,416	7,740,867	6,180,862
Non-cash compensation	364,000	956,321	2,127,962
Research and development	918,948	952,605	1,159,833
Non-cash consulting	887,992	–	–
Non-cash settlements	–	1,132,352	–
Loss before other income (expense)	(8,101,513)	(10,331,941)	(8,798,325)
Other income (expense):
Gain on sale of stock of equity investee	–	–	3,680,065
Participation in loss of equity investee	–	–	(6,356,932)
Interest income (expense), net	(469,571)	(56,570)	23,911
Total other income (expense)	(469,571)	(56,570)	(2,652,956)
Loss from continuing operations	(8,571,084)	(10,388,511)	(11,451,281)
Loss from operations of discontinued Rich Media Direct business	–	(135,798)	–
Loss on disposal of Rich Media Direct business	–	(215,500)	–
Net loss	$(8,571,084)	$(10,739,809)	$(11,451,281)
Net loss applicable to common shareholders:
Net loss	$(8,571,084)	$(10,739,809)	$(11,451,281)
Preferred stock dividends	(183,039)	(153,700)	–
Net loss applicable to common shareholders	$(8,754,123)	$(10,893,509)	$(11,451,281)
Per share amounts (basic and diluted):
Loss applicable to common shareholders from continuing operations	$(0.19)	$(0.30)	$(0.35)
Loss applicable to common shareholders from discontinued operations	$–	$(0.01)	$–
Net loss per share (basic and diluted)	$(0.19)	$(0.31)	$(0.35)
Weighted average common shares outstanding	47,149,301	31,806,333	9,546,768
Recapitalization resulting from the Summus, Ltd. asset acquisition	–	2,924,004	23,392,035
Weighted average shares of common stock outstanding giving effect to the recapitalization	47,149,301	34,730,337	32,938,803

*  Selling, general and administrative expenses in 2002, 2001 and 2000 exclude $1.3 million, $1.0 million, and $2.1 million, respectively, of non-cash compensation and consulting charges.

See accompanying notes.

Summus, Inc. (USA)

Consolidated Statements of Shareholders’ Equity (Deficit)

	Preferred Stock						Additional
	Series A		Series B		Common Stock		Paid-In
	Shares	Amount	Shares	Amount	Shares	Amount	Capital

Balance at December 31, 1999	–	$ –	4,000	$ 4	9,086,834	$9,087	$15,299,433
Deferred compensation recognized in connection with the issuance of stock options	–	–	–	–	–	–	3,106,472
Exercise of stock options	–	–	–	–	498,104	498	(475)
Amortization of deferred compensation	–	–	–	–	–	–	–
Sales of stock by equity investee	–	–	–	–	–	–	1,323,792
Net loss for 2000	–	–	–	–	–	–	–

Balance at December 31, 2000	–	–	4,000	4	9,584,938	9,585	19,729,222
Recapitalization resulting from the Summus, Ltd. asset acquisition	2,000	2,000,000	2,000	2	23,392,035	23,392	(3,734,020)
Elimination of deferred revenue resulting from recapitalization	–	–	–	–	–	–	1,834,065
Common stock options granted for services	–	–	–	–	–	–	936,409
Common stock and warrants sold for cash	–	–	–	–	2,978,390	2,977	6,468,935
Preferred stock dividends	–	–	–	–	–	–	–
Common stock issued in partial settlement of loss contingency	–	–	–	–	550,000	550	419,436
Deferred compensation recognized in connection with the issuance of stock options	–	–	–	–	–	–	355,000
Reversal of deferred compensation of forfeited stock options	–	–	–	–	–	–	(551,897)
Amortization of deferred compensation	–	–	–	–	–	–	–
Common stock issued in settlement of amounts due to related parties	–	–	–	–	250,000	250	435,565
Common stock and warrants issued in partial settlement of vendor liabilities	–	–	–	–	390,072	391	1,503,815
Stock option exercises	–	–	–	–	6,043	6	2,515
Cash collection on stock purchase receivable	–	–	–	–	–	–	–
Net loss for 2001	–	–	–	–	–	–	–

Balance at December 31, 2001	2,000	$2,000,000	6,000	$ 6	37,151,478	$37,151	$27,399,045

Summus, Inc. (USA)

Consolidated Statements of Shareholders’ Equity (Deficit)
(continued)

	Stock				Total
	Purchase	Deferred	Accumulated	Treasury	Shareholders’
	Receivable	Compensation	Deficit	Stock	Equity (Deficit)

Balance at December 31, 1999	$ –	$ –	$(11,962,832)	$ –	$ 3,345,692
Deferred compensation recognized in connection with the issuance of stock options	–	(3,106,472)	–	–	–
Exercise of stock options	–	–	–	–	23
Amortization of deferred compensation	–	2,127,962	–	–	2,127,962
Sales of stock by equity investee	–	–	–	–	1,323,792
Net loss for 2000	–	–	(11,451,281)	–	(11,451,281)

Balance at December 31, 2000	–	(978,510)	(23,414,113)	–	(4,653,812)
Recapitalization resulting from the Summus, Ltd. asset acquisition	–	–	–	(227,619)	(1,938,245)
Elimination of deferred revenue resulting from recapitalization	–	–	–	–	1,834,065
Common stock options granted for services	–	–	–	–	936,409
Common stock and warrants sold for cash	(100,000)	–	–	–	6,371,912
Preferred stock dividends	–	–	(153,700)	–	(153,700)
Common stock issued in partial settlement of loss contingency	–	–	–	–	419,986
Deferred compensation recognized in connection with the issuance of stock options	–	(355,000)	–	–	–
Reversal of deferred compensation of forfeited stock options	–	551,897	–	–	–
Amortization of deferred compensation	–	247,157	–	–	247,157
Common stock issued in settlement of amounts due to related parties	–	–	–	–	435,815
Common stock and warrants issued in partial settlement of vendor liabilities	–	–	–	–	1,504,206
Stock option exercises	–	–	–	–	2,521
Cash collection on stock purchase receivable	25,000	–	–	–	25,000
Net loss for 2001	–	–	(10,739,809)	–	(10,739,809)

Balance at December 31, 2001	$(75,000)	$ (534,456)	$(34,307,622)	$(227,619)	$(5,708,495)

See accompanying notes.

F-226

Summus, Inc. (USA)

Consolidated Statements of Shareholders’ Equity (Deficit)

	Preferred Stock						Additional
	Series A		Series B		Common Stock		Paid-In
	Shares	Amount	Shares	Amount	Shares	Amount	Capital

Balance at December 31, 2001	2,000	$ 2,000,000	6,000	$ 6	37,151,478	$37,151	$27 ,399,045
Common stock and warrants sold for cash	–	–	–	–	9,053,167	9,053	6,430,254
Common stock, options and warrants issued for services	–	–	–	–	394,627	394	952,298
Conversion of Series B preferred stock	–	–	(6,000)	(6)	5,670,340	5,671	(5,665)
Preferred stock dividends	–	–	–	–	–	–	–
Payment of Series A preferred stock dividends with additional shares of Series A preferred stock	446	446,312	–	–	–	–	–
Conversion of Series A preferred stock into common stock	(118)	(118,000)	–	–	8,287	8	117,992
Common stock and warrants issued as payment of unpaid salary amounts	–	–	–	–	117,885	178	177,717
Common stock and warrants issued in partial settlement of vendor liabilities	–	–	–	–	255,000	255	97,461
Cash collection on stock subscription receivable	–	–	–	–	–	–	–
Beneficial conversion feature related to convertible debentures	–	–	–	–	–	–	–
Value of the warrants issued with the convertible debentures	–	–	–	–	–	–	–
Common stock issued upon conversion of convertible debentures and related accrued interest	–	–	–	–	1,728,568	1,729	499,556
Write off of the stock purchase receivable	–	–	–	–	–	–	(65,000)
Deferred compensation recognized in connection with the issuance of stock options	–	–	–	–	–	–	143,950
Reversal of deferred compensation of forfeited stock options	–	–	–	–	–	–	(126,135)
Amortization of deferred compensation	–	–	–	–	–	–	–
Stock option exercises	–	–	–	–	290,300	290	12,460
Warrant exercises	–	–	–	–	189,624	190	79,623
Elimination of deferred redemption feature	–	–	–	–	–	–	576,000
Net loss for 2002	–	–	–	–	–	–	–

Balance at December 31, 2002	2,328	$2,328,312	–	$ –	54,919,276	$54,919	$36,669,211

Summus, Inc. (USA)

Consolidated Statements of Shareholders’ Equity (Deficit)
(continued)

	Stock				Total
	Purchase	Deferred	Accumulated	Treasury	Shareholders’
	Receivable	Compensation	Deficit	Stock	Equity (Deficit)

Balance at December 31, 2001	$ (75,000)	$ (534,456)	$(34,307,622)	$ (227,619)	$ (5,708,495)
Common stock and warrants sold for cash	–	–	–	–	6,439,307
Common stock, options and warrants issued for services	–	–	–	–	952,692
Conversion of Series B preferred stock	–	–	–	–	–
Preferred stock dividends	–	–	(183,039)	–	(183,039)
Payment of Series A preferred stock dividends with additional shares of Series A preferred stock	–	–	–	–	446,312
Conversion of Series A preferred stock into common stock	–	–	–	–	–
Common stock and warrants issued as payment of unpaid salary amounts	–	–	–	–	177,895
Common stock and warrants issued in partial settlement of vendor liabilities	–	–	–	–	97,716
Cash collection on stock subscription receivable	10,000	–	–	–	10,000
Beneficial conversion feature related to convertible debentures	–	–	–	–	189,655
Value of the warrants issued with the convertible debentures	–	–	–	–	190,000
Common stock issued upon conversion of convertible debentures and related accrued interest	–	–	–	–	501,285
Write off of the stock purchase receivable	65,000	–	–	–	–
Deferred compensation recognized in connection with the issuance of stock options	–	(143,950)	–	–	–
Reversal of deferred compensation of forfeited stock options	–	126,135	–	–	–
Amortization of deferred Compensation	–	325,139	–	–	325,139
Stock option exercises	–	–	–	–	12,750
Warrant exercises	–	–	–	–	79,813
Elimination of deferred redemption feature	–	–	–	–	576,000
Net loss for 2002	–	–	(8,571,084)	–	(8,571,084)

Balance at December 31, 2002	$ –	$ (227,132)	$(43,061,745)	$(227,619)	$(4,464,054)

See accompanying notes.

Summus, Inc. (USA)

Consolidated Statements of Cash Flows

	Year ended December 31
	2002	2001	2000
Operating activities
Loss from continuing operations	$(8,571,084)	$(10,388,511)	$(11,451,281)
Adjustments to reconcile loss from continuing operations to net cash used in operating activities:
Depreciation and amortization	371,457	439,027	274,708
Gain on sale of stock of equity investee	–	–	(3,680,065)
Participation in loss of equity investee	–	–	6,356,932
Non cash compensation	364,000	956,321	2,127,962
Common stock options and warrants issued for services	887,992	61,425	–
Convertible debt non-cash interest	390,250	–	–
Non-cash settlements	–	1,132,352	–
Changes in operating assets and liabilities, net of Summus, Ltd. asset acquisition:
Accounts receivable	(9,172)	(66,607)	26,570
Receivable from related party	–	–	19,323
Other current assets	(38,704)	(66,657)	25,814
Accounts payable and accrued expenses	(432,853)	1,292,461	951,999
Accrued salaries and related costs	236,007	(119,837)	35,297
Deferred revenue	7,285	–	(658,331)
Net cash used in operating activities from continuing operations	(6,794,822)	(6,760,026)	(5,971,072)
Net cash used in discontinued operations	–	(30,455)	–
Net cash used in operating activities	(6,794,822)	(6,790,481)	(5,971,072)

Investing activities
Proceeds from sale of stock of equity investee	–	–	4,492,799
Purchases of computer equipment	(91,212)	(7,480)	(132,233)
Cash acquired from the acquisition of assets from Summus, Ltd.	–	43,918	–
Net cash (used in) provided by investing activities	(91,212)	36,438	4,360,566

Financing activities
Proceeds from exercise of stock options and warrants	92,563	2,521	23
Net proceeds from sale of common stock	6,449,307	6,396,912	–
Proceeds from issuance of convertible debt	500,000	–	–
Principal payments on capital lease obligations	(210,818)	(202,913)	(214,026)
Principal payments on notes payable and short-term borrowings	(35,000)	–	(49,700)
Cash payment on loss contingency	–	(75,000)	–
Proceeds from loans payable to related party	–	540,000	1,435,000
Net cash provided by financing activities	6,796,052	6,661,520	1,171,297
Net decrease in cash	(89,982)	(92,523)	(439,209)
Cash at beginning of year	115,972	208,495	647,704
Cash at end of year	$25,990	$115,972	$208,495

Summus, Inc. (USA)

Consolidated Statements of Cash Flows (continued)

	Year ended December 31
	2002	2001	2000
Supplemental disclosures of cash flow information
Cash paid for interest	$16,505	$31,101	$–

Non-cash investing and financing activities
Assets acquired under capital leases	$–	$–	$322,890

See accompanying notes.

Summus, Inc. (USA)

Notes to Consolidated Financial Statements

December 31, 2002

1.  Business, Organization and Basis of Presentation

Business

Summus, Inc. (USA) ("Summus, Inc." or the "Company"), formerly known as High Speed Net Solutions, is engaged in development of efficient information processing solutions for the mobile and wireless markets. In addition, Summus, Inc. also engaged in research and development contracts for governmental agencies in the areas of complex imaging and object recognition as well as the licensing to third parties its Photo ID compression and decompression technology. The Company ceased providing research and development contract services for governmental agencies during the first quarter of 2002.

The core of the Company’s business plan is to focus on the emerging wireless and mobile market. Summus, Inc. has developed proprietary software, technology and applications to enable information processing and resource management to include, but not be limited to, the creation, transmission, playing and management of content over wireless networks. The Company’s technology platform, which provides the foundation for its current and future products and services, is designed to address the bandwidth constraints of existing wireless network infrastructure. This will enable mobile, high-speed access to a wide range of telecommunications services supported by fixed telecommunications networks and other services to mobile users.

During the second quarter of 2002, the Company completed the development of its first wireless application and launched it over the Verizon Wireless carrier network. Since this initial launch, through the first quarter of 2003 the Company has completed several other wireless applications that have been launched on several wireless carrier networks in the United States. These applications can be purchased by the end-user as a one-time purchase, or subscribed to on a monthly basis. The majority of the applications completed by the Company during 2002, as well as planned future applications, have been developed under agreements with content partners.  Revenue earned from these applications is shared with the content partners based on contractual revenue sharing rates. The Company outsources, with a third party hosting company, the infrastructure needed to host and deliver the transactions for our application customers.

Summus, Inc. (USA)

Notes to Consolidated Financial Statements (continued)

1.  Business, Organization and Basis of Presentation (continued)

Organization

On February 16, 2001, High Speed Net Solutions, Inc. (“High Speed”) and Summus, Ltd. entered into a contract whereby, in legal form, High Speed acquired all the assets of Summus, Ltd. Although the legal form of the transaction was an acquisition of assets, in substance the transaction represented a Summus, Ltd. capital transaction accompanied by a recapitalization. Since the Summus, Ltd. shareholders were the majority owners of the entity after this transaction was completed, the transaction was accounted for as an issuance of stock by Summus, Ltd. in exchange for the net monetary assets of High Speed accompanied by a recapitalization of Summus, Ltd. The accounting  for the transaction is essentially equivalent to that resulting from a reverse acquisition, except that no goodwill or other intangible assets are recorded.

Prior to this recapitalization transaction, High Speed was a publicly-traded entity and Summus, Ltd. was a privately-held company. Since the legal form of the transaction was an acquisition of Summus, Ltd. by High Speed, the legal entity, which represented the combined, recapitalized Summus, Ltd., continued to use the High Speed trade name and its stock continued to trade in the public markets under the High Speed name.  As a result of the transaction, the historical financial statements of Summus, Ltd., for accounting purposes, are deemed to be those of the Company.

On February 27, 2002, the Company officially changed its legal name from High Speed Net Solutions, Inc. to Summus, Inc. (USA). Therefore, the financial statements presented herein and labeled as the financial statements of Summus, Inc. (USA) represent the historical financial statements of Summus, Ltd., now renamed Summus, Inc. (USA) and also referred to herein as “the Company.” References herein to “High Speed” refer to High Speed Net Solutions prior to the February 16, 2001 recapitalization transaction.

Basis of Presentation

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the financial statements for the year ended December 31, 2002, the Company incurred a net loss of $8.6 million, experienced negative cash flows from operations and has a significant deficiency in working capital at December 31, 2002. The Company’s continuation as a going concern is dependent on its ability to obtain additional financing, to generate sufficient cash flow to meet its obligations on a timely basis, and ultimately to attain profitability. The Company is actively promoting and expanding its product line and pursuing additional equity financing from existing shareholders and other institutional investors. Management expects to be able to attract additional capital to continue to fund operations and also expects that increased revenues will reduce its operating losses in future periods. However, there can be no assurance that management’s plan will be executed as anticipated.

Summus, Inc. (USA)

Notes to Consolidated Financial Statements (continued)

1.  Business, Organization and Basis of Presentation (continued)

The financial statements presented herein do not include any adjustments relating to the recoverability of assets and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

2.  Recapitalization

As previously noted, on February 16, 2001, High Speed and Summus, Ltd. entered into a merger transaction. The transaction was accounted for as a Summus, Ltd. capital transaction, accompanied by a recapitalization.

As a result of the transaction, the historical financial statements of Summus, Ltd., for accounting purposes, are deemed to be those of the Company. The equity accounts of Summus, Ltd. have been adjusted for a recapitalization to reflect the equity structure of High Speed, the legal acquirer. Specifically:

  the historical shareholders’ equity of Summus, Ltd. prior to the transaction has been restated for the equivalent number of shares of High Speed common and Series B preferred stock, and other equity interests, received in the transaction after giving effect to any difference in par value of High Speed’s and Summus, Ltd.’s common stock, with an offset to additional paid-in capital;

  the accumulated deficit of Summus, Ltd. has been carried forward after the transaction;

  loss per share for periods prior to the transaction have been restated to reflect the number of equivalent shares received by Summus, Ltd. in the transaction; and

  the transaction resulted in the net issuance of 23.4 million shares of common stock, 2,000 shares each of Series A and Series B preferred stock and warrants to purchase 500 shares of Series B preferred stock.

In connection with the transaction, the Company entered into a three-year employment agreement with Dr. Bjorn Jawerth. Under this employment agreement, in exchange for Dr. Jawerth’s covenant not to compete with the Company for a period of 18 months from and after the termination of his employment with the Company, the Company issued options to Dr. Jawerth to purchase 166,667 shares of common stock at $0.50 per share and 333,333 shares of common stock at $3.75 per share. Non-cash compensation expense of $541,688 was recorded upon the issuance of these options on February 16, 2001, the closing date of the transaction. The issuance of these options was in lieu of a $500,000 cash payment provided for in Dr. Jawerth’s employment agreement. The employment agreement provides that Dr. Jawerth is to receive a base salary of $350,000 (which is subject to an annual increase of at least 10%) plus other benefits including severance benefits.  Dr. Jawerth has

Summus, Inc. (USA)

Notes to Consolidated Financial Statements (continued)

2.  Recapitalization (continued)

agreed to keep his cash compensation at the initial base salary amount of $350,000, less 25% or $262,500 in connection with the alternative compensation arrangement described in note 16. The 10% annual increase in his salary for 2002 has been recorded as accrued salaries in the Company’s balance sheet.

Under the terms of the recapitalization transaction, Summus, Inc. agreed to use reasonable commercial efforts to assist Dr. Jawerth in the private sale of up to 1,666,667 shares of Summus, Inc. common stock held by Dr. Jawerth at a per share price of not less than $1.50 per share (representing $2.5 million in value). The recapitalization does not stipulate a date or time period by which such sale is to occur. Under the terms of Dr. Jawerth’s employment agreement, the Company is obligated to issue to Dr. Jawerth options, with an exercise price of $1.50 per share, exercisable for three times the number of shares of common stock sold in the private sale. The options will be exercisable during the second through the fifth year after the options are issued. Non-cash compensation will be recorded upon the issuance of these options. Under current accounting literature, the non-cash compensation will be determined under the provisions of APB 25, pursuant to which the compensation cost will be based on the difference between the stock option exercise price of $1.50 per share and the traded value of the Summus, Inc. common stock on the date the options are issued. As of December 31, 2002, no shares subject to this agreement have been sold.

At the request of the Company's Board of Directors, outside counsel was engaged to advise the Company with respect to the interpretation of certain of these terms related to Dr. Jawerth's employment agreement.  The Company has not accrued any amounts related to this matter in its consolidated financial statements as of December 31, 2002, as the possible exposure to the Company, if any, cannot be reasonably estimated as the review by outside counsel is ongoing.

Under his employment agreement, Summus granted Dr. Jawerth, personally, a  non-exclusive, non-transferable, world-wide license, without right to sublicense, to make and use New Technology (as defined in the Inventions Award Plan) that is developed during the twelve months following the closing (the “Closing”) of the asset purchase agreement between Summus, Ltd. and High Speed Net Solutions, Inc.  Any rights of Dr. Jawerth under this license are subject to his fiduciary obligations as a director and/or officer of Summus.  This license shall terminate on the later of the date twelve months from the Closing or such later date as may be set by the Board, excluding Dr. Jawerth.  If  Summus ceases to be a going concern prior to the license termination date, the license shall be perpetual and shall include the rights to sell and offer to sell products and services using the licensed New Technology, and the right to sublicense such New Technology.

3.  Summary of Significant Accounting Policies

Principles of Consolidation

The 2001 consolidated financial statements include the accounts of the Company and its former wholly owned subsidiary, Douglas May & Company, Inc. Significant intercompany accounts and transactions have been eliminated in consolidation.  The results of operations of Douglas May & Company, Inc. have been presented as discontinued operations for the year ended December 31, 2001.

Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Summus, Inc. (USA)

Notes to Consolidated Financial Statements (continued)

3.  Summary of Significant Accounting Policies (continued)

Revenue Recognition and Related Costs

Contracts and license fees

During the first quarter of 2002 and for the years ended December 31, 2001 and 2000, we derived our revenues primarily from research and development contracts for governmental agencies and the commercial licensing of our technology.  We recognized revenue on these contracts at the time services were rendered based upon the terms of individual contracts.  Regarding the commercial licensing of our technology, we followed the provisions of AICPA Statement of Position 97-2, “Software Revenue Recognition”, as amended by AICPA Statement of Position 98-9 “Modification of SOP No. 97-2 Software Revenue Recognition with Respect to Certain Transactions.” Revenue from software license fees is generally recognized upon delivery provided that a contract has been executed, the vendor fee is fixed or determinable, no significant vendor obligations or uncertainties surrounding customer acceptance remain, and collection of the resulting receivable is deemed probable.

Wireless applications and contracts

Commencing during the second quarter of 2002, our resources were dedicated to the development of solutions for the mobile and wireless markets.  Revenue earned from wireless applications are recognized upon delivery and acceptance by the end-user either as a one-time purchase or a monthly subscription.  Wireless application revenue reported by the Summus is net of all third party platform and carrier distribution fees, as well as any revenue Summus shares with its content partners.

During 2002, the Company entered into a strategic partnership agreement related to the mobile and wireless markets.  Revenue earned under this agreement was recognized ratably over the year ended December 31, 2002, as the services were provided.

Periodically, we enter into non-recurring engineering arrangements with our content partners.  Generally, under the terms of these agreements, we receive funding upfront to complete projects. The funding we receive upfront is recorded as deferred revenue and is recognized as revenue under the terms of the individual arrangements.  Deferred revenue represents amounts received for which the Company has not yet completed its contractual obligations.

Historically, costs of revenues primarily represent costs of providing contract services.  The costs of license fee revenue have not been separately maintained and have historically been insignificant.  Commencing with the second quarter of 2002, costs of revenues primarily include costs of deploying wireless applications.

Segments

Management has structured the Company’s internal organization as one business segment for which all operating decisions are made and all operating results are evaluated.

Equipment and Furniture

Equipment and furniture is stated at cost. Depreciation is computed over the estimated useful lives of the assets (generally three to seven years) using the straight-line method. Amortization of capital lease assets is included in depreciation expense.

Summus, Inc. (USA)

Notes to Consolidated Financial Statements (continued)

3.  Summary of Significant Accounting Policies (continued)

Investment in Equity Investee

During 1999, Summus, Ltd. acquired a majority of the outstanding stock of High Speed. Soon thereafter, Summus, Ltd. began to sell a portion of the High Speed shares it had acquired to independent third parties for cash such that by December 31, 1999, the ownership percentage in High Speed was reduced to approximately 44%. Since Summus, Ltd.’s controlling interest in High Speed was temporary, Summus, Ltd. accounted for its investment using the equity method of accounting rather than consolidating High Speed in the Summus, Ltd. accounts. Summus, Ltd. sold additional shares of its High Speed stock in 2000 such that its ownership percentage at December 31, 2000 was approximately 33%. Upon the closing of the recapitalization transaction on February 16, 2001, Summus, Ltd.’s investment in High Speed was cancelled.

Financial Instruments and Significant Concentrations

The Company’s financial instruments that are exposed to a concentration of credit risk consist primarily of its trade accounts receivable. Collateral is generally not required. Management provides an estimated allowance for doubtful accounts based on its assessment of the likelihood of future collections. No allowance has been recorded as of December 31, 2002 or 2001, as all amounts are deemed to be fully collectible.

During 2002, the Company had launched its wireless applications with one wireless carrier.  The total amount of the Company’s accounts receivable balance as of December 31, 2002 is due from this wireless carrier.  Should this wireless carrier discontinue the deployment of the Company’s applications, the Company’s business would be adversely affected.

The carrying amount of cash, accounts receivable, accounts payable and debt approximate fair value for these financial instruments because of the short maturities of the instruments.

During 2002, 2001 and 2000, revenue from the U.S. Government and related entities represented 29%, 67%, and 60% of total revenue, respectively.   Revenue from sources other than the U.S. Government and related entities in 2002 was generated by one customer that accounted for 25% and a second customer that accounted for 11% of the Company’s total revenue.

Software Development Costs

Capitalization of software development costs begins with the establishment of technological feasibility of new or enhanced software products. Technological feasibility of a computer software product is established when the Company has completed all planning, designing, coding and testing that is necessary to establish that the software product can be produced to meet design specifications including functions, features and technical performance requirements. All costs incurred prior to

Summus, Inc. (USA)

Notes to Consolidated Financial Statements (continued)

3.  Summary of Significant Accounting Policies (continued)

establishing technological feasibility of a software product are charged to research and development expense as incurred.

The Company amortizes capitalized software development costs on a product-by-product basis at the greater of the amount computed using (a) the ratio of current gross revenues for a product to the total of current and anticipated future gross revenues or (b) the straight-line method over the estimated remaining economic life of the products, generally three years. Amortization begins when the product is available for general release to customers. The Company capitalized $337,451 during 2001 of costs incurred related to product development that met these criteria for capitalization.

During the fourth quarter of 2001, the Company wrote off the $337,451 of software costs that were capitalized during the second and third quarters of 2001. During the fourth quarter of 2001, management changed its business model and its intended use of its software products and related technology.  Based on an evaluation of the change in the business model and the associated projected cash flows, management determined that the software costs capitalized during 2001 were impaired and wrote the amount off as research and development costs. No capitalized software development costs were incurred in 2002.

Income Taxes

Income taxes are accounted for using the liability method in accordance with Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes." Under SFAS 109, deferred tax assets or liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled. Deferred income tax expenses or benefits are based on the changes in the asset or liability from period to period. If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized. Future changes in such valuation allowance would be included in the provision for deferred income taxes in the period of change.

Stock-Based Compensation

The Company has stock-based compensation plans for employees, consultants and directors, which are described more fully in Note 15.  The Company accounts for those plans under the intrinsic value method prescribed by APB Opinion No. 25,Accounting for Stock Issued to Employees (“APB 25”)and related interpretations.  For options granted under those plans with an exercise price equal to the market value of the stock on the date of grant, no compensation cost is recognized in net operations as reported in the consolidated statement of operations.  Compensation cost is recognized in net earnings/loss for awards granted under those plans with an exercise price less than the market value of the underlying common stock on the date of grant.  Such costs are recognized ratably over the

Summus, Inc. (USA)

Notes to Consolidated Financial Statements (continued)

3.  Summary of Significant Accounting Policies (continued)

vesting period.  The Company recorded non-cash compensation related to the issuance of fully-vested stock options with exercise prices below the fair market value of the underlying stock plus the amortization of deferred compensation arising from stock option issuances subject to vesting totaling $364,000, $956,321 and $2,127,962 in 2002, 2001 and 2000, respectively.

The following table illustrates the effect on net loss and net loss per share if the Company had applied the fair value recognition provision of Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation (“SFAS 123”).  In accordance with SFAS 123, the fair value of each option grant was determined by using the Black-Scholes option pricing model with the following weighted average assumptions for the twelve month period ended December 31, 2002 and 2001: dividend yield of 0%; volatility of 1.379 and 1.789, respectively; risk-free interest rate of 3.0% and 5.34%, respectively, and expected option lives of 5 years. The weighted average grant-date fair value of options granted during 2002 and 2001 was $0.62 and $2.90 per option, respectively.

	Year ended December 31
	2002	2001	2000

Net loss applicable to common shareholders	$ (8,571,084)	$ (10,739,809)	$(11,451,281)
Non-cash compensation charges included in net loss	364,000	956,321	2,127,962
Stock-based employee compensation cost that would have been included in net loss under the fair value method	(2,367,851)	(5,152,714)	(5,257,477)

Adjusted net loss applicable to common shareholders	$(10,574,935)	$(14,936,202)	$(14,480,796)

Basic and diluted loss per share:
Reported net loss applicable to common shareholders	$ (0.19)	$ (0.31)	$ (0.35)
Non-cash compensation charges included in net loss	0.01	0.03	0.06
Stock-based employee compensation cost that would have been included in net loss under the fair value method	(0.05)	(0.15)	(0.16)

Adjusted net loss applicable to common shareholders	$ (0.23)	$ (0.43)	$ (0.45)

Summus, Inc. (USA)

Notes to Consolidated Financial Statements (continued)

3.  Summary of Significant Accounting Policies (continued)

The Company accounts for stock-based compensation to non-employees of the Company, primarily consultants and advisors, at the fair value of the equity instrument in accordance with the provisions of SFAS No. 123. Non-cash consulting expense related to such stock based compensation for the year ended December 31, 2002 was $887,992.

Loss Per Share

Loss per share has been calculated in accordance with Statement of Financial Accounting Standards ("SFAS") No. 128, "Earnings Per Share." Basic loss per share was computed by dividing the net loss for each period presented by the weighted average number of shares of common stock outstanding for such period, as adjusted for the recapitalization. Although the Company has potential common stock equivalents related to its outstanding stock options, warrants and preferred stock, these potential common stock equivalents were not included in diluted loss per share for each period presented because the effect would have been antidilutive.

Common stock equivalents not included in diluted loss per share in 2002 consist of 7,556,175 outstanding stock options, 30,658,477 outstanding warrants and 166,775 Series A preferred shares and related accrued dividends, as converted.

New Accounting Pronouncements

On January 1, 2002, the Company adopted Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,”(SFAS 144”). This Statement addresses financial accounting and reporting for the impairment or disposal of long-lived assets and supersedes Statement No. 121, “Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of,” and the accounting and reporting provisions of APB Opinion No. 30, “Reporting the Results of Operations for a Disposal of a Segment of a Business.” The adoption of SFAS 144 had no impact on the Company’s net losses or financial position.

In August 2001, the FASB issued Statement of Financial Accounting Standards 143, “Accounting for Asset Retirement Obligations” (“SFAS 143”).  SFAS 143 requires an entity to record a liability for an obligation associated with the retirement of an asset at the time that the liability is incurred by capitalizing the cost as part of the carrying value of the related asset and depreciating it over the remaining useful life of that asset.  The standard is effective for financial statements for fiscal years beginning after June 15, 2002 and will be adopted by the Company in fiscal 2003.  The Company does not expect the adoption of SFAS 143 to have a material impact on the Company’s results of operations, financial position or cash flows.

In April 2002, the FASB issued Statement of Financial Accounting Standards 145, “Rescission of FASB Statements No. 4, 44, and 62, Amendment of FASB Statement No. 13, and Technical Corrections” (“SFAS 145”).  SFAS 145 requires gains and losses on extinguishments of debt to be classified as income or loss from continuing operations rather than as extraordinary items as

Summus, Inc. (USA)

Notes to Consolidated Financial Statements (continued)

3.  Summary of Significant Accounting Policies (continued)

previously required under Statement 4.  Extraordinary treatment will be required for certain extinguishments as provided in APB 30.  SFAS 145 also amends Statement 13 to require certain modifications to capital leases be treated as a sale-leaseback and modifies the accounting for sub-leases when the original lessee remains a secondary obligor (or guarantor).   SFAS 145 is effective for all fiscal years beginning after May 15, 2002 and will be adopted by the Company on January 1, 2003.  The Company does not expect the adoption of SFAS 145 to have a material impact on the Company’s results of operations, financial position or cash flows.

In July 2002, the FASB issued Statement of Financial Accounting Standards 146, “Accounting for Costs Associated with Exit or Disposal Activities” (“SFAS 146”).  SFAS 146, which superseded EITF Issue 94-3, “Liability Recognition for Certain Employee Termination Benefits and Other Cost to Exit an Activity (including Certain Costs Incurred in a Restructuring)”, requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred.  Under Issue 94-3, a liability for an exit cost was recognized at the date of an entity’s commitment to an exit plan.  The provisions of this Statement are effective for exit or disposal activities that are initiated after December 31, 2002.  The Company does not expect the adoption of SFAS 146 to have a material impact on the Company’s results of operations, financial position or cash flows.

In December 2002, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards No. 148, Accounting for Stock-Based Compensation   - Transition and Disclosure (“SFAS 148”).  SFAS 148 provides transition guidance for companies that adopt the fair value method for stock-based employee compensation and has certain disclosure provisions that are effective as of December 31, 2002.  Due to the Company continuing to apply the intrinsic value provisions of APB 25, the adoption of SFAS 148 did not have any impact on its net loss or financial position.  The disclosure provisions of this statement have been incorporated herein.

In November 2002, the FASB issued FIN 45, which expands previously issued accounting guidance and disclosure requirements for certain guarantees. FIN 45 requires companies to recognize an initial liability for the fair value of an obligation assumed by issuing a guarantee.  The provision for initial recognition and measurement of the liability will be applied on a prospective basis to guarantees issued or modified after December 31, 2002.  The Company does not expect the adoption of FIN 45 to have a material impact on the Company’s results of operations, financial position or cash flows.

In January 2003, the FASB issued FIN 46, Consolidation of Variable Interest Entities.  FIN 46 requires certain variable interest entities to be consolidated by the primary beneficiary of the entity if the equity investors in the entity do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties.  The Company will be required to adopt the provisions of FIN 46 at the beginning of its 2004 fiscal year for entities existing at January 31, 2003, however FIN 46 will apply to all new variable interest entities created or acquired after January 31,

Summus, Inc. (USA)

Notes to Consolidated Financial Statements (continued)

3.  Summary of Significant Accounting Policies (continued)

2003.  The Company does not expect the adoption of FIN 46 to have a material impact on the Company’s results of operations, financial position or cash flows.

Reclassifications

Certain reclassifications have been made to the 2000 and 2001 consolidated financial statements to conform to the 2002 presentation. These reclassifications had no effect on net loss or shareholders’ deficit as previously reported.

4.  Equipment and Furniture

Equipment and furniture consists of the following at December 31:

	2002	2001

Computer equipment financed by capital leases	$657,419	$802,020
Computer software and equipment	680,086	633,881
Furniture and fixtures	269,497	79,881
	1,607,002	1,515,782
Less accumulated depreciation	(1,110,269)	(738,805)
	$496,733	$776,977

Depreciation expense totaled $371,457, $439,027 and $274,708 for the years ended December 31, 2002, 2001 and 2000, respectively.

5.  Leases

The Company leases equipment and office space under long-term capital and operating lease agreements. Rental expense amounted to $347,000, $498,000, and $424,000 for the years ended December 31, 2002, 2001 and 2000, respectively.

Summus, Inc. (USA)

Notes to Consolidated Financial Statements (continued)

5.  Leases (continued)

Minimum future lease payments under noncancellable leases at December 31, 2002 are as follows:

	Capital Leases	Operating Leases

2003	$80,435	$344,634
2004	–	310,983
2005	–	260,700
Total minimum lease payments	80,435	$916,317
Less amounts representing interest	(2,745)
Present value of minimum lease payments	$77,690

6.  Income Taxes

No provision for income taxes has been recorded during the years presented due to the Company’s significant operating losses in each year.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company’s deferred tax assets are as follows:

	December 31
	2002	2001

Accrued expenses and other revenue	$100,000	$2,200,000
Net operating losses	10,300,000	11,900,000
Start-up costs	3,100,000	1,800,000
Investments	–	1,600,000
Total deferred tax assets	13,500,000	17,500,000
Valuation allowance	(13,500,000)	(17,500,000)
Net deferred taxes	$–	$–

Management has determined that a 100% valuation allowance for existing deferred tax assets is appropriate given the uncertainty regarding the ultimate realization of these assets.

At December 31, 2002, the Company had federal and state net operating loss carryforwards of approximately $26.0 million for income tax purposes. The tax benefit of these carryforwards is reflected in the above table of deferred tax assets. If not used, these carryforwards begin to expire in 2018 for federal tax purposes and in 2013 for state tax purposes. U. S. tax rules impose limitations on the use of net operating losses following certain changes in ownership. If such a change occurs, the

Summus, Inc. (USA)

Notes to Consolidated Financial Statements (continued)

6.  Income Taxes (continued)

limitation would reduce the amount of these benefits that would be available to offset future taxable income each year, starting with the year of ownership change.

7.  Related Party Transactions

In February 1999, Summus, Ltd. entered into a Marketing License Agreement with High Speed.  In March 2000, Summus, Ltd. entered into several agreements with High Speed (see Note 11).

Prior to the recapitalization on February 16, 2001, Summus, Ltd. provided cash advances to High Speed, its equity investee. The outstanding balance on February 16, 2001 related to these advances was $154,000. This balance was canceled upon the closing of the Summus, Ltd. recapitalization on February 16, 2001 (see Note 2).  During 2001 and 2000, High Speed made loans to Summus, Ltd. totaling $540,000 and $1,435,000.

These loans accrued interest at 8% and were payable within 60 days of issuance. These loans were canceled upon the closing of the Summus, Ltd. recapitalization on February 16, 2001 (see Note 2).

8.  Convertible Debentures

On July 19, 2002, the Company issued 6% convertible secured debentures, along with warrants to purchase 1,724,138 shares of common stock for aggregate gross proceeds for $500,000. The warrants are exercisable upon issuance, have a term of three years and have exercise prices ranging from $0.47 to $0.59 per share.  The debentures had an initial life of five years and were convertible into common stock at a conversion rate of $0.29 per share.  As of December 31, 2002, all of the convertible debentures plus accrued interest had been converted into 1,728,568 shares of common stock.

The accounting treatment for the debentures involved allocating the value of the principal amount of $500,000 between the debentures, the associated warrants and a beneficial conversion feature associated with the debentures.  A beneficial conversion feature existed because the conversion rate of the debentures was below the traded value of the Company’s common stock on the date the debentures were issued.  The beneficial conversion feature was valued at $189,655 and was recorded as a debt discount and additional paid-in-capital on the date the debentures were issued.  Since the debentures were convertible into common stock immediately, the value of the beneficial conversion feature was charged to interest expense on the date of issuance.

Summus, Inc. (USA)

Notes to Consolidated Financial Statements (continued)

8.  Convertible Debentures (continued)

Interest expense relating to the convertible debenture transaction totaled $420,250 consisting of the following:

  $190,000, relating to the value, as determined by the Black-Scholes pricing model, of the 1,724,138 warrants issued to the debentures holders;
  $189,655, relating to the value of the beneficial conversion feature associated with the convertible debentures;
  $39,310, relating to placement agent fees, consisting of a cash commission of $30,000 and a warrant to purchase 51,724 shares of common stock that was valued at $9,310 using the Black-Scholes pricing model and;
  $1,285, relating to interest expense incurred while the debentures remained outstanding based on the stated rate of 6% per annum.  At the Company’s election, these interest costs were paid through the issuance of shares of common stock based on the conversion rate of $0.29, resulting in the issuance of 4,430 shares of common stock.

9.  Notes Payable

During 1999, the Company entered into an agreement with a shareholder to repurchase 1,533 shares of its common stock from that shareholder for an aggregate value of $268,373, of which $268,075 represented a termination fee for a development contract and $298 represented the fair value of the shares repurchased. In connection with this agreement, the Company entered into a promissory note with the shareholder whereby the Company agreed to pay approximately $10,000 per month over a 27-month period to fund this transaction. The Company did not make all required monthly installments and thus defaulted on the promissory note. Consequently, the note is accruing interest at 18% per annum and the total amount has been classified as a current liability. The outstanding balance, including accrued interest, as of December 31, 2002 and 2001 is $205,005 and $171,613, respectively.

On September 4, 2000, the Company entered into an agreement to obtain the rights to certain software technology. In exchange for these rights, the Company agreed to pay $200,000 in eight equal installments of $25,000 beginning in 2001 and continuing over the next two years. On July 19, 2002, the payment terms of this agreement were amended for an adjustment in the payment terms, whereby the Company issued 235,000 shares of unregistered common stock with registration rights to repay $87,500 of the outstanding balance.  The remaining balance will be repaid in 6 equal installments commencing July 19, 2003.  The outstanding principal balance of this note as December 31, 2002 and 2001 is $77,500 and $200,000, respectively.

Summus, Inc. (USA)

Notes to Consolidated Financial Statements (continued)

10.  Investment in Equity Investee

During 1999, Summus, Ltd. acquired 1,500,000 shares of common stock of High Speed as partial payment for royalties due in connection with a Marketing License Agreement between the companies. The shares were not registered with the Securities and Exchange Commission under the Securities Act of 1933. Subsequently, Summus, Ltd. acquired an additional 9,542,360 shares of High Speed common stock (such shares also being restricted securities) from a significant shareholder of High Speed in exchange for the issuance of 132,888 shares of Summus, Ltd.’s common stock. This resulted in Summus, Ltd. obtaining a majority ownership interest in High Speed at that time. As of December 31, 2000, Summus, Ltd.’s ownership percentage decreased to approximately 33%, as a portion of the shares initially acquired were sold. Summus, Ltd. accounted for this investment using the equity method of accounting. The initial carrying amount was recorded at the estimated fair value of the stock received taking into account the fact that the stock was not registered and thus was not freely tradable. Summus, Ltd. adjusted the carrying amount of its investment in High Speed for its share of High Speed’s losses subsequent to the date of investment. Additionally, during 2000, Summus, Ltd.’s investment in High Speed was increased based on sales of additional shares of High Speed stock to third parties by High Speed and was decreased based on Summus, Ltd. recording its share of High Speed’s losses. Based on these transactions, the carrying value of Summus, Ltd.’s investment was reduced to zero at December 31, 2000. At December 31, 2000, Summus, Ltd. owned 8,217,781 shares of High Speed which represented an approximate 33% ownership percentage. On February 16, 2001, Summus, Ltd. sold substantially all of its assets to High Speed in a transaction accounted for as a capital transaction, accompanied by a recapitalization. (See Note 2).

The condensed results of operations and financial position of High Speed at December 31, 2000 is summarized below:

Total assets	$4,497,607
Total liabilities	$4,849,259
Total stockholders’ deficit	$(351,652)
Net loss	$(12,441,655)

11.  Deferred Software Royalty Revenue

In February 1999, Summus, Ltd. entered into a Marketing License Agreement ("MLA") with High Speed. In consideration for its grant to High Speed of the right to resell certain stand-alone software products specified in the MLA over the three-year term of the agreement, Summus, Ltd. received prepaid software royalty payments in the aggregate amount of $3,000,000, consisting of cash payments of $2,250,000 and 1,500,000 shares of High Speed common stock valued at $750,000. The value assigned to the 1,500,000 common shares was based on a discounted value of High Speed’s common stock taking into consideration the restricted nature of these shares. This amount was classified as deferred revenue in Summus, Ltd.’s balance sheet.

Summus, Inc. (USA)

Notes to Consolidated Financial Statements (continued)

11.  Deferred Software Royalty Revenue (continued)

In mid-February 2000, Summus, Ltd. and High Speed entered into several agreements (i.e., a master agreement, software license agreement, software maintenance agreement, revenue sharing agreement and software escrow agreement) that superseded the MLA in its entirety. Under these agreements, Summus, Ltd. granted to High Speed a non-exclusive license to use a suite of software products referred to as "MaxxSystem." The terms of the software license agreement provided for High Speed’s payment of a one-time license fee of $1 million (against which High Speed received a credit of $1 million, under the terms of the master agreement, in recognition of payments High Speed had made under the MLA), and a revenue-based fee of the greater of (i) 10% of the gross revenues generated by High Speed with MaxxSystem, or (ii) $.03 multiplied by the number of rich media messages delivered to recipients (against which High Speed also received a credit of $1 million, under the terms of the master agreement, in recognition of payments made under the MLA). High Speed received an additional credit of approximately $200,000 for other fees due Summus, Ltd. under the software license agreement and/or the software maintenance agreement.

The payments received by Summus, Ltd. under the MLA, in the aggregate amount of $3 million, were credited against the capitalized software development costs of the software covered by the MLA and the software license agreement. Summus, Ltd. applied $658,332 of its deferred revenue balance against such costs during 2000.

On February 16, 2001, High Speed acquired all the assets and operations of Summus, Ltd. in a transaction accounted for as a recapitalization of Summus, Ltd. (see Note 2). As of the closing date of the transaction, Summus, Ltd. had not delivered to High Speed all of the MaxxSystem suite of software products specified in the software license agreement and, therefore, was not able to recognize any revenue associated with such agreement. Upon the closing of the transaction, the agreements between Summus, Ltd. and High Speed entered into in mid-February 2000 were made null and void. As a result, the deferred revenue associated with the mid-February 2000 agreements was reclassified to additional paid-in capital as of the closing of the recapitalization.

12.  Profit Sharing Plan

The Company has established a 401(k) retirement plan for the benefit of employees who have attained the age of 21 years. The Company’s matching contribution to the plan is discretionary and is not limited to profits. For the years ended December 31, 2002, 2001 and 2000, the Company contributed $26,166, $37,176 and $42,303 to the plan, respectively.

13.  Common Stock and Warrants

Subsequent to the Company’s recapitalization (see Note 2), Summus, Inc. sold to investors during 2001, 2,978,390 shares of its unregistered common stock and warrants to purchase an additional 6,175,658 shares of unregistered common stock for gross cash proceeds of $6,371,912. During 2000

Summus, Inc. (USA)

Notes to Consolidated Financial Statements (continued)

13.  Common Stock and Warrants (continued)

and through the closing of the Summus, Ltd. recapitalization transaction on February 16, 2001, the Company issued 1,997,564 and 428,234 warrants, respectively, to purchase shares of its unregistered common stock in connection with sales of its unregistered common stock for cash. The warrants have exercise prices ranging from $2.40 to $5.25 per share, a term of five years and cannot be exercised within five months of the date of issuance.

Also in connection with Summus, Ltd. recapitalization transaction, the former Summus, Ltd. shareholders were issued warrants to purchase 500 shares of Series B preferred stock at an exercise price of $5,500.00 share. On February 27, 2002, these warrants were converted into 500,000 warrants exercisable over five years to purchase shares of unregistered common stock, with an exercise price of $5.50 per share.  The warrants to purchase Series B preferred stock were issued as partial consideration in the Summus, Ltd. recapitalization transaction in order to preserve the Company’s common stock for other uses.

During the year ended December 31, 2002, the Company sold to investors 9,053,167 shares of its unregistered common stock (including 21,666 shares of unregistered common stock in the form of commissions) and warrants to purchase an additional 17,779,104 shares of unregistered common stock for net cash proceeds of $6,439,307. The warrants have exercise prices ranging from $0.48 to $4.00 per share, a term of five years and cannot be exercised within the first six months of the date of issuance.   The estimated fair value of the unregistered shares issued as commissions for capital raising was deducted from the gross proceeds raised.  During the year ended December 31, 2002, the Company paid one of its outside directors cash commissions of $110,139 relating to the sale of the Company’s unregistered common stock and warrants.

During the year ended December 31, 2002, the Company issued 177,885 shares of its unregistered common stock and warrants to purchase 150,000 shares of unregistered common stock to certain members of management in lieu of cash payment for unpaid salary amounts earned in 2001.  These shares and warrants were valued at $177,895, based on the recorded value of the unpaid salary amounts as of December 31, 2001.

During 2002, the Company issued 234,254 shares of its unregistered common stock and 40,000 warrants to purchase unregistered common stock with an exercise price of $2.35 to consultants for services provided to the Company and 20,313 shares of its unregistered common stock in connection with the termination of a former employee as a severance payment.  The unregistered common shares were valued at $85,958, based on the negotiated terms of each contract and the warrants were valued at $44,800 using the Black-Scholes option-pricing model.  The costs of these services were included in non-cash consulting expense for the year ended December 31, 2002.

During January 2002, the Company entered into two separate agreements whereby it issued 115,000 shares of its unregistered common stock and 230,000 warrants to purchase the Company’s unregistered common stock with an exercise price of $2.50 per share to a shareholder as consideration for the conveyance by him of 115,000 shares of the Company’s  common stock to: (1) an

Summus, Inc. (USA)

Notes to Consolidated Financial Statements (continued)

13.  Common Stock and Warrants (continued)

investment banking company for investment banking services and (2) an independent consultant for financial advisory services.  The 115,000 shares were recorded at their estimated fair value of $157,376 by applying a discount to the traded value of the Company’s freely trading common stock on the date of each agreement.  The 230,000 warrants were valued at approximately $297,600 using the Black-Scholes option-pricing model.  The costs of these services were included in non-cash consulting expense for the year ended December 31, 2002.

During February 2002, the Company issued 25,000 shares of its unregistered common stock and 12,500 warrants to purchase the Company’s unregistered common stock with an exercise price of $2.50 per share to an independent firm providing investor relation services.  The 25,000 shares were recorded at their estimated fair value of $37,280 by applying a discount to the traded value of the Company’s freely trading Common Stock on the date of the agreement.  The 12,500 warrants were recorded at their estimated fair value of $17,625 using the Black-Scholes option-pricing model.  On June 19, 2002, the Company terminated this agreement and issued 10,000 warrants to purchase the Company’s unregistered common stock with an exercise price of $2.50 per share as a termination fee.  These warrants were valued at $4,200 using the Black-Scholes option-pricing model. Additionally, prior to the termination of this agreement, the Company was committed to issue to the investor relations firm, warrants to purchase shares of the Company’s unregistered common stock, if and when the traded value of the Company’s stock price achieved certain levels over a certain time period.  These contingent warrants were valued at $30,000 and since this agreement was terminated before the any of the warrants could be earned, the $30,000 was charged to non-cash expense.

During 2002, the Company issued 235,000 shares of its unregistered common stock as a partial payment of $87,500 on a note payable, see Note 9.  Also during 2002, the Company issued 20,000 shares of its unregistered common stock as a partial payment of $10,216 on an outstanding balance due to a former service provider to the Company. In each instance, the value of these shares was determined based on negotiations between the parties.

During 2002, the Company issued 189,624 shares of its unregistered common stock upon the exercise of outstanding warrants.  The Company received $79,813 in proceeds from the exercise of these warrants.

During 2002, the Company deemed the $65,000 stock purchase receivable not collectible and wrote off the receivable against additional paid in capital.

The Company has reserved shares of its authorized 100,000,000 shares of common stock for future issuance as follows:

Summus, Inc. (USA)

Notes to Consolidated Financial Statements (continued)

13.  Common Stock and Warrants (continued)

Series A convertible preferred stock and related dividends	166,775
Outstanding common stock warrants	30,658,477
Outstanding stock options	7,556,175
Possible future issuance under stock option plans	943,825
Total	39,325,252

A summary of the Company’s outstanding warrants as of December 31, 2002 is as follows:

	Exercisable Warrants
Range of Exercise Prices	Number Exercisable	Weighted Average Exercise Price

$ ..029 – 0.80	8,993,241	$0.60
1.40 – 2.50	8,229,810	1.86
2.80 – 4.00	10,885,988	3.29
4.50 – 5.50	2,549,438	4.93
	30,658,477	$2.25

14.  Preferred Stock

Series A Preferred Stock

The Company has 2,328 and 2,000 shares of Series A preferred stock outstanding as of December 31, 2002 and 2001 respectively.  These shares are valued based upon the liquidation preference (the “Liquidation Preferences”) of Series A preferred stock of $1,000 per share.

The holders of the Series A preferred stock are entitled to receive cumulative cash dividends at a rate of 8% per annum of the initial liquidation preference of $1,000 per share Liquidation Preference plus accrued but unpaid dividends. The Company, at its election, can provide for the payment of dividends on the Series A preferred stock through the issuance of additional shares of Series A preferred stock having an aggregate initial liquidation preference equal to the amount of cash dividends otherwise payable. Dividends are cumulative from the date of issuance and are payable, when, as and if declared by the Board of Directors, on March 31 and September 30 of each year. The Company recorded preferred stock dividends of $183,039 and $153,700 in 2002 and 2001, respectively.

In April 2002 and October 2002, the Company’s Board of Directors authorized the payment of the accrued Series A preferred stock dividends at March 31, 2002 and September 30, 2002, totaling $355,315 and $90,997, respectively.  At the Company’s election, the payment of these dividends was made through the issuance of 446 new shares of Series A preferred stock.  During 2002, a holder of Series A preferred stock converted 118 shares of Series A preferred stock into 8,287 shares of the Company’s unregistered common stock.  As of December 31, 2002, the Company had $46,878 in accrued dividends.

Summus, Inc. (USA)

Notes to Consolidated Financial Statements (continued)

14.  Preferred Stock (continued)

The holders of the outstanding shares of Series A preferred stock are not entitled to vote on matters submitted to the Company’s shareholders for voting. However, approval of holders of a majority of the outstanding shares of Series A preferred stock is required prior to the issuance of a new series of preferred stock that ranks senior to the Series A preferred stock.

Each share of the Series A preferred stock is convertible at the option of the holder, at any time after the date of issuance, into shares of common stock equal to the Liquidation Preference divided by the initial conversion price of $14.24. The conversion price is subject to adjustment in accordance with the Company’s articles of incorporation.  At the Company’s election, it has the right to redeem any outstanding shares of the Series A preferred stock at the Liquidation Preference of $1,000 per share.

Series B Preferred Stock

During February 2001, the Company amended its bylaws to provide for the authorization of 6,500 shares of Series B preferred stock. The Company issued 6,000 shares of Series B preferred stock (2,000 of which were placed in escrow) in connection with the Summus, Ltd. recapitalization.  Of these shares, 4,000 were issued to the former Summus, Ltd. shareholders in the first quarter of 2002.

On February 16, 2002, the escrow agreement that was established in connection with the recapitalization transaction between the Company and Summus, Ltd. was terminated.  Initially, 2,000 Series B preferred shares were placed in escrow as security for any indemnification obligations of Summus, Ltd. and its shareholders under the recapitalization transaction.  Prior to the termination of the escrow agreement, claims were made against the escrowed shares for liabilities of Summus, Ltd.  that were identified and paid during the escrow period, but were not known at the closing of the recapitalization transaction on February 16, 2001.  Of the total 2,000 Series B preferred shares placed in escrow, 329.660 shares were claimed for indemnification of Summus, Ltd.’s obligations, resulting in 1,670.339 Series B preferred shares available for distribution to the former Summus, Ltd. shareholders.  As noted below, these shares were automatically converted into 1,670,339 unregistered common shares based on a conversion ratio of 1,000 to 1 and were subsequently distributed to the former Summus, Ltd. shareholders.

On February 27, 2002, a majority of the Company’s shareholders approved the increase in the number of authorized common shares from 50.0 million to 100.0 million.  The increase in the number of authorized shares triggered the automatic conversion of all of the outstanding shares of the Series B preferred stock.  On February 27, 2002, there were 6,000 shares of Series B preferred stock outstanding that converted into 6,000,000 shares of common stock.  The 329.660 Series B preferred shares that were claimed for indemnification purposes were converted into 329,660 shares of common stock and were retired by the Company, resulting in a net issuance of 5,670,340 of common stock on the conversion date.

Summus, Inc. (USA)

Notes to Consolidated Financial Statements (continued)

15.  Stock Options

During 2000, the Company established a stock option plan to provide for the issuance of stock options to employees and directors. Options granted in connection with initial employment with the Company generally have a term of ten years and vest quarterly over a three-year term.

During 2000, all of the stock options were granted with an exercise price of $0.19 per share. This exercise price was below the estimated fair value of the Company’s underlying common stock. Deferred compensation has been recorded for the difference in value between exercise price and the estimated fair value of the underlying common stock and is being recognized over the vesting period of the stock options. Non-cash compensation expense relating to these grants was $ 202,642, $202,157 and $2,127,962 in 2002, 2001 and 2000, respectively.  Additionally, during 2001, stock options exercisable for 615,879 shares of common stock were granted with exercise prices below the fair market value of the underlying common stock, resulting in total compensation expense of $864,164, of which $110,000 was deferred at December 31, 2001 and is being amortized to non-cash compensation through 2004. Of the $864,164 compensation expense attributable to 2001 option grants, $541,688 related to options issued to Dr. Jawerth in connection with the recapitalization discussed in Note 2.

During 2002, the Company granted 397,531 fully vested stock options to an employee/director of the Company with exercise prices ranging between $ 0.31 and $1.24, in connection with capital raising activities.  Of these options, 310,586 had exercise prices below the fair market value of the underlying common stock resulting non-cash compensation expense of $161,358.

During 2002, the Company granted 33,000 stock options to each of the three new members of its Board of Advisors.  These options vest quarterly over a twelve month term and have an exercise price equal to the traded per share value of the underlying common stock on the date of grant. The value of these options, as determined by the Black-Scholes option pricing model under the fair value method of accounting, was recorded as non-cash consulting expense of $97,515 during 2002.  Also during 2002, the Company entered into an agreement with one of its Board of Advisors for consulting services. Under the terms of this agreement, 200,000 options with an exercise price of $0.35 were granted to this advisor.  The vesting schedule of these options provided for 75,000 of these options to be fully vested on the date of grant, 50,000 to vest over the next three month period, and 15,000 to vest each quarterly period thereafter.  The value of the vested options, as determined by the Black-Scholes option pricing model under the fair value method of accounting, was recorded as non-cash consulting expense of $25,000 during 2002.  This agreement was terminated during the fourth quarter of 2002, upon which 75,000 options were forfeited.

The Company has entered into various consulting agreements that provide for the issuance of options to purchase unregistered shares of the Company’s common stock primarily on a monthly basis as

Summus, Inc. (USA)

Notes to Consolidated Financial Statements (continued)

15.  Stock Options (continued)

services are performed.  These options vest on a monthly basis as they are earned and have exercise prices that equal the traded value of the Company’s freely traded common stock using a three-day average at the end of each month.  For the year ended December 31, 2002, the Company issued 146,032 options under these consulting agreements.  These options were valued at $81,788 using the Black-Scholes option-pricing model under the fair value method of accounting with the following weighted average assumptions: dividend yield of 0%; volatility ranging between 1.379 and 1.789; risk free interest rates ranging between 3.20% and 4.50% and expected option lives of 5 years for the year ended December 31, 2002.  The term of these agreements is generally twelve months, however the Company can immediately terminate them.   Additionally, the Company is also committed to pay cash fees to a consultant for administrative services that have been provided, upon the obtainment of at least $2.0 million in new financing.  As of December 31, 2002, the Company had accrued approximately $255,000 relating to this commitment.

The Company’s Board of Directors authorized an amendment to Summus, Inc.’s Equity Compensation Plan (the “Plan”) in February 2001 to increase the aggregate number of shares of its common stock available for issuance of stock awards under the Plan to 6,500,000. The Plan provides for the issuance of stock options to employees, directors, advisors and consultants of the Company. Options granted generally have a ten-year term and vest over three years from the date of grant. Certain of the stock options granted under the Plan have been granted pursuant to various stock option agreements. Each stock option agreement contains specific terms. On May 23, 2002, the Company’s Board of Directors adopted resolutions to amend the Company’s Plan to increase the shares available under the Plan from 6,500,000 to 8,500,000.

A summary of the Company’s stock option activity is as follows:

	Shares	Weighted Average Exercise Price

Outstanding – December 31, 1999	–	$–
Granted	1,664,737	0.19
Exercised	(498,104)	0.19
Outstanding – December 31, 2000	1,166,633	0.19
Issuance of options in accordance with terms of the recapitalization transaction	1,942,705	3.96
Granted	2,252,901	2.24
Forfeited	(224,054)	(4.83)
Exercised	(6,043)	(0.42)
Outstanding – December 31, 2001	5,132,142	$2.98
Granted	3,401,654	1.05
Exercised	(290,300)	(0.03)
Forfeited	(687,321)	(2.17)
Outstanding – December 31, 2002	7,556,175	$2.29

Summus, Inc. (USA)

Notes to Consolidated Financial Statements (continued)

15.  Stock Options (continued)

The following table summarizes information about stock options outstanding at December 31, 2002:

Options Outstanding
Range of Exercise Prices	Number Outstanding	Weighted Average Contractual Life	Weighted Average Exercise Price
$ 0.01- 1.00	2,031,667	9.09	$ 0.47
1.50- 3.00	3,471,458	9.07	1.78
3.50- 6.82	1,758,050	8.21	3.95
7.50-18.90	295,000	6.96	11.06
7,556,175		8.80	$ 2.29

Options Exercisable
Range of Exercise Prices	Number Exercisable	Weighted Average Exercise Price
$ 0.01- 1.00	1,663,367	$ 0.49
1.50- 3.00	2,360,467	1.71
3.50- 6.82	1,347,751	4.07
7.50-18.90	256,667	11.37
5,628,252		$ 2.36

During 2002, the Company issued 290,300 shares of its common stock upon the exercise of outstanding stock options.  The Company received $12,750 in proceeds from the exercise of these stock options.

16.  Commitments and Contingencies

Commencing August 15, 2002, the Company adopted an alternative compensation arrangement for its executives. Under the terms of the new arrangement, electing executives may receive a portion of their annual cash compensation in the form of fully vested stock options.  The stock options will have an exercise price equal to the fair market value of the Company’s’ common stock based on the three-day average of the closing prices of the common stock at the end of each respective payroll period.  The amount of compensation to be received in stock options (the “target compensation”) is to be determined by the participating executive based on increments of 5% commencing with a minimum level of 15% of the participant’s annual compensation.  The number of shares underlying each option will be determined by dividing the dollar value of the target compensation by the three day average closing price at the end of each respective payroll period.  Once this election is made, it will remain effective for a minimum of three months and can be terminated early at the full discretion of the Company. Beginning on August 15, 2002, five executives elected to participate in this alternative payment plan at reduced salary levels ranging between 25% and 35% of their respective annual compensation. As of December 31, 2002, the Company has issued 241,431 fully vested stock options with exercise prices ranging between $0.25 and $0.48 per share under this plan.

Summus, Inc. (USA)

Notes to Consolidated Financial Statements (continued)

16.  Commitments and Contingencies (continued)

On July 19, 2002, the Company entered into an irrevocable common stock equity line that was intended to provide funding to the Company in amounts up to $10.0 million. The Company filed a registration statement on Form S-1 with the Securities and Exchange Commission on July 31, 2002 relating to this common stock equity line agreement.  Based on comments received from the Securities and Exchange and related communications with the SEC, the Company understood that the terms of the equity line financing arrangement were such that it would not be able to resolve the staff’s comments in a timely manner and seek effectiveness of the registration statement in a timely manner.  Due to these developments, the length of time involved in completing the transaction, and other factors, the Company determined that it was in its best interest to withdraw the registration statement and not proceed with the equity line.  Accordingly, on September 17, 2002, the Company submitted to the SEC a request to withdraw the registration statement and cancelled all agreements associated with the common stock equity line.  In connection with the cancellation of the agreements associated with the common stock equity line, Talisman, the intended purchaser under the equity line, indicated to the Company its intention to retain ownership of the warrants to purchase 500,000 shares of the Company’s unregistered common stock at an exercise price of $0.47 per share that were issued to Talisman upon the execution of the equity line agreements. It is management’s position, with the advice of legal counsel, that the cancellation of these warrants became effective with the cancellation of the equity line agreements and that no loss contingency exists.  Therefore, the Company has not recorded the issuance of these 500,000 warrants in its financial statements.  The Company has sent correspondence to Talisman stating its position that the warrants have been cancelled.  To date, the Company has not received correspondence back from Talisman indicating their concurrence.

The Company established the Inventions Awards Plan (“the Plan”), effective October 30, 2000, to provide incentives to certain eligible employees by providing them with opportunities to receive additional compensation as a result of their development of enhancements or new methods that generate revenue for the Company.

Under the terms of the plan, the Company is obligated to reserve 5% of the gross revenues derived from the licensing or sale of  “New Technology”, as defined in the agreement, for distribution among eligible employees.  If the Company sell the rights to New Technology, eligible employees shall be entitled to an award of 10% of the gross proceeds.

In addition, the Company may, at its option, initiate a spin-off company to develop New Technology.  If the eligible employee accepts a position in the spin-off company, his or her rights to awards under the plan are to be surrendered for 25% of the founders’ equity in the spin-off company.

As of December 31, 2002, there are several eligible employees who have been credited with the development of New Technology since the establishment of the Inventions Awards Plan.  As awards are earned under the Plan they are recorded as costs of revenues of wireless applications and contracts.

Summus, Inc. (USA)

Notes to Consolidated Financial Statements (continued)

17.  Settlements of Contractual Disputes and Litigation

The Richdale Contractual Dispute

In June 2001, the Company entered into an agreement of settlement and compromise whereby it issued 250,000 shares of its unregistered common stock in full satisfaction of a $435,815 payable to entities affiliated with a related party. Under the terms of the agreement, the Company agreed to register the resale of the shares issued upon the Company’s filing of a registration statement under the Securities Act of 1933.

The Dunavant Litigation

On June 29, 2001, the Company entered into a settlement agreement and voting agreement with William R. Dunavant and his counsel. Under the terms of such agreements:

  the Company issued an aggregate of 475,000 shares of common stock to Mr. Dunavant and his counsel which were valued at $352,688. Such amount was determined by applying a discount to the traded value of the Company’s stock on the date of the revised settlement;

  Mr. Dunavant agreed to certain resale restrictions with respect to all but 350,000 shares of common stock held by him (an aggregate of 2,275,000 shares), specifically, to limit his public resale of such shares to 30,000 shares per calendar month until February 15, 2002;

  the Company agreed to prepare and proceed diligently to complete and file a registration statement with the SEC registering the resale of all of the shares held by Mr. Dunavant, his spouse and his counsel, with Mr. Dunavant and his counsel having a right to seek an immediate hearing for emergency injunctive relief if such registration statement was not filed before July 31, 2001, unless counsel to the Company advised the Company (as counsel did) that it was in the best interests of the Company and its shareholders to delay the filing of such registration statement;

  Mr. Dunavant, his spouse and his counsel agreed, for a two-year period from the date of the agreements, to vote the shares held by them in favor of and for the election of Board nominees by the Company and to vote such shares in a manner consistent with the recommendation of the Board with respect to certain extraordinary transactions (such as a tender offer, an exchange offer, merger or other business combination); and

  the Company, on the one hand, and Mr. Dunavant and his counsel, on the other, executed mutual general releases with respect to any and all claims against each other, except with respect to the obligations and liabilities under such agreements.

At the meeting of the Company’s Board of Directors held on July 20, 2001, counsel to the Company

Summus, Inc. (USA)

Notes to Consolidated Financial Statements (continued)

  17.  Settlements of Contractual Disputes and Litigation (continued)

advised the Board that, in counsel’s opinion, it was in the best interests of the Company and its shareholders to delay the filing of a registration statement with the SEC to register the resale of all the shares of common stock held by Mr. Dunavant, his spouse and his attorney. Counsel’s views on this subject took cognizance of, among other things, the critical importance to the Company of:

  becoming timely in its reporting obligations under the Securities Exchange Act of 1934, as amended (at the time the Company’s quarterly report on Form 10-Q for the first quarter of 2001, to have been filed on or before May 15, 2001, had not yet been filed); and

  clearing its Form 10 at the earliest opportunity possible, since the clearance of the Form 10 was a prerequisite to having the Company’s common stock made eligible for quotation on the OTC Bulletin Board and thereby potentially opening up greater opportunities for the Company to raise capital.

The Company and its counsel, in accordance with the June 29, 2001 settlement agreement, have kept Mr. Dunavant, through his counsel, apprised of the Company’s contemplated timing with respect to the filing of the registration statement in view of these considerations.

On November 2, 2001, the Company cleared all comments with respect to its Form 10. Subsequent to clearing the comments with the SEC, the Company filed a registration statement on Form S-1 which was declared effective by the SEC on July 22, 2002.

The AIC Litigation

On March 30, 2001, Analysts International Corporation ("AIC") filed a civil summons and complaint in General Court of Justice, District Court Division, County of Wake, North Carolina, against High Speed Net Solutions, Inc. The complaint alleged that the Company breached certain contracts with AIC, dated December 9, 1999, February 11, 2000, April 25, 2000, May 9, 2000, and May 23, 2000, under which AIC provided the Company with computer programming services. AIC requested that the court enter judgment in its favor for $358,426, plus pre-judgment interest from September 26, 2000, on certain invoices at the rate of 18% per annum, post-judgment interest at the rate of 8% per annum, reasonable costs of AIC and other relief the court deems equitable.

The Company and AIC entered into a settlement agreement and release, dated August 7, 2001, under which the Company agreed to pay the sum of $358,426, plus interest accruing at the rate of 8% per annum from March 31, 2000 (the "Indebtedness") according to the following payment schedule: (i) $20,000 upon execution of the settlement agreement, (ii) $5,000 per month for a period of nine months, commencing one month after execution of the settlement agreement, and (iii) $10,000 per month thereafter until the balance of the Indebtedness is paid in full. At December 31, 2001, the Company was current in its obligations under this agreement. The remaining amount due, plus

Summus, Inc. (USA)

Notes to Consolidated Financial Statements (continued)

17.  Settlements of Contractual Disputes and Litigation (continued)

accrued interest, is included in accounts payable and accrued expenses in the accompanying balance sheet. The Company also executed a consent order in favor of AIC providing for AIC’s entry of a judgment by consent in the amount of the Indebtedness, less any payments made under the settlement agreement, in the event the Company defaults on its obligations under the settlement agreement.  The Company has not made payments under this settlement agreement since September 30, 2002 and therefore it is currently in default under the terms of this agreement.  Upon default, AIC must notify the Company in order to activate a 3-day cure period.  If the Company is unable to cure the default within the cure period, an automatic default judgment will be made against the Company.

The ENELF Litigation

On March 15, 2001, ENELF, LLC filed a civil lawsuit in the United States District Court for the Eastern District of Texas alleging patent infringement by Microsoft Corporation, Texas Instruments, Incorporated Aware, Inc. and the Company. ENELF alleged that certain modules of MaxxSystem and PhotoID SDK infringed upon ENELF’s U.S. Patent Number 4,599,567 entitled "Signal Representation Generator". ENELF sought to enjoin the Company from making, selling, offering for sale, using, or importing its wavelet-based video and image processing technology. In addition, ENELF sought an unspecified amount of monetary damages. The Company has asserted counterclaims for a declaratory judgment of noninfringement, invalidity and unenforceability of the ENELF patent.

On December 12, 2001, the Company and ENELF entered into a settlement and release agreement to settle all matters raised in the lawsuit filed on March 15, 2001 to avoid further expenditure of time and resources relating to further litigation and uncertain outcome thereof. Under the terms of the settlement and release agreement, the Company issued to ENELF 75,000 shares of the Company’s unregistered common stock which were valued at $80,437.

Settlement of Claims of Van Ernst Jakobs N.V.

On August 21, 2001, the Company commenced negotiations with Van Ernst Jakobs N.V. ("VEJ") regarding the settlement of disputed amounts claimed by VEJ.

VEJ asserted a claim for services rendered in connection with fund raising activities it coordinated and for services as a "finder" in the Company’s recapitalization transaction. VEJ asserted that certain amounts were due and payable by the Company to VEJ, in the form of cash and equity securities of the Company. The Company’s management was of the view that payment of any amounts to VEJ (beyond consideration previously paid in connection with its capital-raising efforts on behalf of the Company, consisting of a cash payment of $100,000 and the issuance of 32,501 shares of the Company’s common stock) was conditioned on VEJ raising additional capital for the Company.

Summus, Inc. (USA)

Notes to Consolidated Financial Statements (continued)

17.  Settlements of Contractual Disputes and Litigation (continued)

Upon consultation with the Company’s outside counsel, the Company was advised of the strengths and weaknesses of VEJ’s claims and the uncertain outcome of potential litigation. After considering the facts and circumstances, the Company’s management agreed to settle the claim (for a significantly lower amount than originally claimed and with no disbursement of cash) in order to:

(1)	maintain a good relationship with VEJ, as a shareholder of the Company and as a representative of other significant Company shareholders;
(2)

further induce VEJ to assist with or participate in future capital raising activities (recognizing that VEJ has been involved in significant capital raising transactions on behalf of the Company that have been critical to the financing of its operations and the Company continues to depend upon sales of its equity securities to finance its operations); and

(3)	avoid costly litigation in connection with the settlement of the asserted claim.

In October 2001, the Company and VEJ reached an agreement in principle, which was then documented in a definitive settlement agreement and release, which provided for the Company’s issuance to VEJ:

(1)	80,000 shares of its unregistered common stock (in lieu of a cash payment of $143,415);
(2)	a warrant to purchase 250,000 shares of the Company’s unregistered common stock with an exercise price of $4.00 per share, valued using the Black-Scholes option pricing model, at approximately $400,000;
(3)	a warrant to purchase 150,000 of the Company’s unregistered common stock with an exercise price of 2.50 per share, valued, using the Black-Scholes option pricing model, at $256,500; and
(4)	a warrant to purchase 150,000 of the Company’s unregistered common stock with an exercise price of $4.50 per share, valued, using the Black-Scholes option pricing model, at $252,000.

The Company has expensed the aggregate estimated fair value of these securities, resulting in a non-cash charge in the statement of operations of the year ended December 31, 2001 of $1,051,915.

The Alan Kleinmaier Litigation

On November 15, 2001, Alan Kleinmaier, a former employee and officer of Summus, Inc. and Summus, Ltd. filed a civil lawsuit in the General Court of Justice, Superior Court Division in Wake County, North Carolina, against the Company and the former officers and directors of Summus, Ltd. In this suit, Mr. Kleinmaier claims that he was entitled to three months severance pay of $32,350

Summus, Inc. (USA)

Notes to Consolidated Financial Statements (continued)

17.  Settlements of Contractual Disputes and Litigation (continued)

when he was terminated from Summus, Ltd. The Company has filed an answer to Mr. Kleinmaier’s claims and has made several counterclaims against him. In May 2002, the Company and Mr. Kleinmaier mediated claims between them.  Mr. Kleinmaier received 15,000 options to purchase shares of Summus, Inc.’s unregistered common stock at $0.50 per share and executed a release against all parties.  These options were valued at $8,850 using the Black-Scholes option-pricing model.

The AT&T CORP. Litigation

On June 7, 2002, AT&T CORP. filed a civil lawsuit in the United States District Court for the Eastern District of North Carolina against Summus, Inc. (USA).  In this suit, AT&T claims that it is entitled payment in the amount of $231,910 for telephone calls and services rendered to the Company.  The Company has filed an answer to this claim and has made several counter claims.  In March 2003, the Company and AT&T CORP. settled the claim between them, whereby both parties agreed to reduce the total amount owed by the Company to AT&T CORP. to $120,000 and this reduced amount be repaid over an 18 month period without interest commencing in March 2003.  The reduction of this liability will be reflected in the Company’s Form 10-Q for the quarterly period ended March 31, 2003.

The Porter Novelli Litigation

On December 12, 2002, Porter Novelli filed a civil summons in Wake County General District Court of Justice in the State of North Carolina, claiming that it is entitled payment in the amount of $18,886 for past services rendered to the Company.  The Company was granted an indefinite extension of time to file an answer to this complaint while negotiations for settlement are discussed. The Company is currently attempting to negotiate a resolution to this matter.

18.  Discontinued Operations

Divestiture of "Rich Media Direct" (RMD) Business, including Douglas May & Co., Inc.

Upon the closing of the Company’s recapitalization transaction, management decided to focus the Company’s efforts on Summus, Ltd.’s business operations at the time of the transaction. Management chose to focus primarily on Summus, Ltd.’s business plan because of its perception that this business plan had the potential to create greater shareholder value compared to the scope of Summus, Inc.’s business operations. In addition, the Company did not expect to have the fund-raising capacity to continue to fund the business plans of both Summus, Ltd. and Summus, Inc., as previously envisioned. The Summus, Inc. business consisted primarily of the “rich media direct” business operated by Douglas May & Co., a wholly-owned subsidiary of Summus, Inc. Therefore, management undertook a review to determine the appropriate course of action for this portion of its business given the existing and anticipated funding constraints.

Summus, Inc. (USA)

Notes to Consolidated Financial Statements (continued)

18.  Discontinued Operations (continued)

On September 19, 2001, the Company and Douglas May entered into a stock purchase agreement under which the Company sold and transferred to Mr. May all of the Company’s equity interest in Douglas May & Co. and related rich media direct assets. The date of the transaction represents the measurement date, as defined by Accounting Principles Board Opinion No. 30 ("APB 30"), for the disposition of the Company’s rich media direct business. The results of operations of Douglas May & Co. have been presented as discontinued operations in the Company’s statement of operations for the year ended December 31, 2001 in accordance with the guidance of APB 30. For the period February 16, 2001 through September 19, 2001, the operations of Douglas May & Co. reflected approximately $319,000 in revenues and a net loss of $135,798. The Company has recorded a loss of $215,500 on this disposition of the discontinued operations for the year ended December 31, 2001.

Under the terms of its acquisition agreement with Mr. May, the Company acquired all of the issued and outstanding shares of capital stock of Douglas May & Co. from Mr. May in September 2000. As partial consideration for the Company’s sale of Douglas May & Co. back to Mr. May, the Company has been released from its obligations with respect to two allotments of shares of the Company’s common stock issued to Mr. May under the terms of the September 2000 share acquisition agreement, specifically:

  the obligation to repurchase one allotment of 87,498 shares of the Company’s common stock for $576,000; and

  the commitment to issue to Mr. May additional shares of the Company’s common stock, which when combined with an original 50,000 share allotment, would provide a value of $500,000 as of the first anniversary of the date the Company acquired Douglas May & Co. This amount was initially recorded at the guaranteed value of $500,000. Therefore, if these shares had ultimately been issued, the only accounting implication would have been reclassification of the par value of the shares within the shareholders’ deficit.

The release of the Company of the above obligations was expressly made conditional upon the Company not filing (or having filed against it) a petition in bankruptcy for a period of one year from the closing of the sale of Douglas May & Co. to Mr. May.  Since this release is conditional for one year, the Company reflected a liability of $576,000 on its balance sheet during the one-year time period. Since the Company did not file ( or have filed against it) a petition in bankruptcy during the one-year time period commencing September 30, 2001, the $576,000 liability was reclassified to permanent equity on September 19, 2002.

Under the terms of the stock purchase agreement, Mr. May retains his option, issued under his now terminated employment agreement with the Company, to purchase 150,000 shares of the Company’s unregistered common stock at an exercise price of $2.50 per share, such options being exercisable over a ten-year term.

Summus, Inc. (USA)

Notes to Consolidated Financial Statements (continued)

18.  Discontinued Operations (continued)

In connection with the sale of the Company’s entire equity interest in Douglas May & Co., the Company transferred certain technology to Douglas May & Co., including specific applications of the Company’s MaxxSystem suite of software products developed in connection with the Company’s previously planned "rich media direct" service offering.

The Company also entered into a technology license agreement (and a related source code escrow agreement) with a newly formed corporation and wholly-owned subsidiary of Douglas May & Co. Under the technology license agreement, the Company has granted to this company a perpetual, non-exclusive, non-transferable license with respect to some of the Company’s core software technology for image, video compression and video streaming. The technology license agreement provides for the licensee’s payment to the Company of royalties, payable on a quarterly basis, equal to the greater of: (1) a percentage of the "net revenues" derived from the sale or license of end user products using or incorporating the licensed technology or (2) specified minimum amounts This royalty payment plan will remain in effect each year the agreement remains in effect. The agreement can be terminated by the licensee at any time following the first to occur: (1) payment of $400,000 in royalty payments to the Company or (2) ninety days prior to the second anniversary of the agreement, provided that $400,000 in royalty payments have been earned by the Company. The first specified minimum royalty payment of $100,000 was payable to the Company on December 31, 2001. The Company extended the payment of the $100,000 into various installments commencing on March 31, 2002. As of June 30, 2002, the Company did not receive the scheduled installments under the extended payment plan, and accordingly all agreements between the Company and Douglas May & Co., Inc. and it wholly owned subsidiary became null and void, except the obligations noted above which expired on September 19, 2002. All royalty payments received by the Company during 2002, totaling $30,000, were recorded as contracts and licensee fee revenue when the cash payments were collected due to the uncertainty of collection.

Summus, Inc. (USA)

Notes to Consolidated Financial Statements (continued)

19.  Selected Quarterly Financial Data (Unaudited)

Selected quarterly financial data for the years ended December 31, 2002 and 2001 is as follows:

	Three Months Ended
	March 31	June 30	September 30	December 31
	(in thousands, except per share data)
2002
Revenues	$228	$51	$36	$92
Gross profit	164	30	(16)	47

Net loss	(2,561)	(2,125)	(2,269)	(1,616)
Net loss per common share, basic and diluted	(0.07)	(0.05)	(0.05)	(0.02)

2001
Revenues	$296	$211	$117	$126
Gross profit	163	109	63	115
Noncash settlements (1)	–	–	1,052	124
Loss from continuing operations (2)	(2,340)	(1,916)	(3,513)	(2,696)
Loss from discontinued operations (2)	(35)	(15)	(86)	–
Loss on disposal of discontinued operations	(216)	–	–	–

Net loss	(2,590)	(1,930)	(3,600)	(2,696)
Net loss per common share, basic and diluted	(0.08)	(0.06)	(0.10)	(0.08)

(1)	During the third quarter in 2001, the Company settled claims of Van Ernst Jakobs N.V.
(2)

During 2001, the Company discontinued its Rich Media Direct business which included the divestiture of its wholly-owned subsidiary, Douglas May & Company. The Company recorded a loss on disposal of $216.

20.  Subsequent Events

From January 1, 2003 through March 15, 2003, the Company sold to private investors 2,483,351 shares of its unregistered common stock, and warrants to purchase an additional 316,000 shares of common stock, and re-priced 3,324,502 previously issued warrants with initially issued exercise prices ranging between $1.47 and $5.25, per share, to re-priced exercise prices ranging between $0.74 and $1.69, per share, for gross cash proceeds of approximately $1.2 million.  These proceeds were used for general working capital purposes.

Summus, Inc. (USA)

Notes to Consolidated Financial Statements (continued)

20.  Subsequent Events (continued)

On February 21, 2003, the Company signed and executed a mutual release of all claims with a former law firm that had provided legal services to the Company.  Under the terms of this agreement, both parties agreed to a mutual release of any and all claims between the parties, as well as a cancellation of the unpaid fees owed by the Company to the law firm, totaling $886,557.   The Company did not issue any cash or equity securities in connection with this release.  The reduction of this liability will be reflected in the Company’s  financial statements included in its Form 10-Q for the quarterly period ended March 31, 2003.

On February 27, 2003, Holland & Knight LLP, a law firm, filed a civil summons in the Superior court of the District of Columbia, claiming that it is entitled payment in the amount of $867,269 plus accrued interest for past legal service rendered to the Company. Management is in the process of filing an answer to this complaint. The Company has recorded a liability of $867,269 relating to this claim as of December 31, 2002.

On February 25, 2003, Bowne of New York City, LLC (“Bowne”), a financial printing firm, filed a civil summons in the Supreme Court of County of New York in the State of New York, claiming that it is entitled payment in the amount of $276,374 plus accrued interest for past services rendered to the Company.  Management is in the process of filing an answer to this complaint denying Bowne’s allegations. The Company has recorded a liability of $276,374 relating to this claim as of December 31, 2002.

Report of Independent Auditors

The Board of Directors and Shareholders
High Speed Net Solutions, Inc.

We have audited the accompanying consolidated statements of operations, shareholders’ deficit and cash flows of High Speed Net Solutions, Inc. for the year ended December 31, 2000.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated statements of operations, shareholders’ deficit and cash flows referred to above present fairly, in all material respects, the consolidated results of operations and cash flows of High Speed Net Solutions, Inc. for the year ended  December 31, 2000,  in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that High Speed Net Solutions, Inc. will continue as a going concern. As more fully described in Note 1, High Speed Net Solutions, Inc. has incurred operating losses since inception and will require additional capital in 2001 to continue operations. These conditions raise substantial doubt about High Speed Net Solutions, Inc.’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Ernst & Young LLP

May 22, 2001,
except for Note 9
as to which the date is June 27, 2001
Raleigh, North Carolina

High Speed Net Solutions, Inc.
Consolidated Statement of Operations
Year ended December 31, 2000

Revenue	$599,054
Costs of revenue	476,280
Gross profit	122,774
Selling, general and administrative expenses	6,864,159*
Non-cash compensation	333,750
Interest expense	15,192
Amortization expense	116,200
Impairment charges	3,953,182
Loss contingency charges	1,281,946
Net loss	$(12,441,655)
Net loss applicable to common shareholders:
Net loss	$(12,441,655)
Beneficial conversion feature of preferred stock	(294,900)
Preferred stock dividends	(133,333)
Net loss applicable to common shareholders	$(12,869,888)

Net loss per share (basic and diluted)	$(0.60)

Weighted average common shares outstanding	21,619,618

*  Selling, general and administrative expenses in 2000 exclude $0.3 million of non-cash compensation charges.

See accompanying notes.

High Speed Net Solutions, Inc.

Consolidated Statement of Shareholders’ Deficit

	Preferred Stock		Common Stock		Additional Paid-in	Accumulated	Treasury	Total Shareholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Stock	Deficit

Balance at December 31, 1999	–	–	21,112,149	$ 21,112	$ 14,386,105	$ (11,394,225)	$ (227,619)	2,785,373
Preferred stock sold for cash, net of issuance costs	2,000	$2,000,000	–	–	(149,048)	–	–	1,850,952
Beneficial conversion feature of preferred stock	–	–	–	–	294,900	(294,900)	–	–
Common stock and options issued for services	–	–	7,500	8	884,028	–	–	884,036
Issuance of common stock in partial settlement of loss contingency	–	–	1,700,000	1,700	1,408,611	–	–	1,410,311
Common stock issued to acquire equipment	–	–	8,988	9	15,102	–	–	15,111
Common stock issued to acquire Douglas May & Co.	–	–	50,000	50	499,950	–	–	500,000
Common stock sold for cash	–	–	1,544,290	1,544	4,776,009	–	–	4,777,553
Preferred stock dividends	–	–	–	–	–	(133,333)	–	(133,333)
Net loss for 2000	–	–	–	–	–	(12,441,655)	–	(12,441,655)

Balance at December 31, 2000	2,000	$2,000,000	24,422,927	$ 24,423	$22,115,157	$(24,264,113)	$(227,619)	$ (351,652)

See accompanying notes.

High Speed Net Solutions, Inc.
Consolidated Statement of Cash Flows
Year Ended December 31, 2000

Operating activities
Net loss	$(12,441,655)
Adjustments to reconcile net loss to net cash used in operating activities:
Impairment charge	3,953,182
Non cash compensation	333,750
Stock issued for partial settlement of loss contingency	1,410,311
Depreciation and amortization	282,494
Common stock issued to non-employees	550,286
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	261,716
Increase in other current assets	(23,329)
Accounts payable and accrued expenses	2,105,990
Loss contingency accrual	(255,040)

Net cash used in operating activities	(3,822,295)

Investing activities
Capital expenditures, net of acquisitions	(1,032,528)
Cash received in acquisition	63,971

Net cash used in investing activities	(968,557)

Financing activities
Funds loaned to related party	(1,435,000)
Net proceeds from sale of common stock	4,777,553
Payments on capital leases	(5,448)
Increase in restricted cash	(300,000)
Net proceeds from sale of preferred stock	1,850,952
Repayments to stockholders	(19,323)

Net cash provided by financing activities	4,868,734
Net increase in cash and cash equivalents	77,882
Cash and cash equivalents at beginning of year	248,740

Cash and cash equivalents at end of year	$326,622

Supplemental disclosures of cash flow information
Cash paid for interest	$15,192

Non-cash investing and financing activities
Assets acquired under capital leases	$201,157

See accompanying notes.

High Speed Net Solutions, Inc.

Notes to Consolidated Financial Statements

December 31, 2000

1.         Business and Organization and Basis of Presentation

In 1984, High Speed Net Solutions, Inc. (“HSNS”) was incorporated under the name EMN Enterprises, Inc. HSNS was inactive from the time of its incorporation in 1984 until it acquired all of the assets of Marketers World, Inc. (“MWI”) on August 24, 1998. In September 1998, in conjunction with the MWI asset acquisition, HSNS changed its name to ZZAP.NET, Inc. and in January 1999 changed its name to High Speed Net Solutions, Inc.

On April 24, 2000, HSNS acquired 100% of the issued and outstanding shares of common stock of JSJ Capital Corp., a non-operating shell company incorporated in Nevada (“JSJ”), in exchange for 50,000 shares of common stock of HSNS. The shares were issued in a transaction exempt from registration under the Securities Act of 1933 and, as such, were “restricted securities” as defined in Rule 144 under the Securities Act of 1933. JSJ was then merged into HSNS, with HSNS being the surviving corporation. The acquisition was accounted for as an issuance of HSNS common stock in exchange for the net monetary assets of JSJ, accompanied by a recapitalization.

High Speed Net Solutions, Inc.

Notes to Consolidated Financial Statements (continued)

1.         Business and Organization and Basis of Presentation (continued)

The 50,000 shares issued by HSNS in connection with the acquisition of JSJ are considered a nominal issuance to effect the acquisition. All share and per share data presented herein have been restated to reflect the issuance of these shares. The pro forma impact of the JSJ acquisition is a $400,000 charge to retained earnings on HSNS’s balance sheet, representing cash legal fees paid in excess of the net assets acquired. This charge was recognized in earnings upon consummation of the acquisition.

In August 1999, Summus Ltd. acquired a majority of the outstanding common stock of HSNS. Subsequently, Summus, Ltd. sold certain of the shares it acquired and at December 31, 1999, Summus, Ltd. owned 44.5% of HSNS’s outstanding common stock. This ownership percentage was 33.6% at December 31, 2000.

On July 10, 2000, HSNS acquired all of the issued and outstanding common stock of Douglas May & Co., Inc. (“Douglas May & Co.”) in a business combination accounted for as a purchase (see Note 3).  HSNS had been a development stage company since its inception and ceased being a development stage company in the third quarter of 2000 upon its acquisition of Douglas May & Co.  HSNS provides media creation services through Douglas May & Co., a wholly owned and fully operational subsidiary, which include creative design assistance and commercial content development, development of audio and video images and animation, as well as web site design and construction (see Note 3).

Effective  February 16, 2001, HSNS acquired all the assets and operations of  Summus, Ltd. under the terms of an asset purchase agreement, dated October 30, 2000, as amended (the “Asset Purchase Agreement”).  The transaction was accounted for as a capital transaction, accompanied by a recapitalization.  As a result of the transaction, the historical financial statements of Summus, Ltd., for accounting purposes, are deemed that of the Company (see Note 9).

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the financial statements presented herein, for the year ended December 31, 2000, HSNS incurred a net loss of $12,441,655 and had negative cash flows from operations. These factors, among others, indicate HSNS may be unable to continue as a going concern for a reasonable period of time. The financial statements presented herein do not include any adjustments relating to the recoverability of assets and classification of liabilities that might be necessary should HSNS be unable to continue as a going concern.

High Speed Net Solutions, Inc.

Notes to Consolidated Financial Statements (continued)

1.         Business and Organization and Basis of Presentation (continued)

Following the HSNS–Summus, Ltd. asset acquisition,  the post-transaction  company (which, for clarity of reference, is referred to as the “Company”) will actively seek to expand business opportunities and pursue additional financing from third parties.  The Company’s management anticipates that it will be able to attract additional capital to continue to fund operations.  However, there can be no assurance that management’s plans will be executed as anticipated.  The Company’s continuation as a going concern is dependent on its ability to generate sufficient cash flow to meet its obligations on a timely basis, to obtain additional financing or refinancing as required, and ultimately to attain profitability.

2.         Significant Accounting Policies

            Principles of Consolidation

The consolidated financial statements include the accounts of HSNS and its wholly owned subsidiary, Douglas May & Co.  Significant intercompany accounts and transactions have been eliminated in consolidation.

            Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

High Speed Net Solutions, Inc.

Notes to Consolidated Financial Statements (continued)

2.         Significant Accounting Policies (continued)

            Equipment, Software and Furniture

Depreciation expense in 2000 was $166,294. Depreciation expense was calculated on a straight-line basis over the estimated useful lives of the assets ranging from three to five years.

            Stock-Based Compensation

HSNS has adopted the disclosure-only provisions of Statement of Financial Accounting Standards (“SFAS”) No. 123, “Accounting for Stock-Based Compensation.”  As permitted by the provisions of SFAS No. 123, HSNS continues to follow Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” and related interpretations for its stock-based awards.

In accordance with APB 25, HSNS has valued employee stock option awards and shares of HSNS common stock issued to employees and directors for services performed based on the traded value of HSNS’s common stock, or its estimated fair value prior to it becoming traded, at the measurement date of the stock options and awards.

HSNS accounts for stock-based amounts issued to non-employees of HSNS at fair value in accordance with the provisions of SFAS No. 123.

            Income Taxes

Income taxes are accounted for using the liability method in accordance with Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes” (see Note 7).

            Loss Per Share

Loss per share has been calculated in accordance with Statement of Financial Accounting Standards No. 128, “Earnings per Share.” HSNS has potential common stock equivalents related to its outstanding stock options, preferred stock and common stock warrants. These potential common stock equivalents were not included as outstanding for loss per share purposes for all periods presented because the effect would have been anti-dilutive.

High Speed Net Solutions, Inc.

Notes to Consolidated Financial Statements (continued)

2.         Significant Accounting Policies (continued)

            Revenue Recognition

Revenue from media creation services, which includes creative design assistance and commercial content development, is recognized at the time the services are rendered based on the terms of the individual contracts.

            New Accounting Pronouncements

In June 1998, the Financial Accounting Standards Board issued Statement No. 133 “Accounting for Derivative Instruments and Hedging Activities” (“SFAS 133”), which is required to be adopted in years beginning after June 15, 2000. Because HSNS has not historically used derivative instruments, management does not anticipate that the adoption of this statement will have a significant effect on its operations, financial position or cash flows.

In December 1999, the Securities and Exchange Commission released Staff Accounting Bulletin No. 101 (“SAB No. 101”), “Revenue Recognition in Financial Statements,” which provides guidance on the recognition, presentation, and disclosure of revenue in financial statements. SAB No. 101 provides guidance on a variety of revenue recognition issues, including gross versus net income statement presentation. HSNS adopted the provisions of SAB No. 101 during 2000.

On June 29, 2001, the Financial Accounting Standards Board (“FASB”) unanimously approved the issuance of Statements of Financial Accounting Standards (“SFAS”) No. 141, “Business Combinations” and No. 142, “Goodwill and Other Intangible Assets,” SFAS 141 eliminates the pooling-of-interests method of accounting for business combinations except for qualifying business combinations that were initiated prior to July 1, 2001.  SFAS 141 also includes new criteria to recognize intangible assets separately from goodwill.  The requirements of SFAS 141 are effective for any business combination accounted for by the purchase method that is completed after June 30, 2001. Under SFAS 142, goodwill and intangible assets with indefinite lives are no longer amortized but are reviewed annually, or more frequently if impairment indicators arise, for impairment.  Separable intangible assets that are not deemed to have an indefinite life will continue to be amortized over their useful lives. The amortization provisions of SFAS 142 requiring non-amortization of goodwill and indefinite-lived intangible assets apply to goodwill and indefinite-lived intangible assets acquired after June 30, 2001.  The Company will adopt SFAS 142 in the fiscal year beginning January 1, 2002.  The effect of adopting SFAS 142 by the Company beginning January 1, 2002, is not expected to have significant effect on the operating results or financial condition of the company.

3.         Business Combination

On July 10, 2000, under the terms of a share acquisition agreement dated as of June 30, 2000, by and between HSNS and Douglas May, HSNS acquired all of the issued and outstanding capital stock of Douglas May & Co. by issuing to Mr. May 183,070 shares of HSNS common stock in a business combination accounted for as a purchase.

The acquisition of Douglas May & Co. was made in order to supplement HSNS’s planned rich media direct business.  This acquisition was expected to create synergies with HSNS’s planned rich media direct service offering.

High Speed Net Solutions, Inc.

Notes to Consolidated Financial Statements (continued)

3.         Business Combinations (continued)

The shares of HSNS common stock issued in the transaction were valued at $1,376,000. Under the terms of the share acquisition agreement, the 183,070 shares of HSNS common stock were issued in three allotments. The first allotment corresponded to $500,000 of value. At closing, HSNS issued 50,000 shares of common stock, the number of such shares being subject to adjustment if the Over-the-Counter Bulletin Board trading price of the common stock on the first anniversary of the closing date of the transaction was less than $10.00 per share. Under such circumstances, HSNS was obligated to issue additional shares of common stock that, when added to the 50,000 shares, and multiplied by the per share trading price on the first anniversary of the closing date, equaled $500,000 in value.   The issuance of the 50,000 shares was recorded at the “guaranteed” amount of $10.00 per share on the date of issuance, July 10, 2000. Payment or issuance of any additional shares under the terms of the share acquisition agreement will not change the recorded cost of the acquisition of Douglas May & Co. by High Speed Net Solutions, Inc.

The second allotment of shares of common stock (87,498 shares) issued at closing corresponded to $576,000 of value. HSNS committed to file a registration statement with the SEC to register the resale of these shares. If the shares were not freely tradable on or before January 1, 2001, Mr. May has the right to cause HSNS to repurchase these shares from him by making six cash installment payments totaling $576,000. Mr. May has not yet elected to have HSNS repurchase these shares.

The third allotment of shares of common stock (45,572 shares) issued at closing corresponded to $300,000 of value. HSNS committed to file a registration statement with the SEC to register the resale of these shares.  If the shares were not freely tradable on or before the expiration of 90 days from the closing date, Mr. May had the right to cause HSNS to repurchase these shares from him by releasing funds, in the amount of $300,000, which the share acquisition agreement provided be placed into an escrow account, the funds being from certain accounts receivable of Douglas May & Co. that were collected subsequent to the acquisition date. In January 2001, based on the election of Mr. May, HSNS repurchased and retired these shares for $300,000 using the funds from the escrow account. These shares were treated as outstanding for loss per share purposes in accordance with the guidance set forth in SFAS No. 128. All shares issued that are subject to repurchase by HSNS have been presented on HSNS’s balance sheet as redeemable stock outside of shareholder’s equity.

The results of operations of Douglas May & Co. are included in HSNS’s operations from the date of acquisition. HSNS recorded goodwill in the amount of $1,174,437 related to this acquisition.

During 2000 Douglas May & Co. produced negative cash flows. Because of the decision made in the fourth quarter of 2000 not to further pursue the planned rich media direct business due to funding constraints, management determined there was no basis upon which to project positive future cash flows from Douglas May & Co. since the basis for making the acquisition was originally related to expected synergies and expected future prospects by incorporating the business of Douglas May & Co. into the planned rich media direct business. Thus, in accordance with the provisions of SFAS 121, HSNS concluded that the unamortized portion of the goodwill recorded in connection with the acquisition of Douglas May & Co. ($1,058,177, net of the previously amortized amount of $116,260) had become fully impaired and should be written off. HSNS recorded an impairment charge of $1,058,177 in the fourth quarter of 2000 to recognize the unamortized balance of goodwill written-off.

High Speed Net Solutions, Inc.

Notes to Consolidated Financial Statements (continued)

3.         Business Combinations (continued)

The following unaudited pro forma summary information presents consolidated results of operations for HSNS as if the acquisition of Douglas May & Co. had been consummated on January 1, 2000. The pro forma information does not necessarily reflect the actual results that would have been achieved, nor is it necessarily indicative of future consolidated results for HSNS.

Year ended December 31
2000
Revenue	$1,673,260
Net loss	12,311,544
Loss per share applicable to common shareholders	$(0.59)

4.         Related Party Transactions

In February 1999, HSNS entered into a Marketing License Agreement (“MLA”) with Summus, Ltd., a related party. Under the MLA, HSNS became obligated to pay Summus, Ltd. an up-front fee of $3,000,000, payable in four installments of $750,000 each. The first three installments consisted of cash payments in the aggregate amount of $2,250,000. Of this amount, $2,190,000 was made by a shareholder on behalf of HSNS. The final installment was satisfied by HSNS’s issuance of 1.5 million shares of its restricted common stock.

HSNS determined the value of the 1.5 million shares issued in lieu of the final cash payment due under the MLA by applying a discount to the traded value of HSNS’s common stock at the time of issuance based on the discount associated with private sales of shares of its common stock (such shares being “restricted securities” as defined in Rule 144 under the Securities Act of 1933) within close proximity of the time of the issuance of such shares.

High Speed Net Solutions, Inc.

Notes to Consolidated Financial Statements (continued)

4.         Related Party Transactions (continued)

Under the terms of the MLA, HSNS had the right to resell stand-alone software products specified in the MLA. Since the specified products were completed and ready for resale, HSNS capitalized the $3.0 million value of the up-front fees under the MLA as prepaid software royalties (essentially license fees) in accordance with the provisions of Statement of Financial Accounting Standards No. 86, “Accounting for the Costs of Computer Software to Be Sold, Leased, or Otherwise Marketed,” as each of the four software products specifically referred to in the MLA had reached “technological feasibility” within the meaning of Paragraphs 4 and 38 of that statement.

HSNS reduced the recorded value of the prepaid royalties by $833,333 to reflect amortization of the prepaid software royalties in 1999 in accordance with the provisions of SFAS No. 86. The amount amortized was derived by applying the straight-line method over a three-year estimated economic life of the products licensed under the MLA.

In August 1999, Summus, Ltd. acquired a majority of the outstanding shares of HSNS (this percentage was subsequently reduced to 44% by December 31, 1999 as Summus, Ltd. sold a portion of the shares it acquired to third parties). In connection with this transaction, HSNS’s existing management team was replaced with new management. Over the next several months, the new management team determined to revise HSNS’s business plan. Rather than function as a reseller of Summus, Ltd. software products, management determined that HSNS should function as a service bureau or application service provider, utilizing Summus Ltd.’s wavelet-based technology for delivery of multimedia services over the Internet. As a result of this change in business plan, HSNS entered into negotiations with Summus, Ltd., beginning in December 1999, to modify the companies’ contractual relationship under the MLA. These negotiations resulted in the execution of several agreements (i.e. a master agreement, software license agreement, software maintenance agreement, revenue sharing agreement and software escrow agreement) in mid-February 2000, which superseded in its entirety the MLA.

Under the new agreements, HSNS did not become obligated to make any additional payments, in cash or other consideration, to Summus, Ltd. for the software products to be provided thereunder. In fact, HSNS received approximately $2.2 million in credits toward future fees due and payable to Summus, Ltd. Therefore, HSNS determined that, in the absence of information that would have caused management to conclude that the net realizable value of any of the products licensed under the MLA had been adversely affected by HSNS’s change in business plan or that the unamortized capitalized costs exceeded the net realizable value of such products, no impairment-related write off under SFAS No. 86 was appropriate as of December 31, 1999. As of that date, HSNS fully expected to generate future revenues, in its contemplated service bureau business, through the use of the Summus, Ltd. software products covered by the several agreements then being negotiated, sufficient to recover the carrying value of the prepayments under the MLA.

High Speed Net Solutions, Inc.

Notes to Consolidated Financial Statements (continued)

4.         Related Party Transactions (continued)

The software license agreement provided HSNS with rights to the use of Summus, Ltd.’s MaxxSystem suite of products in its planned rich media direct service bureau business. The agreement did not permit HSNS to resell any of the software products constituting MaxxSystem. As such, HSNS determined that the MaxxSystem suite of software products constituted “internal use” software subject to Statement of Position 98-1, “Accounting for the Costs of Computer Software Developed or Obtained for Internal Use.”

The agreements were executed in mid-February 2000. However, the terms of such agreement had been substantially negotiated and agreed to at the time HSNS’s financial statements as of and for the year ended December 31, 1999 were issued. SOP 98-1 requires an evaluation of capitalized software costs for impairment in accordance with FASB Statement No. 121. Statement No. 121 requires an estimate of future cash flows to determine if an asset that is in use is impaired. The change in HSNS’s business plan was driven primarily by the view that delivery of multimedia over the Internet through the use of the MaxxSystem suite of software products offered greater future cash flows than the resale of the software products licensed under the MLA. In view of these considerations, HSNS determined that an impairment-related write off of the prepaid royalties was not appropriate as of December 31, 1999 under SOP 98-1 and SFAS 121.

During 2000, HSNS observed a combination of market conditions and potential government regulatory actions that caused it to modify its short-term and long-term plans for revenue generation as a service provider of rich media content over the Internet. Market resistance developed to the delivery of Internet services via “.exe” file types following the delivery of certain of such files with viruses. Indeed, this prompted many companies to configure firewalls to block all files with an .exe extension. This limited the market for e-mail distribution using the MaxxNote (i.e., the video e-mail) module of MaxxSystem. At about the same time, the Federal Trade Commission initiated an investigation of the use of information gathered by permission-based marketing through e-mails and banner ads.

Management determined in the fourth quarter of 2000 that it was unlikely that funding would be available to develop and rollout the service bureau business model as previously planned. Under FASB 121, when it is no longer probable that computer software will be placed in service, the software should be reported at the lower of its carrying amount or fair value. Therefore, during the fourth quarter of 2000, management determined that all of the assets associated with HSNS’s rich media direct service bureau business were impaired. Accordingly, an impairment charge of $2.9 million was recorded consisting of the net carrying value of the capitalized amounts associated with MaxxSystem of approximately $2.2 million and other capitalized costs incurred in the development of the service bureau business of approximately $0.7 million.

High Speed Net Solutions, Inc.

Notes to Consolidated Financial Statements (continued)

4.         Related Party Transactions (continued)

As of December 31, 2000, Summus, Ltd. held a 33.6% ownership interest in HSNS. On February 16, 2001, HSNS purchased all the assets and operations of Summus, Ltd.  The transaction was accounted for as a capital transaction, accompanied by a recapitalization   (see Note 9).

During 2000, in connection with the negotiations of the Asset Purchase Agreement with Summus, Ltd., HSNS advanced certain funds to Summus, Ltd. to assist Summus, Ltd. in funding its operating expenses. These advances, which were evidenced by a promissory note in favor of HSNS, totaled $1,435,000 as of December 31, 2000. This balance accrued interest compounded monthly at 8%, was collateralized by Summus, Ltd.’s investment in HSNS’s stock and was payable within 60 days. Upon the closing of the Asset Purchase Agreement on February 16, 2001, the entire balance of this note plus accrued interest was canceled.

During 1999, Summus, Ltd. funded certain expenses of HSNS. The balance outstanding related to these advances as of December 31, 2000  was $134,677.

5.         Shareholders’ Equity

            Preferred stock

On February 28, 2000, HSNS issued 2,000 shares of its Series A Convertible Preferred Stock, par value $.001 per share  (the “Series A Preferred Stock”), at a price of $1,000 per share. Proceeds, net of issuance costs of $149,048, were $1,850,952. The holders of the Series A Preferred Stock are entitled to receive cumulative cash dividends at a rate of 8% per annum of the initial liquidation preference of $1,000 per share (the “Liquidation Preference”). Dividends are cumulative from the date of issuance and are payable, when, as and if declared by the Board of Directors on June 30 and September 30 of each year commencing on September 30, 2000. As of December 31, 2000 cumulative dividends accrued were $133,333. The holders of the Series A Preferred Stock are not entitled to vote on matters submitted to HSNS’s shareholders for voting. However, approval of holders of a majority of the Series A Preferred Stock is required prior to the issuance of a new series of preferred stock that ranks senior to the Series A Preferred Stock.

Each share of the Series A Preferred Stock is convertible at the option of the holder, at any time after the date of issuance, into shares of common stock equal to the Liquidation Preference divided by an initial conversion price of $14.24. The conversion price is subject to adjustment as defined in HSNS’s articles of incorporation. Since the Series A Preferred Stock was convertible at the date of issuance and since the conversion price was below the fair value of the common stock at the time of issuance, HSNS recorded a beneficial conversion feature in the amount of $294,900. The beneficial conversion feature has been added to the historical net loss for the year ended December 31, 2000, for purposes of computing the net loss applicable to common shareholders.

High Speed Net Solutions, Inc.

Notes to Consolidated Financial Statements (continued)

7.         Shareholders’ Equity (continued)

            Common stock

During 2000, HSNS issued 1,544,291 shares of its unregistered common stock and issued warrants to purchase an additional 1,977,564 shares of common stock for gross cash proceeds of $4,777,553.  The warrants have exercise prices ranging from $4.00 to $4.625 per share, a term of five years, and cannot be exercised within five months from the date of issuance.

            Stock options

HSNS’s Board of Directors authorized an amendment of HSNS’s Equity Compensation Plan (the “Plan”) in February 2001 to increase the aggregate number of shares of its common stock available for issuance of stock awards under the Plan to 6,500,000. The Plan provides for the issuance of stock options to employees, directors, advisors and consultants of and to HSNS. Options granted generally have a ten-year term and vest over three years from the date of grant. Certain of the stock options granted under the Plan have been pursuant to various stock option agreements. Each stock option agreement contains specific terms.

During 2000, HSNS granted options to purchase 50,000 shares of HSNS’s common stock to non-employees. Non-cash expense of $468,171 related to these options was recognized based on the fair value of these options in accordance with SFAS No. 123.

In addition, HSNS granted options to purchase 15,000 shares of HSNS’s common stock to a Director that had an exercise price below the fair value of the underlying common stock.  Non-cash compensation expense of $333,750 has been recognized based on the difference between the exercise price and the traded value of the common stock on the date of grant.

High Speed Net Solutions, Inc.

Notes to Consolidated Financial Statements (continued)

5.         Shareholders’ Equity (continued)

A summary of HSNS’s stock option activity is as follows:

	Shares	Weighted Average Exercise Price

Outstanding – December 31, 1999	630,000	4.54
Granted	830,800	6.41
Exercised	–	–

Outstanding-December 31, 2000	1,460,800	$ 5.52

The following table summarizes information about stock options outstanding at December 31, 2000:

Options Outstanding
Range of Exercise Prices	Number Outstanding	Weighted Average Contractual Life	Weighted Average Exercise Price

$ .01– .25	282,300	4 years	$ .02
2.50 – 7.50	938,500	6.9 years	5.19
9.65 – 18.90	240,000	7 years	13.28

	1,460,800	6.4 years	$ 5.52

	Options Exercisable
Range of Exercise Prices	Number Exercisable	Weighted Average Exercise Price

$ .01	282,000	$ .02
2.50 – 7.50	180,000	4.00

	462,000	$1.57

In accordance with SFAS 123, the fair value of each option grant was determined by using the Black-Scholes option pricing model with the following weighted average assumptions for the twelve month period ended December 31, 2000: dividend yield of 0%; volatility of 2.054; risk free interest rate of 6.20% and expected option lives of 5 years. The weighted average fair value at the date of grant was $6.36 per option. Had the compensation expense for HSNS’s stock options been determined based on the fair value at the date of grant consistent with the provisions of SFAS 123, HSNS’s net loss and net loss per share would have been $(15.4) million and $(0.71) for the twelve months ended December 31, 2000.

High Speed Net Solutions, Inc.

Notes to Consolidated Financial Statements (continued)

6.        Leases

During 1999, HSNS established it headquarters in Raleigh, North Carolina and entered into a noncancelable operating lease for office space and also entered into certain capital leases for office equipment. HSNS also leases office space and certain office equipment in Dallas, Texas relating to the operations of its subsidiary, Douglas May & Co. Rent expense incurred during the year ended December 31, 2000 was approximately $124,000.

The following is a schedule of future minimum lease payments for capital and operating leases:

	Capital Leases	Operating Leases

2001	$ 115,332	$ 108,452
2002	92,265	78,468
2003	15,378	81,252
2004	–	36,240
2005	–	37,200
Total minimum lease payments	222,975	$ 341,612
Less amounts representing interest	(27,266)
Present value of minimum lease payments	195,709
Less current portion	(94,936)
	$ 100,773

Amortization of capital leases is included in depreciation and amortization expense.

7.        Income Taxes

No provision for income taxes has been recorded during the years presented due to HSNS’s significant operating losses in each year.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of HSNS’s deferred tax assets are as follows:

High Speed Net Solutions, Inc.

Notes to Consolidated Financial Statements (continued)

7.        Income Taxes (continued)

December 31
2000
Deferred tax assets:
Start-up expenses	$1,386,000
Loss contingency accrual	199,000
Depreciation	4,000
NOL carryforward	6,161,000
Total deferred tax assets	7,750,000
Deferred tax asset valuation allowance	(7,750,000)
Net deferred taxes	$–

Management has determined that a 100% valuation allowance for existing deferred tax assets is appropriate given the uncertainty regarding the ultimate realization of any such assets.

At December 31, 2000, HSNS had federal and state net operating loss carryforwards of approximately $15,400,000 for income tax purposes. The tax benefit of these carryforwards is reflected in the above table of deferred tax assets. If not used, these carryforwards begin to expire in 2020 for federal tax purposes and in 2015 for state tax purposes. U. S. tax rules impose limitations on the use of net operating losses following certain changes in ownership. If such a change occurs, the limitation could reduce the amount of these benefits that would be available to offset future taxable income each year, starting with the year of ownership change.

8.        Loss Contingencies

            Settlement with William R. Dunavant

In January 2000, William R. Dunavant (“Dunavant”), a former shareholder of Summus Technologies, Inc. who received 350,000 shares of HSNS common stock and $100,000 in cash in exchange for his shares of Summus Technologies, Inc. stock, filed a lawsuit against HSNS. Former management of HSNS had entered into an agreement with Dunavant which obligated HSNS to register the 350,000 shares of HSNS common stock under the Securities Act of 1933 (the “Securities Act”) within a specified time period. HSNS’s failure to register such shares resulted in a lawsuit against HSNS seeking damages of $13,300,000.

High Speed Net Solutions, Inc.

Notes to Consolidated Financial Statements (continued)

8.        Loss Contingencies (continued)

In June 2000, HSNS entered into a settlement agreement with Dunavant to resolve the lawsuit. This settlement agreement was amended on October 26, 2000 and then again on December 5, 2000. Under the terms of the settlement agreement, as amended, HSNS issued to Dunavant 1,700,000 shares of its restricted common stock in 2000. The value of these shares, totaling $1.4 million, was based on a discount applied to the traded value of HSNS’s common stock on the date of issuance. The number of common shares held by Dunavant at December 31, 2000, totaled 2,050,000. Additionally, HSNS became obligated to issue 25,000 shares of restricted common stock per month and pay $25,000 in cash per month to Dunavant until a registration statement on Form S-1, covering the resale of Dunavant’s shares, is declared effective by the SEC, which will result in the HSNS shares owned by Dunavant becoming freely tradable. The loss contingency accrual as of December 31, 2000, represents management’s best estimate of the monthly obligations subsequent to December 31, 2000 that HSNS would incur under the terms of the agreement with Dunavant through completion of the registration process. The estimated value of the monthly share allotment was determined by applying an appropriate discount to the traded value of HSNS’s common stock as of December 31, 2000.

            The AIC Litigation

On March 30, 2001, Analysts International Corporation (“AIC”) filed a civil summons and complaint in General Court of Justice, District Court Division, County of Wake, North Carolina, against High Speed Net Solutions, Inc. The complaint alleged that the Company breached certain contracts with AIC, dated December 9, 1999, February 11, 2000, April 25, 2000, May 9, 2000, and May 23, 2000, under which AIC provided HSNS with computer programming services. AIC has requested that the court enter judgment in its favor for $358,426, plus pre-judgment interest from September 26, 2000 on certain invoices at the rate of 18% per annum, post-judgment interest at the rate of 8% per annum, reasonable costs of AIC and other relief the court deems equitable. The Company and AIC are negotiating to resolve the matter. The principal amount of $358,426 is included in accounts payable at December 31, 2000.

            Cale Yarborough Litigation

On April 25, 2001, Cale Yarborough, a Company shareholder, filed a summons and complaint against HSNS, David Gordon, Bear Steams Securities Corp., MidSouth Capital, Inc., and Interwest Stock Transfer Co. in the United States District Court, District of South Carolina, Florence Division, alleging, among other things, (i) breach of an agreement Mr. Yarborough entered into with David Gordon under which Mr. Gordon was to provide an opinion letter as to Mr. Yarborough’s ability to resell shares of our common stock in accordance with Rule 144 promulgated under the Securities Act of 1933, (ii) violation of Rule 144, (iii) professional negligence and breach of fiduciary duty, and (iv) violation of federal and state securities laws. All of the causes of action in the complaint stem from the alleged failure to properly advise Mr. Yarborough as to when the shares of our common stock could properly be resold under Rule 144. On May 17, 2001, the complaint was dismissed without prejudice. As such, it is subject to being reopened upon the showing of good cause within the 60-day period following the issuance of the dismissal order. It is the Company’s understanding that Mr. Yarborough and Mr. Gordon are in the process of reaching a settlement of this matter.  The Company has not recorded a loss contingency relating to this complaint because, in management’s opinion, it is not probable that a loss contingency exists and an amount cannot be reasonable estimated.

High Speed Net Solutions, Inc.

Notes to Consolidated Financial Statements (continued)

9.        Subsequent Events

            Summus, Ltd. Asset Acquisition

On February 16, 2001, HSNS acquired all the assets and operations of Summus, Ltd. Prior to the transaction, Summus, Ltd. was a technology company located in Raleigh, North Carolina that provided contract engineering, research and development in applications related to image and video compression and communication, and provided commercial technology in digital media through various methods, including generating software development kits for resale, licensing technology, and developing commercial software products. Its intellectual property included capabilities in encoding, manipulating, compressing, managing and distributing digital content. Its core technology for compression, partially derived from a field of mathematics known as wavelets, used the brand name of Dynamic WaveletTM. Under this brand, Summus. Ltd. developed and supplied low-complexity, low bandwidth wavelet technology for compression applications.

From HSNS’s perspective, the primary business purpose of entering into the transaction with Summus, Ltd. was to acquire Summus, Ltd.’s compression technology.  Further, HSNS perceived the combination of the two companies as offering the potential to create more growth opportunities for the Company based on the expected enhanced access to capital resources, plus it provided the opportunity for HSNS to capitalize on its prior investment in Summus, Ltd.

Prior to the closing of the transaction, Summus, Ltd. was the largest shareholder of HSNS. It owned 8,217,781 shares (33.2%) of HSNS’s common stock, approximately 27.6% on a fully diluted basis. Immediately after the closing, Summus, Ltd.’s ownership interest in the Company increased to 20,593,352 shares (55.5%) of the Company’s common stock on an as-converted basis, approximately (53.1%) on a fully-diluted basis. The Asset Purchase Agreement contemplates that Summus, Ltd. will liquidate following the completion of its distribution of the Company’s securities received in the transaction to the shareholders of Summus, Ltd.  On March 13, 2001, Summus, Ltd. distributed certain of the shares of the Company’s common stock received in the transaction to the shareholders of Summus, Ltd. in accordance with their pro rata interests; the balance of such shares was distributed in mid-July 2001.

The transaction will be accounted for as a capital transaction, accompanied by a recapitalization. By accounting for the transaction as a capital transaction, the transaction is effectively viewed as the issuance of stock by Summus, Ltd. in exchange for the cash of HSNS, accompanied by a recapitalization of Summus, Ltd.  The accounting for the transaction is quite similar to that resulting from a reverse acquisition, except that no goodwill or other intangible assets are recorded.

As a result of the transaction, the historical financial statements of Summus, Ltd. for accounting purposes, are deemed to be those of High Speed Net Solutions, Inc.  The equity accounts of Summus, Ltd. have been adjusted for a recapitalization to reflect the equity structure of HSNS, the legal acquirer.  Specifically:

High Speed Net Solutions, Inc.

Notes to Consolidated Financial Statements (continued)

9.        Subsequent Events (continued)

    The historical shareholders’ equity of Summus, Ltd. prior to the transaction has been restated for the equivalent number of shares of HSNS common and Series B preferred stock, and other equity interests, received in the transaction after giving effect to any difference in par value of HSNS’s and Summus, Ltd.’s common stock, with an offset to additional paid-in capital;

    The accumulated deficit of Summus, Ltd. has been carried forward after the transaction; and

    Loss per share for periods prior to the transaction have been restated to reflect the number of equivalent shares received by Summus, Ltd. in the transaction.

In legal form, the transaction was effected by HSNS issuing shares of its common and Series B preferred stock, and other equity interests, in exchange for the net assets of Summus, Ltd. The consideration paid by HSNS to acquire the assets of Summus, Ltd. is described below:

  HSNS issued to Summus, Ltd. for distribution to the shareholders of Summus, Ltd. a total of 20,218,733 shares of HSNS common stock and 6,000 shares of Series B preferred stock.  As a shareholder of Summus, Ltd., HSNS was entitled to receive 3,604,445 of the total number of shares of common stock issued in the transaction.  However, under the terms of the Asset Purchase Agreement these shares were canceled, resulting in a net issuance of 16,614,288 shares of HSNS common stock.  In addition, the Asset Purchase Agreement provided for the cancellation of 8,217,781 shares of HSNS common stock owned by Summus, Ltd. prior to the parties’ execution of the agreement.

  HSNS issued to Summus, Ltd. 6,000 shares of newly created Series B preferred stock, of which 2,000 shares were deposited with an escrow agent as security for any indemnification obligations of Summus, Ltd. and its shareholders under the Asset Purchase Agreement.

  HSNS has authorized the issuance of up to 6,500 shares of Series B Preferred Stock.  The rights of the Series B Preferred are as follows: each share of Series B Preferred Stock will be automatically converted into 1,000 shares of common stock, subject to adjustment for stock dividends, stock splits and the like, after the Company’s charter is amended to increase the number of authorized shares of common stock to at least 60 million shares.  Until then, the Series B Preferred Stock will be entitled to receive dividends and participate in distributions upon liquidation pro rata with the common stock on an as-converted basis, and will vote equally with the common stock on an as-converted basis.  These rights apply even if there is insufficient authorized common stock to permit conversion of the Series B Preferred Stock.  There are no other preferences or privileges associated with the Series B Preferred Stock. Under the terms of the Asset Purchase Agreement, HSNS is required to seek shareholder approval to amend its charter to increase the number of authorized shares of common stock so that there will be sufficient shares of common stock available and reserved for issuance upon conversion of the Series B Preferred Stock.

High Speed Net Solutions, Inc.

Notes to Consolidated Financial Statements (continued)

9.        Subsequent Events (continued)

  HSNS issued to Summus, Ltd. warrants to purchase a total of 500 shares of its Series B preferred stock, exercisable for a period of 5 years from February 16, 2001.  The exercise price of the warrants is $5,500.00 per share of Series B preferred stock ($5.50 per share of the Company’s common stock on an as-converted basis), and was calculated based on the closing market price of the HSNS common stock on February 16, 2001, on an as-converted basis (HSNS common stock currently trades in a public market on the Pink Sheets).

In addition to the items described above, the terms of the Asset Purchase Agreement provided for  HSNS’s assumption of approximately $2.8 million of liabilities of Summus, Ltd. to third parties.  All amounts owed by and between HSNS and Summus, Ltd. were cancelled upon the closing of the transaction.

In connection with the transaction, the Company entered into a three-year employment agreement with Dr. Bjorn Jawerth. Under this employment agreement, in exchange for Dr. Jawerth’s covenant not to compete with the Company for a period of 18 months from and after the termination of his employment with the Company, the Company issued options to Dr. Jawerth to purchase 166,667 shares of common stock at $0.50 per share and 333,333 shares of common stock at $3.75 per share.  Non-cash compensation expense of $541,688 was recorded upon the issuance of these options as of February 16, 2001, the closing date of the transaction.  The issuance of these options was in lieu of a $500,000 cash payment provided for in Dr. Jawerth’s employment agreement.

Under the Asset Purchase Agreement HSNS agreed to use reasonable commercial efforts to assist Dr. Jawerth in the private sale of up to 1,666,667 shares of HSNS common stock held by Dr. Jawerth (representing $2.5 million in value) at a per share price of not less than $1.50 per share.  The Asset Purchase Agreement does not stipulate a date or time period by which such sale is to occur.  Under the terms of Dr. Jawerth’s employment agreement, the Company is obligated to issue to Dr. Jawerth options, with an exercise price of $1.50 per share, exercisable for three times the number of shares of common stock sold in the private sale. The options will be exercisable during the second through the fifth year after the options are issued.  Non-cash compensation will be recorded upon the issuance of these options. The non-cash compensation will be determined under the provisions of APB 25, pursuant to which the compensation cost will be based on the difference between the stock option exercise price of $1.50 per share and the traded value of the HSNS common stock on the date the options are issued.

During the term of the employment agreement, Dr. Jawerth will receive a base salary of $350,000 (which is subject to an annual increase of at least 10%) plus other benefits including severance benefits.

High Speed Net Solutions, Inc.

Notes to Consolidated Financial Statements (continued)

9.        Subsequent Events (continued)

The Dunavant Settlement

On June 29, 2001, the Company entered into a revised settlement agreement and voting agreement with William R. Dunavant and his counsel.  Under the terms of such agreements:

   the Company issued an aggregate of 475,000 shares of common stock to Mr. Dunavant and his counsel which were valued at $352,688.  Such amount was determined by applying a discount to the traded value of the Company’s stock on the date of the revised settlement;

  Mr. Dunavant agreed to certain resale restrictions with respect to all but 350,000 shares of common stock held by him (an aggregate of 2,275,000 shares), specifically, to limit his public resale of such shares to 30,000 shares per calendar month until February 15, 2002;

  the Company agreed to prepare and proceed diligently to complete and file a registration statement with the SEC registering the resale of all of the shares held by Mr. Dunavant, his spouse and his counsel, with Mr. Dunavant and his counsel having a right to seek an immediate hearing for emergency injunctive relief if such registration statement is not filed before July 31, 2001, unless counsel to the Company advised the Company (as counsel has) that it is in the best interests of the Company and its shareholders to delay the filing of such registration statement;

   Mr. Dunavant, his spouse and his counsel agreed, for a two-year period from the date of the agreements, to vote the shares held by them in favor of and for the election of Board nominees by the Company and to vote such shares in a manner consistent with the recommendation of the Board with respect to certain extraordinary transactions (such as a tender offer, an exchange offer, merger or other business combination); and

  the Company, on the one hand, and Mr. Dunavant and his counsel, on the other, executed mutual general releases with respect to any and all claims against each other, except with respect to the obligations and liabilities under such agreements.

At the meeting of the Company’s Board of Directors held on July 20, 2001, counsel to the Company advised the Board that, in counsel’s opinion, it was in the best interests of the Company and its shareholders to delay the filing of a registration statement with the SEC to register the resale of all the shares of common stock held by Mr. Dunavant, his spouse and his attorney.  Counsel’s views on this subject took cognizance of, among other things, the critical importance to the Company of:

  becoming timely in its reporting obligations under the Securities Exchange Act of 1934, as amended (at the time the Company’s quarterly report on Form 10-Q for the first quarter of 2001, to have been filed on or before May 15, 2001, had not yet been filed); and

  clearing its Form 10 at the earliest opportunity possible, since the clearance of the Form 10 is a prerequisite to having the Company’s common stock made eligible for quotation on the OTC Bulletin Board and thereby potentially opening up greater opportunities for the Company to raise capital.

High Speed Net Solutions, Inc.

Notes to Consolidated Financial Statements (continued)

9.        Subsequent Events (continued)

The Company and its counsel, in accordance with the June 29, 2001 settlement agreement, have kept Mr. Dunavant, through his counsel, apprised of the Company’s contemplated timing with respect to the filing of the registration statement in view of these considerations.  Further, the Company has initiated the process by which all of its shareholders with registration rights, including Mr. Dunavant, have been sent a notice seeking an indication from such shareholders of their desire to have their shares subject to such registration rights covered by the registration statement, the number of such shares and their intended plan of distribution.  The Company currently anticipates that it will file the registration statement with the SEC within a matter of days after clearing the Form 10.

            Settlement of the AIC Litigation

The Company and AIC entered into a settlement agreement and release, dated August 7, 2001, under which the Company has agreed to pay the sum of $358,426, plus interest accruing at the rate of 8% per annum from March 31, 2000 (the “Indebtedness”) according to the following payment schedule: (i) $20,000 upon execution of the settlement agreement, (ii) $5,000 per month for a period of six months, commencing one month after execution of the settlement agreement, and (iii) $10,000 per month until the balance of the Indebtedness is paid in full.  The Company also executed a consent order in favor of AIC providing for AIC’s entry of a judgment by consent in the amount of the Indebtedness, less any payments made under the settlement agreement, in the event the Company defaults on its obligations under the settlement agreement.

            The ENELF Litigation

On March 15, 2001, ENELF, LLC filed a civil lawsuit in the United States District Court for Eastern District of Texas alleging patent infringement by Microsoft Corporation, Texas Instruments, Incorporated Aware, Inc. and Summus, Ltd. ENELF alleged that MaxxNote, MaxxShow and PhotoID SDK infringed upon ENELF’s U.S. Patent Number 4,599,567 entitled “Signal Representation Generator”. ENELF sought to enjoin Summus, Ltd. from making, selling, offering for sale, using, or importing its wavelet-based video and image processing technology. In addition, ENELF sought an unspecified amount of monetary damages. The Company has filed an answer denying ENELF’s allegations, and seeking a declaratory judgment of non-infringement, invalidity, and unenforceability.  The Company has recently entered into settlement discussions with ENELF, but is prepared to provide a vigorous defense to this lawsuit.  The Company has not recorded a loss contingency relating to this complaint because, in management’s opinion, it is not probable that a loss contingency exists and an amount cannot be reasonably estimated.

            Settlement Agreement with Brad Richdale Affiliates

In June 2001, the Company entered into a settlement agreement whereby it issued 250,000 shares of its restricted common stock in full satisfaction of a $435,815 payable to related parties. As a part of the settlement agreement, the Company agreed to include these restricted common shares in its next registration statement with the SEC covering the resale of the shares. Also, as a part of the settlement agreement, the Company obtained the voting rights of these shares over the next two-year period.

You should rely only on the information contained in this prospectus or contained in a prospectus supplement.  Neither we nor the selling shareholders have authorized anyone else to provide you with different or additional information.  The selling shareholders are not making an offer of these securities in any state where the offer is not permitted.  You should not assume that the information in this prospectus or in any prospectus supplement is accurate as of any date other than the date on the front page of the prospectus.

78,486,416 Shares

SUMMUS, INC. (USA)

Common Stock

P R O S P E C T U S

November 28, 2003

__________

Part II

Item 13.  Expenses of Issuance and Distribution

The following table provides the fees and expenses, payable by us in connection with the issuance and distribution of the securities being registered hereunder, all of which are being paid by us.  Except for the SEC registration fee, all amounts are estimates.

SEC registration fee	$818.88
Other fees	1,000.00
Printing and filing expenses	2,000.00
Legal fees and expenses	10,000.00
Accounting fees and expenses	10,000.00
Blue sky fees and expenses	1,000.00
Transfer agent fees	1,000.00
Total	$25,818.88

Item 14.  Indemnification of Directors and Officers

Section 607.0850 of the Florida Business Corporation Act permits, and in some cases requires, Summus, Inc., as a Florida corporation, to indemnify a director, officer, employee or agent of Summus, Inc. or any person serving at the request of Summus, Inc. in any such capacity with respect to another entity, against certain expenses and liabilities incurred as a party to any proceeding, including, among others, a proceeding under the Securities Act of 1933 brought against such person by reason of the fact that such person is or was a director, officer, employee or agent of Summus, Inc. or is or was serving in such capacity with respect to another entity at the request of Summus, Inc. With respect to actions other than in the right of Summus, Inc., such indemnification is permitted if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of Summus, Inc., and with respect to any criminal action or proceeding, if such person had no reasonable cause to believe his or her conduct was unlawful. Termination of any such action by judgment, order, settlement or conviction or a plea of nolo contendere, or its equivalent shall not, of itself, create a presumption that such person did not act in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of Summus, Inc., or with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

With respect to any action threatened, pending or completed in the right of Summus, Inc. to procure a judgment in its favor against any such person, Summus, Inc. may indemnify any such person against expenses actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit, including the appeal thereof, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of Summus, Inc., except that no indemnification shall be made in respect of any claim, issue or matter as to which any such person shall have been adjudged to be liable unless the court in which the action was brought determines that despite the adjudication of liability, but in view of all the circumstances in the case, such person is fairly and reasonably entitled to indemnity for such expenses.

Section 607.0850 of the Florida Business Corporation Act also provides that if any such person has been successful on the merits or otherwise in defense of any action, suit or proceeding, whether brought in the right of Summus, Inc. or otherwise, such person shall be indemnified against expenses actually and reasonably incurred by him or her in connection therewith. If any director or officer does not succeed upon the merits or otherwise in defense of an action, suit or proceeding, then unless pursuant to a determination made by a court, indemnification by Summus, Inc. shall be made only as authorized in the specific case upon a determination that indemnification of the director or officer is proper because he or she has met the applicable standard of conduct. Any such determination may be made:

(a)	by the Board of Directors by a majority vote of a quorum consisting of directors who are not parties to such action, suit, or proceeding;
(b)

if such a quorum is not obtainable or, even if obtainable, by a majority vote of a committee duly designated by the Board of Directors (in which directors who are parties may participate) consisting solely of two or more directors not at the time parties to the proceeding;

(c)

by independent legal counsel selected by the Board of Directors (as described in paragraph (a)) or the committee (as described in paragraph (b)), or if a quorum of the directors cannot be obtained or the committee cannot be designated, selected by a majority vote of the full Board of Directors (in which directors who are parties may participate); or

(d)

by the shareholders by a majority vote of a quorum consisting of shareholders who were not parties to the proceeding or, if no such quorum is obtainable, by a majority vote of shareholders who were not parties to such proceeding.

The indemnification provisions of Section 607.0850 are not exclusive, and a corporation may make other or further indemnification of any of its directors, officers, employees or agents, under any bylaw, agreement, vote of shareholders or disinterested directors.  However, indemnification shall not be made to or on behalf of any director, officer, employee or agent if a judgment or other final adjudication establishes that his or her actions, or omissions to act, were material to the cause of action so adjudicated and constitute:

(a)

a violation of the criminal law, unless the director, officer, employee or agent had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful;

(b)	a transaction from which the director, officer, employee or agent derived an improper personal benefit;
(c)

in the case of a director, a circumstance under which the liability provisions of Section 607.0834 of the Florida Business Corporation Act are applicable (in connection with an improper distribution to shareholders); or

(d)

willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a  proceeding by or in the right of a shareholder.

Summus, Inc.'s charter contains a provision making indemnification of Summus, Inc.'s directors and officers mandatory to the full extent permitted by Section 607.0850, including circumstances in which indemnification is otherwise discretionary.  The charter also provides that Summus, Inc. may, in the sole discretion of the Board of Directors, indemnify any other person who may be indemnified under Section 607.0850, to the extent the Board deems such indemnification advisable. In addition our charter eliminates or limits the personal liability of directors to Summus, Inc. and its shareholders for monetary damages for specific breaches of fiduciary duties.  The liability of a director is not eliminated or limited:

  for any breach of the director’s duty of loyalty to Summus, Inc. or its shareholders;

  for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

  for any improper distribution under the FBCA; or

  for any transaction from which the director derived an improper personal benefit.

Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers or persons controlling Summus, Inc. under the foregoing provisions, we have been informed that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Section 607.0850 of the Florida Business Corporation Act also contains a provision authorizing corporations to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another entity, against any liability asserted against the person and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under the provisions of Section 607.0850.  We have obtained liability insurance for our directors and officers.

At present, there is no pending litigation or proceeding involving any director, officer, employee or agent as to which indemnification will be required or permitted under the amended and restated certificate of incorporation.  We are not aware of any threatened litigation or proceeding that may result in a claim for this type of indemnification.

Item 15.  Recent Sales of Unregistered Securities

From January 1, 2000 through September 30 , 2003 we issued an aggregate of:

  53,668,094 shares of our common stock to approximately 448 persons;

  2,078 shares of our Series A convertible preferred stock to three persons;

  6,000 shares of our Series B convertible preferred stock to 50 persons;

  1,250 shares of our Series C Stock to three persons; and

  650 shares of our Series D Stock to 2 persons.

These securities were not registered under the Securities Act of 1933. Except as noted below, the issuances of the securities described below were issued in transactions deemed to be exempt from registration under the Securities Act in reliance on Section 4 (2) of the Securities Act as transactions by an issuer not involving any public offering. All of such securities, except for those issued in reliance upon Rule 504 of Regulation D, promulgated under the Securities Act, are deemed to be "restricted securities" as defined in Rule 144(a)(3) under the Securities Act. Except as noted below, no commissions were paid in connection with any of the issuances.

Stock Issuances in Connection with Acquisitions

In May 2000, under an agreement and plan of merger, dated as of April 18, 2000, between Summus, Inc. and J.S.J Capital Corp., Summus, Inc. acquired all the outstanding shares of common stock of J.S.J. Capital Corp. from its sole stockholder in exchange for 50,000 shares of Summus, Inc.'s common stock.

 Effective July 10, 2000, Summus, Inc. acquired from Douglas May, the sole shareholder of Douglas May & Co., Inc., all the issued and outstanding shares of that company's capital stock in exchange for an aggregate of 183,070 shares of Summus, Inc. common stock.

On February 16, 2001, in connection with the acquisition of the assets of Summus, Ltd., Summus, Inc. issued to Summus, Ltd. for distribution to the Summus, Ltd. shareholders:

  20,218,733 shares of common stock. As a shareholder of Summus, Ltd., Summus, Inc. was entitled to receive 3,604,445 of the total number of shares of common stock issued in the transaction. However, under the terms of the Asset Purchase Agreement these shares were canceled, resulting in a net issuance of 16,614,288 shares of Summus, Inc. common stock. In addition, the Asset Purchase Agreement provided for the cancellation of 8,217,781 shares of Summus, Inc. common stock owned by Summus, Ltd. prior to the parties' execution of the agreement.

  6,000 shares of newly created Series B preferred stock, of which 2,000 shares were deposited with an escrow agent as security for any indemnification obligations of Summus, Ltd. and its shareholders under the Asset Purchase Agreement.

  warrants to purchase a total of 500 shares of Series B preferred stock, exercisable for a period of 5 years from February 16, 2001. The exercise price of the warrants is $5,500.00 per share of Series B preferred stock ($5.50 per share of our common stock on an as-converted basis).

The securities issued in the transaction were exempt from registration pursuant to Section 3(a)(10) under the Securities Act.  This exemption was obtained by an application and hearing with the Secretary of State of North Carolina for the exchange of securities pursuant to Section 78A-30 of the North Carolina Securities Act.

In January 2002, 4,000 of the shares of Series B preferred stock described above were distributed to the shareholders of Summus, Ltd.

On February 16, 2002, the escrow agreement established in connection with the Asset Purchase Agreement was terminated.  Claims totaling 329.660 Series B preferred shares were made against the total number of shares initially placed in escrow.  This resulted in the release of 1,670.340 Series B preferred shares from escrow, to be distributed to the former shareholders of Summus, Ltd.  Based on the timing of the automatic conversion of the Series B preferred shares into common shares, as discussed below, these Series B preferred shares were converted into common shares before distribution to the former Summus, Ltd. shareholders.

On February 27, 2002, the shareholders of Summus, Inc. approved the increase in our authorized number of common shares from 50.0 million to 100.0 million.  Based on this increase, all outstanding shares of Summus, Inc.’s Series B preferred shares automatically converted into common shares, with each share of Series B preferred being converted into 1,000 shares of Summus, Inc. common stock.   A  gross total of 6,000,000 shares of Summus, Inc. common stock were issued to the holders of the Series B preferred stock.  The 329.660 Series B preferred shares identified for claims in the escrow agreement were converted into 329,660 common shares and were retired by Summus, Inc., resulting in a net issuance of 5,670,340 common shares to the holders of the Series B preferred stock.

Stock Issuances for Cash

On February 28, 2000, Summus, Inc. issued 2,000 shares of Series A convertible preferred stock, par value $.001 per share, to three investors for an aggregate consideration of $2,000,000 ($1,000 per share) and net proceeds of $1,850,952. The investors were F. van Lanschot Bankiers (350 shares), Insinger de Beaufort (250 shares) and AAA Trust, Ltd. (1,400 shares). Each share of Series A convertible preferred stock is convertible into shares of common stock equal to the liquidation preference ($1,000) divided by a conversion price, which is subject to adjustment, of $14.24. Summus, Inc. recorded a beneficial conversion feature in the amount of $294,900 in connection with the issuance of these shares, which were convertible on the date of issuance.

From July through October 2000, Summus, Inc. issued an aggregate of 650,012 shares of its common stock, and warrants to purchase 1,300,024 shares of Summus, Inc.'s common stock, for an aggregate consideration of $3,000,000, to two investors: AAA Trust Company, Ltd. (281,671 shares and warrants to purchase 563,342 shares); and Van Ernst Jakobs (368,341 shares and warrants to purchase 736,682 shares). The warrants have an exercise price of $4.625 per share and are exercisable during the five-year period beginning January 31, 2001. In connection with these transactions, Summus, Inc. issued an additional 32,501 shares of its common stock as a placement fee. The shares and warrants were issued in transactions deemed to be exempt from registration under the Securities Act in reliance upon the exemption provided by Rule 506 of Regulation D.

In November and December 2000, Summus, Inc. issued an aggregate of 861,777 shares of our common stock to 38 investors (all of whom were "accredited investors," as defined in Rule 501(a) of Regulation D) for a price ranging from $1.38 to $3.00 per share, and issued warrants to purchase, at an exercise price of $4.00 per share, an additional 697,540 shares of Summus, Inc.'s common stock, for aggregate consideration of $1,777,554. Each warrant has a term of five years. The shares and warrants were issued in transactions deemed to be exempt from registration under the Securities Act in reliance upon the exemption provided by Rule 506 of Regulation D. The names of the purchasers and the number of shares purchased are as follows:

Name of Purchaser	Number of Shares

James D. Bailey & Eleanor M. Bailey JT TEN	12,000
John R. Bako	8,334
William B. Bandy	40,000
Brian Boxer	20,000
Hendrika Braam & Franke N.I. Scheper	27,500
Douglas J. DeDecker	12,000
Benjamin R. Densieski TTEE	10,000
James Markham Edson and Lynn M. Edson JT TEN	10,000
Patrick Fromer	8,000
Clayton Garmon	2,500
David Gleason	10,000
Bruce Goldfarb	29,348
Lanny & Diana Grissom JT TEN	72,464
Boyd A. Guard	1,000
Neal Guenther & Nancy Jablonski	25,000
Pascal Hazeleger	100,000
Mark D. Henrikson	8,334
Keith L. Kaat	30,000
James Kapral	10,000
Joseph M. Leho	10,000
Pat E. McCoy	8,000
Steve Wayne McDowell	3,500
Larry McKenzie	20,000
Robert L. Nicholson	10,000
Richard W. Nuckols	36,232
Charles T. Olsen	21,600
Randall S. Pond & Susan Pond	12,000
Rainwater Enterprises Ltd. Defined Benefit Plan	72,464
Jerry Robbins	8,334

Clayton J. Roberts	8,334
Michael Spickard	2,334
H. Randolph Straughan III	8,500
Karl Striegal	25,000
Peter van der Meij	100,000
Darryl J. Verduin	10,000
Michael Veselak	10,000
Gomar Vijverman	50,000
Martha R. Wade	9,000

From January 1, 2001 to December 31, 2001, Summus, Inc. issued an aggregate of 3,202,448 shares of common stock to 92 accredited investors, all unaffiliated with Summus, Inc., for a price per share ranging from $1.40 to $4.25, and issued warrants to purchase, at an exercise price of $2.40 to $5.25 per share, an additional 6,589,474 shares of common stock, for aggregate consideration of $6,371,912. In connection with the issuance of these shares, we issued 10,059 shares of its restricted common stock, as commissions, to the placement agents involved in such sales. The names of the purchasers and the number of shares purchased are as follows:

Name of Purchaser

Number of Shares

James D. Andrews	5,000
James N. Ashby	5,000
James D. Bailey	26,200
John R. Bako	1,666
William B. Bandy	125,000
Richard Baumgartner	8,333
Regenboog BV Beheer	5,000
Robert Bell	25,000
Stephan M. Berthoud	13,889
Thomas Bivens	230,730
Klass Van’t Blik	5,000
John Bodolay	40,000
James L. Bonds	22,500
Richard W. Bonenberger	184,167
Robert Bonenberger	94,167
Brian Boxer	110,000
Hendrika Braam	5,500
Harold A Bridges, Jr.	30,000
Gerald Brink & Pamela A. Vancil	30,000
C.E. Bryant, Jr.	115,000
Jennifer Catano	1,400
Sharon Cimino	176,667
Doug Cline	30,000
David C. Cox	15,000
D&R Holding, Co. L.L.C.	25,000
Donald R. Duffy	10,000
Douglas J. DeDecker	25,800
Christopher V. Devone	23,334
James L. Devone, Sr.	2,500
Lorraine E. Devone	2,500
Isabel R. Ellis	9,000
Francis L. Ehling& Lorraine E. Devone	8,334
Herbert E. Fitzgerald III	22,500

The Great Commission	55,556
I. James Folds	10,000
Gregory E. Gilbert	20,000
Suzanne Harris Gilbert	52,300
David Gleason	8,333
Bruce Goldfarb	150,000
Lanny Grissom & Diana Grissom	48,000
Halifax Estate Limited Partnership	22,785
Henk Hazeleger	17,000
Mark O. Henrikson	12,000
John Hinton	8,333
Kurt D. Hughes	27,778
Neal Guenther & Nancy Jablonski	297,000
Marion and Dorothy J. Jablonski	82,500
Stanley W. Jablonski	50,000
Arnold Janickas	10,000
Jamack L.P.	7,125
Andrew Jarboe	11,111
R. Michael Johns & Debra Lee Johns	10,000
Ronald Johnson	5,000
Keith L. Kaat	25,000
James Kapral	5,000
Joseph M. Leho	55,000
Martin van Loon	10,000
Gregory A. Lynch & Janet L. Lynch JT TEN	10,000
Raymond C. Marvel	6,500
Pat E. McCoy	20,500
C.W. McDonald	50,000
Steve Wayne McDowell	5,000
Larry McKenzie	62,500
Geraldine McKenzie	5,000
Emma Mizell	5,000
Ronald Brien Moore	10,000
Gina M. Ness	200
Robert L. Nicholson	15,000
Nico Nieuwenhuizen	10,000
Charles T. Olsen	3,000
Rocco Swank Piscazzi	10,000
Randall S. Pond & Susan Pond	12,000
Eric Raeber	126,111
Clayton J. Roberts	29,333
Scott M. Schneider	10,000
Richard J. Seifert & Rita M. Seifert	55,556
Larry B. Shook	20,000
Richard G. Singer	20,000
Belvin G. Smith	20,000
Rodney Spielman	10,000
Jesse J. Stafford & Emogene L. Stafford	10,000
John Stephanus	77,778
Michael M. Spickard	5,666
H. Randolph Straughan III	11,000
Harvey Underwood	20,000
Richard L. & Delores R. Vanstory	30,000
Herman Veenendaal	10,000
Richard G. Ward	33,333
Herbert I. White	10,000
Alfred Williams & Co.	11,433
Lewis M. Wrenn, Jr.	23,530
James A. Zacher	10,000

From January 1, 2002 to December 31, 2002, Summus, Inc. issued an aggregate of 9,034,051shares of common stock to 122 accredited investors (all of whom were unaffiliated with Summus, Inc.) for a price per share ranging from $0.30 to $1.80, and issued warrants to purchase, at an exercise price of $0.60 to $2.80 per share, an additional 18,073,594 shares of common stock, for aggregate consideration of $6,545,946. In connection with the issuance of these shares, we issued 24,866 shares of our restricted common stock and warrants to purchase 1,250 shares of restricted common stock, as commissions, to placement agents involved in such sales and cash commissions of $110,139 to a director of Summus. The shares and warrants were issued in transactions deemed to be exempt from registration under the Securities Act in reliance upon the exemption provided by Rule 506 of Regulation D.

Name(s) of Purchaser	Number of Shares
Andrew J. Jarboe	11,111
Andrew Zimbalist	13,888
Ann Matherlee Thompson	27,777
Belvin G. Smith	160,000
Beverly Ann Maxwell	100
Brendon Hutchins	2,778
Brian Miller	5,000
Brian S. Devone	3,600
Brian Stratman & Shelley Meisler-Stratman	20,000
Bruce Goldfarb	129,167
Bruno Reepen & Dave Silla	7,500
Carroll & Paula M. Royster	20,000
Christoper V. Devone	33,333
Christopher V. & Karen M Devone	4,000
Clifford Thompson	80,000
COMMCell LP-David Labiak	20,000
Craig Friesinger	16,667
Curtis L Begle & Kelley L Meisler-Begle	20,000
David & Rose Dewitt	40,000
David Labiak-COMMCell LP	25,000
Denise Boisvert	13,075
Diane Burube	21,191
Don Gonterman-D&R Holding Co	40,000
Donald C. & Debra R Gonterman	65,000
Donald D. Hammett	907,143
Donald Meisler	100,000
Douglas A. Barton	75,000
Douglas D. Cline	625,862
Douglas J. DeDecker & Lorna Trowbridge	3,000

Eric Raeber	99,389
Forrest Wilson	11,111
Fraham Family Partnership	125,000
Francis & Joan Y. Woelfel	50,000
Francis J. & Jacqueline R. DePoortere	85,000
Gary Wayne McKeel	100,000
Gary Wayne McKeel & Franklin Thomas	40,000
George Howard Bemus	3,571
Gina M . & Michael Cimino	95,833
Gina M. Cimino	200,000
Gomar Vijverman	100,000
Gregory A. Lynch	10,000
Gregory E. Gilbert	86,000
H. Randolph & Diana K . Straughan, III	43,333
Halifax Estate Ltd Partnership - Mike Gardner	56,383
Harold A. Bridges, Jr.	25,000
Harry C. Brown	100,000
Harry W. Turner	50,000
Harvey T. & Lynne Underwood	70,000
Herbert E. Fitgerald, III	28,571
Herbert L White	43,333
I. James Folds	20,000
Jamack LP	12,857
James D. & Eleanor M Bailey JT TEN	61,000
James G & Linda P Burgio	85,000
James L Devone, Jr.	3,600
Jeffrey B. Johnson	50,000
Jeffrey D. Fernyhough	33,333
Jennifer Catano	3,000
Jere A. Ayers	200,000
Jerome H. Bailey	140,000
John D. Hargraves & TTEES FBO The Decedents and Arthur L Hargraves Family Trust	35,000
John D. & Arthur L Hargraves	133,333
John Stephanus	20,000
Joseph James Piscazzi, Jr.	5,000
Joseph M . & Crystal L Leho JT TEN	40,000
Joseph M. & Crystal L Leho	25,000
Joseph R. Murray	16,667
Judy Nessen	25,000
Ken Purgason	33,333
Kim Quy Do	56,915
Kurtis D Hughes	10,714
L Worth Holleman, Jr.	75,000
Larry & Barbara Raben	5,000
Larry McKenzie	27,333
Louis Gosselin	10,638

Marion & Dorothy J Jablonski JT TEN	75,000
Mark Bonenberger	2,000
Mark J. Davis	10,000
Martijn E .J .P. Van Loon	20,000
Martin Knol	31,915
Michael R. Tye IRA SEP	10,000
Michel Schnyder	308,050
Mindy L. Leibman	22,000
Neil R. Guenther & Nancy Jablonski	376,962
Patrick E.. McCoy	15,000
Pete Eenkhoorn	50,000
Precision Wires & Strips S. A .	240,000
Randall Krystosek	15,000
Randolph Brewster Thompson	30,000
Richard & Jacquelyn L. Vasquez	80,000
Richard G. Ward	25,000
Richard J. & Rita Seifert	62,500
Richard L & Delores R Vanstory	35,000
Richard L Vanstory	193,000
Richard Vasquez	50,000
Richard W. & Jerianne Bonenberger	235,500
Robert A. Bell	70,000
Robert Black	25,000
Robert Bonenberger	136,500
Robert G . Schrader	58,333
Robert L. Nicholson	10,000
Rocco Swank Piscazzi	5,000
Ronald Meisler	15,000
Russell C Vick, Jr.	32,675
Ryan Eisert	10,000
Shelby Meisler	22,000
SNS Securities -Egbert Tillema	90,000
Stanley W. Jablonski	230,000
Stephan Charles Schnyder	331,277
Stuart & Lesley Mainse	158,333
Suzanne Harris Gilbert	40,000
Thomas Bivens	87,333
Thomas J. Stone	10,000
Tracy Bonenberger	2,000
Trent Capital Mgmt , Inc 401K FBO I James Folds	50,000
Trent Technology Fund LP-David Labiak	45,000
Vincent P. DePoortere	5,000
William B. Bandy	496,383
William C. Thacker	70,000
William L Tankersley	31,915
William S. & Evelyn M. Meisler	70,000
Willis H. & Catherine C. Aldridge, III	6,000

During 2002, Summus, Inc. issued 290,300 shares of its common stock upon the exercise of outstanding stock options. Summus, Inc. received $12,750 in proceeds from the exercise of these stock options.

From January 1, 2003 to March 31, 2003, the Company issued an aggregate of 2,580,521 shares of unregistered common stock to 61 accredited investors (all of whom were unaffiliated with the Company), issued warrants to purchase, at exercise prices of $1.50 to $1.60 per share for an additional 316,000 shares of common stock and repriced 4,208,927 previously issued warrants with original exercise prices ranging from $0.60 to $5.25 per share to repriced exercise prices ranging from $0.25 to $1.69 per share, for aggregate consideration of $1,281,773. These transactions were in two forms.  The first form involved purchases of common stock at prices which were above the trading value and allowed these investors to reduce the exercise price of a certain number of their previously purchased warrants, typically allowing them to reprice 2 warrants for every share purchased. The other form allowed warrant holders to reduce the exercise price of previously issued warrants if the holder exercised those repriced warrants immediately.  In connection with these capital raising activities, we paid cash commissions of $9,226 to a director of Summus.  The shares and warrants were issued in transactions deemed to be exempt from registration under the Securities Act in reliance upon the exemption provided by Rule 506 of Regulation D.

Name of Purchaser	Number of Shares
James D. and Eleanor M. Bailey	36,300
William B. Bandy	60,000
Douglas S. Barton	75,000
Robert A. Bell	45,000
Thomas A. Berry	50,000
James L. and Vicky A. Bonds	18,000
Robert Bonenberger	44,000
Richard W. and Jerrianne Bonenberger	60,000
Richard W. and Jerrianne Bonenberger C/F John R. Bonenberger	20,000
Richard W. and Jerrianne Bonenberger C/F Stephanie A.	20,000
A.J.P. Brouwer	22,500
C.E. Bryant Jr.	140,000
Jennifer Catano	3,500
Douglas D. Cline	100,000
David C. Cox	16,350
Gerard de Bruin	10,000
Britt L. Decker	36,000
Francis J. and Jacqueline R. de Poortere	50,000
Christopher V. Devone	25,834
David W. and Rose C. Dewitt	126,735
Donald R. Duffy	10,000
James Markham Edson	10,900
Pete Eenkhoorn	9,500
John C. Emery, Jr.	30,000
I. James Folds	30,000
Patrick Fromer	8,000
Neil R. Guenther and Nancy Jablonski	183,000
John D. Hargraves and Arthur L. Hargraves TTEES	35,000
Ron Houtlosser	5,000
Andrew J. Jarboe	22,222

James Kapral	15,000
Martin Knol	31,915
Jeffrey Leimbacker	30,000
Stuart and Lesley Mainse	58,308
Patrick E. McCoy	43,500
Steve Wayne McDowell	8,500
Donald Meisler	100,000
Paul J. Michaels	62,500
Rocco Swank Piscazzi	4,000
Joseph James Piscazzi Jr.	4,000
Precision Wires & Strips S.A. Stephan Charles Schnyder	120,000
Eric Raeber	60,000
Claire Reif	20,000
Jerry Robbins	8,335
Scott M. Schneider	10,000
Larry B. Shook	20,000
Richard G. Singer	102,500
Belvin G. Smith	100,000
John Stephanus	50,000
H. Randolph and Diana K. Straughan III	19,500
William C. Thacker	20,000
Clifford E. Thompson	100,000
Harvey T. and Lynne Underwood	40,000
Christina M. Vanstory	39,000
Richard L. Vanstory, Jr.	39,000
Michael Veselak	10,000
Richard G. Ward	58,333
Herbert L. White	25,000
Francis and Joan Y. Woelfel	20,000
Lewis M. Wrenn, Jr.	23,530
James A. Zacher	10,000

From April 1, 2003 to June 30, 2003, the Company issued an aggregate of 106,714 shares of unregistered common stock to 2 accredited investors (both of whom were unaffiliated with the Company), for aggregate proceeds of $36,500.  Also, during the period from April 1, 2003 to June 30, 2003 the Company issued 16,669 shares of unregistered common stock to 1 accredited investor (who is unaffiliated with the Company) and repriced 33,334 previously issued warrants with an original exercise price of $1.00 to a repriced exercise price of $0.25 for consideration of $8,334. The shares were issued in transactions deemed to be exempt from registration under the Securities Act in reliance upon the exemption provided by Rule 506 of Regulation D.

Name of Purchaser	Number of Shares
Edwin Riebel	73,529
Louise Bedard	21,429
Joseph Murray	16,668

During July and August of 2003, we issued an aggregate of 1,250 shares of our unregistered Series C convertible preferred stock, stated value of $1,000 per share, to three investors for an aggregate consideration of $1,250,000.  Each share of the Series C convertible preferred stock, which has an issue price and liquidation preference of $1,000 per share, is convertible into 4,000 shares of common stock at any time after nine months from the issuance date. In connection with this capital raising activity, we paid cash commissions totaling $35,263. The shares were issued in transactions deemed to be exempt from registration under the Securities Act in reliance upon the exemption provided by Rule 506 of Regulation D.

Name of Purchaser	Number of Shares
Donald D. Hammett	500
Owen Brown	250
John Williams	500

During September of 2003, we issued an aggregate of 650 shares of our unregistered Series D convertible preferred stock, stated value of $1,000 per share, to three investors for an aggregate consideration of $650,000.  Each share of the Series D convertible preferred stock, which has an issue price and liquidation preference of $1,000 per share, is convertible into 5,000 shares of our common stock. The shares were issued in transactions deemed to be exempt from registration under the Securities Act in reliance upon the exemption provided by Rule 506 of Regulation D.

Name of Purchaser	Number of Shares
The Focus Fund LP	300
Jane L. Ellisen	100
Neal I. Goldman	250

Stock Issuances Upon Exercise of Warrants for Cash

From January 1, 2002 to December 31, 2002 the Company issued an aggregate of 189,624 shares of unregistered common stock to 2 accredited investors (all of whom were unaffiliated with the Company) upon the exercise of warrants with exercise prices ranging from $0.29 to $0.47 per share for gross proceeds of $79,813.

Name of Purchaser	Number of Shares
Palisades Master Fund L.P.	137,900
HPC Capital Management	51,7249

From January 1, 2003 to March 31, 2003, the Company issued an aggregate of 490,525 shares of unregistered common stock to 5 accredited investors (all of whom were unaffiliated with the Company) upon the exercise of warrants with exercise prices ranging from $0.25 to $0.47 per share for gross proceeds of $135,653. 480,625 of the 490,525 exercised warrants were exercised in connection with and upon the repricing of the exercise price of the warrants when they were originally issued.  The initial exercise prices of the warrants ranged between $0.65 and $5.25. The repriced exercise prices ranging between $0.25 and $0.40.

Name of Purchaser	Number of Shares
Donald D. Hammett	380,000
Chris Johnson	20,000
Marion and Dorothy Jablonski	40,000
Palisaides Master Fund, L.P.	9,900
Robert G. Schrader	40,625

From April 1, 2003 to June 30, 2003, the Company issued an aggregate of 2,286,450 shares of unregistered common stock to 20 accredited investors (all of whom were unaffiliated with the Company) upon the exercise of warrants for gross proceeds of $650,169. The each instance, the warrant holders were permitted to reduce the exercise price of previously purchased warrants if the holder exercised those repriced warrants immediately. The initial exercise prices of the warrants ranged between $0.60 and $4.63. The repriced exercise prices ranging between $0.25 and $0.34.

Name of Purchaser	Number of Shares
Frahm Family Trust	250,000
Don Hammett	200,000
Joseph Leho	260,000
Belvin Smith	360,000
Craig Friesinger	33,334
Keith Kaat	55,000
Michael Spickhard	36,000
Kim Quy Do	113,830
Douglas Barton	150,000
James Andrews	10,000
E.P. Cassee	4,000
Gary McKeel	280,000
C.E.Bryant	280,000
Richard Singer	40,000
Russel Vick	14,286
C.W. McDonald	100,000
Jesse Stafford	20,000
Michael Johns	20,000
Randolph Straughan	30,000
Gomar Vijverman	30,000

Issuances of Convertible Securities Underlying Shares of Common Stock

Issuances in 2002

In May 2002, a holder of Series A preferred stock converted 118 shares of Series A preferred stock into 8,237 shares of Summus, Inc. common stock.

On July 26, 2002, 844,828 shares of common stock were issued upon the conversion of $245,000 of convertible debentures originally issued on July 19, 2002.

On August 6, 2002, 534,483 shares of common stock were issued upon the conversion of $155,000 of convertible debentures originally issued on July 19, 2002.

On August 20, 2002, 344,828 shares of common stock were issued upon the conversion of $100,000 of convertible debentures originally issued on July 19, 2002.

In September 2002, 4,429 shares of common stock were issued as full and final payment of interest earned on the convertible debentures from the original issue date of July 19, 2002 through the last conversion date of August 20, 2002.

Issuances in 2003

In May 2003, a holder of Series A preferred stock converted 250 shares of Series A preferred stock into 17,557 shares of Summus, Inc. common stock.

Stock Issuances for Services Rendered and Settlement of Vendor Liabilities

Issuances in 2000

In November 2000, Summus, Inc. issued 8,988 shares of its common stock to Alfred Williams & Company in lieu of rental payments due under an office furniture lease.

Issuances in 2001

In October 2001, Summus, Inc. issued 28,187 shares of common stock to Stuart Diamond in full payment of amounts owed to him for outside director fees and expenses.

In November 2001, Summus, Inc. issued 96,325 shares of common stock to Alfred Williams & Company in full payment of amounts due under office furniture leases.

In November 2001, Summus, Inc. issued 45,000 shares of common stock to Harry Brown for consulting services.

Issuances in 2002

During January 2002, Summus, Inc. issued 100,000 shares of its restricted common stock and 200,000 warrants to purchase Summus, Inc.’s common stock with an exercise price of $2.50 per share to William B. Bandy as consideration for the conveyance by him of 100,000 shares of our common stock to Noble International Investments, Inc. for investment banking services.  The 100,000 shares were valued at $139,520 by applying a discount to the traded value of Summus, Inc.’s common stock on the date of the agreement.  The 200,000 warrants were valued at approximately $264,000 using the Black-Scholes option-pricing model.

During January 2002, Summus, Inc. issued 15,000 shares of its restricted common stock and 30,000 warrants to purchase Summus, Inc.’s common stock with an exercise price of $2.50 per share to William B. Bandy as consideration for the conveyance by him of 15,000 shares of our common stock to Mr. Trey Fecteau for consulting services.  The 15,000 shares were valued at $17,856 by applying a discount to the traded value of Summus, Inc.’s common stock on the date of the agreement.  The 30,000 warrants were valued at approximately $33,600 using the Black-Scholes option-pricing model.

During February 2002, Summus, Inc. issued 25,000 shares of its restricted common stock and 12,500 warrants to purchase Summus, Inc.’s common stock with an exercise price of $2.50 per share to de Jong & Associates as consideration for investor relation services.  The 25,000 shares were valued at $37,280 by applying a discount to the traded value of Summus, Inc.’s common stock on the date of the agreement.  The 12,500 warrants were valued at $17,625 using the Black-Scholes option-pricing model.

On April 24, 2002, the following members of Summus, Inc. elected to receive restricted shares of common stock in lieu of cash payment for unpaid salaries earned in 2001.  An aggregate of 102,885 shares of restricted common stock were issued in full satisfaction of $102,885 of unpaid salary amounts.

Name	Number of Shares
Bjorn D. Jawerth	29,988
Christopher E. Kremer	17,340
Gary E. Ban	15,250
Robert S. Lowrey	13,172
Richard E. Seifert	10,066
Leonard T. Mygatt, III	5,983
John W. Maxwell	5,750
Andrew L. Fox	5,336

On May 23, 2002, the Compensation Committee and Mr. Lowrey mutually agreed upon the payment of Mr. Lowrey’s one-time bonus from the prior year. Mr. Lowrey received 75,000 shares of restricted common stock and two warrants to purchase restricted common stock for each share of restricted common stock issued.

On May 15, 2002, the Company issued 20,313 of its restricted common stock in connection with a severance agreement with Williams C. Mathers.

During the three month period ended June 30, 2002, the Company issued 13,232 shares of its restricted common stock to Mr. Douglas J. DeDecker for consulting services.

On September 3, 2002, Summus issued 125,000 of its restricted common stock to National Capital Companies, Inc. and certain of its affiliates in connection with a consulting agreement.

In August 2002, Summus issued 20,000 shares of restricted common stock to Vision Corporate Consulting as partial payment on amounts owed for consulting services.

In July 2002, 235,000 shares of restricted common stock were issued as a repayment of an outstanding note payable balance of $87,500.

On December 2, 2002, Summus issued 55,555 shares of common stock to National Capital Companies, Inc. and certain of its affiliates in connection with a consulting agreement.

II-15

During October, November and December 2002, Summus issued 40,467 shares of common stcok to Mark Baric for consulting services.

Issuances in 2003

In March 2003, Summus issued 59,660 shares of restricted common stock to TerraNova Capital Partners in connection with a consulting agreement.

During January, February and March 2003, Summus issued 43,711 shares of common stock to Mark Baric for consulting services.

In May 2003, Summus issued 8,340 shares of restricted common stock to TerraNova Capital Partners in connection with a consulting agreement.

In June 2003, Summus issued 73,529 shares of restricted common stock to The InvestLinc Group in connection with a consulting agreement.

During the three-month period ended June 30, 2003, Summus issued shares of its unregistered common stock to the entities listed below as payment on outstanding vendors balances.

Vendor	Shares Issued	Liability Settled
Dresner Corporate Services	105,000	$37,780
Holland & Knight LLP	738,636	$325,000
Pennie & Edmonds LLP	337,653	$128,308
Manas, D.O.O.	427,419	$132,500
Pam Myers	7,500	$2,850
Kare/Fowler, Inc.	44,920	$15,722
Kenneth Marks	34,286	$12,000
Strategic Technologies, Inc.	348,906	$104,672

In June 2003, Summus issued 333,333 warrants to Mr. Donald T. Locke, who acts in the capacity of the general counsel to Summus, in settlement of $200,000 of fees owed to Mr. Locke.

On September 30, 2003, the Company executed a settlement agreement with Raytheon Company (“Raytheon”) settling a note payable agreement that was currently in default and accruing interest at an annual rate of 18% per annum.  Under the terms of the Raytheon agreement, both parties agreed to the following terms.

  $ 49,128 of the total balance due was forgiven by Raytheon, resulting in a portion of the settlement gain of this transaction.
  $87,516 of the total balance due will be paid over a 22 month period, with an initial payment of $10,000; six (6) equal monthly installments of $3,000; fourteen (14) monthly installments of $4,000; and one final installment of $3,516.  The settlement agreement did not provide for an interest rate component pertaining to the 22-month payment plan. Therefore, an interest rate of 20% per annum was used to present value the note, resulting in a net present value of $74,306. The difference between the face value of $87,516 and the net present value of $74,306, totaling $13,210 was recorded as a portion of the settlement gain. The 20% rate of interest was considered appropriate to fair value the note based on the Company’s financial condition, including its negative working capital and negative net worth position.
  The remaining amount of the recorded liability due to Raytheon of $87,516 was satisfied through the issuance to Raytheon of 295,662 shares of the Company’s unregistered common stock, with registration rights. The fair value of the 295,662 shares of unregistered common stock was estimated at $94,613, based on the traded value of the Company’s common stock on the date the settlement agreement became effective.  The difference between the estimated fair value of the 295,662 unregistered common shares and the recorded value of the liability of $87,516, totaling $7,097, was recorded as a portion of the settlement gain.  Raytheon has contractually agreed to sell no more than 15,000 shares in any one (1)-business day.

  Therefore, the aggregate settlement gain resulting from this transaction totaled $55,241.

Stock Issuances in Settlement of Litigation

In June 2000, Summus, Inc. settled a lawsuit brought against us by Mr. Dunavant. The settlement agreement was subsequently amended and restated. As of December 31, 2000 Summus, Inc. had issued an aggregate of 1,700,000 shares under the settlement agreement, as amended and restated. See Item 13. "Certain Relationships and Related Transactions." Under the terms of a second amended and restated settlement agreement, dated October 26, 2000, we issued 25,000 shares of common stock to Mr. William R. Dunavant in each of the months of January, February, March and April of 2001. Under the terms of a settlement agreement, dated June 29, 2000, we issued 475,000 shares of its common stock to Mr. Dunavant and his counsel.

On January 31, 2001, Summus, Inc. issued 30,000 shares of common stock to Ronald P. Cropper under the terms of a settlement agreement and general release of all claims, effective April 25, 2001, among Summus, Inc., RPC International L.C. and Ronald P. Cropper.  In November 2001, Summus, Inc. issued an additional 60,000 shares of its common stock in full payment of amounts owed to RPC International L.C. and Ronald P. Cropper.

Under the terms of a settlement agreement, dated May 18, 2001, we issued 5,560 shares of its common stock as partial payment on amounts owed to Eresource.

Under the terms of an agreement of settlement and compromise, dated June 25, 2001, we issued 250,000 shares of its common stock to Mr. Brad Richdale in full satisfaction of indebtedness, in the aggregate amount of $435,815, payable to Mr. Richdale or entities controlled by him.

In October 2001, Summus, Inc. entered into a settlement agreement with Van Ernst Jakobs N.V. (“VEJ”).  See Note 17 to the audited financial statements included in “Item. 14. Exhibits, Financial Statement Schedules, and Reports on Form 8-K”of this report.  Under the terms of the settlement agreement we issued to VEJ:

  80,000 shares of common stock;

  a warrant to purchase 250,000 shares of Summus, Inc. common stock with an exercise price of $4.00 per share;

  a warrant to purchase 150,000 shares of Summus, Inc. common stock with an exercise price of $2.50; and

  a warrant to purchase 150,000 shares of Summus, Inc common stock with an exercise price of $4.50 per share.

On December 12, 2001, Summus, Inc. settled a lawsuit brought against us by ENELF, LLC. Under the terms of the settlement agreement, we issued 75,000 shares of our common stock to ENELF LLC.

Item 16.  Exhibits and Financial Statement Schedules

(a)

The following exhibits are filed as part of this registration statement. The Exhibits designated by (*) have been previously filed with the Securities and Exchange Commission and are incorporated by reference herein.

Exhibit Number	Exhibit Description
3.1*	Amended and Restated Articles of Incorporation, filed February 28, 2000 (incorporated by reference to Exhibit 3.1 to our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2003)
3.2*

Articles of Amendment and Statement of Rights and Preferences of the 8% Series A Convertible Preferred Stock, filed March 3, 2000 (incorporated by reference to Exhibit 3.2 to our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2003)

3.3*

Articles of Correction filed June 23, 2000 to Articles of Amendment, filed March 2, 2000 (incorporated by reference to Exhibit 3.3 to our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2003)

3.4*

Amendment to Amended and Restated Articles of Incorporation , filed  February 27, 2002, changing our name to Summus, Inc. (USA) (incorporated by reference to Exhibit 3.4 to our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2003)

3.5*

Amendment to Amended and Restated Articles of Incorporation, filed February 27, 2002, increasing our authorized common stock, par value $.001, from 50,000,000 shares to 100,000,000 shares (incorporated by reference to Exhibit 3.5 to our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2003)

3.6*

Articles of Amendment and Statement of Rights and Preferences of the Series C Convertible Preferred Stock dated June 17, 2003 (incorporated by reference to Exhibit 3.6 to our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2003)

3.7*

Articles of Amendment and Statement of Rights and Preferences of the Series D Convertible Preferred Stock dated September 25, 2003 (incorporated by reference to Exhibit 3.6 to our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2003)

3.8*

Articles of Amendment and Statement of Rights and Preferences of the Series E Convertible Preferred Stock dated October 17, 2003 (incorporated by reference to Exhibit 3.6 to our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2003)

3.9*	Second and Amended Restated Bylaws (incorporated by reference to Exhibit 3.2 to our Form 10 filed on July 5, 2001)
4.1*	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2001)
4.2*	Form of Subscription Agreement for private placement sales of our common stock (incorporated by reference to Exhibit 4.2 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2001)
4.3*

Form of Selling Shareholders Agreement in connection with private placement sales of our common stock (incorporated by reference to Exhibit 4.3 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2001)

4.4*

Form of Warrant Agreement for warrants issued in connection with private placement sales of our common stock (incorporated by reference to Exhibit 4.4 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2001)

4.5*	Form of Series C Convertible Preferred Stock Subscription Agreement (incorporated by reference to Exhibit 4.1 to our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2003)
4.6*

Form of Series C Convertible Preferred Stock Registration Rights Agreement  (incorporated by reference to Exhibit 4.2 to our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2003)

4.7*	Form of Series D Convertible Preferred Stock Subscription Agreement (incorporated by reference to Exhibit 4.3 to our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2003)
4.8*

Form of Series D Convertible Preferred Stock Registration Rights Agreement (incorporated by reference to Exhibit 4.4 to our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2003)

4.9*	Form of Series E Convertible Preferred Stock Subscription Agreement (incorporated by reference to Exhibit 4.5 to our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2003)
4.10*

Form of Series E Convertible Preferred Stock Registration Rights Agreement (incorporated by reference to Exhibit 4.6 to our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2003)

4.11*

Form of Warrant issued in connection with the Company's Series E Convertible Preferred Stock (incorporated by reference to Exhibit 4.7 to our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2003.

5.1	Opinion of Counsel regarding legality
10.1*	Asset Purchase Agreement, dated October 30, 2000, among Summus, Inc., Summus, Ltd., and the stockholders named therein (incorporated by reference to Exhibit 10.01 to our Current Report on Form 8-K dated February 16, 2001)
10.2*	Amendment Number 1 to Asset Purchase Agreement, dated as of December 30, 2000, among Summus, Inc., Summus, Ltd. and the stockholders named therein (incorporated by reference to Exhibit 10.02 to our Current Report on Form 8-K dated February 16, 2001)

10.3*	Amendment to Asset Purchase Agreement, dated as of January 30, 2001, among Summus, Inc., Summus, Ltd. and the stockholders named therein (incorporated by reference to Exhibit 10.03 to our Current Report on Form 8-K dated February 16, 2001)
10.4*	Agreement for Transfer of All Rights and Reservation of License in Software, dated September 4, 2000, between PlusStation, LLC, Niksa Radovic and Summus, Ltd. (incorporated by reference to Exhibit 10.9 to our Form 10 filed on July 5, 2001)
10.5*	Equity Compensation Plan, effective January 31, 2000 (incorporated by reference to Exhibit 10.05 to our Quarterly Report on Form 10-Q filed for the quarter ended March 31. 2000)
10.6*	Amendment to Equity Compensation Plan, effective May 1, 2000 (incorporated by reference to Exhibit 10.26 to our Form 10 filed on July 5, 2001)
10.7*	Amendment to Summus, Inc. Equity Compensation Plan, effective February 16, 2001 (incorporated by reference to Exhibit 10.09 to our Current Report on Form 8-K dated February 16, 2001)
10.8*	Amendment to Summus Equity Compensation Plan, effective May 23, 2002 (incorporated by reference to Exhibit 10.08 to our Annual Report on Form 10-K filed for the fiscal year ended December 31, 2002)
10.9*	Executive Employment Agreement, dated as of February 16, 2001, between Summus, Inc. and Bjorn Jawerth (incorporated by reference to Exhibit 10.06 to our Current Report on Form 8-K dated February 16, 2001)
10.10*	Amendment to Executive Employment Agreement of Bjorn D. Jawerth, dated as of February 28, 2001 (incorporated by reference to Exhibit 10.11 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2001)
10.11*	Executive Employment Agreement, dated as of February 16, 2001, between Summus, Inc. and Gary E. Ban (incorporated by reference to Exhibit 10.12 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2001)
10.12*	Executive Employment Agreement, dated as of October 1, 2001, between Summus, Inc. and Christopher E. Kremer (incorporated by reference to Exhibit 10.14 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2001)
10.13*	Executive Employment Agreement, dated as of February 16, 2001, between Summus, Inc. and Robert S. Lowrey (incorporated by reference to Exhibit 10.15 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2001)
10.14*	Lease Agreement, dated as of October 15, 1999, as modified on March 23, 2000 and June 9, 2000, between Phoenix Limited Partnership of Raleigh and Summus, Inc. (incorporated by reference to Exhibit 10.31 to our Form 10 filed on July 5, 2001)

10.15*	Lease Agreement, dated as of August 12, 1999, between Phoenix Limited Partnership of Raleigh and Summus, Ltd. (incorporated by reference to Exhibit 32 to our Form 10 filed on July 5, 2001)
10.16*	Lease Modification Agreement Number 1, dated as of December 22, 1999, between Phoenix Limited Partnership of Raleigh and Summus, Ltd. (incorporated by reference to Exhibit 33 to our Form 10 filed on July 5, 2001)
10.17*	Summus, Inc. Invention Awards Plan, effective October 30, 2000 (incorporated by reference to Exhibit 10.40 to Amendment No. 1 to our Form 10 filed on September 28, 2001)
10.18*

Master Porting Agreement, dated July 27, 2001, between Summus, Inc. and Samsung Electronics America (incorporated by reference to Exhibit 10.41 to Amendment No. 2 to our Form 10 filed on October 31, 2001.

10.19*	Alternative Compensation Plan, adopted as of August 1, 2002 (incorporated by reference to Exhibit 10.19 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2002)
21.1	Subsidiaries of Summus, Inc. – None
23.1	Consent of Counsel (included in Exhibit 5.1)
23.2	Consent of Ernst & Young LLP

(b)	Financial Statement Schedules

Financial statement schedules have been omitted because they are inapplicable, are not required under applicable provisions of Regulation S-X, or the information that would otherwise be included in such schedules is contained in the registrant’s financial statements or accompanying notes.

Item 17.  Undertakings

The undersigned registrant hereby undertakes:

(1)            To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)            To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)            To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission under Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)            To include any material information regarding the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

 (2)            That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)            To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Raleigh, State of North Carolina, on the 26th day of November, 2003.

Summus, Inc. (USA)
By: /s/ Dr. Bjorn Jawerth Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Bjorn D. Jawerth Dr. Bjorn D. Jawerth	Principal Executive Officer, Chief Executive Officer and Director	November 26, 2003
/s/ Robert S. Lowrey Robert S. Lowrey	Chief Financial Officer, Principal Financial and Principal Accounting Officer	November 26, 2003
/s/ George H. Simmons George H. Simmons	Director	November 26, 2003
/s/ Neil R. Guenther Neil R. Guenther	Director	November 26, 2003
/s/ Jere A. Ayers Jere A. Ayers	Director	November 26, 2003

EXHIBIT INDEX

Exhibit Number	Exhibit Description
3.1*	Amended and Restated Articles of Incorporation, filed February 28, 2000 (incorporated by reference to Exhibit 3.1 to our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2003)
3.2*

Articles of Amendment and Statement of Rights and Preferences of the 8% Series A Convertible Preferred Stock, filed March 3, 2000 (incorporated by reference to Exhibit 3.2 to our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2003)

3.3*

Articles of Correction filed June 23, 2000 to Articles of Amendment, filed March 2, 2000 (incorporated by reference to Exhibit 3.3 to our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2003)

3.4*

Amendment to Amended and Restated Articles of Incorporation , filed  February 27, 2002, changing our name to Summus, Inc. (USA) (incorporated by reference to Exhibit 3.4 to our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2003)

3.5*

Amendment to Amended and Restated Articles of Incorporation, filed February 27, 2002, increasing our authorized common stock, par value $.001, from 50,000,000 shares to 100,000,000 shares (incorporated by reference to Exhibit 3.5 to our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2003)

3.6*

Articles of Amendment and Statement of Rights and Preferences of the Series C Convertible Preferred Stock dated June 17, 2003 (incorporated by reference to Exhibit 3.6 to our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2003)

3.7*

Articles of Amendment and Statement of Rights and Preferences of the Series D Convertible Preferred Stock dated September 25, 2003 (incorporated by reference to Exhibit 3.6 to our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2003)

3.8*

Articles of Amendment and Statement of Rights and Preferences of the Series E Convertible Preferred Stock dated October 17, 2003 (incorporated by reference to Exhibit 3.6 to our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2003)

3.9*	Second and Amended Restated Bylaws (incorporated by reference to Exhibit 3.2 to our Form 10 filed on July 5, 2001)
4.1*	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2001)
4.2*	Form of Subscription Agreement for private placement sales of our common stock (incorporated by reference to Exhibit 4.2 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2001)
4.3*

Form of Selling Shareholders Agreement in connection with private placement sales of our common stock (incorporated by reference to Exhibit 4.3 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2001)

4.4*

Form of Warrant Agreement for warrants issued in connection with private placement sales of our common stock (incorporated by reference to Exhibit 4.4 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2001)

4.5*	Form of Series C Convertible Preferred Stock Subscription Agreement (incorporated by reference to Exhibit 4.1 to our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2003)
4.6*

Form of Series C Convertible Preferred Stock Registration Rights Agreement  (incorporated by reference to Exhibit 4.2 to our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2003)

4.7*	Form of Series D Convertible Preferred Stock Subscription Agreement (incorporated by reference to Exhibit 4.3 to our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2003)
4.8*

Form of Series D Convertible Preferred Stock Registration Rights Agreement (incorporated by reference to Exhibit 4.4 to our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2003)

4.9*	Form of Series E Convertible Preferred Stock Subscription Agreement (incorporated by reference to Exhibit 4.5 to our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2003)
4.10*

Form of Series E Convertible Preferred Stock Registration Rights Agreement (incorporated by reference to Exhibit 4.6 to our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2003)

4.11*

Form of Warrant issued in connection with the Company's Series E Convertible Preferred Stock (incorporated by reference to Exhibit 4.7 to our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2003.

5.1	Opinion of Counsel regarding legality
10.1*	Asset Purchase Agreement, dated October 30, 2000, among Summus, Inc., Summus, Ltd., and the stockholders named therein (incorporated by reference to Exhibit 10.01 to our Current Report on Form 8-K dated February 16, 2001)
10.2*	Amendment Number 1 to Asset Purchase Agreement, dated as of December 30, 2000, among Summus, Inc., Summus, Ltd. and the stockholders named therein (incorporated by reference to Exhibit 10.02 to our Current Report on Form 8-K dated February 16, 2001)

10.12*	Executive Employment Agreement, dated as of October 1, 2001, between Summus, Inc. and Christopher E. Kremer (incorporated by reference to Exhibit 10.14 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2001)
10.3*	Amendment to Asset Purchase Agreement, dated as of January 30, 2001, among Summus, Inc., Summus, Ltd. and the stockholders named therein (incorporated by reference to Exhibit 10.03 to our Current Report on Form 8-K dated February 16, 2001)
10.4*	Agreement for Transfer of All Rights and Reservation of License in Software, dated September 4, 2000, between PlusStation, LLC, Niksa Radovic and Summus, Ltd. (incorporated by reference to Exhibit 10.9 to our Form 10 filed on July 5, 2001)
10.5*	Equity Compensation Plan, effective January 31, 2000 (incorporated by reference to Exhibit 10.05 to our Quarterly Report on Form 10-Q filed for the quarter ended March 31. 2000)
10.6*	Amendment to Equity Compensation Plan, effective May 1, 2000 (incorporated by reference to Exhibit 10.26 to our Form 10 filed on July 5, 2001)
10.7*	Amendment to Summus, Inc. Equity Compensation Plan, effective February 16, 2001 (incorporated by reference to Exhibit 10.09 to our Current Report on Form 8-K dated February 16, 2001)
10.8*	Amendment to Summus Equity Compensation Plan, effective May 23, 2002 (incorporated by reference to Exhibit 10.08 to our Annual Report on Form 10-K filed for the fiscal year ended December 31, 2002)
10.9*	Executive Employment Agreement, dated as of February 16, 2001, between Summus, Inc. and Bjorn Jawerth (incorporated by reference to Exhibit 10.06 to our Current Report on Form 8-K dated February 16, 2001)
10.10*	Amendment to Executive Employment Agreement of Bjorn D. Jawerth, dated as of February 28, 2001 (incorporated by reference to Exhibit 10.11 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2001)
10.11*	Executive Employment Agreement, dated as of February 16, 2001, between Summus, Inc. and Gary E. Ban (incorporated by reference to Exhibit 10.12 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2001)
10.12*	Executive Employment Agreement, dated as of October 1, 2001, between Summus, Inc. and Christopher E. Kremer (incorporated by reference to Exhibit 10.14 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2001)
10.13*	Executive Employment Agreement, dated as of February 16, 2001, between Summus, Inc. and Robert S. Lowrey (incorporated by reference to Exhibit 10.15 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2001)
10.14*	Lease Agreement, dated as of October 15, 1999, as modified on March 23, 2000 and June 9, 2000, between Phoenix Limited Partnership of Raleigh and Summus, Inc. (incorporated by reference to Exhibit 10.31 to our Form 10 filed on July 5, 2001)
10.15*	Lease Agreement, dated as of August 12, 1999, between Phoenix Limited Partnership of Raleigh and Summus, Ltd. (incorporated by reference to Exhibit 32 to our Form 10 filed on July 5, 2001)
10.16*	Lease Modification Agreement Number 1, dated as of December 22, 1999, between Phoenix Limited Partnership of Raleigh and Summus, Ltd. (incorporated by reference to Exhibit 33 to our Form 10 filed on July 5, 2001)
10.17*	Summus, Inc. Invention Awards Plan, effective October 30, 2000 (incorporated by reference to Exhibit 10.40 to Amendment No. 1 to our Form 10 filed on September 28, 2001)
10.18*

Master Porting Agreement, dated July 27, 2001, between Summus, Inc. and Samsung Electronics America (incorporated by reference to Exhibit 10.41 to Amendment No. 2 to our Form 10 filed on October 31, 2001.

10.19*	Alternative Compensation Plan, adopted as of August 1, 2002 (incorporated by reference to Exhibit 10.19 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2002)
21.1	Subsidiaries of Summus, Inc. – None
23.1	Consent of Counsel (included in Exhibit 5.1)
23.2	Consent of Ernst & Young LLP